    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 11, 1994
                                                      REGISTRATION NO. 33-
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                                   FORM S-3

             REGISTRATION STATEMENT AND POST-EFFECTIVE AMENDMENTS
                                     UNDER

                          THE SECURITIES ACT OF 1933
                                ---------------
                           MERRILL LYNCH & CO., INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                           13-2740599 (I.R.S.
    (STATE OR OTHER JURISDICTION            EMPLOYER IDENTIFICATION NO.)
 OF INCORPORATION OR ORGANIZATION)
                            WORLD FINANCIAL CENTER
                                  NORTH TOWER
                         NEW YORK, NEW YORK 10281-1334
                                (212) 449-1000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                ---------------
                           ROSEMARY T. BERKERY, ESQ.
                           ASSOCIATE GENERAL COUNSEL
                           MERRILL LYNCH & CO., INC.
                            WORLD FINANCIAL CENTER
                                  NORTH TOWER
                         NEW YORK, NEW YORK 10281-1334
                                (212) 449-6990
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                  COPIES TO:
    NORMAN D. SLONAKER, ESQ.                     DONALD R. CRAWSHAW, ESQ.
            BROWN & WOOD                           SULLIVAN & CROMWELL
       ONE WORLD TRADE CENTER                        125 BROAD STREET
      NEW YORK, NEW YORK 10048                   NEW YORK, NEW YORK 10004
                                ---------------
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.
                                ---------------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

  TITLE OF EACH CLASS                       PROPOSED MAXIMUM      PROPOSED
    OF SECURITIES TO        AMOUNT TO BE        AGGREGATE     MAXIMUM AGGREGATE    AMOUNT OF
     BE REGISTERED           REGISTERED     PRICE PER UNIT(1) OFFERING PRICE(1) REGISTRATION FEE
- -------------------------------------------------------------------------------
Debt Securities and War-
 rants..................  $8,000,000,000(2)       100%         $8,000,000,000      $2,758,640

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee.
(2) Such amount shall be increased, if any Senior or Subordinated Debt
Securities are issued at an original issue discount, by an amount such that the net proceeds to be received by the Registrant shall be equal to the above amount to be registered. Any offering of Senior or Subordinated Debt
Securities denominated other than in U.S. dollars will be treated as the equivalent in U.S. dollars based on the official exchange rate applicable to the purchase of such Senior or Subordinated Debt Securities from the Registrant.
  Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this Post-Effective Amendment relates to the remaining unsold Debt Securities and Warrants having an aggregate principal amount of $468,015,546, which were previously registered by the Registrant under Registration
Statements Nos. 33-49947 and 33-51489 on Form S-3. The following registration statements, each having the original effective date indicated parenthetically, are amended hereby (the number of such post-effective amendment applicable to a registration statement being also indicated parenthetically), all as follows: 2-78338 (July 23, 1982-No. 17); 2-83477 (May 9, 1983-No. 16); 2-89519
(February 23, 1984-No. 15); 2-96315 (March 20, 1985-No. 13); 33-03079
(February 6, 1986-No. 12); 33-03602 (April 15, 1986-No. 9); 33-05125 (April
28, 1986-No.11); 33-09910 (November 5, 1986-No. 10); 33-16165 (August 11,
1987-No. 9); 33-17965 (November 5, 1987-No. 8); 33-19820 (January 29, 1988-No.
8); 33-23605 (August 16, 1988-No. 7); 33-27512 (March 20,1989-No. 6); 33-27549
(March 20, 1989-No. 6); 33-35456 (August 10, 1990-No. 6); 33-38879 (February
12, 1991-No. 5); 33-42041 (August 16, 1991-No. 5); 33-45327 (February 12,
1992-No. 4); 33-54218 (November 19, 1992-No. 3); 33-49947 (August 25, 1993 No.
2) and 33-51489 (January 14, 1994-No. 1). Each such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Post-Effective Amendment in accordance with Section 8(c) of the Securities Act of 1933.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
               SUBJECT TO COMPLETION, ISSUE DATE: MARCH 11, 1994
PROSPECTUS
                                      LOGO
                           MERRILL LYNCH & CO., INC.
                          DEBT SECURITIES AND WARRANTS

  Merrill Lynch & Co., Inc. (the "Company") intends to sell from time to time up to $8,468,015,546 aggregate principal amount (or net proceeds in the case of warrants and in the case of securities issued at an original issue discount), or its equivalent in such foreign currencies or units of two or more currencies, based on the applicable exchange rate at the time of offering, as shall be designated by the Company at the time of offering, of its senior debt securities ("Senior Debt Securities"), subordinated debt securities ("Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), warrants to purchase Debt Securities ("Debt Warrants"), warrants entitling the holders thereof to receive from the Company a payment or delivery determined by reference to decreases or increases in the level of an index or portfolio based on one or more equity or debt securities (including the price or yield of such securities), any statistical measure of economic or financial performance (including any consumer price, currency or mortgage index) or the price or value of any commodity or a combination thereof (the "Index Warrants") and warrants to receive from the Company the cash value in U.S. dollars of the right to purchase ("Currency Call Warrants") or to sell ("Currency Put Warrants" and, together with the Currency Call Warrants, the "Currency Warrants") such foreign currencies or units of two or more currencies as shall be designated by the Company at the time of offering. The Debt Securities, Debt Warrants, Index Warrants and Currency Warrants, which are collectively called the "Securities", may be offered either jointly or separately and will be offered to the public on terms determined by market conditions at the time of sale and set forth in a prospectus supplement.

  The Securities will be unsecured and, except in the case of Subordinated Debt Securities, will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debt Securities will be subordinated to all existing and future Senior Indebtedness of the Company.

  Each issue of Securities may vary, where applicable, as to aggregate principal amount, maturity date, public offering or purchase price, interest rate or rates, if any, and timing of payments thereof, provision for redemption, sinking fund requirements, if any, exercise provisions, currencies of denomination or currencies otherwise applicable thereto and any other variable terms and method of distribution. The accompanying Prospectus Supplement (the "Prospectus Supplement") sets forth the specific terms with regard to the Securities in respect of which this Prospectus is being delivered.

                                  -----------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES COMMISSION
    PASSED  UPON  THE   ACCURACY  OR  ADEQUACY  OF   THIS  PROSPECTUS.  ANY
     REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

  The Securities may be sold directly or through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") as agent or may be offered and reoffered through, or through underwriting syndicates managed or co-managed by, one or more of the following: MLPF&S; Bear, Stearns & Co. Inc.; Donaldson, Lufkin & Jenrette Securities Corporation; The First Boston Corporation; Goldman, Sachs & Co.; Kidder, Peabody & Co. Incorporated; Lehman Brothers Inc.; Morgan Stanley & Co. Incorporated; Nomura Securities International, Inc.; PaineWebber Incorporated; and Salomon Brothers Inc, or directly to purchasers by the Company. The Company has entered into agreements with such firms with respect to the Securities providing for agency sales of the Securities through MLPF&S or the purchase and offering from time to time by one or more of such firms, either alone or with the several members of any syndicate formed by them. Additional agreements respecting the distribution of the Securities may be entered into from time to time by the Company. Securities may not be sold without delivery of a Prospectus Supplement describing such issue of Securities and the method and terms of offering thereof.

                                  -----------

                 The date of this Prospectus is         , 1994.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the
Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Company's Annual Report on Form 10-K for the year ended December 25, 1992, Quarterly Reports on Form 10-Q for the quarters ending March 26, 1993, June 25, 1993 and September 24, 1993, and Current Reports on Form 8-K dated January 25, 1993, January 26, 1993, January 28, 1993, February 1, 1993,
February 22, 1993, March 1, 1993, March 19, 1993, April 13, 1993, April 15,
1993, April 22, 1993, April 27, 1993, April 29, 1993, June 24, 1993, June 28,
1993, July 7, 1993, July 13, 1993, July 27, 1993, September 8, 1993, September
13, 1993, September 23, 1993, October 7, 1993, October 11, 1993, October 15,
1993, October 27, 1993, December 17, 1993, December 22, 1993, December 27,
1993, December 30, 1993, January 20, 1994, January 24, 1994, January 27, 1994,
February 3, 1994 and March 9, 1994 filed pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference into this Prospectus.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY (WITHOUT EXHIBITS OTHER THAN EXHIBITS SPECIFICALLY INCORPORATED BY REFERENCE) OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO MR. GREGORY T. RUSSO, SECRETARY, MERRILL LYNCH & CO., INC., 100 CHURCH STREET, 12TH FLOOR, NEW YORK, NEW YORK 10080-6512; TELEPHONE NUMBER (212) 602-8435.

                           MERRILL LYNCH & CO., INC.

  Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance and related services worldwide. Its principal subsidiary, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), is one of the largest securities firms in the world. MLPF&S is a broker in securities, options contracts, commodity and financial futures contracts, a distributor of selected insurance products, a dealer in options and in corporate and municipal securities and an investment banking firm. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued by the U.S. Government or agencies thereof or guaranteed or insured by Federal agencies or instrumentalities. Merrill Lynch Capital Services, Inc. and Merrill Lynch Derivative Products, Inc. are the Company's primary derivative subsidiaries which enter into interest rate and currency swaps and other derivative transactions. Merrill Lynch Asset Management, L.P. manages mutual funds and provides investment advisory services. Other subsidiaries provide financial services outside the United States similar to those of MLPF&S and are engaged in such other activities as international banking, lending and providing other investment and financing services. The Company's insurance underwriting and marketing operations consist of the underwriting of life insurance and annuity products through subsidiaries of Merrill Lynch Insurance Group, Inc., and the sale of life insurance and annuities through Merrill Lynch Life Agency Inc. and other life insurance agencies associated with MLPF&S.

  The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212) 449-1000.

                                USE OF PROCEEDS

  The Company intends to use the net proceeds from the sale of the Securities for general corporate purposes. Such uses may include the funding of investments in, or extensions of credit to, its subsidiaries, the funding of assets held by the Company or its subsidiaries, including securities inventories, customer receivables and loans (including business loans, home equity loans and loans in connection with investment banking-related merger and acquisition activities) and the lengthening of the average maturity of the Company's borrowings (including the refunding of maturing indebtedness). The precise amount and timing of investments in, and extensions of credit to, its subsidiaries will depend upon their funding requirements and the availability of other funds to the Company and its subsidiaries. Pending such applications, the net proceeds will be temporarily invested or applied to the reduction of short-term indebtedness. A substantial portion of the proceeds from the sale of any Currency Warrants or Index Warrants may be used to hedge market risks with respect to such Warrants. Management of the Company expects that it will, on a recurrent basis, engage in additional financings as the need arises to finance the growth of the Company or to lengthen the average maturity of its borrowings. To the extent that Securities being purchased for resale by MLPF&S are not resold, the aggregate proceeds to the Company and its subsidiaries would be reduced.

                         SUMMARY FINANCIAL INFORMATION

  The following summary consolidated financial information was derived from, and is qualified in its entirety by reference to, the financial statements and other information and data contained in the Company's Annual Report on Form 10-K for the year ended December 25, 1992 and Current Report on Form 8-K dated March 9, 1994. See "Incorporation of Certain Documents by Reference." The Current Report on Form 8-K, dated March 9, 1994 (which includes the audited financial statements for the Company for its 1993 fiscal year and other supplementary information) and the other documents incorporated herein by reference will be superseded by the Company's Annual Report on Form 10-K for the year ended December 31, 1993. The year-end results include 52 weeks for 1989, 1990, 1991 and 1992 and 53 weeks for 1993.

  The Company conducts its business in highly volatile markets. Consequently, the Company's results can be affected by many factors, including general market conditions, the liquidity of secondary markets, the level and volatility of interest rates and currency values, the valuation of securities positions, competitive conditions, and the size, number and timing of transactions. In periods of unfavorable market activity, profitability can be adversely affected because certain expenses remain relatively fixed. As a result, net earnings and revenues can vary significantly from period to period.

                                       YEAR ENDED LAST FRIDAY IN DECEMBER
                          ---------------------------------------------------------------
                             1989         1990        1991         1992          1993
                          -----------  ----------- ----------- ------------  ------------
                                   (IN THOUSANDS, EXCEPT RATIOS)
Revenues................  $11,273,223  $11,147,229 $12,352,812 $ 13,412,668  $ 16,588,177
Net Revenues............  $ 5,902,195  $ 5,783,329 $ 7,246,468 $  8,577,401  $ 10,558,230
Earnings (loss) before
 income taxes,
 discontinued operations
 and cumulative effect
 of changes in
 accounting
 principles(1)..........  $  (158,386) $   282,328 $ 1,017,418 $  1,621,389  $  2,424,808
Discontinued operations
 (net of income
 taxes)(1)..............  $     3,981          --          --           --            --
Cumulative effect of
 changes in accounting
 principles (net of
 applicable income
 taxes)(1)..............          --           --          --  $    (58,580) $    (35,420)
Net earnings (loss)(1)..  $  (213,385) $   191,856 $   696,117 $    893,825  $  1,358,939
Ratio of earnings to
 fixed charges(2).......          --           1.1         1.2          1.3           1.4
Total assets............  $63,942,263  $68,129,527 $86,259,343 $107,024,173  $152,910,362
Long-term borrowings(3).  $ 6,897,109  $ 6,341,559 $ 7,964,424 $ 10,871,100  $ 13,468,900
Stockholders' equity....  $ 3,151,343  $ 3,225,430 $ 3,818,088 $  4,569,104  $  5,485,913

- --------
(1) Net loss for 1989 includes an after-tax reduction of $395,000,000 ($470,000,000 before income taxes) resulting from a provision for the costs of divesting certain nonstrategic product lines and business activities, consolidating and relocating selected retail and support facilities and downsizing certain other operations. Results for 1989 have been restated to reflect the effects of discontinued operations related to the sale of the Company's real estate brokerage, relocation and related services subsidiary, Fine Homes International, L.P. ("FHI"), in the third quarter of 1989. Discontinued operations include the results of FHI's operations through September 15, 1989 (the date of final disposition) and the loss on disposal in 1989. Net earnings for 1992 have been reduced by $58,580,000 to reflect the effects of the adoption of Statement of Financial Accounting Standards ("SFAS") No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions" and SFAS No. 109, "Accounting for Income Taxes." Net earnings for 1993 have been reduced by $35,420,000 to reflect the effects of the adoption of SFAS No. 112, "Employers' Accounting for Postemployment Benefits."
(2) For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consists of interest costs and that portion of rentals estimated to be representative of the interest factor. In 1989, fixed charges exceeded pretax earnings before fixed charges by $187,564,000.
(3) To finance its diverse activities, the Company and certain of its subsidiaries borrow substantial amounts of short-term funds on a regular basis. Although the amount of short-term borrowings significantly varies with the level of general business activity, on December 31, 1993, $972,159,000 of bank loans and $14,895,540,000 of commercial paper were outstanding. In addition, certain of the Company's subsidiaries lend securities and enter into repurchase agreements to obtain financing. At December 31, 1993, cash deposits for securities loaned and securities sold under agreements to repurchase amounted to $1,047,059,000 and $56,418,148,000, respectively. From December 31, 1993 to March 4, 1994, long-term borrowings, net of repayments and repurchases, increased in the amount of approximately $1,143,749,000 .

FISCAL YEAR 1993

  Net earnings for 1993 were a record $1,358.9 million, an increase of $465.1 million (52%) above the $893.8 million reported for 1992. Results for 1993 include a non-recurring pretax lease charge in the first quarter totaling $103.0 million ($59.7 million after income taxes) related to the Company's decision not to occupy certain space at its World Financial Center Headquarters facility. The 1993 results also reflect the early adoption of Statement of Financial Accounting Standards ("SFAS") No. 112, "Employers' Accounting for Postemployment Benefits." The cumulative effect of this change in accounting principle reduced 1993 net earnings by $35.4 million. Revenues after interest expense ("net revenues") reached a record $10,558 million, up 23% over the $8,577 million reported in 1992. Total 1993 revenues advanced 24% to $16,588 million versus $13,413 million for the prior year.

  Commission revenues increased 19% in 1993 to $2,894 million due primarily to the continued growth of listed securities transactions, increases in sales of mutual funds and higher revenues from other commission categories. Commissions on listed securities benefited from higher trading volume and increases in average market prices. Mutual fund commissions benefited from increased sales of front-end funds. Strong 1992 sales led to an increase in 1993 distribution fees for deferred-charge funds, however, redemption fees declined from 1992 due to lower levels of redemptions. Interest and dividend revenues in 1993 were $7,099 million, up 22% from 1992. Interest expense (including dividend expense) rose 25% in 1993 to $6,030 million. As a result, in 1993 net interest and dividend profit advanced 10% to $1,069 million, compared to the $971 million reported in 1992. This increase in net interest and dividend profit resulted from the expansion of collateralized borrowing and lending activities, the increased use of interest-free funds due to a larger equity base, and reduced funding costs due to lower interest rates and improved credit ratings.

  Principal transactions revenues rose to record levels in 1993, up 35% to $2,920 million from the $2,166 million reported in 1992. Fixed-income and foreign exchange revenues, in the aggregate, increased on higher revenues from swaps and derivatives, corporate bonds and preferred stocks, and non-U.S. governments and agencies. These advances were somewhat offset by lower revenues from foreign exchange. In addition, 1993 mortgage-backed securities principal transactions revenues were essentially break-even; however, net revenues, including related hedges and net interest, were positive, although below 1992 levels. Equity trading revenues increased primarily due to higher volume and prices in over-the-counter and foreign equity markets. Investment banking revenues increased 23% to a record $1,831 million from the $1,484 million reported a year ago. Underwriting revenues benefited from the low interest rate environment, as corporations refinanced higher interest-bearing debt with lower rate issuances, or raised capital through equity offerings. Investor demand remained strong for equity and high-yield bond underwritings which offer the potential for increased returns compared with other investment alternatives. Asset management and portfolio service fees were also a record, advancing 24% to $1,558 million from the $1,253 million reported last year. Increased fees earned from asset management activities, the Merrill Lynch Consults(Registered trademark) portfolio management service and other fee-based portfolio services businesses contributed to these favorable results. Asset management fees increased from 1992 due primarily to asset growth in stock and bond funds. Merrill Lynch Consults revenue increased due to the growth in the number of accounts and higher asset levels. Other revenues rose 1% to $285 million due to higher fees generated from increased home equity loan activity, partially offset by net investment losses related primarily to provisions for merchant banking activities.

  Non-interest expenses totaled $8,133 million, up 17% from the $6,956 million in 1992. Excluding the 1993 first quarter non-recurring lease charge totaling $103.0 million, non-interest expenses were up 15%. Compensation and benefits expense, which represented approximately 65% of total non-interest expenses, increased 20% from 1992 due to higher production-related compensation and increases in incentive compensation linked to the Company's improved profitability and return on common equity. Nevertheless, compensation and benefits expense, as a percentage of net revenues, declined to 49.8% from 50.9% in 1992. Facilities-related costs, including occupancy, communications and equipment rental, and depreciation and amortization, increased 13% from 1992 (3% excluding the non-recurring lease charge). Advertising and market development expenses increased 25% reflecting higher sales promotion and recognition program costs for Financial Consultants that are tied to increased business activity. In addition, travel costs were up as the increase in business volume required additional domestic and international travel, while favorable markets contributed to the expansion of certain discretionary national and local advertising campaigns. Professional fees increased 13% due to technology upgrades which required the use of system and management consultants, as well as higher employment agency fees. Brokerage, clearing and exchange fees were up 1% as a result of increased trading volume, while other expenses increased 5% principally as a result of additions to loss provisions related to litigation and claims.

  Income tax expense was $1,030 million versus $669 million in the prior year as the effective rate in 1993 rose to 42.5%, compared with 41.3% a year ago. The higher effective tax rate in 1993 related to the increase in the Federal statutory rate from 34% in 1992 to 35% in 1993 due to legislation raising corporate income tax rates retroactive to January 1, 1993.

  The Company's Board of Directors declared a two-for-one common stock split effected in the form of a 100% stock dividend paid November 24, 1993 to stockholders of record on October 22, 1993. All share and per share data presented herein have been restated to reflect the common stock split.

  The Company believes that its equity base is adequate relative to the level and composition of its assets and the mix of its businesses.

  In the normal course of business, the Company underwrites, trades, and holds non-investment grade securities in connection with its market-making, investment banking and derivative structuring activities. These activities are subject to risks related to the creditworthiness of the issuers and the liquidity of the market for such securities, in addition to the usual risks associated with investing, extending credit, underwriting and trading in investment grade instruments. At December 31, 1993, the fair value of long and short non-investment grade trading inventories amounted to $3,129 million and $214 million, respectively, and in the aggregate (i.e., the sum of long and short trading inventories), represented 4.6% of aggregate consolidated trading inventories.

  At December 31, 1993, the carrying value of extensions of credit provided to corporations entering into leveraged transactions aggregated $435 million (excluding unutilized revolving lines of credit and other lending commitments of $49 million), consisting primarily of senior term and subordinated financings to 42 medium-sized corporations. At December 31, 1993, the Company had no bridge loans outstanding. Loans to highly leveraged corporations are carried at unpaid principal balance less a reserve for estimated losses. The allowance for loan losses is estimated based on a review of each loan, and considerations of economic, market and credit conditions. Direct equity investments made in conjunction with the Company's investment and merchant banking activities aggregated $276 million at December 31, 1993, representing investments in 82 enterprises. Equity investments in privately held corporations for which sale is restricted by government or contractual requirements are carried at the lower of cost or net realizable value. At December 31, 1993, the Company held interests in partnerships, totaling $92 million that invest in highly leveraged transactions and non-investment grade securities. Subsequent to December 31, 1993, the Company increased its partnership interests by $15 million. The Company has a co-investment arrangement to enter into direct equity investments. At December 31, 1993, the additional co-investment commitments were $49 million. The Company also has committed to invest an additional $19 million in partnerships that invest in leveraged transactions. Subsequent to year-end, the Company increased its partnership commitments by up to $50 million.

  The Company's insurance subsidiaries hold non-investment grade securities. At December 31, 1993, non-investment grade insurance investments were $458 million, representing 5.8% of the total insurance investments. At December 31, 1993, non-investment grade securities of insurance subsidiaries were classified as trading or available-for-sale in accordance with Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities." At December 31, 1993, these investment securities were carried at fair value.

  At December 31, 1993, the largest non-investment grade concentration consisted of various issues of a Latin American sovereign totaling $341 million, of which $146 million represented on-balance sheet hedges. No one industry sector accounted for more than 15% of total non-investment grade positions. At December 31, 1993, the Company held an aggregate carrying value of $393 million in debt and equity securities of issuers who were in various stages of bankruptcy proceedings. Approximately 59% of this amount resulted from the Company's market-making activities.

                        DESCRIPTION OF DEBT SECURITIES

  Unless otherwise specified in a Prospectus Supplement, the Senior Debt Securities are to be issued under an indenture (the "Chemical Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee or issued under an indenture (the "Chase Indenture"), dated as of October 1, 1993 between the Company and The Chase Manhattan Bank, N.A. as trustee (each, a "Senior Debt Trustee"). The Chemical Indenture and the Chase Indenture are referred to herein as the "Senior Indentures". The Subordinated Debt Securities are to be issued under an indenture (the "Subordinated Indenture"), dated as of August 1, 1991, between the Company and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Subordinated Debt Trustee"). The Senior Debt Securities and Subordinated Debt Securities may also be issued under one or more other indentures (each, a "Subsequent Indenture") and have one or more other trustees (each, a "Subsequent Trustee"). Any Subsequent Indenture relating to Senior Debt Securities will have terms and conditions identical in all material respects to the above-referenced Senior Indentures and any Subsequent Indenture relating to Subordinated Debt Securities will have terms and conditions identical in all material respects to the above-referenced Subordinated Indenture, including, but not limited to, the applicable terms and conditions described below. Any Subsequent Indenture relating to a series of Debt Securities, and the trustee with respect thereto, will be identified in the applicable Prospectus Supplement. The Senior Indentures, the Subordinated Indenture and any Subsequent Indentures (whether senior or subordinated) are referred to herein as the "Indentures"; and the Senior Debt Trustees, the Subordinated Debt Trustee and any Subsequent Trustees are referred to herein as the "Trustees". A copy of each Indenture is filed (or, in the case of a Subsequent Indenture, will be filed) as an exhibit to the registration statements relating to the Securities (collectively, the "Registration Statement"). The following summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the respective Indentures, including the definitions therein of certain terms.

GENERAL

  Each Indenture provides that Debt Securities (Senior Debt Securities in the case of the Senior Indentures or a Subsequent Indenture for Senior Debt Securities, and Subordinated Debt Securities in the case of the Subordinated Indenture or a Subsequent Indenture for Subordinated Debt Securities) may be issued thereunder, without limitation as to aggregate principal amount, in one or more series, by the Company from time to time upon satisfaction of certain conditions precedent, including the delivery by the Company to the applicable Trustee of a resolution of the Board of Directors, or the Executive Committee thereof, of the Company which fixes or provides for the establishment of terms of such Debt Securities, including: (1) the aggregate principal amount of such Debt Securities and whether there is any limit upon the aggregate principal amount of such Debt Securities that may be subsequently issued; (2) the date on which such Debt Securities will mature; (3) the principal amount payable with respect to such Debt Securities whether at maturity or upon earlier acceleration, and whether such principal amount will be determined with reference to an index, formula or other method; (4) the rate or rates per annum (which may be fixed or variable) at which such Debt Securities will bear interest, if any; (5) the dates on which such interest, if any, will be payable; (6) the provisions for redemption of such Debt Securities, if any, the redemption price and any remarketing arrangements relating thereto; (7) the sinking fund requirements, if any, with respect to such Debt Securities;
(8) whether such Debt Securities are denominated or provide for payment in United States dollars or a foreign currency or units of two or more of such foreign currencies; (9) the form (registered or bearer or both) in which such Debt Securities may be issued and any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of such Debt Securities in either form; (10) whether and under what circumstances the Company will pay additional amounts ("Additional Amounts") in respect of such Debt Securities held by a person who is not a U.S. person (as defined in the Prospectus Supplement, as applicable) in respect of specified taxes, assessments or other governmental charges and whether the Company has the option to redeem the affected Debt Securities rather than pay such Additional Amounts; (11) whether such Debt Securities are to be issued in global form;
(12) the title of the Debt Securities and the series of which such Debt Securities shall be a part; and (13) the denominations of such Debt Securities. Reference is made to the Prospectus Supplement for the terms of the Debt Securities being offered thereby, including whether such Debt Securities are Senior Debt Securities or Subordinated Debt Securities. Debt Securities may also be issued under the Indentures upon the exercise of Debt Warrants. See "Description of Debt Warrants". Nothing in the Indentures or in the terms of the Debt Securities will prohibit the issuance of securities representing subordinated indebtedness that is senior or junior to the Subordinated Debt Securities.

  The Debt Securities will be issued, to the extent provided in the Prospectus Supplement, in fully registered form without coupons, and/or in bearer form with or without coupons, and in denominations set forth in the Prospectus Supplement. No service charge will be made for any registration of transfer of registered Debt Securities or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charges that may be imposed in connection therewith. Each Indenture provides that Debt Securities issued thereunder may be issued in global form. If any series of Debt Securities is issuable in global form, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interest in any such global Debt Securities may exchange such interests for Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination. Principal of, and any premium, Additional Amounts and interest on, a global Debt Security will be payable in the manner described in the applicable Prospectus Supplement.

  The provisions of the Indentures described above provide the Company with the ability, in addition to the ability to issue Debt Securities with terms different from those of Debt Securities previously issued, to "reopen" a previous issue of a series of Debt Securities and issue additional Debt Securities of such series.

  The Senior Debt Securities will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debt Securities will be unsecured and will be subordinated to all existing and future Senior Indebtedness (as defined below) of the Company. Since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of the Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Securities Exchange Act of 1934 and under rules of certain exchanges and other regulatory bodies.

  Principal and interest, premium and Additional Amounts, if any, will be payable in the manner, at the places and subject to the restrictions set forth in the applicable Indenture, the Debt Securities and the Prospectus Supplement relating thereto, provided that payment of any interest and any Additional Amounts may be made at the option of the Company by check mailed to the holders of registered Debt Securities at their registered addresses.

  Debt Securities may be presented for exchange, and registered Debt Securities may be presented for transfer, in the manner, at the places and subject to the restrictions set forth in the applicable Indenture, the Debt Securities and the Prospectus Supplement relating thereto. Debt Securities in bearer form and the coupons, if any, pertaining thereto will be transferable by delivery. No service charge will be made for any transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

MERGER AND CONSOLIDATION

  The Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of, and any premium, Additional Amounts or interest on, the Debt Securities and the performance and observance of all of the covenants and conditions of the Indentures to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Indentures.

MODIFICATION AND WAIVER

  Modification and amendment of each Indenture may be effected by the Company and the applicable Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Debt Securities of each series issued pursuant to such Indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of, or any installment of interest or Additional Amounts on, any Debt Security or any premium payable on the redemption thereof, or change the Redemption Price;
(b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity; (c) change the place or currency of any payment of principal of, or any premium, interest or Additional Amounts on, any Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security; (e) reduce the percentage in principal amount of the Outstanding Debt Securities of any series, the consent of whose Holders is required to modify or amend such Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any Holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Debt Securities of any series may, with respect to such series, waive past defaults under the applicable Indenture and waive compliance by the Company with certain provisions of such Indenture.

EVENTS OF DEFAULT

  Under each Indenture, the following will be Events of Default with respect to Debt Securities of any series issued thereunder: (a) default in the payment of any interest or Additional Amounts upon any Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal of or premium, if any, on any Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in such Indenture for the benefit of such series or in the Debt Securities of such series, continued for 60 days after written notice as provided in such Indenture; (e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Debt Securities of that series. The applicable Trustee or the Holders of 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Debt Securities of that series) of all Outstanding Debt Securities of that series and the interest accrued thereon and Additional Amounts payable in respect thereof, if any, to be due and payable immediately if an Event of Default with respect to Debt Securities of such series shall occur and be continuing at the time of declaration. At any time after a declaration of acceleration has been made with respect to Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the applicable Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Debt Securities of that series, except in a case of failure to pay principal of or premium, if any, or interest or Additional Amounts, if any, on any Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected.

  The Holders of a majority in principal amount of the Outstanding Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee or exercising any trust or power conferred on such Trustee with respect to Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the applicable Indenture. Before proceeding to exercise any right or power under an Indenture at the direction of such Holders, the applicable Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

  The Company will be required to furnish to each Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the applicable Indenture.

SPECIAL TERMS RELATING TO THE SENIOR DEBT SECURITIES

LIMITATIONS UPON LIENS

  The Senior Indentures provide that the Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indentures) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

LIMITATION ON DISPOSITION OF VOTING STOCK OF, AND MERGER AND SALE OF ASSETS BY, MLPF&S

  The Senior Indentures provide that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indentures to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Senior Indentures provide that the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary, or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

SPECIAL TERMS RELATING TO THE SUBORDINATED DEBT SECURITIES

  Upon any distribution of assets of the Company resulting from any dissolution, winding up, liquidation or reorganization, payments on Subordinated Debt Securities are to be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all Senior Indebtedness, but the obligation of the Company to make payments on the Subordinated Debt Securities will not otherwise be affected. No payment on Subordinated Debt Securities may be made at any time when there is a default in the payment of any principal, premium, interest, Additional Amounts or sinking fund of or on any Senior Indebtedness. Holders of Subordinated Debt Securities will be subrogated to the rights of holders of Senior Indebtedness to the extent of payments made on Senior Indebtedness upon any distribution of assets in any such proceedings out of the distributive shares of Subordinated Debt Securities. By reason of such subordination, in the event of a distribution of assets upon insolvency, certain creditors of the Company may recover more, ratably, than Holders of Subordinated Debt Securities.

  Senior Indebtedness is defined in the Subordinated Indenture as the principal of, premium, if any, and unpaid interest on (a) indebtedness of the Company (including indebtedness of others guaranteed by the Company), other than the Subordinated Debt Securities, whether outstanding on the date of execution of the Subordinated Indentures or thereafter created, incurred, assumed or guaranteed, (i) for money owing to banks, (ii) for money borrowed from sources other than banks or (iii) in connection with the acquisition by the Company or a subsidiary of assets of any kind except in the ordinary course of business, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such indebtedness is not superior in right of payment to the Subordinated Debt Securities, and (b) renewals, extensions, modifications and refundings of any such indebtedness. As of December 31, 1993, a total of approximately $30.2 billion of the Company's indebtedness would have been Senior Indebtedness as so defined.

                          DESCRIPTION OF DEBT WARRANTS

  The Company may issue, together with Debt Securities, Currency Warrants or Index Warrants or separately, Debt Warrants for the purchase of Debt Securities. The Debt Warrants are to be issued under Debt Warrant Agreements (each a "Debt Warrant Agreement") to be entered into between the Company and a bank or trust company, as Debt Warrant Agent (the "Debt Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating to Debt Warrants being offered thereby. A copy of the form of Debt Warrant Agreement, including the form of Warrant Certificates representing the Debt Warrants (the "Debt Warrant Certificates"), reflecting the alternative provisions to be included in the Debt Warrant Agreements that will be entered into with respect to particular offerings of Debt Warrants, is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Debt Warrant Agreement and the Debt Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Debt Warrant Agreement and the Debt Warrant Certificates, respectively, including the definitions therein of certain terms.

GENERAL

  The applicable Prospectus Supplement will describe the terms of Debt Warrants offered thereby, the Debt Warrant Agreement relating to such Debt Warrants and the Debt Warrant Certificates representing such Debt Warrants, including the following: (1) the designation, aggregate principal amount, price at which such principal amount may be purchased upon exercise and terms of the Debt Securities purchasable upon exercise of such Debt Warrants, including whether such Debt Securities are Senior Debt Securities or Subordinated Debt Securities, and the procedures and conditions relating to the exercise of such Debt Warrants; (2) the designation and terms of any related Debt Securities with which such Debt Warrants are issued, including whether such Debt Securities are Senior Debt Securities or Subordinated Debt Securities, the number of such Debt Warrants issued with each such Debt Security, and the Indenture under which the Debt Securities will be issued; (3) the date, if any, on and after which such Debt Warrants and the related Debt Securities will be separately transferable; (4) the date on which the right to exercise such Debt Warrants shall commence and the date on which such right shall expire (the "Expiration Date"); (5) if the Debt Securities purchasable upon exercise of such Debt Warrants are original issue discount Debt Securities, a discussion of Federal income tax considerations applicable thereto; and (6) whether the Debt Warrants represented by the Debt Warrant Certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered.

  Debt Warrant Certificates will be exchangeable for new Debt Warrant Certificates of different denominations and Debt Warrants may be exercised at the corporate trust office of the Debt Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of Holders of the Debt Securities purchasable upon such exercise and will not be entitled to payments of principal of, and any premium, Additional Amounts or interest on, the Debt Securities purchasable upon such exercise.

EXERCISE OF DEBT WARRANTS

  Each Debt Warrant will entitle the Holder to purchase for cash such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Debt Warrants offered thereby. Debt Warrants may be exercised at any time up to the close of business on the Expiration Date set forth in the Prospectus Supplement relating to the Debt Warrants offered thereby. After the close of business on the Expiration Date, unexercised Debt Warrants will become void.

  Debt Warrants may be exercised as set forth in the Prospectus Supplement relating to the Debt Warrants offered thereby. Upon receipt of payment and the Debt Warrant Certificate properly completed and duly executed at the corporate trust office of the Debt Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, forward the Debt Securities purchasable upon such exercise. If less than all of the Debt Warrants represented by such Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the remaining amount of Debt Warrants.

                        DESCRIPTION OF CURRENCY WARRANTS

  The Company may issue, together with Debt Securities, Debt Warrants or Index Warrants or separately, Currency Warrants either in the form of Currency Put Warrants entitling the Holders thereof to receive from the Company the cash settlement value in U.S. dollars of the right to sell a specified amount of a specified foreign currency or currency units for a specified amount of U.S. dollars, or in the form of Currency Call Warrants entitling the Holders thereof to receive from the Company the cash settlement value in U.S. dollars of the right to purchase a specified amount of a specified foreign currency or units of two or more currencies for a specified amount of U.S. dollars. The Currency Warrants are to be issued under a Currency Put Warrant Agreement or a Currency Call Warrant Agreement, as applicable (each a "Currency Warrant Agreement"), to be entered into between the Company and a bank or trust company, as Currency Warrant Agent (the "Currency Warrant Agent"), all as shall be set forth in the applicable Prospectus Supplement. Copies of the forms of Currency Put Warrant Agreement and Currency Call Warrant Agreement, including the forms of global Warrant Certificates representing the Currency Put Warrants and Currency Call Warrants (the "Currency Warrant Certificates"), reflecting the provisions to be included in the Currency Warrant Agreements that will be entered into with respect to particular offerings of Currency Warrants, are filed as exhibits to the Registration Statement. The following summaries of certain provisions of the Currency Warrant Agreements and the Currency Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Currency Warrant Agreements and the Currency Warrant Certificates, respectively, including the definitions therein of certain terms.

GENERAL

  The applicable Prospectus Supplement will describe the terms of Currency Warrants offered thereby, the Currency Warrant Agreement relating to such Currency Warrants and the Currency Warrant Certificates representing such Currency Warrants, including the following: (1) whether such Currency Warrants shall be Currency Put Warrants, Currency Call Warrants, or both; (2) the formula for determining the cash settlement value of each Currency Warrant; (3) the procedures and conditions relating to the exercise of such Currency Warrants; (4) the circumstances which will cause the Currency Warrants to be deemed to be automatically exercised; (5) any minimum number of Currency Warrants which must be exercised at any one time, other than upon automatic exercise; and (6) the date on which the right to exercise such Currency Warrants shall commence and the date on which such right shall expire (the "Expiration Date"), provided that the commencement date and the Expiration Date may be the same date.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

  Except as may otherwise be provided in an applicable Prospectus Supplement, the Currency Warrants will be issued in the form of global Currency Warrant Certificates, registered in the name of a depository or its nominee. Beneficial owners will not be entitled to receive definitive certificates representing Currency Warrants. Ownership of a Currency Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains a beneficial owner's account. In turn, the total number of Currency Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depository in the name of such brokerage firm or its agent. Transfer of ownership of any Currency Warrant will be effected only through the selling beneficial owner's brokerage firm.

EXERCISE OF CURRENCY WARRANTS

  Each Currency Warrant will entitle the Holder to the cash settlement value of such Currency Warrant on the applicable Exercise Date, in each case as such terms will be defined in the applicable Prospectus Supplement. If a Currency Warrant has more than one exercise date and is not exercised prior to 1:30 P.M., New York City time, on the fifth New York Business Day preceding the Expiration Date, Currency Warrants will be deemed automatically exercised.

LISTING

  Each issue of Currency Warrants will be listed on a national securities exchange, subject only to official notice of issuance, as a condition of sale of any such Currency Warrants. In the event that the Currency Warrants are delisted from, or permanently suspended from trading on, such exchange, the Expiration Date for such Currency Warrants will be the date such delisting or trading suspension becomes effective and Currency Warrants not previously exercised will be deemed automatically exercised on such Expiration Date. The applicable Currency Warrant Agreement will contain a covenant of the Company not to seek delisting of the Currency Warrants, or suspension of their trading, on such exchange.

                         DESCRIPTION OF INDEX WARRANTS

  The Company may issue from time to time Index Warrants consisting of put warrants (the "Index Put Warrants") or call warrants (the "Index Call Warrants"). The Index Warrants will entitle the holders to receive from the Company a payment or delivery, subject to applicable law, determined by reference to decreases (in the case of Index Put Warrants) or to increases (in the case of Index Call Warrants) in the level of an index or portfolio based on one or more equity or debt securities (including the price or yield of such securities), any statistical measure of economic or financial performance (including any consumer price, currency or mortgage index) or the price or value of any commodity or any combination thereof (the "Index"). Unless otherwise specified in the accompanying Prospectus Supplement, payments, if any, upon exercise (or deemed exercise) of the Index Warrants will be made in U.S. dollars. The Index Warrants will be offered on terms to be determined at the time of sale. The amount of Index Warrants offered by this Prospectus, other than those Index Warrants which will entitle the holders to receive a payment from the Company determined by reference to increases or decreases in the level of a specified stock or security index or the value of a portfolio of specified stocks or other securities, is currently limited to $8,300,000,000. This amount may be increased by the Company without the consent of Warrantholders.

GENERAL

  The applicable Prospectus Supplement will describe the Index Warrant Agreement or Index Warrant Trust Indenture (each as defined below), as the case may be, relating to the Index Warrants being offered thereby and the terms of such Index Warrants, including, without limitation: (i) whether the Index Warrants to be issued will be Index Put Warrants, Index Call Warrants or both;
(ii) the aggregate number and initial public offering price or purchase price;
(iii) the Index for such Index Warrants; (iv) whether the Index Warrants will be deemed exercised as of a specified date or whether the Index Warrants may be exercised during a period and the date on which the right to exercise such Index Warrants commences and the date on which such right expires; (v) the manner in which such Index Warrants may be exercised and any restrictions on, or other special provisions relating to, the exercise of such Index Warrants;
(vi) the minimum number, if any, of such Index Warrants exercisable at any one time; (vii) the maximum number, if any, of such Index Warrants that may, subject to the Company's election, be exercised by all Index Warrantholders (or by any person or entity) on any day; (viii) any provisions permitting an Index Warrantholder to condition an exercise notice on the absence of certain specified changes in the level of the applicable Index after the exercise date, any provisions permitting the Company to suspend exercise of such Index Warrants based on market conditions or other circumstances and any other special provision relating to the exercise of such Index Warrants; (ix) any provisions for the automatic exercise of such Index Warrants other than at expiration; (x) any provisions permitting the Company to cancel such Index Warrants upon the occurrence of certain events; (xi) any additional circumstances which would constitute an Event of Default with respect to such Index Warrants; (xii) the method of determining (a) the payment or delivery, if any, to be made in connection with the exercise or deemed exercise of such Index Warrants (the "Settlement Value"), (b) the minimum payment or delivery, if any, to be made upon expiration of such Index Warrants (the "Minimum Expiration Value"), (c) the payment or delivery to be made upon the exercise of any right which the Company may have to cancel such Index Warrants and (d) the value of the Index; (xiii) in the case of Index Warrants relating to an Index for which the trading prices of underlying securities, commodities or rates are expressed in a foreign currency, the method of converting amounts in the relevant foreign currency or currencies into U.S. dollars (or such other currency or composite currency in which the Index Warrants are payable);
(xiv) the method of providing for a substitute index or otherwise determining the payment or delivery, if any, to be made in connection with the exercise of such Index Warrants if the Index changes or ceases to be made available by its publisher; (xv) the time or times at which payment or delivery, if any, will be made in respect of such Index Warrants following exercise or deemed exercise;
(xvi) the national securities exchange on which such Index Warrants will be listed, if any; (xvii) any provisions for issuing such Index Warrants in other than book-entry form; (xviii) if such Index Warrants are not issued in book-entry form, the place or places at which payment or delivery on cancellation, if any, and the Minimum Expiration Value, if any, of such Index Warrants is to be made by the Company; (xix) certain U.S. federal income tax consequences relating to such Index Warrants; and (xx) other specific provisions.

  Except as otherwise provided in the applicable Prospectus Supplement, each issue of Index Warrants will contain the terms set forth below.

  The Index Warrants which are issued without a Minimum Expiration Value will be issued under one or more index warrant agreements (each, an "Index Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Index Warrant Agent"), all as described in the Prospectus Supplement relating to such Index Warrants. The Index Warrant Agent will act solely as the agent of the Company under the applicable Index Warrant Agreement and will not assume any obligation or relationship of agency or trust for or with any Index Warrantholders. A single bank or trust company may act as Index Warrant Agent for more than one issue of Index Warrants.

  The Index Warrants which are issued with a Minimum Expiration Value will be issued under one or more index warrant trust indentures (each an "Index Warrant Trust Indenture") to be entered into between the Company and a corporation (or other person permitted to so act by the Trust Indenture Act of 1939, as amended from time to time (the "Trust Indenture Act")), to act as trustee (the "Index Warrant Trustee"), all as described in the Prospectus Supplement relative to such Index Warrants. Any Index Warrant Trust Indenture will be qualified under the Trust Indenture Act. To the extent allowed by the Trust Indenture Act, a single qualified corporation may act as Index Warrant Trustee for more than one issue of Index Warrants.

  Forms of Index Warrant Agreement and Index Warrant Trust Indenture and the respective global Index Warrant Certificates related thereto are filed as exhibits to the Registration Statement. The summaries herein of certain provisions of the Index Warrant Agreement, the Index Warrant Trust Indenture and global Index Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Index Warrant Agreement, the Index Warrant Trust Indenture and global Index Warrant Certificates, respectively.

  The Company will have the right to "reopen" a previous issue of Index Warrants and to issue additional Index Warrants of such issue without the consent of any Index Warrantholder.

  The Index Warrants involve a high degree of risk, including the risk that the Index Warrants will expire worthless except for the Minimum Expiration Value, if any, of such Index Warrants. Investors should therefore be prepared to sustain a total loss of the purchase price of the Index Warrants (except for the Minimum Expiration Value, if applicable). Investors who consider purchasing Index Warrants should be experienced with respect to options and option transactions and reach an investment decision only after carefully considering the suitability of the Index Warrants in light of their particular circumstances and the information set forth below and under "Description of Index Warrants" as well as additional information contained in the Prospectus Supplement relating to such Index Warrants.

  Unless otherwise provided in the Prospectus Supplement, each Index Warrant will entitle Index Warrantholders to receive from the Company upon exercise the Settlement Value of such Index Warrant. Certain Index Warrants issued pursuant to an Index Warrant Trust Indenture will, if specified in the Prospectus Supplement, entitle the Index Warrantholder to receive from the Company, under certain circumstances specified in the Prospectus Supplement, a payment or delivery equal to the greater of the applicable Settlement Value and a Minimum Expiration Value of such Index Warrants. In addition, certain Index Warrants will, if specified in the Prospectus Supplement, entitle Index Warrantholders to receive from the Company a certain payment or delivery upon cancellation of the Index Warrants by the Company, upon the occurrence of specified events. In addition, if so specified in the Prospectus Supplement, following the occurrence of an extraordinary event, the Settlement Value of an Index Warrant may, at the option of the Company, be determined on a different basis, including in connection with automatic exercise at expiration.

  Unless otherwise specified in the related Prospectus Supplement, the Index Warrants will be deemed to be automatically exercised upon expiration or such earlier date that may be specified. Upon such automatic exercise, Index Warrantholders will be entitled to receive a payment or delivery equal to the Settlement Value of the Index Warrants, except that holders of Index Warrants having a Minimum Expiration Value will be entitled to receive a payment or delivery equal to the greater of such Settlement Value and the applicable Minimum Expiration Value. The Minimum Expiration Value may be either a predetermined payment or delivery or a payment or delivery that varies during the term of the Index Warrants in accordance with a schedule or formula. Any Minimum Expiration Value applicable to an issue of Index Warrants, as well as any additional circumstances resulting in the automatic exercise of such Index Warrants, will be specified in the related Prospectus Supplement.

  If so specified in the Prospectus Supplement, the Index Warrants may be canceled by the Company, or the exercise or valuation of, or payment or delivery for, such Index Warrants may be delayed or postponed upon the occurrence of an extraordinary event. Any extraordinary events relating to an issue of Index Warrants will be set forth in the related Prospectus Supplement. Upon cancellation, the related Index Warrantholders will be entitled to receive only the applicable payment or delivery on cancellation specified in such Prospectus Supplement. The payment or delivery on cancellation may be either a predetermined payment or delivery or a payment or delivery that varies during the term of the Index Warrants in accordance with a schedule or formula.

  If the Company defaults with respect to any of its obligations under Index Warrants which are issued with a Minimum Expiration Value pursuant to an Index Warrant Trust Indenture, such default may be waived by the Index Warrantholders of a majority in interest of all outstanding Index Warrants, except a default in the payment or delivery of the Settlement Value, Minimum Expiration Value or cancellation payment or delivery (if applicable) on such Index Warrants or in respect of a covenant or provision of the applicable Index Warrant Trust Indenture which cannot be modified or amended without the consent of the Index Warrantholder of each outstanding Index Warrant affected.

  The Index Warrants are unsecured contractual obligations of the Company and will rank pari passu with the Company's other unsecured contractual obligations and with the Company's unsecured and unsubordinated debt. Since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of the Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Securities Exchange Act of 1934 and under rules of certain exchanges and other regulatory bodies.

  Certain special United States federal income tax considerations may be applicable to instruments such as the Index Warrants. The related Prospectus Supplement will describe such tax considerations. The summary of United Stated federal income tax considerations contained in the Prospectus Supplement will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of Index Warrants are urged to consult their own tax advisors prior to any acquisition of Index Warrants.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

  Except as may otherwise be provided in an applicable Prospectus Supplement, Index Warrants will be issued in book-entry form and represented by global Index Warrants, registered in the name of a depository or its nominee. Except as may otherwise be provided in an applicable Prospectus Supplement, Index

Warrantholders will not be entitled to receive definitive certificates representing Index Warrants, unless the depository is unwilling or unable to continue as depository or the Company decides to have the Index Warrants represented by definitive certificates. A beneficial owner's interest in an Index Warrant represented by a global Index Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains such beneficial owner's account. In turn, the total number of Index Warrants held by an individual brokerage firm or other entity for its clients will be maintained on the records of the depository in the name of such brokerage firm or other entity or its agent.

LISTING

  Unless otherwise indicated in the Prospectus Supplement, the Index Warrants will be listed on a national securities exchange as specified in the Prospectus Supplement. It is expected that such exchange will cease trading an issue of Index Warrants at the close of business on the related expiration date of such Index Warrants.

MODIFICATION

  Any Index Warrant Agreement or Index Warrant Trust Indenture and the terms of the related Index Warrants may be amended by the Company and the Index Warrant Agent or Index Warrant Trustee, as the case may be (which amendment shall take the form of a supplemental index warrant agreement or supplemental index warrant trust indenture (collectively referred to as "Supplemental Agreements")), without the consent of the holders of any Index Warrants, for the purpose of (i) curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or of making any other provisions with respect to matters or questions arising under the Index Warrant Agreement or Index Warrant Trust Indenture, as the case may be, which shall not be inconsistent with the provisions thereof or of the Index Warrants, (ii) evidencing the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company contained in the Index Warrant Agreement or the Index Warrant Trust Indenture, as the case may be, and the Index Warrants, (iii) appointing a successor depository, (iv) evidencing and providing for the acceptance of appointment by a successor Index Warrant Agent or Index Warrant Trustee with respect to the Index Warrants, as the case may be, (v) adding to the covenants of the Company, for the benefit of the Index Warrantholders or surrendering any right or power conferred upon the Company under the Index Warrant Agreement or Index Warrant Trust Indenture, as the case may be, (vi) issuing Index Warrants in definitive form, or (vii) amending the Index Warrant Agreement or Index Warrant Trust Indenture, as the case may be, in any manner which the Company may deem to be necessary or desirable and which will not materially and adversely affect the interests of the Index Warrantholders.

  The Company and the Index Warrant Agent may also amend any Index Warrant Agreement or Index Warrant Trust Indenture, as the case may be, and the terms of the related Index Warrants (which amendment shall take the form of a Supplemental Agreement) with the consent of the Index Warrantholders holding not less than 66 2/3 in number of the then outstanding unexercised Index Warrants affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Index Warrant Agreement or Index Warrant Trust Indenture, as the case may be, or of modifying in any manner the rights of the Index Warrantholders; provided that no such amendment that (i) changes the determination of the Settlement Value or the payment or delivery to be made on cancellation, if any, or Minimum Expiration Value, if any, of the Index Warrants (or any aspects of such determination) so as to reduce the payment or delivery to be made upon exercise or deemed exercise, (ii) shortens the period of time during which the Index Warrants may be exercised, or otherwise materially and adversely affects the exercise rights of the Index Warrantholders or (iii) reduces the number of outstanding Index Warrants, the consent of whose holders is required for amendment of the Index Warrant Agreement, the Index Warrant Trust Indenture or the terms of the related Index Warrants, may be made without the consent of each Index Warrantholder affected thereby.

EVENT OF DEFAULT

  Certain events in bankruptcy, insolvency or reorganization of the Company will constitute an Event of Default with respect to Index Warrants having a Minimum Expiration Value which are issued under an Index Warrant Trust Indenture. Upon the occurrence of an Event of Default, the holders of 25% of unexercised Index Warrants may elect to receive a settlement payment or delivery for such unexercised Index Warrants, which will immediately become due to the Index Warrantholders upon such election in an amount equal to the market value of such Index Warrants (assuming the Company's ability to satisfy its obligations under such Index Warrants as they would become due) as of the date the Company is notified of the intended liquidation, as determined by a nationally recognized securities broker-dealer unaffiliated with the Company and mutually selected by the Company and the Index Warrant Trustee.

MERGER, CONSOLIDATION, SALE, LEASE OR OTHER DISPOSITIONS

  The Company may consolidate or merge with or into any other corporation and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a State thereof and shall assume the Company's obligations in respect of the payment or delivery of the Settlement Value (or any Minimum Expiration Value or cancellation payment or delivery, if applicable) with respect to all the unexercised Index Warrants and the performance and observance of all of the covenants and conditions of the Index Warrant Agreement or Index Warrant Trust Indenture, as the case may be, to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately be in default under the Index Warrant Agreement or Index Warrant Trust Indenture, as the case may be.

ENFORCEABILITY OF RIGHTS BY INDEX WARRANTHOLDERS

  Any Index Warrantholder may, without the consent of the related Index Warrant Agent, enforce by appropriate legal action, in and for its own behalf, its right to exercise, and receive payment or delivery for, its Index Warrants.

                              PLAN OF DISTRIBUTION

  The Company may sell Securities (i) through MLPF&S as agent, (ii) to the public through, or through underwriting syndicates managed by, one or more of the firms named on the cover page of this Prospectus or (iii) directly to purchasers. The Prospectus Supplement with respect to the Securities of a particular series describes the terms of the offering of such Securities, including the name of the agent or the name or names of any underwriters, the public offering or purchase price, any discounts and commissions to be allowed or paid to the agent or underwriters, all other items constituting underwriting compensation, the discounts and commissions to be allowed or paid to dealers, if any, and the exchanges, if any, on which the Securities will be listed. Only the agents or underwriters so named in the Prospectus Supplement are agents or underwriters in connection with the Securities offered thereby. Under certain circumstances, the Company may repurchase Securities and reoffer them to the public as set forth above. The Company may also arrange for repurchases and resales of such Securities by dealers.

  If so indicated in the Prospectus Supplement, the Company will authorize underwriters to solicit offers by certain institutions to purchase Debt Securities from the Company pursuant to Delayed Delivery Contracts providing for payment and delivery on the date stated in the Prospectus Supplement. Each such contract will be for an amount not less than, and, unless the Company otherwise agrees, the aggregate principal amount of Debt Securities sold pursuant to such contracts shall not be more than, the respective amounts stated in the Prospectus Supplement. Institutions with whom such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to the approval of the Company. Delayed Delivery Contracts will not be subject to any conditions except that the purchase by an institution of the Debt Securities covered thereby shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject.

  The Company has agreed to indemnify the agent and the several underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933 (the "Act"), or contribute to payments the agent or the underwriters may be required to make in respect thereof.

  The distribution of Securities will conform to the requirements set forth in the applicable sections of Schedule E to the By-Laws of the National Association of Securities Dealers, Inc.

                                    EXPERTS

  The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1992 Annual Report on Form 10-K and Current Report on Form 8-K dated March 9, 1994, and incorporated by reference in this Prospectus, have been audited by Deloitte & Touche, independent auditors, as stated in their reports incorporated by reference herein. The information under the caption "Summary Financial Information" for each of the five years in the period ended December 31, 1993 included in this Prospectus and the Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for (i) each of the five years in the period ended December 25, 1992 included in the 1992 Annual Report to Stockholders of the Company and
(ii) each of the five years in the period ended December 31, 1993 included in the Current Report on Form 8-K dated March 9, 1994 of the Company, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche, as set forth in their reports incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, such Summary Financial Information and such Selected Financial Data appearing or incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been included or incorporated herein by reference in reliance upon such reports of Deloitte & Touche given upon their authority as experts in accounting and auditing.

  With respect to unaudited interim financial information for the periods included in any of the Quarterly Reports on Form 10-Q which may be incorporated herein by reference, Deloitte & Touche have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in any such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche are not subject to the liability provisions of Section 11 of the Act for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                             SUBJECT TO COMPLETION
                           ISSUE DATE: MARCH 11, 1994
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED       , 1994)
                                      LOGO
                           MERRILL LYNCH & CO., INC.
                               MEDIUM-TERM NOTES
               DUE FROM AND EXCEEDING 9 MONTHS FROM DATE OF ISSUE
  The Notes will bear interest at fixed or variable rates, or will be sold at a discount and will not bear interest. The interest rates on Fixed Rate Notes, the method of determining the interest rates on Floating Rate Notes, the issue prices of Zero Coupon Notes, the currencies (if other than U.S. dollars) in which Notes will be denominated and the dates of maturity will be established by Merrill Lynch & Co., Inc. (the "Company") from time to time and will be set forth in Pricing Supplements hereto. Interest rates, the methods of determining interest rates, issue prices, currencies of denomination, dates of maturity and certain other variable terms are subject to change by the Company, but no such change will affect any Note theretofore issued or as to which an offer to purchase has been accepted by the Company. The Notes will have maturities from and exceeding 9 months from the date of issue. The Notes may be issued in whole or in part in the form of a certificate issued in definitive form (a "Certified Note") or in the form of one or more global notes to be deposited with or on behalf of a Depository and registered in the name of the Depository's nominee
(a "Book-Entry Note"). Beneficial interests in Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depository and its participants. Book-Entry Notes will not be issuable in certificated form, except under the circumstances described herein. (See "Description of Notes--Transaction Amounts" and "--Book-Entry System" in this Prospectus Supplement.)
  Floating Rate Notes and Zero Coupon Notes will be issued in denominations of $25,000 or any amount in excess thereof which is an integral multiple of
$1,000. Fixed Rate Notes will be issued in denominations of $1,000 or any integral multiple in excess thereof. Interest rates offered by the Company with respect to the Notes may differ depending upon the aggregate principal amount of Notes subject to purchase in any single transaction, and the Company expects generally to distinguish, with respect to such offered rates, between purchases which are for an amount less than, and purchases which are for an amount equal to or greater than, $100,000. (See "Description of Notes--Transaction Amounts"
in the Prospectus Supplement.)
  Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will accrue from their dates of issue and will be payable semi-annually on each May 15 and November 15 and at maturity or, if applicable, upon redemption or optional repayment. The interest rate on Floating Rate Notes will be determined by reference to a specified interest rate formula, and may be adjusted by a "Spread" or "Spread Multiplier", as defined herein. Interest on each Floating Rate Note will accrue from its date of issue and will be payable monthly, quarterly, semi-annually or annually, as set forth in the applicable Pricing Supplement, and at maturity or, if applicable, upon redemption or optional repayment. On and after the Redemption Date, if any, set forth in the applicable Pricing Supplement, a Note will be subject to redemption by the Company, in whole or in part, at 100% of the principal amount to be redeemed, together with interest to the date of redemption. On any
Optional Repayment Date set forth in the applicable Pricing Supplement, a Note will be subject to repayment at the option of the Holder, in whole or in part, at 100% of the principal amount to be repaid, together with interest to the date of repayment. (See "Description of Notes" in this Prospectus Supplement.)
                                  -----------
THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE  COMMISSION
 OR ANY  STATE SECURITIES COMMISSION PASSED  UPON THE ACCURACY OR  ADEQUACY OF
  THIS PROSPECTUS SUPPLEMENT, THE PROSPECTUS OR ANY SUPPLEMENT HERETO. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                         PRICE TO               UNDERWRITING DISCOUNTS              PROCEEDS TO
                         PUBLIC(1)            AND AGENT'S COMMISSIONS(2)           COMPANY(2)(3)
- ------------------------------------------------------------------------------------------------
Per Note......             100%                        .1%--2.0%                   99.9%--98.0%
- ------------------------------------------------------------------------------------------------
Total.........         $                         $       --$                $           --$
- ------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
(1) The Notes will be sold at 100% of the principal amounts thereof unless otherwise agreed to by the Company and set forth in a Pricing Supplement.
    Zero Coupon Notes will be offered at a significant discount from their principal amount which will be set forth in the applicable Pricing
    Supplement. Underwriting Discounts and Agent's Commissions relating to Zero Coupon Notes will be based on such Price to Public.
(2) The Company will pay a commission to the Agent, in the form of a discount, ranging from .1% to 2.0% of the Price to Public of any Note, depending upon maturity and upon whether the aggregate principal amount of Notes subject to the applicable transaction is greater or less than $100,000, and may sell Notes to the Agent at a discount for resale by the Agent to investors and other purchasers at varying prices related to prevailing market prices at the time of resale to be determined by the Agent. Unless otherwise specified in the applicable Pricing Supplement, any Note sold to the Agent as principal will be purchased by the Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity.
(3) Before deduction of expenses payable by the Company.
                                  -----------
  The Notes are being offered on a continuing basis by the Company through
Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Agent"), which has agreed to use its best efforts to solicit purchases of the Notes. In addition, Notes may be sold to the Agent, as principal, for resale to investors and other purchasers. The Company has reserved the right to sell
Notes directly on its own behalf. The Notes will not be listed on any securities exchange, and there can be no assurance that the Notes offered by this Prospectus will be sold or that there will be a secondary market for the Notes. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company may reject any offer to purchase Notes in whole or in part. (See "Plan of Distribution" in this Prospectus
Supplement.)
  This Prospectus Supplement and the accompanying Prospectus may be used by the Agent, a wholly-owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Notes. The Agent may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.
                                  -----------
                              MERRILL LYNCH & CO.
                                  -----------
            The date of this Prospectus Supplement is        , 1994.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. THIS OFFERING MEMORANDUM SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

  The Commissioner of Insurance of the State of North Carolina has not approved or disapproved this offering nor has the Commissioner passed upon the accuracy or adequacy of this Prospectus Supplement or Prospectus.

                              DESCRIPTION OF NOTES

GENERAL

  The Medium-Term Notes (the "Notes") are to be issued as a series of securities (the "Senior Debt Securities"), unlimited as to aggregate principal amount, under an indenture (the "Senior Indenture") dated as of October 1, 1993 between the Company and The Chase Manhattan Bank, N.A. (successor trustee to Chemical Bank, which was successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Senior Debt Trustee"), a copy of which is filed as an exhibit to the Registration Statement relating to the Notes (the "Registration Statement"). The Senior Debt Securities and the Senior Indenture are more fully described in the accompanying Prospectus. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture, including the definitions therein of certain terms.

  The Senior Indenture does not limit the amount of Notes which may be issued thereunder and provides that Notes may be issued thereunder in one or more series up to the aggregate principal amount which may be authorized from time to time by the Company, and the Company may from time to time, without the consent of the Holders of the Notes, provide for the issuance of Notes under
the Senior Indenture in addition to the $            aggregate principal amount
of Notes authorized as of the date of this Prospectus Supplement. As of the Company had issued and had outstanding Notes in an aggregate principal
amount of approximately $             . The aggregate principal amount of Notes
which may be offered hereby may be reduced by the issuance of other Securities of the Company pursuant to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus are a part.

  The terms and conditions set forth below will apply to each Note unless otherwise specified in the applicable Pricing Supplement.

  Each Note will be issued initially as either a Book-Entry Note or a Certificated Note. Except as set forth herein, Book-Entry Notes will not be exchangeable for Certificated Notes. (See "Transaction Amounts" and "Book-Entry System" in this Prospectus Supplement.)

  The Notes will be offered on a continuing basis and will mature on any day from and exceeding nine months from the date of issue, as agreed to by the purchaser and the Company.

  Unless otherwise provided in the applicable Pricing Supplement, the Notes will be denominated in U.S. dollars. If provided in the applicable Pricing Supplement, Certificated Notes may be denominated in a foreign currency or in units of two or more currencies ("Multi-Currency Notes").

  Unless otherwise specified in the applicable Pricing Supplement, (i) the Notes will be issued only in fully registered form without coupons, (ii) Floating Rate Notes and Zero Coupon Notes will be issued in denominations of $25,000 or any amount in excess thereof which is an integral multiple of $1,000, and (iii) Fixed Rate Notes will be issued in denominations of $1,000 or any integral multiple in excess thereof. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charges that may be imposed in connection therewith.

  The Notes will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of the Notes), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

  Payments on Book-Entry Notes will be made to the Depository Trust Company (the "Depository") or its nominee in accordance with the arrangements then in effect between the Senior Debt Trustee and the Depository. In case of Notes issued in certificated form, unless otherwise specified in the applicable Pricing Supplement, principal and interest, if any, will be payable, the transfer of the Notes will be registrable, and Notes will be exchangeable for Notes bearing identical terms and provisions at the office of the Trustee in The City of New York designated for such purpose, provided that payment of interest, other than interest payable at maturity (or on any date of redemption or repayment), may be made at the option of the Company by check mailed to the address of the person entitled thereto as shown on the Security Register. The principal and interest payable at maturity or the date of redemption or repayment on each Note will be paid upon maturity, redemption or repayment, as the case may be, in immediately available funds against presentation of the Note at the office of the Trustee maintained for such purpose.

  Notwithstanding the above, however, payment of interest on a Note which bears interest at a floating rate (a "Floating Rate Note") at maturity or earlier redemption or repayment may be made by wire transfer of immediately available funds to a designated account maintained in the United States upon (i) receipt of written notice by the Senior Debt Trustee from the Holder thereof not less than one Business Day prior to the due date of such principal payment and (ii) presentation of such Note to the Senior Debt Trustee (at the Debt Operations Department, 55 Water Street, North Building, Room 234, New York, New York 10041 (the "Corporate Trust Office")). A Holder of not less than $1,000,000 aggregate principal amount of Floating Rate Notes may by written notice to the Senior Debt Trustee at the Corporate Trust Office (or at such other address as the Company will give notice in writing) not less than 15 days prior to an Interest Payment Date, arrange to have the interest payable on all Notes held by such Holder on such Interest Payment Date, and all subsequent Interest Payment Dates until written notice to the contrary is given to the Senior Debt Trustee, made by wire transfer of immediately available funds to a designated account maintained in the United States.

  With respect to any Note and except as may be indicated in an applicable Pricing Supplement, "Business Day" means any day that is not a Saturday or Sunday and that, in The City of New York, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law or regulation to close.

TRANSACTION AMOUNTS

  Interest rates offered by the Company with respect to the Notes may differ depending upon the aggregate principal amount of Notes purchased in any transaction. The Company expects generally to distinguish, with respect to such offered rates, between purchases which are for less than, and purchases which are equal to or greater than, $100,000. Such different rates may be offered concurrently at any time. The Company may also concurrently offer Notes having different variable terms (as are described herein or in any Prospectus Supplement) to different investors, and such different offers may depend upon whether an offered purchase is for an aggregate principal amount of Notes equal to (or greater than) or for an amount less than $100,000.

REPAYMENT AT OPTION OF HOLDER

  If so indicated in an applicable Pricing Supplement, Notes will be repayable by the Company in whole or in part at the option of the Holders thereof on their respective Optional Repayment Dates specified in such Pricing Supplement. If no Optional Repayment Date is indicated with respect to a Note, such Note will not be repayable at the option of the Holder prior to maturity. Any repayment in part will be in increments of $1,000 provided that any remaining principal amount of such Note will be an authorized denomination of such Note. The repurchase price for any Note so repurchased will be 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment.

  Notwithstanding anything to the contrary herein, if repayable at the option of the Holder, a Note shall be repayable only on an Interest Payment Date, and if any Optional Repayment Date specified with respect to a Note would not be an Interest Payment Date (whether because such date is not a Business Day or otherwise), such Optional Repayment Date shall (instead of being the date so specified) be the Interest

Payment Date nearest such specified Optional Repayment Date (whether such Interest Payment Date shall precede or succeed such specified Optional Repayment Date), or, in the event that an equal number of days shall separate a specified Optional Repayment Date and the preceding Interest Payment Date, on the one hand, and the succeeding Interest Payment Date, on the other hand, such Optional Repayment Date shall be the succeeding Interest Payment Date.

  In order for a Note which is by its terms repayable at the option of the Holder to be repaid, prior to maturity, the Company must receive at the office of the Senior Debt Trustee, Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), 55 Water Street, North Building, Room 234, New York, New York 10041, Attention: Debt Operations--Puts (or at such other address of which the Company will from time to time notify the Holder thereof) during the period from and including the 20th Business Day preceding the applicable Optional Repayment Date up to and including the close of business on the 16th Business Day preceding the applicable Optional Repayment Date: (i) such Note with the information under the caption "Option to Elect Repayment" duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America dated no later than the 16th Business Day preceding the applicable Optional Repayment Date and setting forth the name of the Holder of such Note, the principal amount of such Note, the amount of such Note to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that such Note (with the information required under the caption "Option to Elect Repayment" duly completed) will be received at the above-mentioned office of the Senior Debt Trustee, not later than the 5th Business Day after the date of such telegram, telex, facsimile transmission or letter and Note, duly completed, is received at such office of the Trustee by such 5th Business Day. Effective exercise of the repayment option by the Holder of a Note will be irrevocable. No transfer or exchange of a Note (or, in the event that a Note is to be repaid in part, such portion of such Note to be repaid) will be permitted after exercise of the repayment option. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Company, whose determination will be final, binding and non-appealable. The Company has the right to offer for resale any Note acquired by it pursuant to the foregoing arrangements. Accordingly, the indebtedness evidenced by any Note so repurchased by the Company may not be satisfied by such repurchase.

REDEMPTION AT OPTION OF THE COMPANY

  The Notes will not have a sinking fund but will be redeemable at the option of the Company only if a Redemption Date is specified therein and in the applicable Pricing Supplement. If so indicated in an applicable Pricing Supplement, Notes will be subject to redemption by the Company on and after their respective Redemption Dates specified in such Pricing Supplement. On and after the Redemption Date, if any, the related Note will be redeemable in whole or in part in increments of $1,000 (provided that any remaining principal amount of such Note shall be an authorized denomination of such Note) at the option of the Company at a redemption price equal to 100% of the principal amount to be redeemed, together with interest thereon payable to the date of redemption, on notice given not more than 60 nor less than 30 days prior to the date of redemption in the case of Fixed Rate Notes, or on notice given not more than 30 nor less than 15 days prior to the date of redemption in the case of Floating Rate Notes. Notwithstanding the above, however, Floating Rate Notes, if redeemable at the option of the Company, will be redeemable only on Interest Payment Dates occurring on or after the applicable Redemption Dates.

INTEREST RATE

  Each Floating Rate Note and Note which bears interest at a fixed rate (a "Fixed Rate Note") will bear interest from the date of issue at the rate per annum, or pursuant to the interest rate formula, stated therein and in the applicable Pricing Supplement until the principal thereof is paid or made available for payment. Interest will be payable on each Interest Payment Date and at maturity or, if applicable, upon redemption or repayment. Interest will be payable to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, interest payable at maturity or, if applicable, upon redemption or repayment will be payable to the person to whom principal shall be payable. The first payment of interest on any Note issued between a Regular Record Date and an

Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner on such next succeeding Regular Record Date. Unless otherwise provided in the applicable Pricing Supplement, Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the calculation agent (the "Calculation Agent") with respect to Floating Rate Notes.

  Each Floating Rate Note will bear interest at rates determined by reference to an interest rate formula, which may be adjusted by a Spread or Spread Multiplier (each as defined below), unless otherwise specified therein. A Floating Rate Note may also have either or both of the following: (i) a maximum limitation, or ceiling, on the rate at which interest which may accrue during any interest period; and (ii) a minimum limitation, or floor, on the rate at which interest which may accrue during any interest period. The applicable Pricing Supplement relating to Fixed Rate Notes or Floating Rate Notes will designate either a fixed rate of interest per annum payable on the applicable Note, in which case such Note will be a Fixed Rate Note, or one of the following Base Rates, as applicable to the relevant Floating Rate Note: (a) the Commercial Paper Index Rate, in which case such Note will be a Commercial Paper Index Rate Note, (b) the Federal Funds Rate, in which case such Note will be a Federal Funds Rate Note, (c) the Prime Rate, in which case such Note will be a Prime Rate Note, (d) the Treasury Index Rate, in which case such Note will be a Treasury Index Rate Note, (e) LIBOR, in which case such Note will be a LIBOR Note, or (f) such other interest rate formula as is set forth in such Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, Floating Rate Notes will have daily, weekly, monthly, quarterly, semiannual or annual resets of the rate of interest, which will be specified in the applicable Pricing Supplement and in the applicable Note.

FIXED RATE NOTES

  Each Fixed Rate Note will bear interest from the date of issue at the rate per annum stated on the face thereof until the principal thereof is paid or made available for payment. Unless otherwise specified, interest will be payable semi-annually on May 15 and November 15 of each year and at maturity (or on the date of redemption or repayment, if a Fixed Rate Note is redeemed by the Company or repaid at the Holder's option prior to maturity). Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest will be payable to the person in whose name a Fixed Rate Note is registered at the close of business on the May 1 or November 1 Regular Record Date next preceding the May 15 or November 15 Interest Payment Date. Interest rates are subject to change by the Company from time to time, but no such change will affect any Fixed Rate Note theretofore issued or as to which an offer to purchase has been accepted by the Company.

  Any payment of principal or interest required to be made on an Interest Payment Date, at maturity or earlier redemption or repayment of a Fixed Rate Note which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, maturity date or date of redemption or repayment, as the case may be, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, maturity date or date of redemption or repayment.

FLOATING RATE NOTES

  The applicable Pricing Supplement will specify the base rate or other interest rate formula and the Spread or Spread Multiplier, if any, and the maximum or minimum interest rate limitation, if any, applicable to each Floating Rate Note. In addition, such Pricing Supplement will define or particularize for each Floating Rate Note the following terms, if applicable: the Initial Interest Rate, the Interest Payment Dates, the Index Maturity, Interest Reset Dates, Optional Repayment Dates, Redemption Date and any other variable term applicable to such Note.

  The interest rate on each Floating Rate Note will be calculated by reference to the specified interest rate formula (i) plus or minus the Spread, if any, or
(ii) multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points specified in the applicable Pricing Supplement as being applicable to the interest rate for such Floating Rate Note. The "Spread Multiplier" is the percentage of the Base Rate applicable to the interest rate for such Floating Rate Note. "Index Maturity" means, with respect to a Floating Rate Note, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable Pricing Supplement. "Regular Record Date" with respect to Floating Rate Notes means the 15th day (whether or not a Business Day) prior to the applicable Interest Payment Date. The "Calculation Date", if applicable, with respect to any Interest Determination Date (as specified with respect to each Base Rate) will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or
(ii) the Business Day prior to the Interest Payment Date on which such accrued interest will be payable.

  In addition to any maximum interest rate which may be applicable to any Floating Rate Note pursuant to the above provisions, the interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Under present New York law the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Floating Rate Notes in which $2,500,000 or more has been invested.

  Except as otherwise provided herein with respect to LIBOR Notes or in the applicable Pricing Supplement, if any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day.

  Each Floating Rate Note will bear interest from the date of issue at the rates determined as described below until the principal thereof is paid or otherwise made available for payment. The rate of interest on a Floating Rate Note will be reset each Interest Reset Date applicable to such Note; provided, however, that (i) the interest rate in effect for the period from the date of issue to the first applicable Interest Reset Date will be the Initial Interest Rate; and (ii), except in the case of Floating Rate Notes which reset daily, the interest rate in effect for the ten days immediately prior to maturity, redemption or repayment, as the case may be, will be that in effect on the tenth day preceding such maturity, redemption or repayment, as the case may be. Except as otherwise provided herein or in the applicable Pricing Supplement, the rate of interest determined on an Interest Reset Date with respect to a Floating Rate Note will be applicable on and after such Interest Reset Date to, but not including, the next succeeding Interest Reset Date, or until the date of maturity or date of redemption or repayment, as the case may be.

  If an Interest Payment Date with respect to any Floating Rate Note would otherwise fall on a day that is not a Business Day with respect to such Note, such Interest Payment Date will be the following day that is a Business Day, except that in the case of a LIBOR Note, if such day falls in the next calendar month, such Interest Payment Date will be the preceding day that is a Business Day. If the maturity date (or date of redemption or repayment) of any Floating Rate Note would fall on a day that is not a Business Day, the payment of interest and principal may be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the maturity date (or the date of redemption or repayment).

  Unless otherwise indicated in the applicable Pricing Supplement, interest payments on Floating Rate Notes shall be the amount of interest accrued from, and including, the next preceding Interest Payment Date in respect of which interest has been paid (or from, and including, the date of issue if no interest has been paid with respect to such Floating Rate Note) to, but excluding, the Interest Payment Date. With respect to a Floating Rate Note, accrued interest from the date of issue or from the last date to which interest has been paid is calculated by multiplying the principal amount of such Floating Rate Note by an accrued interest factor. Such accrued interest factor is computed by adding the interest factors, calculated for each day, from the date of issue, or from the last date to which interest has been paid, to the date for which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate applicable to such day by 360, in the case of Commercial Paper Index Rate Notes, Federal Funds Rate Notes, Prime Rate Notes and LIBOR Notes, or by the actual number of days in the year, in the case of Treasury Index Rate Notes.

  All percentages resulting from any calculation on Floating Rate Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all dollar
amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

  Upon the request of the holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate which will become effective as a result of a determination made with respect to the most recent Interest Determination Date with respect to such Floating Rate Note.

COMMERCIAL PAPER INDEX RATE NOTES

  Commercial Paper Index Rate Notes will bear interest at the interest rates (calculated with reference to the Commercial Paper Index Rate and the Spread or Spread Multiplier, if any) specified in the applicable Pricing Supplement.

  Unless otherwise indicated in the applicable Pricing Supplement, "Commercial Paper Index Rate" means, with respect to any Interest Determination Date relating to a Commercial Paper Index Rate Note, the Money Market Yield (calculated as described below) of the rate on that date for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as such rate is published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)"), under the heading "Commercial Paper". In the event that such rate is not published by 9:00 A.M. New York City time on the Calculation Date pertaining to such Interest Determination Date, then the Commercial Paper Index Rate shall be the Money Market Yield of the rate on that Interest Determination Date for commercial paper having such Index Maturity as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 P.M. Quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Commercial Paper". If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, the Commercial Paper Index Rate for that Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent as of 11:00 A.M., New York City time, on that Interest Determination Date for commercial paper having the specified Index Maturity placed for an industrial issuer whose bond rating is "AA" or the equivalent from a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Index Rate will be the Commercial Paper Index Rate in effect on such Interest Determination Date.

  "Money Market Yield" shall be the yield (expressed as a percentage) calculated in accordance with the following formula:

                                             D X 360
                     Money Market Yield =  -----------  X 100
                                           360-(D X M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

   The Interest Determination Date pertaining to an Interest Reset Date on a Commercial Paper Index Rate Note will be the Business Day prior to such Interest Reset Date.

FEDERAL FUNDS RATE NOTES

  Federal Funds Rate Notes will bear interest at the interest rates (calculated with reference to the Federal Funds Rate and the Spread, or Spread Multiplier, if any) specified in the applicable Pricing Supplement.

  Unless otherwise indicated in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Interest Determination Date relating to a Federal Funds Rate Note, the rate on such Interest Determination Date for Federal Funds as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" ("H.15(519)") or any successor publication under the heading "Federal Funds (Effective)" or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the interest rate on such Interest Determination Date as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 P.M. Quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Federal Funds/Effective Rate". If such rate is not yet published by 9:00 A.M. on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate for such Interest Determination Date will be the rate on such Interest Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 9:00 A.M. on the Calculation Date, the Federal Funds Rate will be the last Federal Funds Rate in effect prior to such Interest Determination Date.

  The rate of interest on a Federal Funds Rate Note will be reset each Interest Reset Date applicable to such Note. Unless otherwise specified in the applicable Pricing Supplement, with respect to Federal Funds Rate Notes, each Business Day will be an Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date on a Federal Funds Rate Note will be the Business Day prior to such Interest Reset Date.

PRIME RATE NOTES

  Prime Rate Notes will bear interest at the interest rates (calculated with reference to the Prime Rate and the Spread, or Spread Multiplier, if any) specified in the applicable Pricing Supplement.

  Unless otherwise indicated in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Interest Determination Date relating to a Prime Rate Note, the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Interest Determination Date by three major money center banks in The City of New York selected by the Calculation Agent. If fewer than three quotations are provided, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean on the basis of the prime rates quoted in The City of New York on such date by three substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, and unaffiliated with the Company, having total equity capital of at least $500 million and being subject to supervision or examination by a Federal or State authority, selected by the Calculation Agent; provided, however, that if the substitute banks or trust companies selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate will be the Prime Rate in effect on such Interest Determination Date relating to a Prime Rate Note.

  The Interest Determination Date pertaining to an Interest Reset Date on a Prime Rate Note will be the Business Day prior to such Interest Reset Date.

LIBOR NOTES

  LIBOR Notes will bear interest at the interest rates (calculated with reference to LIBOR and the Spread or Spread Multiplier, if any) specified in the applicable Pricing Supplement.

  Unless otherwise indicated in the applicable Pricing Supplement, LIBOR with respect to any Interest Determination Date relating to a LIBOR Note will equal the arithmetic mean (as determined by the Calculation Agent) of the offered rates which appear as of 11:00 A.M., London time, on the Reuters Screen LIBO Page on the Reuter Monitor Money Rates Service for deposits (in United States dollars for the period of the Index Maturity specified in the applicable Pricing Supplement) commencing on the second day on which dealings in deposits in United States dollars are transacted in the London interbank market (a "London Banking Day") immediately following such Interest Determination Date; provided, however, that if fewer than two such quotations appear, the Calculation Agent shall request the principal London office of four major banks in the London interbank market selected by the Calculation Agent to provide the Calculation Agent with a quotation of their offered rates at approximately 11:00 A.M., London time, on such Interest Determination Date for deposits (in United States dollars for the period of the applicable Index Maturity and in a principal amount equal to an amount that is representative for a single transaction in such market at such time) commencing on the second London Banking Day immediately following such Interest Determination Date. If at least two such quotations are provided, LIBOR for such Interest Determination Date will equal the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such Interest Determination Date will equal the arithmetic mean of the rates quoted by three major banks in The City of New York, as selected by the Calculation Agent, at approximately 11:00 A.M., New York City time, on such Interest Determination Date for loans to leading European banks (in United States dollars for the period of the applicable Index Maturity and in a principal amount equal to an amount that is representative for a single transaction in such market at such time) commencing on the second London Banking Day following such Interest Determination Date; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR for such Interest Determination Date will be LIBOR in effect on such Interest Determination Date.

  The Interest Determination Date pertaining to an Interest Reset Date on a LIBOR Note will be the second London Banking Day next preceding such Interest Reset Date.

TREASURY INDEX RATE NOTES

  Treasury Index Rate Notes will bear interest at the interest rates (calculated with reference to the Treasury Index Rate and the Spread or Spread Multiplier, if any) specified in the applicable Pricing Supplement.

  Unless otherwise indicated in the Pricing Supplement, "Treasury Index Rate" means, with respect to any Interest Determination Date relating to a Treasury Index Rate Note, the per annum discount rate for direct obligations of the United States with a maturity of thirteen weeks ("91-day Treasury bills"), expressed as a bond equivalent on the basis of a year of 365 or 366 days, at the 91-day Treasury bill auction occurring on such Interest Determination Date as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, under the heading "Treasury bills--auction average (investment)" or (if not so published by 9:00 A.M. New York City time on the Calculation
Date) as reported by the United States Department of the Treasury. Such Treasury bills are usually sold at auction on Monday of each week unless that day is a legal holiday in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday.

  The day of each such auction of 91-day Treasury bills, unless otherwise specified in the Pricing Supplement, will be an Interest Determination Date (provided that the results of such auction are so published or reported), and each Business Day following such an Interest Determination Date will be a Treasury Index Rate Note Interest Reset Date. The rate of interest applicable to Treasury Index Rate Notes will therefore not be reset during any period in which such auctions are not held or the results of such auctions are not so published or reported.

ZERO COUPON NOTES

  Notes which do not bear interest ("Zero Coupon Notes") will be offered at a substantial discount from their principal amount at maturity. There will be no periodic payments of interest. The calculation of the accrual of Original Issue Discount (as defined below), in the period during which a Zero Coupon Note remains outstanding, will be on a semiannual bond equivalent basis using a year composed of twelve 30-day months. Upon maturity, Original Issue Discount will cease to accrue on a Zero Coupon Note.

  Limitation of Claims in Bankruptcy: If a bankruptcy proceeding is commenced in respect of the Company, the claim of the Holder of a Zero Coupon Note with respect to the principal amount thereof may, under Section 502(b)(2) of Title 11 of the United States Code, be limited to the issue price of the Zero Coupon Note plus that portion of the Original Issue Discount that is amortized from the date of issue to the commencement of the proceeding.

  Taxation: The following summary is a general discussion of certain of the material Federal income tax consequences of the purchase, ownership and disposition of Zero Coupon Notes. This summary does not discuss all of the tax consequences that may be relevant to a particular investor in light of its circumstances or to certain types of investors subject to special treatment under the Federal income tax laws (such as Individual Retirement Accounts and other tax-deferred accounts, life insurance companies, and tax-exempt organizations). It also does not discuss the tax consequences to subsequent purchasers of Zero Coupon Notes and is limited to investors who will hold Zero Coupon Notes as capital assets. Purchasers of Zero Coupon Notes should consult their own tax advisors with respect to their particular circumstances and with respect to the effects of state, local or foreign tax laws to which they may be subject.

  Zero Coupon Notes will be issued at a discount from their principal amount. For Federal income tax purposes, the difference between the issue price and the principal amount of each Zero Coupon Note constitutes original issue discount ("Original Issue Discount"). Holders of the Zero Coupon Notes (including cash method taxpayers) will be required to include Original Issue Discount in income periodically over the term of the Zero Coupon Notes before the receipt of the cash attributable to such income if a Zero Coupon Note is issued with more than a de minimis amount of Original Issue Discount (defined as 1/4 of 1 percent of the Zero Coupon Note's stated redemption price at maturity multiplied by the number of complete years to maturity).

  If a Zero Coupon Note is issued with more than a de minimis amount of Original Issue Discount, a Holder of a Zero Coupon Note must include in gross income for Federal income tax purposes the sum of the daily portions of Original Issue Discount with respect to the Zero Coupon Note for each day during the taxable year or portion of a taxable year on which such Holder holds the Zero Coupon Note ("accrued Original Issue Discount"). The daily portion is determined by allocating to each day of the accrual period a pro rata portion of an amount equal to the adjusted issue price of the Zero Coupon Note at the beginning of the accrual period multiplied by the yield to maturity of the Zero Coupon Note (determined by compounding at the close of each accrual period and adjusted for the length of the accrual period). The accrual period will be each six month period (or shorter period from the date of original issue) which ends on a day in the calendar year corresponding to the maturity date of the Zero Coupon Note or the date six months before such maturity date. The adjusted issue price of the Zero Coupon Note at the start of any accrual period is the issue price of the Zero Coupon Note increased by the accrued Original Issue Discount for each prior accrual period. Under these rules, Holders must include in gross income increasingly greater amounts of Original Issue Discount in each successive accrual period.

  In general, an individual or other cash method Holder of any Zero Coupon Note that matures one year or less from the date of its issuance is not required to accrue Original Issue Discount for United States Federal income tax purposes unless he elects to do so. Holders who report income for Federal income tax purposes under the accrual method and certain other Holders, including banks and dealers in securities, are required to accrue the Original Issue Discount on such Zero Coupon Notes on a straight-line basis unless an election is made to accrue the Original Issue Discount under the constant yield method (based on daily compounding). In the case of a Holder not required and not electing to include the Original Issue Discount in income currently, any gain realized on the sale or maturity of the Zero Coupon Note will be ordinary income to the extent of the Original Issue Discount accrued on a straight-line basis or alternatively, if elected, on a constant yield method (based on daily compounding) through the date of sale or maturity. Holders who are not required and do not elect to accrue the Original Issue Discount on those Zero Coupon Notes will be required to defer deductions for interest on borrowings allocable to those Zero Coupon Notes in an amount not exceeding the deferred income until the deferred income is realized.

  The certificates representing the Zero Coupon Notes will set forth the issue date, issue price and the amount of Original Issue Discount. The Company will be required to furnish annually to the Internal Revenue Service and to each Holder information regarding the amount of the Original Issue Discount attributable to that year.

  If a United States Holder purchases a Zero Coupon Note for a price that is less than the issue price plus the Original Issue Discount accrued prior to acquisition, the Zero Coupon Note may be considered to be purchased at a market discount. As a result, a portion of the United States Holder's gain on the sale or retirement of the Zero Coupon Note may be treated as ordinary income, and the United States Holder may not be allowed to deduct immediately a portion of the interest he pays on any indebtedness incurred to purchase or to carry such Zero Coupon Note unless such Holder elects to accrue and include market discount into income currently.

  In the event that a person purchases a Zero Coupon Note at a price in excess of the issue price plus the Original Issue Discount accrued prior to acquisition, but less than the principal amount, the amount includable in income in each taxable year as Original Issue Discount will be reduced by that portion of the premium properly allocable to such year.

  A Holder's basis for determining gain or loss on the sale or other disposition of a Zero Coupon Note will be increased by any Original Issue Discount and market discount included in such Holder's gross income. Gain or loss upon sale or other disposition of a Zero Coupon Note (including a sale to the Company) will be capital gain or loss if the Zero Coupon Note is a capital asset in the hands of the Holder.

BOOK-ENTRY SYSTEM

  Upon issuance, all Notes issued as Book-Entry Notes will be represented by one or more fully registered global notes (the "Global Notes"). Each such Global Note will be deposited with, or on behalf of, The Depository Trust Company, as Securities Depository, registered in the name of the Securities Depository or a nominee thereof. Unless and until it is exchanged in whole or in part for Notes in definitive form, no Global Note may be transferred except as a whole by the Securities Depository to a nominee of such Securities Depository, or by a nominee of such Securities Depository to such Securities Depository or another nominee of such Securities Depository, or by such Securities Depository or any such nominee to a successor of such Securities Depository or a nominee of such successor.

  The Depository has advised the Company and the Agent as follows: The Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository was created to hold securities of its participating organizations ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers (including the Agent), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the Depository. Access to the Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Depository only through participants.

  Ownership of beneficial interests in Book-Entry Notes will be limited to persons that have accounts with the Securities Depository ("Agent Members") or persons that may hold interests through Agent Members. The Securities Depository has advised the Company that upon the issuance of Global Notes representing Book-Entry Notes, the Securities Depository will credit, on its book-entry registration and transfer system, the Agent Members' accounts with the respective principal amounts of the Book-Entry Notes represented by such Global Notes. Ownership of beneficial interests in such Global Note will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Securities Depository (with respect to interests of Agent Members) and on the records of Agent Members (with respect to interests of persons held through Agent Members). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Notes.

  So long as the Securities Depository, or its nominee, is the registered owner of a Global Note, the Securities Depository or its nominee, as the case may be, will be considered the sole owner or Holder of the Book-Entry Notes represented by such Global Note for all purposes under the Senior Indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have the Notes represented by such Global Notes registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or Holders thereof under the Senior Indenture. Accordingly, each Person owning a beneficial interest in a Global Note must rely on the procedures of the Securities Depository and, if such Person is not an Agent Member, on the procedures of the Agent Member through which such Person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Note desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, the Securities Depository would authorize the Agent Members holding the relevant beneficial interests to give or take such action, and such Agent Members would authorize beneficial owners owning through such Agent Members to give or take such action or would otherwise act upon the instructions of beneficial owners through them.

  Payment of principal of, and interest on, Book-Entry Notes registered in the name of the Securities Depository or its nominee will be made to the Securities Depository or its nominee, as the case may be, as the Holder of the Global Notes representing such Notes. None of the Company, the Senior Debt Trustee or any other agent of the Company or agent of the Senior Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Securities Depository, upon receipt of any payment of principal or interest in respect of a Global Note, will credit the accounts of the Agent Members with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as shown on the records of the Securities Depository. The Company also expects that payments by Agent Members to owners of beneficial interests in a Global Note will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Agent Members.

  If either (a) the Securities Depository is at any time unwilling or unable to continue as Securities Depository and a successor depository is not appointed by the Company within 60 days; or (b) the Company executes and delivers to the Senior Debt Trustee a Company Order to the effect that the Global Notes shall be exchangeable; or (c) an Event of Default has occurred and is continuing with respect to the Notes, the Global Notes will be exchangeable for Certificated Notes of like tenor and of an equal aggregate principal amount, each in authorized denominations. Such definitive Notes shall be registered in such name or names as the Securities Depository shall instruct the Senior Debt Trustee. It is expected that such instructions may be based upon directions received by the Securities Depository from Agent Members with respect to ownership of beneficial interest in such Global Notes.

                              PLAN OF DISTRIBUTION

  The Notes are being offered on a continuing basis by the Company through the Agent, which has agreed to use its best efforts to solicit purchasers of the Notes, and may also be sold to the Agent for resale by the Agent to investors and other purchasers at varying prices related to prevailing market prices at the time of resale, to be determined by the Agent. The Company reserves the right to sell Notes directly on its own behalf. The Company will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part. The Company will pay the Agent a commission, in the form of a discount, of from .1% to .6% in connection with any single transaction with respect to an aggregate principal amount of $100,000 or more of Notes, or from .3% to 2.0% in connection with any single transaction with respect to an aggregate principal amount of less than $100,000 of Notes, in either case depending upon maturity, of the Price to Public of Notes sold through the Agent, and may also sell Notes to the Agent at a discount.

  In addition, the Agent may offer the Notes it has purchased as principal to other dealers. The Agent may sell Notes to any dealer at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed to any dealer will not be in excess of 66 2/3% of the discount to be received by the Agent from the Company. Unless otherwise indicated in the applicable Pricing Supplement, any Note sold to the Agent as principal will be purchased by the Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to any agency sale of a Note of identical maturity, and may be resold by the Agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale or may be resold to certain dealers as described above. After the initial public offering of Notes to be resold to investors and other purchasers on a fixed public offering price basis, the public offering price, concession and discount may be changed.

  The Company has agreed to indemnify the Agent against or to make contributions relating to certain civil liabilities, including liabilities under the Securities Act of 1933.

  The Agent is a wholly-owned subsidiary of the Company and is a member of the National Association of Securities Dealers, Inc. (the "NASD"). The distribution of Notes by the Agent will conform to the requirements set forth in the applicable sections of Schedule E to the By-Laws of the NASD.

                                 LEGAL OPINION

  The validity of the Notes will be passed upon for the Company and for the Agent by Brown & Wood, New York, N.Y.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. THIS + +OFFERING MEMORANDUM SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION + +OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY + +STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO + +REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                             SUBJECT TO COMPLETION
                           ISSUE DATE: MARCH 11, 1994
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED        , 1994)

                                      LOGO
                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                                  ----------
  Merrill Lynch & Co., Inc. (the "Company") may offer from time to time up to
$              aggregate principal amount (except that with respect to Notes sold at a discount, the initial offering price will be used), or the equivalent thereof in one or more foreign currencies or currency units, of its Medium-Term Notes, Series B (the "Notes"). Each Note will mature on a day nine months or more from the date of issue, as selected by the purchaser and agreed to by the Company, and may be subject to redemption by the Company or repayment at the option of the Holder thereof, in each case, in whole or in part, prior to its Stated Maturity, as set forth therein and specified in a pricing supplement hereto (each, a "Pricing Supplement").
  The interest rate, if any, or the formula for the determination of any such interest rate, applicable to each Note and other variable terms of the Notes as described herein will be established by the Company at the date of issue of such Note and will be set forth therein and specified in a Pricing Supplement. Interest rates, interest rate formulae and such other variable terms are subject to change by the Company, but no change will affect any Note already issued or as to which an offer to purchase has been accepted by the Company.
Each Note will be issued in fully registered book-entry form (a "Book-Entry
Note") or certificated form (a "Certificated Note"), as set forth in the applicable Pricing Supplement, in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the applicable Pricing Supplement. Each Book-Entry Note will be represented by one or more global securities ("Global Notes") deposited with or on behalf of The Depository Trust Company (or such other depository as is identified in an applicable Pricing Supplement) (the "Depository") and registered in the name of the Depository's nominee. Beneficial interests in Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depository (with respect to its participants) and the Depository's participants (with respect to beneficial owners). Beneficial owners of the Book-Entry Notes will not have the right to receive physical certificates evidencing their ownership except under the limited circumstances described herein.
  Unless otherwise specified in an applicable Pricing Supplement, the Notes will bear interest at fixed rates (the "Fixed Rate Notes") or at floating rates (the "Floating Rate Notes"). The applicable Pricing Supplement will specify whether a Floating Rate Note is a Floating Rate/Fixed Rate Note, Inverse
Floating Rate Note or Regular Floating Rate Note and whether its rate of interest is determined by reference to one or more of the CD Rate, the
Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal
Funds Rate, LIBOR, the Prime Rate or the Treasury Rate (each, an "Interest Rate Basis"), or any other interest rate basis or formula, as adjusted by any Spread and/or Spread Multiplier and will specify such other terms applicable to such Note. Interest rates offered by the Company with respect to the Notes may differ depending upon the aggregate principal amount of Notes subject to purchase in any single transaction, and the Company expects generally to distinguish, with respect to such offered rates, between purchases which are for less than, and purchases which are for an amount equal to or greater than, $100,000. See "Description of Notes."
                                  ----------
 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES  AND EXCHANGE  COMMISSION OR ANY  STATE SECURITIES  COMMISSION
    PASSED  UPON THE ACCURACY  OR ADEQUACY  OF THIS PROSPECTUS  SUPPLEMENT,
      THE PROSPECTUS OR ANY SUPPLEMENT  HERETO. ANY REPRESENTATION TO  THE
       CONTRARY IS A CRIMINAL OFFENSE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                     AGENT'S DISCOUNTS
                     PRICE TO               AND               PROCEEDS TO
                    PUBLIC (1)       COMMISSIONS(1)(2)       COMPANY(1)(3)
- ----------------------------------------------------------------------------
Per Note.......         100%           .125% --.750%       99.875% --99.250%
- ----------------------------------------------------------------------------
                                       $         --
Total(4).......    $                    $                $         --$
- ----------------------------------------------------------------------------

- --------------------------------------------------------------------------------
(1) Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated
    (the "Agent") will purchase the Notes, as principal, from the Company, for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the Agent, or, if so specified in an applicable Pricing Supplement, for resale at a fixed public offering price. Unless otherwise specified in an applicable Pricing Supplement, any Note sold to the Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale (as described below) of a Note of identical maturity. If agreed to by the Company and the Agent, the Agent may utilize their reasonable efforts on an agency basis to solicit offers to purchase the Notes at 100% of the principal amount thereof, unless otherwise specified in an applicable Pricing Supplement. The Company will pay a commission to an Agent, ranging from .125% to .750% (or, with respect to
    Notes for which the Stated Maturity is in excess of 30 years, such commission as shall be agreed upon by the Company and the related Agent at the time of sale) of the principal amount of a Note, depending upon its
    Stated Maturity, sold through such Agent.
(2) The Company has agreed to indemnify the Agent against, and to provide contribution with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Plan of Distribution."
(3) Before deducting expenses payable by the Company.
(4) Or the equivalent thereof in one or more foreign or composite currencies.
                                  ----------
  The Notes are being offered on a continuing basis by the Company through the Agent. Unless otherwise specified in an applicable Pricing Supplement, the
Notes will not be listed on any securities exchange and there can be no assurance that the Notes offered by this Prospectus Supplement will be sold or that there will be a secondary market for the Notes. The Company reserves the right to cancel or modify the offer made hereby without notice. The Company or the Agent, if it solicits the offer, may reject any offer to purchase Notes in whole or in part. See "Plan of Distribution."
  This Prospectus Supplement and the accompanying Prospectus may be used by the Agent, a wholly-owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Notes. The Agent may act as principal or agent in such transactions.
                                  ----------
                              MERRILL LYNCH & CO.
                                  ----------
            The date of this Prospectus Supplement is       , 1994.

  IN CONNECTION WITH ANY OFFERING OF NOTES OFFERED TO THE PUBLIC ON A FIXED PRICE BASIS (AS INDICATED IN THE APPLICABLE PRICING SUPPLEMENT), THE AGENT (ACTING AS PRINCIPAL) MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF SUCH NOTES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

  The Commissioner of Insurance of the State of North Carolina has not approved or disapproved this offering nor has the Commissioner passed upon the accuracy or adequacy of this Prospectus Supplement or Prospectus.

                              DESCRIPTION OF NOTES

  The Notes will be issued as a series of debt securities under a senior indenture, dated as of October 1, 1993 (the "Senior Indenture"), between the Company and The Chase Manhattan Bank (National Association), as trustee (as used in this Prospectus Supplement, the "Trustee"). The term "Senior Debt Securities," as used in this Prospectus Supplement, refers to all securities issued and issuable from time to time under the Senior Indenture and includes the Notes. The Senior Debt Securities and the Trustee are more fully described in the accompanying Prospectus. The following summary of certain provisions of the Notes and of the Senior Indenture does not purport to be complete and is qualified in its entirety by reference to the Senior Indenture, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus are a part. Capitalized terms used but not defined herein have the meanings given to them in the Senior Indenture or the Notes, as the case may be.

  THE FOLLOWING DESCRIPTION OF NOTES WILL APPLY UNLESS OTHERWISE SPECIFIED IN AN APPLICABLE PRICING SUPPLEMENT.

GENERAL

  All Senior Debt Securities, including the Notes, issued and to be issued under the Senior Indenture will be unsecured general obligations of the Company and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company from time to time outstanding. However, because the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of the Notes), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, to the Company are restricted by net capital requirements under the Securities Exchange Act of 1934, as amended, and under rules of certain exchanges and other regulatory bodies.

  The Senior Indenture does not limit the aggregate principal amount of Senior Debt Securities which may be issued thereunder and Senior Debt Securities may be issued thereunder from time to time as a single series or in two or more separate series up to the aggregate principal amount from time to time authorized by the Company for each series. The Company may, from time to time, without the consent of the Holders of the Notes, provide for the issuance of Notes or other Senior Debt Securities under the Senior Indenture in addition to the $3,000,000,000 aggregate principal amount of Notes offered hereby. The aggregate principal amount of Notes which may be offered hereby may be reduced by the issuance of other securities of the Company pursuant to the registration statement of which this Prospectus Supplement and the accompanying Prospectus are a part.

  The Notes will be offered on a continuing basis and will mature on a day nine months or more from the date of issue, as selected by the purchaser and agreed to by the Company. Interest-bearing Notes will either be Fixed Rate Notes or Floating Rate Notes as specified in the applicable Pricing Supplement. Notes may be issued at significant discounts from their principal amount payable at Stated Maturity (or on any prior date on which the principal or an installment of principal of a Note becomes due and payable, whether by the declaration of acceleration, call for redemption at the option of the Company, repayment at the option of the Holder or otherwise) (each such date, a "Maturity"), and some Notes may not bear interest.

  Unless otherwise indicated in a Note and in the applicable Pricing Supplement, the Notes will be denominated in United States dollars and payments of principal of, and premium, if any, and interest on, the Notes will be made in United States dollars. If any of the Notes to be denominated other than in United States dollars or if the principal of, and interest on, the Notes, and any premium provided for in any Note is to be payable in or by reference to a currency (or in composite currency units or in amounts determined by reference to one or more currencies) other than that in which such Note is denominated, provisions with respect thereto will be set forth in such Note and in the applicable Pricing Supplement.

  Interest rates, interest rate formulae and other variable terms of the Notes are subject to change by the Company from time to time, but no such change will affect any Note already issued or as to which an offer to purchase has been accepted by the Company.

  Each Note will be issued in fully registered book-entry form (a "Book-Entry Note") or certificated form (a "Certificated Note"), in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the applicable Pricing Supplement. Book-Entry Notes may be transferred or exchanged only through a participating member of The Depository Trust Company (or such other depository as is identified in an applicable Pricing Supplement) (the "Depository"). See "Book-Entry Notes." Registration of transfer of Certificated Notes will be made at the Corporate Trust Office of the Trustee. No service charge will be made by the Company, the Trustee or the Security Registrar for any such registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (other than exchanges pursuant to the Senior Indenture, not involving any transfer).

  Payments of principal of, and premium and interest, if any, on Book-Entry Notes will be made by the Company through the Trustee to the Depository or its nominee. See "Book-Entry Notes." Unless otherwise specified in the applicable Pricing Supplement, a Beneficial Owner of Book-Entry Notes denominated in a currency other than United States dollars (a "Specified Currency") electing to receive payments of principal or any premium or interest in such Specified Currency must notify the Participant through which its interest is held on or prior to the applicable Record Date, in the case of a payment of interest, and on or prior to the sixteenth day, whether or not a Business Day (as defined below), prior to its Stated Maturity, in the case of principal or premium, of such Beneficial Owner's election to receive all or a portion of such payment in a Specified Currency. Such Participant must notify the Depository of such election on or prior to the third Business Day after such Record Date. The Depository will notify the Paying Agent of such election on or prior to the fifth Business Day after such Record Date. If complete instructions are received by the Participant and forwarded by the Participant to the Depository, and by the Depository to the Paying Agent, on or prior to such dates, the Beneficial Owner will receive payments in the Specified Currency.

  In the case of Certificated Notes, payment of principal or premium, if any, at the Maturity of each Certificated Note will be made in immediately available funds upon presentation of the Certificated Note at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, or at such other place as the Company may designate. Payment of interest due at Maturity will be made to the person to whom payment of the principal of the Certificated Note shall be made. Payment of interest due on Certificated Notes other than at Maturity will be made at the Corporate Trust Office of the Trustee or, at the option of the Company, may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Notwithstanding the foregoing, a Holder of $1,000,000 or more in aggregate principal amount of Certificated Notes having the same Interest Payment Dates will, at the option of the Company, be entitled to receive interest payments (other than at Maturity) by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable Interest Payment Date.

TRANSACTION AMOUNT

  Interest rates offered by the Company with respect to the Notes may differ depending upon the aggregate principal amount of Notes purchased in any transaction. The Company expects generally to distinguish, with respect to such offered rates, between purchases which are for less than, and purchases which are equal to or greater than, $100,000. Such different rates may be offered concurrently at any time. The Company may also concurrently offer Notes having different variable terms (as are described herein or in any Prospectus Supplement) to different investors, and such different offers may depend upon whether an offered purchase is for an aggregate principal amount of Notes equal to or greater than, or for an amount less than $100,000.

REDEMPTION AT THE OPTION OF THE COMPANY

  The Notes will not be subject to any sinking fund. The Notes will be redeemable at the option of the Company prior to their Stated Maturity only if an Initial Redemption Date is specified therein and in the applicable Pricing Supplement. If so indicated in the applicable Pricing Supplement, Notes will be subject to redemption at the option of the Company on any date on and after the applicable Initial Redemption Date specified in such Pricing Supplement. On and after the Initial Redemption Date, if any, the related Note may be redeemed at any time in whole or from time to time in part (in increments of $1,000, provided that any remaining principal amount shall be an authorized denomination of the applicable Note) at the option of the Company at the applicable Redemption Price (as defined below) together with interest thereon payable to the Redemption Date, on notice given not more than 60 nor less than 30 days prior to the Redemption Date. "Redemption Price" with respect to a Note will initially mean a percentage, the Initial Redemption Percentage, of the principal amount of such Note to be redeemed specified in the applicable Pricing Supplement and shall decline at each anniversary of the Initial Redemption Date by a percentage, the Annual Redemption Percentage Reduction, if any, specified in the applicable Pricing Supplement, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

REPAYMENT AT THE OPTION OF THE HOLDER

  If so indicated in an applicable Pricing Supplement, Notes will be repayable by the Company in whole or in part at the option of the Holders thereof on their respective Optional Repayment Dates specified in such Pricing Supplement. If no Optional Repayment Date is indicated with respect to a Note, such Note will not be repayable at the option of the Holder prior to its Stated Maturity. Any repayment in part will be in an amount equal to $1,000 or integral multiples thereof, provided that any remaining principal amount shall be an authorized denomination of the applicable Note. The repurchase price for any Note so repurchased will be 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment.

  While the Book-Entry Notes are represented by Global Notes held by or on behalf of the Depository, and registered in the name of the Depository or the Depository's nominee, the option for repayment may be exercised by the applicable Participant (as defined below under "Book-Entry Notes") on behalf of the Beneficial Owners (as defined below) of such Book-Entry Notes by delivering a written notice to the Trustee at the Corporate Trust Office, not more than 60 nor less than 30 days prior to the Optional Repayment Date. Notices of elections from Participants on behalf of Beneficial Owners of the Book-Entry Notes to exercise their option to have the Book-Entry Notes repaid must be received by the Trustee by 5:00 p.m., New York City time, on the last day for giving such notice. In order to ensure that a notice is received by the Trustee on a particular day, the Beneficial Owner of Book-Entry Notes must so direct the applicable Participant before such Participant's cut-off time for accepting instructions for that day. Different firms may have different cut-off times for accepting instructions from their customers. Accordingly, Beneficial Owners of Book-Entry Notes should consult the Participants through which they own their interest in the Book-Entry Notes for the cut-off times for such Participants. All notices shall be executed by a duly authorized officer of such Participant (with signature guaranteed) and shall be irrevocable. In addition, such Beneficial Owners of Book-Entry Notes shall effect delivery of such Book-Entry Notes at the time such notices of election are given to the Depository by causing the Participant to transfer such Beneficial Owner's interest in the Book-Entry Notes, on the Depository's records, to the Trustee. Conveyance of notices and other communications by the Depository to Participants, by Participants to Indirect Participants (as defined below) and by Participants and Indirect Participants to Beneficial Owners of the Book-Entry Notes will be governed by agreements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

INTEREST

 General

  Each Note will bear interest from the date of issue at the rate per annum or, in the case of a Floating Rate Note, pursuant to the interest rate formula stated therein and in the applicable Pricing Supplement until the principal thereof is paid or made available for payment. Interest will be payable in arrears on each date specified in the applicable Pricing Supplement on which an installment of interest is due and payable (an "Interest Payment Date") and at Maturity. The first payment of interest on any Note originally issued between a Regular Record Date and the related Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record Date. The "Regular Record Date" shall be the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date.

 Fixed Rate Notes

  Unless otherwise specified in an applicable Pricing Supplement, each Fixed Rate Note will bear interest from, and including, the date of issue, at the rate per annum stated on the face thereof until the principal amount thereof is paid or made available for payment. Interest payments on Fixed Rate Notes will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid (or from and including the date of issue, if no interest has been paid with respect to such Fixed Rate Notes), to, but excluding, the related Interest Payment Date or Maturity, as the case may be. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

  Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be payable semiannually on May 15 and November 15 of each year and at Maturity. If any Interest Payment Date or the Maturity of a Fixed Rate Note falls on a day that is not a Business Day, the related payment of principal, premium, if any, or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity, as the case may be.

 Floating Rate Notes

  Floating Rate Notes will be issued as described below. Each applicable Pricing Supplement will specify certain terms with respect to which such Floating Rate Note is being delivered, including: whether such Floating Rate
Note is a "Regular Floating Rate Note" (as defined below), an "Inverse Floating Rate Note" (as defined below) or a "Floating Rate/Fixed Rate Note" (as defined below); the Interest Rate Basis or Bases, Initial Interest Rate, Interest Reset Dates, Interest Payment Dates, Index Maturity, Maximum Interest Rate and Minimum Interest Rate, if any, and the Spread and/or Spread Multiplier, if any, and if one or more of the specified Interest Rate Bases is LIBOR, the Index Currency, the Index Maturity and the Designated LIBOR Page, as described below.

  The interest rate borne by the Floating Rate Notes will be determined as follows:

    (i) Unless such Floating Rate Note is designated as a Floating Rate/Fixed Rate Note, an Inverse Floating Rate Note or as having an Addendum attached, such Floating Rate Note will be designated a "Regular Floating Rate Note" and, except as described below or in an applicable Pricing Supplement, bear interest at the rate determined by reference to the applicable Interest Rate Basis (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any. Commencing on the first Interest Reset Date, the rate at which interest on such Regular Floating Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate.

    (ii) If such Floating Rate Note is designated as a "Floating Rate/Fixed Rate Note", then such Floating Rate Note will bear interest at the rate determined by reference to the applicable Interest Rate Basis (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any. Commencing on the first Interest Reset Date, the rate at which interest on such Floating Rate/Fixed Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that (i) the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate, and (ii) the interest rate in effect commencing on, and including, the Fixed Rate Commencement Date to Maturity shall be the Fixed Interest Rate, if such rate is specified in the applicable Pricing Supplement, or if no such Fixed Interest Rate is so specified, the interest rate in effect thereon on the day immediately preceding the Fixed Rate Commencement Date.

    (iii) If such Floating Rate Note is designated as an "Inverse Floating Rate Note," then, except as described below, such Floating Rate Note will bear interest equal to the Fixed Interest Rate specified in the related Pricing Supplement minus the rate determined by reference to the applicable Interest Rate Basis (i) plus or minus the applicable Spread, if any, and/or
  (ii) multiplied by the applicable Spread Multiplier, if any; provided, however, that unless otherwise specified in the applicable Pricing Supplement, the interest rate thereon will not be less than zero percent. Commencing on the first Interest Reset Date, the rate at which interest on such Inverse Floating Rate Note is payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate.

  Notwithstanding the foregoing, if such Floating Rate Note is designated as having an Addendum attached as specified on the face thereof, such Floating Rate Note shall bear interest in accordance with the terms described in such Addendum and the applicable Pricing Supplement.

  Each Interest Rate Basis shall be the rate determined in accordance with the applicable provisions below. Except as set forth above, the interest rate in effect on each day shall be (a) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the applicable Interest Reset Date.

  Interest on Floating Rate Notes will be determined by reference to an "Interest Rate Basis," which may be one or more of (i) the "CD Rate," (ii) the "Commercial Paper Rate," (iii) the "Eleventh District Cost of Funds Rate," (iv) the "Federal Funds Rate," (v) "LIBOR," (vi) the "Prime Rate," (vii) the "Treasury Rate," or (viii) such other Interest Rate Basis or interest rate formula as may be set forth in the applicable Pricing Supplement. In addition, a Floating Rate Note may bear interest in respect of two or more Interest Rate Bases.

  The "Spread" is the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases applicable to such Floating Rate Note. The "Spread Multiplier" is the percentage of the related Interest Rate Basis or Bases applicable to such Floating Rate Note by which such Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate on such Floating Rate Note. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the Interest Rate Basis or Bases will be calculated.

  Each applicable Pricing Supplement will specify the dates on which such Interest Rate will be reset (each, an "Interest Reset Date"). Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Date will be, in the case of Floating Rate Notes which reset: (i) daily, each Business Day; (ii) weekly, the Wednesday of each week (with the exception of weekly reset Treasury Rate Notes which will reset the Tuesday of each week, except as specified below); (iii) monthly, the third Wednesday of each month (with the exception of monthly reset Eleventh District Cost of Funds Rate Notes, which will reset on the first calendar day of the month); (iv) quarterly, the third Wednesday of March, June, September and December of each year; (v) semiannually, the third Wednesday of the two months specified in the applicable Pricing Supplement; and (vi) annually, the third Wednesday of the month specified in the applicable Pricing Supplement; provided, however, that with respect to Floating Rate/Fixed Rate Notes, the fixed rate of interest in effect for the period from the Fixed Rate Commencement Date until Maturity shall be the Fixed Interest Rate or the interest rate in effect on the day immediately preceding the Fixed Rate Commencement Date, as specified in the applicable Pricing Supplement. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis, if such Business Day falls in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day. As used herein, "Business Day" means any day other than a Saturday or Sunday or any other day on which banks in The City of New York are generally authorized or obligated by law or executive order to close and, with respect to Notes as to which LIBOR is an applicable Interest Rate Basis, is also a London Business Day. As used herein, "London Business Day" means any day (a) if the Index Currency (as defined below) is other than the European Currency Unit ("ECU"), on which dealings in deposits in such Index Currency are transacted in the London interbank market or (b) if the Index Currency is the ECU, that is not designated as an ECU Non-Settlement Day by the ECU Banking Association in Paris or otherwise generally regarded in the ECU interbank market as a day on which payments on ECUs shall not be made.

  A Floating Rate Note may also have either or both of the following: (i) a maximum numerical limitation, or ceiling, on the rate at which interest may accrue during any interest period (a "Maximum Interest Rate"), and (ii) a minimum numerical limitation, or floor, on the rate at which interest may accrue during any period (a "Minimum Interest Rate"). The Indenture provides that the Indenture and the Securities will be governed by and construed in accordance with the laws of the state of New York. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Securities in which $2,500,000 or more has been invested. While the Company believes that New York law would be given effect by a state or federal court sitting outside of New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower (including, in some cases, corporate borrowers). It is suggested that prospective investors consult their personal advisors with respect to the applicability of such laws. The Company has covenanted for the benefit of the beneficial owners of the Securities, to the extent permitted by law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a beneficial owner of the Securities.

  Each applicable Pricing Supplement will specify the dates on which interest will be payable (each an "Interest Payment Date"). Each Floating Rate Note will bear interest from the date of issue at the rates specified therein until the principal thereof is paid or otherwise made available for payment. Unless otherwise specified in the applicable Pricing Supplement and, except as provided below, interest will be payable in the case of Floating Rate Notes which reset: (i) daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year as specified in the applicable Pricing Supplement; (ii) quarterly, on the third Wednesday of March, June, September and December of each year; (iii) semiannually, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and (iv) annually, on the third Wednesday of the month of each year specified in the applicable Pricing Supplement and, in each case, at Maturity. If any Interest Payment Date for any Floating Rate Note (other than an Interest Payment Date at Maturity) would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding day that is a Business Day except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity of a Floating Rate Note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after such Maturity.

  All percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

  Interest payments on Floating Rate Notes will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid (or from and including the date of issue, if no interest has been paid with respect to such Floating Rate Notes), to but excluding the related Interest Payment Date or Maturity.

  With respect to each Floating Rate Note, accrued interest is calculated by multiplying its face amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. The interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of Notes for which the Interest Rate Basis is the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year in the case of Notes for which the Interest Rate Basis is the Treasury Rate. The interest factor for Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied.

  The interest rate applicable to each interest reset period commencing on the Interest Reset Date with respect to such interest reset period will be the rate determined as of the applicable "Interest Determination Date." The Interest Determination Date with respect to the CD Rate and the Commercial Paper Rate will be the second Business Day preceding each Interest Reset Date for the related Note; the Interest Determination Date with respect to the Federal Funds Rate and the Prime Rate, unless otherwise specified in the applicable Pricing Supplement, will be the Business Day immediately preceding each Interest Reset Date; the Interest Determination Date with respect to the Eleventh District Cost of Funds Rate will be the last working day of the month immediately preceding each Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as defined below); the Interest Determination Date with respect to LIBOR will be the second London Business Day preceding each Interest Reset Date. With respect to the Treasury Rate, unless otherwise specified in an applicable Pricing Supplement, the Interest Determination Date will be the day in the week in which the related Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date will be such preceding Friday; and provided, further, that if an auction falls on any Interest Reset Date, then the related Interest Reset Date will instead be the first Business Day following such auction. Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to a Floating Rate Note the interest rate of which is determined with reference to two or more Interest Rate Bases will be the latest Business Day which is at least two Business Days prior to such Interest Reset Date for such Floating Rate Note on which each Interest Reset Basis is determinable. Each Interest Rate Basis will be determined on such date, and the applicable interest rate will take effect on the related Interest Reset Date.

  Unless otherwise provided in the applicable Pricing Supplement, Merrill Lynch, Pierce, Fenner & Smith Incorporated, a subsidiary of the Company, will be the "Calculation Agent." Upon the request of the Holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next Interest Reset Date with respect to such Floating Rate Note. Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date," if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity, as the case may be.

  CD Rate. CD Rate Notes will bear interest at the rates (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any) specified in such CD Rate Notes and in any applicable Pricing Supplement.

  "CD Rate" means, with respect to any Interest Determination Date relating to a CD Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the CD Rate (a "CD Rate Interest Determination Date"), the rate on such date for negotiable certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication ("H.15(519)") under the heading "CDs (Secondary Market)," or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such CD Rate Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading non-bank dealers in negotiable United States dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as set forth above, the CD Rate with respect to such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

  Commercial Paper Rate. Commercial Paper Rate Notes will bear interest at the rates (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any) specified in such Commercial Paper Rate Notes and in any applicable Pricing Supplement.

  "Commercial Paper Rate" means, with respect to any Interest Determination Date relating to a Commercial Paper Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the Commercial Paper Rate (a "Commercial Paper Rate Interest Determination Date"), the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate will be the Money Market Yield on such Commercial Paper Rate Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in Composite Quotations under the heading "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If by 3:00 P.M., New York City time, on the related Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the Commercial Paper Rate for such Commercial Paper Rate Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity designated in the applicable Pricing Supplement placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized securities rating agency; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined on such Commercial Paper Rate Interest Determination Date will be the rate in effect on such Commercial Paper Rate Interest Determination Date.

  "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                                     D X 360
             Money Market Yield = ------------- X  100
                                  360 - (D X M)
where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

  Eleventh District Cost of Funds Rate. Eleventh District Cost of Funds Rate Notes will bear interest at the rates (calculated with reference to the Eleventh District Cost of Funds Rate and the Spread and/or Spread Multiplier, if any) specified in such Eleventh District Cost of Funds Rate Notes and in any applicable Pricing Supplement.

  "Eleventh District Cost of Funds Rate" means, with respect to any Interest Determination Date relating to an Eleventh District Cost of Funds Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the Eleventh District Cost of Funds Rate (an "Eleventh District Cost of Funds Rate Interest Determination Date"), the rate equal to the monthly weighted average cost of funds for the calendar month preceding such Eleventh District Cost of Funds Rate Interest Determination Date as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on any related Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds for such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month preceding the date of such announcement. If the FHLB of San Francisco fails to announce such rate for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate for such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

  Federal Funds Rate. Federal Funds Rate Notes will bear interest at the rates (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any) specified in such Federal Funds Rate Notes and in any applicable Pricing Supplement.

  "Federal Funds Rate" means, with respect to any Interest Determination Date relating to a Federal Funds Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the Federal Funds Rate (a "Federal Funds Rate Interest Determination Date"), the rate on such date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York selected by the Calculation Agent prior to 9:00 A.M., New York City time on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

  LIBOR. LIBOR Notes will bear interest at the rates (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any) specified in such LIBOR Notes and in any applicable Pricing Supplement.

  "LIBOR" means the rate determined by the Calculation Agent in accordance with the following provisions:

    (i) With respect to an Interest Determination Date relating to a LIBOR Note or any Floating Rate Note for which the interest rate is determined with reference to LIBOR (a "LIBOR Interest Determination Date"), LIBOR will be either: (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the arithmetic mean of the offered rates (unless the specified Designated LIBOR

  Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency (as defined below) having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following that LIBOR Interest Determination Date, that appear on the Designated LIBOR Page specified in the applicable Pricing Supplement as of 11:00 A.M., London time, on that LIBOR Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement, the rate for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement commencing on the second London Business Day immediately following that LIBOR Interest Determination Date that appears on the Designated LIBOR Page specified in the applicable Pricing Supplement as of 11:00 A.M., London time, on that LIBOR Interest Determination Date. If fewer than two offered rates appear, or no rate appears, as applicable, LIBOR in respect of the related LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in clause
  (ii) below.

    (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the applicable Designated LIBOR Page as specified in clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., (or such other time specified in the applicable Pricing Supplement), in the applicable Principal Financial Center(s) (as defined below), on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated in the applicable Pricing Supplement and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined on such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

  "Index Currency" means the currency (including composite currencies) specified in the applicable Pricing Supplement as the currency for which LIBOR shall be calculated. If no such currency is specified in the applicable Pricing Supplement, the Index Currency shall be U.S. dollars.

  "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated in the applicable Pricing Supplement, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is designated in the applicable Pricing Supplement, the display on the Dow Jones Telerate Service (or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for the Index Currency) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency. If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR for the applicable Index Currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Index Currency, Page 3750) had been specified.

  "Principal Financial Center" will be, unless otherwise specified in the applicable Pricing Supplement, the following city or cities for the related Index Currency:

                                                           PRINCIPAL FINANCIAL
        INDEX CURRENCY                                          CENTER(S)
        --------------                                     -------------------
        Australian Dollar............................... Sydney
        Belgian Franc................................... Brussels
        Canadian Dollar................................. Toronto
        Danish Krone.................................... Copenhagen
        Dutch Guilder................................... Amsterdam
        Finnish Markka.................................. Helsinki
        French Franc.................................... Paris
        Hong Kong Dollar................................ Hong Kong
        Italian Lira.................................... Milan
        Luxembourg Franc................................ Brussels and Luxembourg
        New Zealand Dollar.............................. Wellington and Auckland
        Norwegian Krone................................. Oslo
        Spanish Peseta.................................. Madrid
        Sterling........................................ London
        Swedish Krona................................... Stockholm
        Swiss Franc..................................... Zurich
        U.S. Dollar..................................... New York
        Yen............................................. Tokyo

  Prime Rate. Prime Rate Notes will bear interest at the rates (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any) specified in such Prime Rate Notes and any applicable Pricing Supplement.

  "Prime Rate" means the rate determined by the Calculation Agent in accordance with the provisions set out in clause (i) or in clause (ii) below, depending upon whether such rate is specified as "Prime Rate--Major Banks" or as "Prime Rate--H.15" in the applicable Pricing Supplement:

    (i) If the applicable Pricing Supplement indicates that the applicable rate is "Prime Rate--Major Banks": "Prime Rate" means, with respect to any Interest Determination Date relating to a Prime Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the Prime Rate (a "Prime Rate Interest Determination Date"), the arithmetic mean of the prime rates of interest publicly announced by three major banks in The City of New York as its United States dollar prime rate or base lending rate as in effect for that day. Each change in the prime rate or base lending rate of any bank so announced by such bank will be effective as of the effective date of the announcement or, if no effective date is specified, as of the date of the announcement. If fewer than three such quotations are provided, the Prime Rate will be calculated by the Calculation Agent and will be determined as the arithmetic mean on the basis of the prime rates quoted in The City of New York by three substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, each having total equity capital of at least $500 million and being subject to supervision or examination by a federal or state authority, selected by the Calculation Agent to quote such rate or rates; provided, however, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate with respect to such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

    (ii) If the applicable Pricing Supplement indicates that the applicable rate is "Prime Rate--H.15": "Prime Rate" means, with respect to any Prime Rate Interest Determination Date, the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan". If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic means of the rates of interest publicly announced by each bank that appears on the Reuters Screen NYMF Page as such bank's prime rate or base lending rate as in effect for that Prime Rate Interest Determination Date. If fewer than four such rates but more than one such rate appear on the Reuters Screen NYMF Page for such Prime Rate Interest Determination Date, the Prime Rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than two such rates appear on the Reuters Screen NYMF Page, the Prime Rate will be determined by the Calculation Agent on the basis of the rates furnished in The City of New York by three substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, having total equity capital of at least $500 million and being subject to supervision or examination by Federal or state authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate for such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

  "Reuters Screen NYMF Page" means the display designated as page "NYMF" on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

  Treasury Rate. Treasury Rate Notes will bear interest at the rates (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any) specified in such Treasury Rate Notes and in any applicable Pricing Supplement.

  "Treasury Rate" means, with respect to an Interest Determination Date relating to a Treasury Rate Note or any Floating Rate Note for which the interest rate is determined by reference to the Treasury Rate (a "Treasury Rate Interest Determination Date"), the rate applicable to the most recent auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable Pricing Supplement, as such rate is published in H.15(519) under the heading "Treasury Bills-auction average (investment)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the Index Maturity designated in the applicable Pricing Supplement are not reported as provided by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held in a particular week, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers (which may include the Agent) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate with respect to such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

OTHER PROVISIONS; ADDENDA

  Any provisions with respect to Notes, including the determination of one or more Interest Rate Bases, the specification of one or more Interest Rate Bases, calculation of the interest rate applicable to a Floating Rate Note, its Interest Payment Dates or any other matter relating thereto may be modified by the terms as specified under "Other Provisions" on the face thereof or in an Addendum relating thereto, if so specified on the face thereof and in the applicable Pricing Supplement.

ORIGINAL ISSUE DISCOUNT NOTES

  Notes may be issued at a price less than their redemption price at Maturity, resulting in such Notes being treated as if they were issued with original issue discount for federal income tax purposes ("Original Issue Discount Notes"). Such Original Issue Discount Notes may currently pay no interest or interest at a rate which at the time of issuance is below market rates. Certain additional considerations relating to any Original Issue Discount Notes may be described in the Pricing Supplement relating thereto.

INDEXED NOTES

  Notes also may be issued with the principal amount payable at Maturity and/or interest to be paid thereon to be determined with reference to the price or prices of specified commodities or stocks, the exchange rate of one or more specified currencies (including a composite currency such as the European Currency Unit) relative to an indexed currency, or such other price or exchange rate as may be specified in such Note ("Indexed Notes"), as set forth in the applicable Pricing Supplement. Holders of such Notes may receive a principal amount at Maturity that is greater than or less than the face amount of the Notes depending upon the relative value at Maturity of the specified indexed item. Information as to the method for determining the principal amount payable at Maturity, certain historical information with respect to the specified indexed item and tax considerations associated with investment in Indexed Notes will be set forth in the applicable Pricing Supplement.

  An investment in Notes indexed, as to principal or interest or both, to one or more values of currencies (including exchange rates between currencies), commodities or interest rate indices entails significant risks that are not associated with similar investments in a conventional fixed-rate debt security. If the interest rate of such a Note is so indexed, it may result in an interest rate that is less than that payable on a conventional fixed-rate debt security issued at the same time, including the possibility that no interest will be paid, and, if the principal amount of such a Note is so indexed, the principal amount payable at Maturity may be less than the original purchase price of such
Note if allowed pursuant to the terms of such Note, including the possibility that no principal will be paid. The secondary market for such Notes will be affected by a number of factors, independent of the creditworthiness of the Company and the value of the applicable currency, commodity or interest rate index, including the volatility of the applicable currency, commodity or interest rate index, the time remaining to the maturity of such Notes, the amount outstanding of such Notes and market interest rates. The value of the applicable currency, commodity or interest rate index depends on a number of interrelated factors, including economic, financial and political events, over which the Company has no control. Additionally, if the formula used to determine the principal amount or interest payable with respect to such Notes contains a multiple or leverage factor, the effect of any change in the applicable currency, commodity or interest rate index may be increased. The historical experience of the relevant currencies, commodities or interest rate indices should not be taken as an indication of future performance of such currencies, commodities or interest rate indices during the term of any Note. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in such Notes and the suitability of such Notes in light of their particular circumstances.

AMORTIZING NOTES

  The Company may from time to time offer Amortizing Notes. Unless otherwise specified in the applicable Pricing Supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and conditions of any issue of Amortizing Notes will be provided in the applicable Pricing Supplement. A table setting forth repayment information in respect of each Amortizing Note will be included in the applicable Pricing Supplement and set forth on such Notes.

BOOK-ENTRY NOTES

  Upon issuance, all Book-Entry Notes having the same Original Issue Date, Stated Maturity and otherwise having identical terms and provisions will be represented by one or more fully registered global securities (the "Global Notes"). Each such Global Note will be deposited with, or on behalf of, The Depository Trust Company as Depository (the "Depository") registered in the name of the Depository or a nominee thereof. Unless and until it is exchanged in whole or in part for Notes in definitive form, no Global Note may be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor of such Depository or a nominee of such successor.

  The Depository has advised the Company as follows: the Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depository was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. The Depository's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, including the Agent. The Depository is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

  Purchases of Book-Entry Notes must be made by or through Participants, which will receive a credit on the records of the Depository. The ownership interest of each actual purchaser of each Book-Entry Note (the "Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depository of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in Global Notes will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depository (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Notes.

  So long as the Depository, or its nominee, is the registered owner of a Global Note, the Depository or its nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by such Global Note for all purposes under the Senior Indenture. Except as provided below, Beneficial Owners of a Global Note will not be entitled to have the Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or Holders thereof under the Senior Indenture. Accordingly, each Person owning a beneficial interest in a Global Note must rely on the procedures of the Depository and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Note desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, the Depository would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners.

Conveyance of notices and other communications by the Depository to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Payment of principal of, and interest on, Notes registered in the name of the Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the Holder of the Global Note or Global Notes representing such Notes. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Depository, upon receipt of any payment of principal or interest in respect of a Global Note, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as shown on the records of the Depository. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

  If (x) the Depository is at any time unwilling or unable to continue as Depository and a successor depository is not appointed by the Company within 60 days, or (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Notes shall be exchangeable, or (z) an Event of Default has occurred and is continuing with respect to the Notes, the Global Note or Global Notes will be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples thereof. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depository from Participants with respect to ownership of beneficial interests in Global Notes.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

  The following summary of certain United States Federal income tax consequences of the purchase, ownership and disposition of the Notes is based upon laws, regulations, rulings and decisions now in effect (or, in the case of certain regulations, in proposed form), all of which are subject to change (including changes in effective dates) or possible differing interpretations. It deals only with Notes held as capital assets and does not deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding Notes as a hedge against currency risks or as a position in a "straddle" for tax purposes, or persons whose functional currency is not the United States dollar. It also does not deal with holders other than original purchasers (except where otherwise specifically noted). Persons considering the purchase of the Notes should consult their own tax advisors concerning the application of United States Federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the Notes arising under the laws of any other taxing jurisdiction.

  As used herein, the term "U.S. Holder" means a beneficial owner of a Note that is for United States Federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate or trust the income of which is subject to United States Federal income taxation regardless of its source or (iv) any other person whose income or gain in respect of a Note is effectively connected with the conduct of a United States trade or business. As used herein, the term "non-U.S. Holder" means a holder of a Note that is not a U.S. Holder.

U.S. HOLDERS

  Payments of Interest. Payments of interest on a Note generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting).

  Original Issue Discount. The following summary is a general discussion of the United States Federal income tax consequences to U.S. Holders of the purchase, ownership and disposition of Notes issued with original issue discount ("Discount Notes"). The following summary is based upon proposed Treasury regulations released by the Internal Revenue Service ("IRS") on December 21, 1992 (the "Proposed OID Regulations"). The Proposed OID Regulations, which are not proposed to be made retroactive, would apply to debt instruments issued 60 days or more after the date such Proposed OID Regulations are made final; thus their application to a particular issue of Notes is uncertain. In addition, subsequent versions of the Proposed OID Regulations or corresponding temporary or final original issue discount regulations may include positions which would apply to a particular issue of Notes and which may be contrary to the positions contained in the Proposed OID Regulations and discussed below.

  For United States Federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a Note over its issue price, if such excess equals or exceeds a de minimis amount (generally 1/4 of 1% of the Note's stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date). The issue price of an issue of Notes, in the case of a public offering, equals the first offering price to the public at which a substantial amount of such Notes has been sold. The stated redemption price at maturity of a Note is the sum of all payments provided by the Note other than "qualified stated interest" payments. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate. In addition, under the Proposed OID Regulations, if a Note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such Note (e.g., Notes with teaser rates or interest holidays), and if the resulting foregone interest exceeds a de minimis amount, then the stated interest on the Note would be treated entirely as original issue discount rather than qualified stated interest.

  Payments of qualified stated interest on a Note are taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting). A U.S. Holder of a Discount Note must include original issue discount in income as ordinary interest for United States Federal income tax purposes as it accrues under a constant yield method in advance of receipt of cash payments attributable to such income, regardless of such U.S. Holder's regular method of tax accounting. In general, the amount of original issue discount included in income by the initial U.S. Holder of a Discount Note is the sum of the daily portions of original issue discount with respect to such Discount Note for each day during the taxable year (or portion of the taxable year) on which such U.S. Holder held such Discount Note. The "daily portion" of original issue discount on any Discount Note is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An "accrual period" may be of any length and the accrual periods may even vary in length over the term of the debt instrument, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs at the end of an accrual period. The amount of original issue discount allocable to each accrual period is equal to the difference between (i) the product of the Discount Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period) and (ii) the amount of any qualified stated interest payments allocable to such accrual period. The "adjusted issue price" of a Discount Note at the beginning of any accrual period is the sum of the issue price of the Discount Note plus the amount of original issue discount allocable to all prior accrual periods minus the amount of any prior payments on the Discount Note that were not qualified stated interest payments. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

  A U.S. Holder who purchases a Discount Note for an amount that is greater than its adjusted issue price as of the purchase date will be considered to have purchased the Discount Note at an "acquisition premium." Under the acquisition premium rules, the amount of original issue discount which such U.S. Holder must include in its gross income with respect to such Discount Note for any taxable year (or portion thereof in which the U.S. Holder holds the Discount Note) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

  Under the Proposed OID Regulations, Floating Rate Notes are subject to special rules whereby a Floating Rate Note will qualify as a "variable rate debt instrument" if it (a) provides for total noncontingent principal payments at least equal to the Note's issue price and (b) provides for stated interest, paid or compounded at least annually, at current values of (i) a single qualified floating rate, (ii) a single qualified floating rate followed by a second qualified floating rate, (iii) a single fixed rate followed by a single qualified floating rate, or (iv) a single objective rate. A "qualified floating rate" is any floating rate where variations in such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds (e.g., the Prime Rate or LIBOR). An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single formula that is fixed throughout the term of the Note and which is based upon one or more qualified floating rates (e.g., a multiple of a qualified floating rate or an inverse floater rate based upon a qualified floating rate) or which is based on the price of actively traded property (other than foreign currency) or an index of the prices of such property.

  If a Floating Rate Note qualifies as a "variable rate debt instrument" under the Proposed OID Regulations, then any stated interest on such Note (other than accelerated or deferred interest, as described below) which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest and will be taxed accordingly. Furthermore, a Floating Rate Note that qualifies as a "variable rate debt instrument" under the Proposed OID Regulations will generally not be issued with original issue discount unless the Floating Rate Note provides for stated interest that is not unconditionally payable at least annually (i.e., nonqualified stated interest), provides for stated interest resulting in accelerated or deferred interest, or is issued at a "true" discount (i.e., at a price below the Note's stated principal amount). If a Floating Rate Note does not qualify as a "variable rate debt instrument" under the Proposed OID Regulations, then the Floating Rate Note would be treated as a contingent payment debt obligation. It is not entirely clear under current law how a Floating Rate Note would be taxed if such Note were treated as a contingent payment debt obligation. The proper tax treatment of Floating Rate Notes that are treated as contingent payment debt obligations will be more fully described in the applicable Pricing Supplement.

  As noted above, it is possible under the Proposed OID Regulations that a Floating Rate Note which qualifies as a "variable rate debt instrument" and provides for stated interest at a single fixed rate followed by a single qualified floating rate or a single qualified floating rate followed by a second qualified floating rate may, under certain circumstances, be treated as providing for stated interest resulting in accelerated or deferred interest. Under such circumstances, a U.S. Holder of such a Floating Rate Note would be required to either accelerate or defer inclusion of some income on the Floating Rate Note as original issue discount. In addition, a Floating Rate Note that bears interest subject to a maximum numerical interest rate limitation or a minimum numerical interest rate limitation may not qualify as a "variable rate debt instrument" and may instead be treated as a contingent payment debt obligation. Original issue discount on a Floating Rate Note arising from "true" discount, accelerated interest or deferred interest is allocated to an accrual period using the constant yield method described above. However, in the case of a Floating Rate Note that qualifies as a "variable rate debt instrument" but which provides for nonqualified stated interest, original issue discount arising from such nonqualified stated interest (other than accelerated or deferred interest) is the amount of such nonqualified stated interest that accrues under the terms of the Floating Rate Note during the accrual period.

  Certain of the Notes (i) may be redeemable at the option of the Company prior to their stated maturity (a "call option") and/or (ii) may be repayable at the option of the holder prior to their stated maturity (a

"put option"). Notes containing such features may be subject to rules that differ from the general rules discussed above. Investors intending to purchase Notes with such features should consult their own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of the purchased Notes.

  U.S. Holders utilizing the accrual method of accounting may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions.

  Foreign-Currency Notes. The United States federal income tax consequences of the purchase, ownership and disposition of Notes providing for payments denominated in a currency other than U.S. dollars will be more fully described in the applicable Pricing Supplement.

  Short-Term Notes. Notes that have a fixed maturity of one year or less ("Short-Term Notes") will be deemed to be issued with original issue discount. In general, an individual or other cash method U.S. Holder is not required to accrue such original issue discount unless the U.S. Holder elects to do so. If such an election is not made, any gain recognized by the U.S. Holder on the sale, exchange or maturity of the Short-Term Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. Holder for interest on borrowings allocable to the Short-Term Note will be deferred until a corresponding amount of income is realized. U.S. Holders who report income for United States Federal income tax purposes under the accrual method, and certain other holders including banks and dealers in securities, are required to accrue original issue discount on a Short-Term Note on a straight-line basis unless an election is made to accrue the original issue discount under a constant yield method (based on daily compounding).

  Market Discount. If a U.S. Holder purchases a Note, other than a Discount Note, for an amount that is less than its issue price (or, in the case of a subsequent purchaser, its stated redemption price at maturity) or, in the case of a Discount Note, for an amount that is less than its adjusted issue price as of the purchase date, the amount of the difference will be treated as "market discount," unless such difference is less than a specified de minimis amount (generally 1/4 of 1% of the Note's stated redemption price at maturity multiplied by the number of complete years to maturity from the date the U.S. Holder purchased such Note).

  Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment (or, in the case of a Discount Note, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the U.S. Holder elects to accrue market discount on the basis of semiannual compounding.

  A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a Note with market discount until the maturity of the Note or its earlier disposition in a taxable transaction, because a current deduction is only allowed to the extent the interest expense exceeds an allocable portion of market discount. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or semiannual compounding basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the Note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for United States Federal income tax purposes.

  Premium. If a U.S. Holder purchases a Note for an amount that is greater than its stated redemption price at maturity, such U.S Holder will be considered to have purchased the Note with "amortizable bond premium" equal in amount to such excess. A U.S. Holder may elect to amortize such premium using a constant yield method over the remaining term of the Note and may offset interest otherwise required to be included in respect of the Note during any taxable year by the amortized amount of such excess for the taxable year. However, if the Note may be optionally redeemed after the U.S. Holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the Note.

  Disposition of a Note. Except as discussed above, upon the sale, exchange or retirement of a Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and such U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in a Note generally will be such U.S. Holder's initial investment in the Note increased by any original issue discount included in income (and accrued market discount, if any, if the U.S. Holder has included such market discount in income) and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to such Note. Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year.

NON-U.S. HOLDERS

  A non-U.S. Holder will not be subject to United States Federal income taxes on payments of principal, premium (if any) or interest (including original issue discount, if any) on a Note, unless such non-U.S. Holder is a direct or indirect 10% or greater shareholder of the Company, a controlled foreign corporation related to the Company or a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended ("Code"). To qualify for the exemption from taxation, the last United States payor in the chain of payment prior to payment to a non-U.S. Holder (the "Withholding Agent") must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that (i) is signed by the beneficial owner of the Note under penalties of perjury, (ii) certifies that such owner is not a U.S. Holder and (iii) provides the name and address of the beneficial owner. The statement may be made on an IRS Form W-8 or a substantially similar form, and the beneficial owner must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8 or the substitute form provided by the beneficial owner to the organization or institution. The Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof.

  Generally, a non-U.S. Holder will not be subject to Federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Note, provided the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. Holder. Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor.

  The Notes will not be includible in the estate of a non-U.S. Holder unless the individual is a direct or indirect 10% or greater shareholder of the Company or, at the time of such individual's death, payments in respect of the Notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

BACKUP WITHHOLDING

  Backup withholding of United States Federal income tax at a rate of 31% may apply to payments made in respect of the Notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

  In addition, upon the sale of a Note to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that such seller is a non-U.S. Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

  Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States Federal income tax provided the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

  The Notes are being offered on a continuing basis for sale by the Company, through the Agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, who will purchase the Notes, as principal, from the Company, for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the Agent, or, if so specified in an applicable Pricing Supplement, for resale at a fixed public offering price. Unless otherwise specified in an applicable Pricing Supplement, any Note sold to the Agent as principal will be purchased by the Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale (as described below) of a Note of identical maturity. If agreed to by the Company and the Agent, the Agent may utilize their reasonable efforts on an agency basis to solicit offers to purchase the Notes at 100% of the principal amount thereof, unless otherwise specified in an applicable Pricing Supplement. The Company will pay a commission to the Agent, ranging from .125% to .750% of the principal amount of a Note, depending upon its Stated Maturity (or, with respect to Notes for which the Stated Maturity is in excess of 30 years, such commission as shall be agreed upon by the Company and the related Agent at the time of sale), sold through the Agent.

  The Agent may sell Notes it has purchased from the Company as principal to other dealers for resale to investors, and may allow any portion of the discount received in connection with such purchases from the Company to such dealers. After the initial public offering of Notes, the public offering price (in the case of Notes to be resold at a fixed public offering price), the concession and the discount allowed to dealers may be changed.

  The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice and may reject orders in whole or in part whether placed directly with the Company or through the Agent. The Agent will have the right, in their discretion reasonably exercised, to reject in whole or in part any offer to purchase Notes received by the Agent.

  Unless otherwise specified in an applicable Pricing Supplement, payment of the purchase price of the Notes will be required to be made in immediately available funds in New York City of the date of settlement.

  No Note will have an established trading market when issued. Unless specified in the applicable pricing supplement, the Notes will not be listed on any securities exchange. The Agent may from time to time purchase and sell Notes in the secondary market, but the Agent is not obligated to do so, and there can be no assurance that there will be a secondary market for the Notes or liquidity in the secondary market if one develops. From time to time, the Agent may make a market in the Notes.

  The Agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Act"). The Company has agreed to indemnify the Agent against or to make contributions relating to certain civil liabilities, including liabilities under the Act, or to contribute to payments the Agent may be required to make in respect thereof. The Company has agreed to reimburse the Agent for certain expenses.

                                 LEGAL OPINION

  The validity of the Notes will be passed upon for the Company and the Agent by Brown & Wood, New York, New York.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                             SUBJECT TO COMPLETION
                           ISSUE DATE:  MARCH 11, 1994

PROSPECTUS
- ----------

                                11,000,000 UNITS
                           MERRILL LYNCH & CO., INC.
    GLOBAL TELECOMMUNICATIONS PORTFOLIO MARKET INDEX TARGET-TERM SECURITIES/SM/
                              DUE OCTOBER 15, 1998
                                 ("MITTS/(R)/")
                             ______________________

     On September 13, 1993, Merrill Lynch & Co., Inc. (the "Company") issued an aggregate principal amount of $110,000,000 Global Telecommunications Portfolio Market Index Target-Term Securities due October 15, 1998 (the "Securities" or "MITTS"). Each $10 principal amount of Securities will be deemed a "Unit" for purposes of trading and transfer at the Securities Depository described below. Units will be transferable by the Securities Depository, as more fully described below, in denominations of whole Units.

     The Securities were offered at an original issue price of 100% of the principal amount thereof, will bear no periodic payments of interest and will mature on October 15, 1998. At maturity, a beneficial owner of a Security will be paid an amount based upon the change in the value of a portfolio of specified telecommunications industry stocks of issuers organized in the United States and abroad measured from September 2, 1993 (the "Original Portfolio Value") to the Closing Portfolio Value, all as more fully described herein; provided, however, that the amount payable at maturity will not be less than $9.00 for each Unit of the Securities (the "Minimum Payment"). The Closing Portfolio Value will be based on certain values of the specified telecommunications industry stocks during a period prior to the maturity date of the Securities.

     IF THE CLOSING PORTFOLIO VALUE IS LESS THAN THE ORIGINAL PORTFOLIO VALUE, THE AMOUNT PAYABLE AT MATURITY WITH RESPECT TO A SECURITY WILL BE LESS THAN THE PRINCIPAL AMOUNT OF SUCH SECURITY.

     For information as to the calculation of the amount that will be paid at maturity and the calculation and the composition of the global telecommunications industry portfolio, see "Description of Securities" and "The Portfolio" in this Prospectus. FOR OTHER INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "SPECIAL CONSIDERATIONS" IN THIS PROSPECTUS.

     Ownership of the Securities will be maintained in book-entry form by or through the Securities Depository. Beneficial owners of the Securities will not have the right to receive physical certificates evidencing their ownership except under the limited circumstances described herein.

     The Securities have been listed on the New York Stock Exchange under the Symbol "MLC".

                             ______________________

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.   ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            _______________________

     This Prospectus has been prepared in connection with the Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly-owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Securities. MLPF&S may act as principal or agent in such transactions. The Securities may be offered on a national securities exchange in the event the particular issue of Securities has been listed on such exchange, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale.

                              ___________________

                              MERRILL LYNCH & CO.
                              ___________________

              The date of this Prospectus is _____________, 1994.
     (R)"MITTS" is a registered service mark and /SM/"Market Index Target-Term Securities" is a service mark of Merrill Lynch & Co., Inc.

          The Commissioner of Insurance of The State of North Carolina has not approved or disapproved the offering of the Securities made hereby nor has the Commissioner passed upon the accuracy or adequacy of this Prospectus.


                             AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, Seven World Trade Center, New York, New York 10048.
     Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at the prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The Company's Annual Report on Form 10-K for the year ended December 25, 1992, Quarterly Reports on Form 10-Q for the quarters ending March 26, 1993, June 25, 1993 and September 24, 1993, and Current Reports on Form 8-K dated January 25, 1993, January 26, 1993, January 28, 1993, February 1, 1993, February 22, 1993, March 1, 1993, March 19, 1993, April 13, 1993,
     April 15, 1993, April 22, 1993, April 27, 1993, April 29, 1993, June 24,
     1993, June 28, 1993, July 7, 1993, July 13, 1993, July 27, 1993, September
     8, 1993, September 13, 1993, September 23, 1993, October 7, 1993, October 11, 1993, October 15, 1993, October 27, 1993, December 17, 1993, December
     22, 1993, December 27, 1993, December 30, 1993, January 20, 1994, January
     24, 1994, January 27, 1994, February 3, 1994 and March 9, 1994 filed pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference into this Prospectus.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY (WITHOUT EXHIBITS OTHER THAN EXHIBITS SPECIFICALLY INCORPORATED BY REFERENCE) OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO MR. GREGORY T. RUSSO, SECRETARY, MERRILL LYNCH & CO., INC., 100 CHURCH STREET, 12TH FLOOR, NEW YORK, NEW YORK 10080-6512; TELEPHONE NUMBER (212)602-8435.

          NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF AN OFFER TO BUY FROM, ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                           MERRILL LYNCH & CO., INC.

          Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance and related services worldwide. Its principal subsidiary, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), is one of the largest securities firms in the world. MLPF&S is a broker in securities, options contracts, commodity and financial futures contracts, a distributor of selected insurance products, a dealer in options and in corporate and municipal securities and an investment banking firm. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued by the U.S. Government or agencies thereof or guaranteed or insured by Federal agencies or instrumentalities. Merrill Lynch Capital Services, Inc. and Merrill Lynch Derivative Products, Inc. are the Company's primary derivative subsidiaries which enter into interest rate and currency swaps and other derivative transactions. Merrill Lynch Asset Management, L.P. manages mutual funds and provides investment advisory services. Other subsidiaries provide financial services outside the United States similar to those of MLPF&S and are engaged in such other activities as international banking, lending and providing other investment and financing services. The Company's insurance underwriting and marketing operations consist of the underwriting of life insurance and annuity products through subsidiaries of Merrill Lynch Insurance Group, Inc., and the sale of life insurance and annuities through Merrill Lynch Life Agency Inc. and other life insurance agencies associated with MLPF&S.

          The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212)449-1000.

     RATIO OF EARNINGS TO FIXED CHARGES

                  YEAR ENDED LAST FRIDAY IN DECEMBER
                         1989  1990  1991  1992  1993
                         ----  ----  ----  ----  ----

     Ratio of earnings
     to fixed charges     ---   1.1   1.2   1.3   1.4

          For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consists of interest costs and that portion of rentals estimated to be representative of the interest factor. In 1989, fixed charges exceeded pretax earnings before fixed charges by $187,564,000.



                             SPECIAL CONSIDERATIONS

     PAYMENT AT MATURITY

          If the Closing Portfolio Value is less than the Original Portfolio Value, beneficial owners of the Securities will receive less than the principal amount of such Securities at maturity, but not less than the Minimum Payment. Beneficial owners would receive only the return of principal if the Closing Portfolio Value should equal the Original Portfolio Value. This will be true even though the Portfolio Value as of some interim period or periods prior to the Calculation Period may have exceeded the Original Portfolio Value since the Closing Portfolio Value is calculated on the basis of the average of the value of Portfolio Securities only on the Calculation Days.

          Even if the principal of the Securities is fully returned, such return of principal does not reflect any opportunity cost implied by inflation and other factors relating to the time value of money.

          The return based on the Closing Portfolio Value relative to the Original Portfolio Value generally will not produce the same return as if the Portfolio Securities were purchased and held for a similar period, because, among other reasons, any payment at maturity on the Securities based on an increase in the value of the Portfolio will not reflect the payment of dividends on the Portfolio Securities.

          The Indenture provides that the Indenture and the Securities will be governed by and construed in accordance with the laws of New York. Under present New York law the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Securities in which $2,500,000 or more has been invested. While the Company believes that New York law would be given effect by a state or Federal court sitting outside of New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower (including, in some cases, corporate borrowers). All payments under the Securities (other than the return of principal) could be considered interest for the purpose of state usury laws. The Company will covenant for the benefit of the Holders of the Securities, to the extent permitted by law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a Holder of the Securities.

     TRADING

          The Securities have been listed on the New York Stock Exchange under the Symbol "MLC". There can be no assurance as to how the Securities will trade in the secondary market or whether such market will be liquid. It is expected that the secondary market for the Securities will be affected by the creditworthiness of the Company and by a number of other factors. The trading value of the Securities is expected to depend primarily on the extent of the appreciation, if any, of the Portfolio Value over the Original Portfolio Value. If, however, Securities are sold prior to the maturity date at a time when the Portfolio Value exceeds the Original Portfolio Value, the sale price may be at a discount from the amount expected to be payable to the beneficial owner if such excess of the Portfolio Value over the Original Portfolio Value were to prevail during the Calculation Period. Furthermore, the price at which a beneficial owner will be able to sell Securities prior to maturity may be at a discount, which could be substantial, from the principal amount thereof, if, at such time, the Portfolio Value is below, equal to or not sufficiently above the Original Portfolio Value. A discount could also result from rising interest rates.

          The trading values of the Securities may be affected by a number of interrelated factors, including those listed below. The relationship among these factors is complex, including how these factors affect the value of the principal amount of the Securities payable at maturity, if any, in excess of the principal amount of the Securities. Accordingly, investors should be aware that factors other than the level of the Portfolio Value are likely to affect their trading value. The expected effect on the trading value of the Securities of each of the factors listed below, assuming in each case that all other factors are held constant, is as follows:

          Interest Rates. In general, if U.S. interest rates increase, the value of the Securities is expected to decrease. If U.S. interest rates decrease, the value of the Securities is expected to increase. Local interest rates may also affect the economies of countries in which issuers of the respective Portfolio Securities (or shares underlying such securities) operate, and, in turn, affect the Portfolio Value.

          Volatility of the Portfolio Value. If the volatility of the Portfolio Value increases, the trading value of the Securities is expected to increase. If the volatility of the Portfolio Value decreases, the trading value of the Securities is expected to decrease.

          Time Remaining to Maturity. The Securities may trade at a value above that which may be inferred from the level of the Portfolio Value. This difference will reflect a "time premium" due to expectations concerning the Portfolio Value during the period prior to maturity of the Securities. As the time remaining to maturity of the Securities decreases, however, this time premium is expected to decrease, thus decreasing the trading value of the Securities.

          Dividend Rates. If dividend rates on the Portfolio Securities (or shares underlying such securities) increase, the value of the Securities is expected to decrease. Conversely, if dividend rates on the Portfolio Securities decrease, the value of the Securities is expected to increase. Local general corporate dividend rates may also affect the Portfolio Value and, in turn, the value of the Securities.

     FOREIGN CURRENCY EXCHANGE AND FOREIGN MARKET

          The Securities are U.S. dollar-denominated securities issued by the Company, a United States corporation. Investments in the Securities do not give the beneficial owners any right to receive any Portfolio Security or any other ownership right or interest in the Portfolio Securities, although the return on the investment in the Securities is based on the Portfolio Value of the Portfolio Securities. Certain of the Portfolio Securities (or securities underlying DRs included in the Portfolio) have been issued by non-United States companies, and certain of the Portfolio Securities and the underlying securities represented by the DRs are quoted in currencies other than the U.S. dollar. Investments in securities indexed to the value of non-United States securities involve certain risks. Fluctuations in foreign exchange rates, future foreign political and economic developments, and the possible imposition of exchange controls or other foreign governmental laws or restrictions applicable to such investments may affect the U.S. dollar value of such securities, including DRs. Securities prices in different countries are subject to different economic, financial, political and social factors. Rates of exchange between the dollar and other currencies are determined by forces of supply and demand in the foreign exchange markets. These forces are, in turn, affected by international balance of payments and other economic and financial conditions, government intervention, speculation and other factors. Moreover, individual foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payments position. With respect to certain countries, there is the possibility of expropriation of assets, confiscatory taxation, political or social instability or diplomatic developments which could affect the value of investments in those countries. There may be less publicly available information about a foreign company than about a U.S. company, and foreign companies may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. entities are subject. Certain foreign investments may be subject to foreign withholding taxes which could affect the value of investment in these countries. In addition, investment laws in certain foreign countries may limit or restrict ownership of certain securities by foreign nationals by restricting or eliminating voting or other rights or limiting the amount of securities that may be so owned, and such limitations or restrictions may affect the prices of such securities.

          Foreign financial markets, while growing in volume, may have substantially less volume than U.S. markets, and securities of many foreign companies are less liquid and their prices more volatile than securities of comparable domestic companies. The foreign markets have different trading practices that may affect the prices of securities. The foreign markets have different clearance and settlement procedures, and in certain countries there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. There is generally less government supervision and regulation of exchanges, brokers and issuers in foreign countries than there is in the U.S. In addition, the terms and conditions of depositary facilities may result in less liquidity or lower market values for the DRs than for the underlying stocks.

     AMERICAN DEPOSITARY RECEIPTS AND GLOBAL DEPOSITARY RECEIPTS

          Certain of the Portfolio Securities are in the form of either American Depositary Receipts ("ADRs") or Global Depositary Receipts ("GDRs", which, together with ADRs, are hereinafter collectively referred to as "DRs"). A DR is a negotiable receipt which is issued by a depositary, generally a bank, representing shares (the "Underlying Shares") of a foreign issuer (the "Foreign Issuer") that have been deposited and are held, on behalf of the holders of the DRs, at a custodian bank in the Foreign Issuer's home country. While the market for Underlying Shares will generally be in the country in which the Foreign Issuer is organized and trading in such market will generally be based on that country's currency, DRs that are Portfolio Securities will trade in U.S. Dollars.

          Although DRs are distinct securities from the Underlying Shares, the trading characteristics and valuations of DRs will usually, but not necessarily, mirror the characteristics and valuations of the Underlying Shares represented by the DRs. Active trading volume and efficient pricing in the principal market in the home country for the Underlying Shares will usually indicate similar characteristics in respect of the DRs. In the case of certain DRs, however, there may be inadequate familiarity with or information about the Foreign Issuer of the Underlying

     Shares represented by the DR in the market in which the DR trades to support active volume, thus resulting in pricing distortions. This is more likely to occur when the DR is not listed on a U.S. stock exchange or quoted on the National Market System of the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), and trades only over-the-counter, because the Foreign Issuer would not be required to register such DRs under the U.S. Securities Exchange Act of 1934, as is the case with DRs so listed or quoted. In addition, because of the size of an offering of Underlying Shares in DR form outside the home country and/or other factors that have limited or increased the float of certain DRs, the liquidity of such securities may be less than or greater than that with respect to the Underlying Shares. Inasmuch as holders of DRs may surrender the DR in order to take delivery of and trade the Underlying Shares, a characteristic that allows investors in DRs to take advantage of price differentials between different markets, a market for the Underlying Shares that is not liquid will generally result in an illiquid market for the DR representing such Underlying Shares.

          The depositary bank that issues a DR generally charges a fee, based on the price of the DR, upon issuance and cancellation of the DR. This fee would be in addition to the brokerage commissions paid upon the acquisition or surrender of the security. In addition, the depositary bank incurs expenses in connection with the conversion of dividends or other cash distributions paid in local currency into U.S. Dollars and such expenses are deducted from the amount of the dividend or distribution paid to holders, resulting in a lower payout per Underlying Share represented by the DR than would be the case if the Underlying Share were held directly. Furthermore, foreign investment laws in certain countries may restrict ownership by foreign nationals of certain classes of Underlying Shares. Accordingly, the DR representing such class of securities may not possess voting rights, if any, equivalent to those in respect of the Underlying Shares. Certain tax considerations, including tax rate differentials, arising from application of the tax laws of one nation to the nationals of another and from certain practices in the DR market may also exist with respect to certain DRs. In varying degrees, any or all of these factors may affect the value of the DR compared with the value of the Underlying Shares in the local market.

     OTHER CONSIDERATIONS

          It is suggested that prospective investors who consider purchasing the Securities should reach an investment decision only after carefully considering the suitability of the Securities in the light of each investor's particular circumstances.


                           DESCRIPTION OF SECURITIES

     GENERAL

          The Securities were issued as a series of Senior Debt Securities under the Senior Indenture, dated as of April 1, 1983, as amended and restated, which is more fully described below. The principal amount of each Security will equal $10 for each $10 price to the public. The Securities will mature on October 15, 1998.

          No periodic payments of interest will be payable with respect to the Securities. (See "Payment at Maturity", below.)

          The Securities are not subject to redemption by the Company or at the option of any Holder prior to maturity. Upon the occurrence of an Event of Default with respect to the Securities, Holders of the Securities may accelerate the maturity of the Securities, as described under "Events of Default and Acceleration" and "Description of Debt Securities--General-- Events of Default" below.

          The Securities were issued in denominations of whole Units.

     PAYMENT AT MATURITY

          At maturity, a beneficial owner of a Security will be entitled to receive, with respect to each $10 principal amount of the Security, an amount equal to the following:

                                Closing Portfolio Value
                        $10  x  -----------------------
                                        $100

     provided, however, that the amount payable at maturity will not be less than $9 for each $10 principal amount of Securities (the "Minimum Payment"). Based on the prices of the Portfolio Securities on September 2, 1993, the Multipliers were initially set so that the value of the Portfolio on September 2, 1993 equaled $100 (the "Original Portfolio Value").

          If the Closing Portfolio Value is equal to $90 or less, a beneficial owner of a Security will receive the Minimum Payment of $9 for each $10 principal amount of the Securities at maturity. If the Closing Portfolio Value is between $90 and $100, a beneficial owner of a Security will receive between $9 and $10 for each $10 principal amount of the Securities at maturity.

          The "Closing Portfolio Value" will be determined by Merrill Lynch, Pierce, Fenner & Smith Incorporated, an affiliate of the Company, or successor thereto (the "Calculation Agent"), and will equal the sum of the products of the Average Market Price and the applicable Multiplier for each Portfolio Security. The "Average Market Price" of a Portfolio Security will equal the average (mean) of the Market Prices of such Portfolio Security determined on each of the first thirty Calculation Days with respect to such Portfolio Security during the Calculation Period. If there are fewer than thirty Calculation Days with respect to a Portfolio Security, then the Average Market Price will equal the average (mean) of the Market Prices on such Calculation Days, and if there is only one Calculation Day, then the Average Market Price will equal the Market Price on such Calculation Day. The "Calculation Period" means the period from and including the sixtieth scheduled NYSE Trading Day prior to the maturity date to and including the fourth scheduled NYSE Trading Day prior to the maturity date. "Calculation Day" with respect to a Portfolio Security means any Trading Day during the Calculation Period in the country in which such Portfolio Security is being priced on which a Market Disruption Event has not occurred. If a Market Disruption Event occurs on all Trading Days in such country during the Calculation Period then the fourth scheduled NYSE Trading Day prior to the maturity date in such country will be deemed a Calculation Day, notwithstanding the Market Disruption Event; provided, however, that if such fourth scheduled NYSE Trading Day is not a Trading Day in such country, then the immediately preceding Trading Day shall instead be deemed a Calculation Day. Any reference to a specific day herein shall mean such calendar day in each market in which Portfolio Securities are priced.

          "Market Price" means for a Calculation Day the following:

               (i) If the Portfolio Security is listed on a national securities exchange in the United States, is a NASDAQ National Market System ("NASDAQ NMS") security or is included in the OTC Bulletin Board Service ("OTC Bulletin Board") operated by the National Association of Securities Dealers, Inc. (the "NASD"), Market Price means (i) the last reported sale price, regular way, on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such Portfolio Security is listed or admitted to trading, or (ii) if not listed or admitted to trading on any such securities exchange or if such last reported sale price is not obtainable, the last reported sale price on the over-the-counter market as reported on the NASDAQ NMS or OTC Bulletin Board on such day, or (iii) if the last reported sale price is not available pursuant to (i) and (ii) above, the mean of the last reported bid and offer price on the over-the-counter market as reported on the NASDAQ NMS or OTC Bulletin Board on such day as determined by the Calculation Agent. If the Portfolio Security is a security issued by a company organized in the United States and is not listed on a national securities exchange in the United States, is not a NASDAQ NMS security or is not included in the OTC Bulletin Board operated by the NASD, Market Price means the average (mean) of the last available bid and offer prices in the United States over-the-counter market of the three dealers which have the highest volume of transactions in such Portfolio Security in the immediately preceding calendar month as determined by the Calculation Agent based on information that is reasonably available to it. The term "NASDAQ NMS security" shall include a security included in any successor to such system and the term "OTC Bulletin Board Service" shall include any successor service thereto.

               (ii) If the Portfolio Security is a security issued by a company organized other than in the United States or is a DR, that, in either case, is not listed on a national securities exchange in the United States or is not a NASDAQ NMS security or included in the OTC Bulletin Board operated by the NASD, Market Price means the last reported sale price on such day on the securities exchange on which such Portfolio Security is listed or admitted to trading with the greatest volume of trading for the calendar month preceding such day as determined by the Calculation Agent, provided that if such last reported sale price is for a transaction which occurred more than four hours prior to the close of such exchange, then the Market Price shall mean the average
          (mean) of the last available bid and offer price on such exchange. If such Portfolio Security is not listed or admitted to trading on any such securities exchange or if such last reported sale price or bid and offer are not obtainable, the Market Price shall mean the last reported sale price on the over-the-counter market with the greatest volume of trading as determined by the Calculation Agent, provided that if such last reported sale price is for a transaction which occurred more than four hours prior to when trading in such over-the-counter market typically ends, then the Market Price shall mean the average (mean) of the last available bid and offer prices in such market of the three dealers which have the highest volume of transactions in such Portfolio Security in the immediately preceding calendar month as determined by the Calculation Agent based on information that is reasonably available to it. If such prices are quoted in a currency other than in U.S. Dollars, such prices will be translated into U.S. Dollars for purposes of calculating the Average Market Price using the Spot Rate on the same calendar day as the date of any such price. The "Spot Rate" on any date will be determined by the Calculation Agent and will equal the spot rate of such currency per U.S. $1.00 on such date at approximately 3:00 p.m., New York City time, as reported on the information service operated by Bloomberg, L.P. ("Bloomberg") representing the mean of certain dealers in such currency or, if Bloomberg has not reported such rate by 3:30 p.m., New York City time, on such day, the offered spot rate of such currency per U.S. $1.00 on such date for a transaction amount in an amount customary for such market on such date quoted at approximately 3:30 p.m., New York City time, by a leading bank in the foreign exchange markets as may be selected by the Calculation Agent.

          If the Calculation Agent is required to use the bid and offer price for a Portfolio Security to determine the Market Price of such Portfolio Security pursuant to the foregoing, the Calculation Agent shall not use any bid or offer price announced by Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other affiliate of the Company.

          As used herein, "NYSE Trading Day" shall mean a day on which trading is generally conducted in the over-the-counter market for equity securities in the United States and on the New York Stock Exchange as determined by the Calculation Agent. "Trading Day" shall mean a day on which trading is conducted on the principal securities exchanges in the country in which such Portfolio Security is being priced.

          "Market Disruption Event" with respect to a Portfolio Security means either of the following events, as determined by the Calculation Agent:

               (i) the suspension or material limitation (provided that, with respect to Portfolio Securities that are priced in the United States, limitations pursuant to New York Stock Exchange Rule 80A (or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange, any other self regulatory organization or the Securities and Exchange Commission of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall be considered "material" for purposes of this definition) in the trading of such Portfolio Security in the country in which such Portfolio Security is being priced for more than two hours of trading or during the period one-half hour prior to the time that such Portfolio Security is to be priced, or

               (ii) the suspension or material limitation (whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise) in option contracts related to a Portfolio Security traded on any exchange in the country in which such Portfolio Security is being priced for more than two hours of trading or during the period one-half hour prior to the time that such Portfolio Security is to be priced.

          For the purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

          All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the Securities. All percentages resulting from any calculation on the Securities will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent with one-half cent being rounded upwards.

     PORTFOLIO SECURITIES

          The stocks or the depositary receipts representing the stocks listed below will be used to calculate the value of the Portfolio. Holders of the Securities will not have any right to receive the Portfolio Securities. The following table sets forth the Portfolio Securities, the percentage of each Portfolio Security in the Original Portfolio Value and their initial
     Multipliers:



                                                                          % OF PORTFOLIO
                                                                             VALUE
                                                                          REPRESENTED IN
               ISSUER OF THE                    COUNTRY IN                  ORIGINAL         INITIAL
           PORTFOLIO SECURITY(1)              WHICH ORGANIZED  ADR/GDR   PORTFOLIO VALUE    MULTIPLIER
- --------------------------------------------  ---------------  -------   ---------------    ----------
Alcatel Alstholm Compagnie Generale               France         Yes          4.5455%        .1731602
  d'Electricite
American Telephone & Telegraph Company         United States      No          4.5455%        .0722935
Bell Atlantic Corporation                      United States      No          4.5455%        .0711617
BellSouth Corporation                          United States      No          4.5455%        .0763942
British Telecommunications plc                United Kingdom     Yes          4.5455%        .0692641
Compania de Telefonos de Chile S.A.                Chile         Yes          4.5455%        .0582751
LM Ericsson Telephone Company                     Sweden         Yes          4.5455%        .0988142
GTE Corporation                                United States      No          4.5455%        .1249609
Hong Kong Telecommunications, Ltd.               Hong Kong       Yes          4.5455%        .0934798
Newbridge Networks Corporation                    Canada          No          4.5455%        .0640205
NYNEX Corporation                              United States      No          4.5455%        .0492065
Pacific Telesis Group                          United States      No          4.5455%        .0822707
Philippine Long Distance Telephone Company      Philippines       No          4.5455%        .0918274
Rogers Cantel Mobile Communications, Inc.         Canada          No          4.5455%        .1668057
Southwestern Bell Corporation                  United States      No          4.5455%        .0999001
Tadiran Ltd.                                      Israel          No          4.5455%        .1298701
Telecom Corporation of New Zealand Limited      New Zealand      Yes          4.5455%        .1038961
Telecomunicacoes Brasileiras S.A.                 Brazil         Yes          4.5455%        .1312767
Telefonica de Argentina                          Argentina       Yes          4.5455%        .1033058
Telefonica de Espana                               Spain         Yes          4.5455%        .1249609
Telefonos de Mexico, S.A. de C.V.                 Mexico         Yes          4.5455%        .0851607
Vodaphone Group plc                           United Kingdom     Yes          4.5455%        .0569963
                                              ---------------  -----          ------          -------

- ------------------
(1)  Or, in the case of DRs, the Underlying Shares.

          The initial Multiplier relating to each Portfolio Security indicates the number of such Portfolio Security, given the market price of such Portfolio Security as of September 2, 1993, required to be included in the calculation of the Original Portfolio Value so that each Portfolio Security represented an equal percentage of the Original Portfolio Value as of September 2, 1993. The price of each Portfolio Security used to calculate the initial Multiplier relating to each such Portfolio Security was the closing price of such Portfolio Security on September 2, 1993. The respective Multipliers will remain constant for the term of the Securities unless adjusted for certain corporate events, as described below.

          The Portfolio Value, for any day, will equal the sum of the products of the most recently available Market Prices (determined as described herein) and the applicable Multipliers for the Portfolio Securities. The Closing Portfolio Value, however, is calculated based on averaging Market Prices for certain days.

          The Calculation Agent currently intends to publish the Portfolio Value once on each business day. The Calculation Agent currently calculates and publishes values of approximately 1,100 specified portfolios. The Calculation Agent currently provides information concerning such portfolios to the electronic reporting services operated by Bloomberg, L.P. and to newspapers and specialized trade publications. If the Calculation Agent does publish Portfolio Values, the Calculation Agent currently intends to provide such values to similar sources described above, but there can be no assurance that such information will ultimately be published by such sources.

     ADJUSTMENTS TO THE MULTIPLIER AND PORTFOLIO

          The Multiplier with respect to any Portfolio Security and the Portfolio will be adjusted as follows:

               1. If a Portfolio Security is subject to a stock split or reverse stock split or similar adjustment in the case of DRs, then once such split has become effective, the Multiplier relating to such Portfolio Security will be adjusted to equal the product of the number of shares issued with respect to one such share of such Portfolio Security, or the number of receipts issued with respect to one DR if a Portfolio Security is a DR, and the prior multiplier.

               2. If a Portfolio Security is subject to a stock dividend (issuance of additional shares of the Portfolio Security) that is given equally to all holders of shares of the issuer of such Portfolio Security, then once the dividend has become effective and such Portfolio Security is trading ex-dividend, the Multiplier will be adjusted so that the new Multiplier shall equal the former Multiplier plus the product of the number of shares of such Portfolio Security issued with respect to one such share of Portfolio Security and the prior multiplier.

               3. There will be no adjustments to the Multipliers to reflect cash dividends or distributions paid with respect of a Portfolio Security other than for Extraordinary Dividends as described below. A cash dividend with respect to a Portfolio Security will be deemed to be an "Extraordinary Dividend" if such dividend exceeds the immediately preceding non-Extraordinary Dividend for such Portfolio Security by an amount equal to at least 10% of the Market Price on the Trading Day preceding the record day for the payment of such Extraordinary Dividend (the "ex-dividend date"). If an Extraordinary Dividend occurs with respect to a Portfolio Security, the Multiplier with respect to such Portfolio Security will be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new Multiplier will equal the product of (i) the then current Multiplier, and (ii) a fraction, the numerator of which is the sum of the Extraordinary Dividend Amount and the Market Price on the Trading Day preceding the ex-dividend date, and the denominator of which is the Market Price on the Trading Day preceding the ex-dividend date. The "Extraordinary Dividend Amount" with respect to an Extraordinary Dividend for a Portfolio Security will equal such Extraordinary Dividend minus the amount of the immediately preceding non-Extraordinary Dividend for such Portfolio Security.

               4. If the issuer of a Portfolio Security is being liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law such Portfolio Security will continue to be included in the Portfolio so long as a Market Price for such Portfolio Security is available. If a Market Price is no longer available for a Portfolio Security for whatever reason, including the liquidation of the issuer of such Portfolio Security or the subjection of the issuer of such Portfolio Security to a proceeding under any applicable bankruptcy, insolvency or other similar law, then the value of such Portfolio Security will equal zero in connection with calculating Portfolio Value and Closing Portfolio Value for so long as no Market Price is available, and no attempt will be made to find a replacement stock or increase the value of the Portfolio to compensate for the deletion of such Portfolio Security.

               5. If the issuer of a Portfolio Security or, if a Portfolio Security is a DR, the Foreign Issuer of the Underlying Share, has been subject to a merger or consolidation and is not the surviving entity or is nationalized, then a value for such Portfolio Security will be determined at the time such issuer is merged or consolidated or nationalized and will equal the last available Market Price for such Portfolio Security and that value will be constant for the remaining term of the Securities. At such time, no adjustment will be made to the Multiplier of such Portfolio Security. The Company may at its sole discretion increase such last available Market Price to reflect payments or dividends of cash, securities or other consideration to holders of such Portfolio Security in connection with such a merger or consolidation which may not be reflected in such last available Market Price.

               6. If the issuer of a Portfolio Security issues to all of its shareholders equity securities of an issuer other than the issuer of the Portfolio Security, then such new equity securities will be added to the Portfolio as a new Portfolio Security. The Multiplier for such new Portfolio Security will equal the product of the original Multiplier with respect to the Portfolio Security for which the new Portfolio Security is being issued (the "Original Portfolio Security") and the number of shares of the new Portfolio Security issued with respect to one share of the Original Portfolio Security.

               7. If a DR is no longer listed or admitted to trading on a United States securities exchange registered under the Securities Exchange Act of 1934, is no longer a NASDAQ NMS security or is no longer included in the OTC Bulletin Board operated by the NASD, then the Underlying Share represented by such DR will be deemed to be a new Portfolio Security. The initial Multiplier for such new Portfolio Security will equal the last value of the Multiplier for such DR multiplied by the number of shares of Underlying Shares represented by a single DR.

          No adjustments of any Multiplier of a Portfolio Security will be required unless such adjustment would require a change of at least 1% in the Multiplier then in effect. The Multiplier resulting from any of the adjustments specified above will be rounded to the nearest one thousandth with five ten-thousandths being rounded upward.

          No adjustments to the Multiplier of any Portfolio Security or to the Portfolio will be made other than those specified above.

     HYPOTHETICAL PAYMENTS

          The following table illustrates, for a range of hypothetical Closing Portfolio Values, the amount payable at maturity for each $10 principal amount of Securities and the pretax annualized rate of return to beneficial owners of the Securities. An investment in the Portfolio Securities would be significantly different than investing in the Securities. Among other things, an investor in the Portfolio Securities may realize certain dividends that are not reflected by investing in the Securities, and currency fluctuations may significantly increase or decrease the rate of return of the Portfolio Securities versus investing in the Securities.


                                         ANNUALIZED        PAYMENT AT
   HYPOTHETICAL                          PERCENTAGE       MATURITY PER        PRETAX
 CLOSING VALUE        PERCENTAGE       CHANGE IN THE     $10 PRINCIPAL    ANNUALIZED RATE
      OF THE         CHANGE IN THE       PORTFOLIO         AMOUNT OF       OF RETURN AT
 PORTFOLIO VALUE    PORTFOLIO LEVEL      LEVEL(1)         SECURITIES         MATURITY
- ------------------  ---------------    -------------     -------------    ---------------
       0.00            -100.00%           -100.00%          $ 9.00             -2.05%
      10.00             -90.00%            -40.29%          $ 9.00             -2.05%
      20.00             -80.00%            -29.10%          $ 9.00             -2.05%
      30.00             -70.00%            -22.20%          $ 9.00             -2.05%
      40.00             -60.00%            -17.13%          $ 9.00             -2.05%
      50.00             -50.00%            -13.10%          $ 9.00             -2.05%
      60.00             -40.00%             -9.74%          $ 9.00             -2.05%
      70.00             -30.00%             -6.85%          $ 9.00             -2.05%
      80.00             -20.00%             -4.31%          $ 9.00             -2.05%
      90.00             -10.00%             -2.05%          $ 9.00             -2.05%
      100.00              0.00%              0.00%          $10.00              0.00%
      110.00             10.00%              1.87%          $11.00              1.87%
      120.00             20.00%              3.60%          $12.00              3.60%
      130.00             30.00%              5.19%          $13.00              5.19%
      140.00             40.00%              6.68%          $14.00              6.68%
      150.00             50.00%              8.08%          $15.00              8.08%
      160.00             60.00%              9.40%          $16.00              9.40%
      170.00             70.00%             10.64%          $17.00             10.64%
      180.00             80.00%             11.82%          $18.00             11.82%
      190.00             90.00%             12.94%          $19.00             12.94%
      200.00            100.00%             14.01%          $20.00             14.01%

- -------------------
(1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis. All returns assume a maturity of October 15, 1998. The "Annualized Percentage Change in the Portfolio Level" does not reflect payment of dividends with respect to the Portfolio Securities or possible effects of foreign exchange rate fluctuations.

          The above figures are for purposes of illustration only. The actual amount payable at maturity with respect to the Securities will depend entirely on the actual Closing Portfolio Value.

          The investor will not receive their entire principal at maturity should the market decline in value. The investor will only receive $9.00 for each $10 principal amount of Securities (90% of their original investment) should the market decline by 10% or more.

     EVENTS OF DEFAULT AND ACCELERATION

          In case an Event of Default with respect to any Securities shall have occurred and be continuing, the amount payable to a Holder of a Security upon any acceleration permitted by the Securities will be equal to the amount payable calculated as though the date of early repayment were the maturity date of the Securities. See "Description of Securities-Payment at Maturity" in this Prospectus Supplement. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the Holder of a Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Security plus an additional amount, if any, of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Securities.

          In case of default in payment at the maturity date of the Securities (whether at their stated maturity or upon acceleration), from and after the maturity date the Securities shall bear interest, payable upon demand of the Holders thereof, at the rate of 6% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Securities to the date payment of such amount has been made or duly provided for.

     SECURITIES DEPOSITORY

          The Securities are represented by one or more fully registered global securities (the "Global Securities"). Each such Global Security has been deposited with, or on behalf of, The Depository Trust Company, as Securities Depository, registered in the name of the Securities Depository or a nominee thereof. Unless and until it is exchanged in whole or in part for Securities in definitive form, no Global Security may be transferred except as a whole by the Securities Depository to a nominee of such Securities Depository or by a nominee of such Securities Depository to such Securities Depository or another nominee of such Securities Depository or by such Securities Depository or any such nominee to a successor of such Securities Depository or a nominee of such successor.

          The Securities Depository has advised the Company as follows: The Securities Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Securities Depository was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. The Securities Depository's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

          The Securities Depository is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Securities Depository book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

          Purchases of Securities must be made by or through Participants, which will receive a credit on the records of the Securities Depository. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Securities Depository of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Securities Depository (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Securities.

          So long as the Securities Depository, or its nominee, is the registered owner of a Global Security, the Securities Depository or its nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, Beneficial Owners in a Global Security will not be entitled to have the Securities represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of the Securities in definitive form and will not be considered the owners or Holders thereof under the Senior Indenture. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of the Securities Depository and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, the Securities Depository would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the Securities Depository to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          Payment of the principal of, and any additional amount payable at maturity with respect to, Securities registered in the name of the Securities Depository or its nominee will be made to the Securities Depository or its nominee, as the case may be, as the Holder of the Global Securities representing such Securities. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Securities Depository, upon receipt of any payment of principal or any additional amount payable at maturity in respect of a Global Security, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of the Securities Depository. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

          If (x) the Securities Depository is at any time unwilling or unable to continue as Securities Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Securities shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Securities, the Global Securities will be exchangeable for Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples thereof. Such definitive Securities shall be registered in such name or names as the Securities Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Securities Depository from Participants with respect to ownership of beneficial interests in such Global Securities.

                                 THE PORTFOLIO

     GENERAL

          While the Portfolio consists of stocks (or DRs representing interests therein) of issuers that are involved in the global telecommunications industry, the Portfolio is not intended to provide an indication of the pattern of price movements of common stocks of corporations involved in the global telecommunications industry generally. Each of the United States issuers of a Portfolio Security files certain information reports with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934. Such reports generally contain a description of the business of the issuer, financial statements and certain other information which may be material to potential investors in the Securities. Foreign Issuers of Underlying Shares related to DRs that are Portfolio Securities and that are traded in the United States also file certain information reports with the SEC pursuant to the Securities Exchange Act of 1934, although information contained in such reports will generally be more limited than that available with respect to a United States issuer. Neither the Company nor MLPF&S makes any representation or warranty as to the accuracy or completeness of such reports. THE INCLUSION OF A PORTFOLIO SECURITY IN THE PORTFOLIO IS NOT A RECOMMENDATION TO BUY OR SELL SUCH PORTFOLIO SECURITY, AND NEITHER THE COMPANY NOR ANY OF ITS AFFILIATES MAKE ANY REPRESENTATION TO ANY PURCHASER OF SECURITIES AS TO THE PERFORMANCE OF THE PORTFOLIO.

          The Company or its affiliates may presently or from time to time engage in business with one or more of the issuers of the Portfolio Securities or, in the case of DRs, the Underlying Shares, including extending loans to, or making equity investments in, such issuers or providing advisory services to such issuers, including merger and acquisition advisory services. In the course of such business, the Company or its affiliates may acquire non-public information with respect to such issuers and, in addition, one or more affiliates of the Company may publish research reports with respect to such issuers. The Company does not make any representation to any purchaser of Securities with respect to any matters whatsoever relating to such issuers. Any prospective purchaser of a Security should undertake an independent investigation of the issuers of the Portfolio Securities as in its judgment is appropriate to make an informed decision with respect to an investment in the Securities.

     GLOBAL TELECOMMUNICATIONS SECTOR

          The global telecommunications industry is subject to varying degrees of regulatory, political and economic risk which may affect the price of the stocks of companies involved in such industry. Such risks depend on a number of factors including the country in which a company is located. Telecommunications companies in both developed and emerging countries are undergoing significant change due to varying and evolving levels of governmental regulation or deregulation and other factors. As a result, competitive pressures are intense and the securities of such companies may be subject to rapid price volatility. In addition, companies offering telephone services are experiencing increasing competition from cellular telephones, and the cellular telephone industry, because the industry has a limited operating history, faces uncertainty concerning the future of the industry and demand for cellular telephones. All telecommunications companies in both developed and emerging countries are subject to the additional risk that technological innovations will make their products and services obsolete.

          In virtually every country, certain aspects of the telecommunications industry are subject to some government regulation. The nature and scope of such regulation generally is subject to political forces and market considerations, the effect of which cannot be predicted. Such regulation can have significant effects upon the operations of a telecommunications venture. It is difficult to predict the directions, types or effects of future telecommunications-related regulation.

          During the 1980s and early 1990s, the global telecommunications industry underwent structural changes. Many state-owned telephone monopolies were completely or partially divested to the public. American Telephone & Telegraph divested its local telephone service creating seven independent regional holding companies in 1984 under an agreement with the U.S. Government. In addition, the evolution of technology allowed the entrance of new competitors into the previously exclusive domain of the traditional telephone operators including operators of cable television systems. Companies that employ various technologies including fibre-optic, microwave and satellite communications are allowed to compete for traditional telephone company business in many countries. Continued mergers, divestitures, privatizations and alliances in the global telecommunications industry and changes in technology will affect companies involved in such industry and the prices of their stocks.

          Among the issuers of the Portfolio Securities, 7 are incorporated in the United States, 2 in Canada, 2 in the United Kingdom, 1 in France, 1 in Sweden, 1 in Spain, 1 in Argentina, 1 in Chile, 1 in Brazil, 1 in Mexico, 1 in New Zealand, 1 in Israel, 1 in the Philippines and 1 in Hong Kong.

          A potential investor should review the historical prices of the securities underlying the Portfolio. The historical prices of such securities should not be taken as an indication of future performance, and no assurance can be given that the prices of such securities will increase sufficiently to cause the beneficial owners of the Securities to receive an amount in excess of the Minimum Payment at the maturity of the Securities.


                                  OTHER TERMS

     GENERAL

          The Senior Debt Securities have been and are to be issued under an Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Securities. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

          The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

          The Senior Indenture provides that the Senior Indenture and the Securities will be governed by and construed in accordance with the laws of the State of New York.

          The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

          The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Securities Exchange Act of 1934, as amended, and under rules of certain exchanges and other regulatory bodies.

     LIMITATIONS UPON LIENS

          The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

     LIMITATION ON DISPOSITION OF VOTING STOCK OF, AND MERGER AND SALE OF ASSETS BY, MLPF&S

          The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

     MERGER AND CONSOLIDATION

          The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that
     (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

     MODIFICATION AND WAIVER

          Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity; (c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amended Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

     EVENTS OF DEFAULT

          Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series;
     (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture; (e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt

     Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

          The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

          The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.


                                    EXPERTS

          The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1992 Annual Report on Form 10-K and Current Report on Form 8-K dated March 9, 1994, and incorporated by reference in this Prospectus have been audited by Deloitte & Touche, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for (i) each of the five years in the period ended December 25, 1992 included in the 1992 Annual Report to Stockholders of the Company and (ii) each of the five years in the period ended December 31, 1993 included in the Current Report on Form 8-K dated March 9, 1994 of the Company, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche, as set forth in their reports incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been included or incorporated herein by reference in reliance upon such reports of Deloitte & Touche given upon their authority as experts in accounting and auditing.

          With respect to unaudited interim financial information for the periods included in any of the Quarterly Reports on Form 10-Q which may be incorporated herein by reference, Deloitte & Touche have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in any such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the
     review procedures applied.   Deloitte & Touche are not subject to the
     liability provisions of Section 11 of the Act for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                             SUBJECT TO COMPLETION
                           ISSUE DATE:  MARCH 11, 1994

PROSPECTUS
                                3,100,000 Units
                           Merrill Lynch & Co., Inc.
   European Portfolio Market Index Target-Term Securities/SM/ due June 30, 1999
                                  ("MITTS(R)")

                                  -----------

     On December 30, 1993, Merrill Lynch & Co., Inc. (the "Company") issued an aggregate principal amount of $31,000,000 of European Portfolio Market Index Target-Term Securities/SM/ due June 30, 1999 (the "Securities" or "MITTS(R)"). Each $10 principal amount of Securities will be deemed a "Unit" for purposes of trading and transfer at the Securities Depository described below. Units will be transferable by the Securities Depository, as more fully described below, in denominations of whole Units.

     The Securities were offered at an original issue price of 100% of the principal amount thereof, and will mature on June 30, 1999. At maturity, a beneficial owner of a Security will be paid an amount based upon the change in the value of a portfolio (the "Portfolio") of specified stocks of European companies measured on December 22, 1993 (the "Original Portfolio Value") through the Calculation Period, all as more fully described herein; provided, however, that the amount payable at maturity will not be less than $9.00 for each Unit of the Securities (the "Minimum Payment"). The Closing Portfolio Value will be based on certain values of the specified stocks during a period prior to the maturity date of the Securities (the "Calculation Period"). While at maturity a beneficial owner of a Security may receive an amount in excess of the principal amount of such Security if the Closing Portfolio Value exceeds the Original Portfolio Value, there will be no payment of interest, periodic or otherwise, prior to maturity.

     IF THE CLOSING PORTFOLIO VALUE IS LESS THAN THE ORIGINAL PORTFOLIO VALUE, THE AMOUNT PAYABLE AT MATURITY WITH RESPECT TO A SECURITY WILL BE LESS THAN THE PRINCIPAL AMOUNT OF SUCH SECURITY.

     The Securities were issued as a series of Senior Debt Securities under the Senior Indenture described herein. The Securities are not redeemable prior to maturity.

     For information as to the calculation of the amount that will be paid at maturity and the calculation and the composition of the European portfolio, see "Description of Securities" and "The Portfolio" in this Prospectus. FOR OTHER INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "SPECIAL CONSIDERATIONS" IN THIS PROSPECTUS.

     Ownership of the Securities will be maintained in book-entry form by or through the Securities Depository. Beneficial owners of the Securities will not have the right to receive physical certificates evidencing their ownership except under the limited circumstances described herein.

     The Securities have been approved for listing on the New York Stock Exchange under the symbol "MEE".
                                 _____________

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       ANY EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                    THIS PROSPECTUS.  ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.
                                 _____________

     This Prospectus has been prepared in connection with the Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly-owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Securities. MLPF&S may act as principal or agent in such transactions. The Securities may be offered on a national securities exchange in the event the particular issue of Securities has been listed on such exchange, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale.


                                ---------------
                              Merrill Lynch & Co.
                                ---------------

               The date of this Prospectus is ________ __, 1994.

     (R)"MITTS" is a registered service mark and /SM/"Market Index Target-Term Securities" is a service mark of Merrill Lynch & Co., Inc.

          The Commissioner of Insurance of The State of North Carolina has not approved or disapproved the offering of the Securities made hereby nor has the Commissioner passed upon the accuracy or adequacy of this Prospectus.


                             AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, Seven World Trade Center, New York, New York 10048.
     Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at the prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The Company's Annual Report on Form 10-K for the year ended December 25, 1992, Quarterly Reports on Form 10-Q for the quarters ending March 26, 1993, June 25, 1993 and September 24, 1993, and Current Reports on Form 8-K dated January 25, 1993, January 26, 1993, January 28, 1993, February 1, 1993, February 22, 1993, March 1, 1993, March 19, 1993, April 13, 1993,
     April 15, 1993, April 22, 1993, April 27, 1993, April 29, 1993, June 24,
     1993, June 28, 1993, July 7, 1993, July 13, 1993, July 27, 1993, September
     8, 1993, September 13, 1993, September 23, 1993, October 7, 1993, October 11, 1993, October 15, 1993, October 27, 1993, December 17, 1993, December
     22, 1993, December 27, 1993, December 30, 1993, January 20, 1994, January
     24, 1994, January 27, 1994, February 3, 1994 and March 9, 1994 filed pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference into this Prospectus.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY (WITHOUT EXHIBITS OTHER THAN EXHIBITS SPECIFICALLY INCORPORATED BY REFERENCE) OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO MR. GREGORY T. RUSSO, SECRETARY, MERRILL LYNCH & CO., INC., 100 CHURCH STREET, 12TH FLOOR, NEW YORK, NEW YORK 10080-6512; TELEPHONE NUMBER (212)602-8435.

          NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF AN OFFER TO BUY FROM, ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                           MERRILL LYNCH & CO., INC.

          Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance and related services worldwide. Its principal subsidiary, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), is one of the largest securities firms in the world. MLPF&S is a broker in securities, options contracts, commodity and financial futures contracts, a distributor of selected insurance products, a dealer in options and in corporate and municipal securities and an investment banking firm. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued by the U.S. Government or agencies thereof or guaranteed or insured by Federal agencies or instrumentalities. Merrill Lynch Capital Services, Inc. and Merrill Lynch Derivative Products, Inc. are the Company's primary derivative subsidiaries which enter into interest rate and currency swaps and other derivative transactions. Merrill Lynch Asset Management, L.P. manages mutual funds and provides investment advisory services. Other subsidiaries provide financial services outside the United States similar to those of MLPF&S and are engaged in such other activities as international banking, lending and providing other investment and financing services. The Company's insurance underwriting and marketing operations consist of the underwriting of life insurance and annuity products through subsidiaries of Merrill Lynch Insurance Group, Inc., and the sale of life insurance and annuities through Merrill Lynch Life Agency Inc. and other life insurance agencies associated with MLPF&S.

          The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212)449-1000.

     RATIO OF EARNINGS TO FIXED CHARGES

                  YEAR ENDED LAST FRIDAY IN DECEMBER
                         1989  1990  1991  1992  1993
                         ----  ----  ----  ----  ----

     Ratio of earnings
     to fixed charges     ---   1.1   1.2   1.3   1.4


          For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consists of interest costs and that portion of rentals estimated to be representative of the interest factor. In 1989, fixed charges exceeded pretax earnings before fixed charges by $187,564,000.


                             SPECIAL CONSIDERATIONS

     PAYMENT AT MATURITY

          If the Closing Portfolio Value is less than the Original Portfolio Value, beneficial owners of the Securities will receive less than the principal amount of such Securities at maturity, but not less than the Minimum Payment. Beneficial owners would receive only the return of principal if the Closing Portfolio Value should equal the Original Portfolio Value. This will be true even though the Portfolio Value as of some interim period or periods prior to the Calculation Period may have exceeded the Original Portfolio Value, since the Closing Portfolio Value is calculated on the basis of the average of the value of Portfolio Securities only on the Calculation Days.

          Even if the principal of the Securities is fully returned, such return of principal does not reflect any opportunity cost implied by inflation and other factors relating to the time value of money.

          The return based on the Closing Portfolio Value relative to the Original Portfolio Value generally will not produce the same return as if the Portfolio Securities were purchased and held for a similar period, because, among other reasons, any payment at maturity on the Securities based on an increase in the value of the Portfolio will not reflect the payment of dividends on the Portfolio Securities.

          The Indenture provides that the Indenture and the Securities will be governed by and construed in accordance with the laws of New York. Under present New York law the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Securities in which $2,500,000 or more has been invested. While the Company believes that New York law would be given effect by a state or federal court sitting outside New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower (including, in some cases, corporate borrowers). All payments under the Securities (other than the return of principal) could be considered interest for the purpose of state usury laws. The Company will covenant for the benefit of the Holders of the Securities, to the extent permitted by law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a Holder of the Securities.

     TRADING

          The Securities have been approved for listing on the New York Stock Exchange. There can be no assurance as to how the Securities will trade in the secondary market or whether such market will be liquid. It is expected that the secondary market for the Securities will be affected by the creditworthiness of the Company and by a number of other factors. The trading value of the Securities is expected to depend primarily on the extent of the appreciation, if any, of the Portfolio Value over the Original Portfolio Value. If, however, Securities are sold prior to the maturity date at a time when the Portfolio Value exceeds the Original Portfolio Value, the sale price may be at a discount from the amount expected to be payable to the beneficial owner if such excess of the Portfolio Value over the Original Portfolio Value were to prevail during the Calculation Period. Furthermore, the price at which a beneficial owner will be able to sell Securities prior to maturity may be at a discount, which could be substantial, from the principal amount thereof, if, at such time, the Portfolio Value is below, equal to or not sufficiently above the Original Portfolio Value. A discount could also result from rising interest rates.

          The trading values of the Securities may be affected by a number of interrelated factors, including those listed below. The relationship among these factors is complex, including how these factors affect the value of the principal amount of the Securities payable at maturity, if any, in excess of the principal amount of the Securities. Accordingly, investors should be aware that factors other than the level of the Portfolio Value are likely to affect their trading value. The expected theoretical effect on the trading value of the Securities of each of the factors listed below, assuming in each case that all other factors are held constant, is as follows:

               Interest Rates. In general, if U.S. interest rates increase, the value of the Securities is expected to decrease. If U.S. interest rates decrease, the value of the Securities is expected to increase. Local interest rates may also affect the economies of countries in which issuers of the Portfolio Securities or the shares underlying the Portfolio Securities operate, and, in turn, affect the Portfolio Value.

               Volatility of the Portfolio Value. If the volatility of the Portfolio Value increases, the trading value of the Securities is expected to increase. If the volatility of the Portfolio Value decreases, the trading value of the Securities is expected to decrease.

               Time Remaining to Maturity. The Securities may trade at a value above that which may be inferred from the level of the Portfolio Value. This difference will reflect a "time premium" due to expectations concerning the Portfolio Value during the period prior to maturity of the Securities. As the time remaining to maturity of the Securities decreases, however, this time premium is expected to decrease, thus decreasing the trading value of the Securities.

               Dividend Rates. If dividend rates on the Portfolio Securities and Underlying Shares (as defined herein) increase, the value of the Securities is expected to decrease. Conversely, if dividend rates on the Portfolio Securities and Underlying Shares decrease, the value of the Securities is expected to increase.

          Local general corporate dividend rates may also affect the Portfolio Value and, in turn, the value of the Securities.

     FOREIGN CURRENCY EXCHANGE RATE AND FOREIGN MARKET CONSIDERATIONS

          The Securities are U.S. dollar-denominated securities issued by the Company, a United States corporation. Investments in the Securities do not give the beneficial owners any right to receive any Portfolio Security or any other ownership right or interest in the Portfolio Securities, although the return on the investment in the Securities is based on the Portfolio Value of the Portfolio Securities. All of the Portfolio Securities (or securities underlying the ADRs included in the Portfolio) have been issued by non-United States companies. The prices of the securities underlying the ADRs are quoted in currencies other than the U.S. dollar. The U.S. dollar price of an ADR will depend on the price of the security underlying the ADR and the exchange rate between such foreign currency and the U.S. dollar. Even if the price in a foreign currency of the security underlying an ADR is unchanged, changes in the rates of exchange between the U.S. dollar and such foreign currency will change the U.S. dollar price of such ADR. Furthermore, even if the price of the security underlying the ADR in such foreign currency increases, the U.S. dollar price of such ADR may decrease as a result of changes in the rates of exchange between the U.S. dollar and such foreign currency. The U.S. dollar price of a Portfolio Security that trades in the United States and outside the United States and is not an ADR will also be similarly affected by changes in the exchange rate between the U.S. dollar and the foreign currency in which such Portfolio Security trades outside the United States. Rates of exchange between the dollar and other currencies are determined by forces of supply and demand in the foreign exchange markets. These forces are, in turn, affected by international balance of payments and other economic and financial conditions, government intervention, speculation and other factors.

          Investments in securities indexed to the value of non-United States securities involve certain risks. Fluctuations in foreign exchange rates, future foreign political and economic developments, and the possible imposition of exchange controls or other foreign governmental laws or restrictions applicable to such investments may affect the U.S. dollar value of such securities, including the Portfolio Securities. Securities prices in different countries are subject to different economic, financial, political and social factors. Individual foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payments position. With respect to certain countries, there is the possibility of expropriation of assets, confiscatory taxation, political or social instability or diplomatic developments which could affect the value of investments in those countries. There may be less publicly available information about a foreign company than about a U.S. company, and foreign companies may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. entities are subject. Certain foreign investments may be subject to foreign withholding taxes which could affect the value of investment in these countries. In addition, investment laws in certain foreign countries may limit or restrict ownership of certain securities by foreign nationals by restricting or eliminating voting or other rights or limiting the amount of securities that may be so owned, and such limitations or restrictions may affect the prices of such securities.

          Foreign financial markets, while currently growing in volume, may have substantially less volume than U.S. markets, and securities of many foreign companies are less liquid and their prices more volatile than securities of comparable domestic companies. The foreign markets have different trading practices that may affect the prices of securities. Certain of the foreign markets on which shares underlying ADRs which are Portfolio Securities trade impose trading restrictions if certain price movements occur. The foreign markets have different clearance and settlement procedures, and in certain countries there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. There is generally less government supervision and regulation of exchanges, brokers and issuers in foreign countries than there is in the U.S. In addition, the terms and conditions of depositary facilities may result in less liquidity or lower market values for the Portfolio Securities than for the underlying stocks.

     AMERICAN DEPOSITARY RECEIPTS

          Certain of the Portfolio Securities are in the form of American Depositary Receipts ("ADRs"). An ADR is a negotiable receipt which is issued by a depositary, generally a bank, representing shares (the "Underlying Shares") of a foreign issuer (the "Foreign Issuer") that have been deposited and are held, on behalf of the holders of the ADRs, at a custodian bank in the Foreign Issuer's home country. While the market for Underlying Shares will generally be in the country in which the Foreign Issuer is organized, and trading in such market will generally be based on that country's currency, ADRs that are Portfolio Securities will trade in U.S. Dollars.

          Although ADRs are distinct securities from the Underlying Shares, the trading characteristics and valuations of ADRs will usually, but not necessarily, mirror the characteristics and valuations of the Underlying Shares represented by the ADRs. Active trading volume and efficient pricing in the principal market in the home country for the Underlying Shares will usually indicate similar characteristics in respect of the ADRs. In the case of certain ADRs, however, there may be inadequate familiarity with or information about the Foreign Issuer of the Underlying Shares represented by the ADR in the market in which the ADR trades to support active volume, thus resulting in pricing distortions. This is more likely to occur when the ADR is not listed on a U.S. stock exchange or quoted on the National Market System of the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), and trades only in the over-the-counter market, because the Foreign Issuer is not required to register such ADRs under the U.S. Securities Exchange Act of 1934, as is the case with ADRs so listed or quoted. In addition, because of the size of an offering of Underlying Shares in ADR form outside the home country and/or other factors that have limited or increased the float of certain ADRs, the liquidity of such securities may be less than or greater than that with respect to the Underlying Shares. Inasmuch as holders of ADRs may surrender the ADR in order to take delivery of and trade the Underlying Shares, a characteristic that allows investors in ADRs to take advantage of price differentials between different markets, a market for the Underlying Shares that is not liquid will generally result in an illiquid market for the ADR representing such Underlying Shares.

          The depositary bank that issues an ADR generally charges a fee, based on the price of the ADR, upon issuance and cancellation of the ADR. This fee would be in addition to the brokerage commissions paid upon the acquisition or surrender of the security. In addition, the depositary bank incurs expenses in connection with the conversion of dividends or other cash distributions paid in local currency into U.S. Dollars and such expenses are deducted from the amount of the dividend or distribution paid to holders, resulting in a lower payout per Underlying Share represented by the ADR than would be the case if the Underlying Share were held directly. Furthermore, foreign investment laws in certain countries may restrict ownership by foreign nationals of certain classes of Underlying Shares. Accordingly, the ADR representing such class of securities may not possess voting rights, if any, equivalent to those in respect of the Underlying Shares. Certain tax considerations, including tax rate differentials, arising from application of the tax laws of one nation to the nationals of another and from certain practices in the ADR market may also exist with respect to certain ADRs. In varying degrees, any or all of these factors may affect the value of the ADR compared with the value of the Underlying Shares in the home market of the issuer.

     OTHER CONSIDERATIONS

          It is suggested that prospective investors who consider purchasing the Securities should reach an investment decision only after carefully considering the suitability of the Securities in the light of each investor's particular circumstances.

          Investors should also consider the tax consequences of investing in the Securities.


                           DESCRIPTION OF SECURITIES

     GENERAL

          The Securities were issued as a series of Senior Debt Securities under the Senior Indenture, dated as of April 1, 1983, as amended and restated. The principal amount of each Security will equal $10 for each $10 initial price to the public. The Securities will mature on June 30, 1999.

          While at maturity a beneficial owner of a Security may receive an amount in excess of the principal amount of such Security if the Closing Portfolio Value exceeds the Original Portfolio Value, there will be no payment of interest, periodic or otherwise, prior to maturity. (See "Payment at Maturity", below.)

          The Securities are not subject to redemption by the Company or at the option of any Holder prior to maturity. Upon the occurrence of an Event of Default with respect to the Securities, Holders of the Securities may accelerate the maturity of the Securities, as described below.

          The Securities are to be issued in denominations of whole Units. Each Unit is equal to $10 principal amount of the Securities.

     PAYMENT AT MATURITY

          At maturity, a beneficial owner of a Security will be entitled to receive, with respect to each $10 principal amount of the Security, an amount equal to the following:

                                 Closing Portfolio Value
                        $10  X   -----------------------
                                          $100

     provided, however, that the amount payable at maturity will not be less than $9 for each $10 principal amount of Securities (the "Minimum Payment"). Based on the prices of the Portfolio Securities on the date of this Prospectus Supplement, the Multipliers have been initially set so that the value of the Portfolio on such date equals $100 (the "Original Portfolio Value").

          If the Closing Portfolio Value is equal to $90 or less, a beneficial owner of a Security will receive the Minimum Payment of $9 for each $10 principal amount of the Securities at maturity. If the Closing Portfolio Value is between $90 and $100, a beneficial owner of a Security will receive between $9 and $10 for each $10 principal amount of the Securities at maturity.

          The "Closing Portfolio Value" will be determined by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), an affiliate of the Company, or successor thereto (the "Calculation Agent"), and will equal the sum of the products of the Average Market Price and the applicable Multiplier for each Portfolio Security. The "Average Market Price" of a Portfolio Security will equal the average (mean) of the Market Prices of such Portfolio Security determined on each of the first forty-five Calculation Days with respect to such Portfolio Security during the Calculation Period. If there are fewer than forty-five Calculation Days with respect to a Portfolio Security, then the Average Market Price with respect to such Portfolio Security will equal the average (mean) of the Market Prices on such Calculation Days, and if there is only one Calculation Day, then the Average Market Price will equal the Market Price on such Calculation Day. The "Calculation Period" means the period from and including the ninetieth scheduled NYSE Trading Day prior to the maturity date to and including the fourth scheduled NYSE Trading Day prior to the maturity date. "Calculation Day" with respect to a Portfolio Security means any Trading Day during the Calculation Period in the country in which such Portfolio Security is being priced on which a Market Disruption Event has not occurred. If a Market Disruption Event occurs on all Trading Days in such country during the Calculation Period then the fourth scheduled NYSE Trading Day prior to the maturity date in such country will be deemed a Calculation Day, notwithstanding the Market Disruption Event; provided, however, that if such fourth scheduled NYSE Trading Day is not a Trading Day in such country, then the immediately preceding Trading Day shall instead be deemed a Calculation Day. Any reference to a specific day herein shall mean such calendar day in each market in which Portfolio Securities are priced.

          "Market Price" means for a Calculation Day the following:

               (a) If the Portfolio Security is listed on a national securities exchange in the United States, is a NASDAQ National Market System ("NASDAQ NMS") security or is included in the OTC Bulletin Board Service ("OTC Bulletin Board") operated by the National Association of Securities Dealers, Inc. (the "NASD"), Market Price means (i) the last reported sale price, regular way, on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such Portfolio Security is listed or admitted to trading, or (ii) if not listed or admitted to trading on any such securities exchange or if such last reported sale price is not obtainable, the last reported sale price on the over-the-counter market as reported on the NASDAQ NMS or OTC Bulletin Board on such day, or (iii) if the last reported sale price is not available pursuant to (i) and (ii) above, the mean of the last reported bid and offer price on the over-the-counter market as reported on the NASDAQ NMS or OTC Bulletin Board on such day as determined by the Calculation Agent. The term "NASDAQ NMS security" shall include a security included in any successor to such system and the term "OTC Bulletin Board Service" shall include any successor service thereto.

               (b) If the Portfolio Security is not listed on a national securities exchange in the United States or is not a NASDAQ NMS security or included in the OTC Bulletin Board operated by the NASD, Market Price means the last reported sale price on such day on the securities exchange on which such Portfolio Security is listed or admitted to trading with the greatest volume of trading for the calendar month preceding such day as determined by the Calculation Agent, provided that if such last reported sale price is for a transaction which occurred more than four hours prior to the close of such exchange, then the Market Price shall mean the average (mean) of the last available bid and offer price on such exchange. If such Portfolio Security is not listed or admitted to trading on any such securities exchange or if such last reported sale price or bid and offer are not obtainable, the Market Price shall mean the last reported sale price on the over-the-counter market with the greatest volume of trading as determined by the Calculation Agent, provided that if such last reported sale price is for a transaction which occurred more than four hours prior to when trading in such over-the-counter market typically ends, then the Market Price shall mean the average (mean) of the last available bid and offer prices in such market of the three dealers which have the highest volume of transactions in such Portfolio Security in the immediately preceding calendar month as determined by the Calculation Agent based on information that is reasonably available to it. If such prices are quoted in a currency other than in U.S. Dollars, such prices will be translated into U.S. Dollars for purposes of calculating the Average Market Price using the Spot Rate on the same calendar day as the date of any such price. The "Spot Rate" on any date will be determined by the Calculation Agent and will equal the spot rate of such currency per U.S. $1.00 on such date at approximately 3:00 p.m., New York City time, as reported on the information service operated by Bloomberg, L.P. ("Bloomberg") representing the mean of certain dealers in such currency or, if Bloomberg has not reported such rate by 3:30 p.m., New York City time, on such day, the offered spot rate of such currency per U.S. $1.00 on such date for a transaction amount in an amount customary for such market on such date quoted at approximately 3:30 p.m., New York City time, by a leading bank in the foreign exchange markets as may be selected by the Calculation Agent.

          If the Calculation Agent is required to use the bid and offer price for a Portfolio Security to determine the Market Price of such Portfolio Security pursuant to the foregoing, the Calculation Agent shall not use any bid or offer price announced by Merrill Lynch, Pierce, Fenner & Smith Incorporated or any other affiliate of the Company.

          As used herein, "NYSE Trading Day" shall mean a day on which trading is generally conducted in the over-the-counter market for equity securities in the United States and on the New York Stock Exchange as determined by the Calculation Agent. "Trading Day" shall mean a day on which trading is conducted on the principal securities exchanges in the country in which such Portfolio Security is being priced.

          "Market Disruption Event" with respect to a Portfolio Security means either of the following events, as determined by the Calculation Agent:

               (i) the suspension or material limitation (provided that, with respect to Portfolio Securities that are priced in the United States, limitations pursuant to New York Stock Exchange Rule 80A (or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange, any other self regulatory organization or the Securities and Exchange Commission of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall be considered "material" for purposes of this definition) in the trading of such Portfolio Security in the country in which such Portfolio Security is being priced for more than two hours of trading or during the period one-half hour prior to the time that such Portfolio Security is to be priced, or

               (ii) the suspension or material limitation (whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise) in option contracts related to a Portfolio Security traded on any exchange in the country in which such Portfolio Security is being priced for more than two hours of trading or during the period one-half hour prior to the time that such Portfolio Security is to be priced.

          For the purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange. Under certain circumstances, the duties of MLPF&S as Calculation Agent in determining the existence of Market Disruption Events could conflict with the interests of MLPF&S as an affiliate of the issuer of the Securities, Merrill Lynch & Co., Inc., and with the interests of beneficial owners of the Securities.

          All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the Securities. All percentages resulting from any calculation on the Securities will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent with one-half cent being rounded upwards.

     Portfolio Securities

          The securities listed below will be used to calculate the value of the Portfolio. Holders of the MITTS will not have any right to receive the Portfolio Securities or the Underlying Shares. The following table sets forth the Portfolio Securities, the percentage of each Portfolio Security in the Original Portfolio Value and their Initial Multipliers:


                                                              % of Portfolio
                                                                  Value
                                                               Represented
Issuer of the                            Country in            in Original      Initial
Portfolio Security                    Which Organnized  ADR  Portfolio Value   Multiplier
- ------------------                    ----------------  ---  ----------------  ----------
Alcatel Alsthom Compagnie
  Generale d'Electricite(1).........  France            Yes            4.167%    0.145560
Banco de Santander S.A.(1)..........  Spain             Yes            4.167%    0.084388
Bayer A.G.(3).......................  Germany           No             4.167%    0.019832
Benetton Group S.p.A.(1)............  Italy             Yes            4.167%    0.130719
The British Petroleum Co.,
 plc.(1)............................  United Kingdom    Yes            4.167%    0.064977

British Telecom-
munications plc.(1).................  United Kingdom    Yes            4.167%    0.056402
Cadbury Schweppes plc(1)............  United Kingdom    Yes            4.167%    0.136054
Deutsche Bank A.G.(3)...............  Germany           No             4.167%    0.008103
L.M. Ericsson Telephone
  Co., Inc. (1).....................  Sweden            Yes            4.167%    0.103842
Grand Metropolitan plc(1)             United Kingdom    Yes            4.167%    0.148810
Hanson plc(1).......................  United Kingdom    Yes            4.167%    0.205761
Hoechst A.G.(3).....................  Germany           No             4.167%    0.023662
Nestle S.A.(3)......................  Switzerland       No             4.167%    0.004792
Philips Electronics N.V.(2).........  Netherlands       No             4.167%    0.198413
Reuters Holdings plc(1).............  United Kingdom    Yes            4.167%    0.051125
Rhone-Poulenc S.A.(1)...............  France            Yes            4.167%    0.166667
Royal Dutch Petroleum Co.(2)........  Netherlands       No             4.167%    0.039683
Siemens A.G.(3).....................  Germany           No             4.167%    0.009207
Societe Nationale Elf Aquitaine(1)..
                                      France            Yes            4.167%    0.115741
Telefonica de Espana, S.A.(1).......  Spain             Yes            4.167%    0.104167
Total S.A.(1).......................  France            Yes            4.167%    0.153610
Unilever plc(1).....................  United Kingdom    Yes            4.167%    0.057870
Vodaphone Group plc(1)..............  United Kingdom    Yes            4.167%    0.047755
Waste Management
  International plc(1)..............  United Kingdom    Yes            4.167%    0.234742

- --------------
  (1)  As represented in the Portfolio by American Depositary Receipts.
  (2)  As represented in the Portfolio by ordinary shares traded in U.S.
       dollars.
  (3) As represented in the Portfolio by ordinary shares traded outside the U.S. and denominated in other than U.S. dollars.

          The initial Multiplier relating to each Portfolio Security indicates the number of such Portfolio Security, given the market price of such Portfolio Security, required to be included in the calculation of the Original Portfolio Value so that each Portfolio Security represents an equal percentage of the Original Portfolio Value as of the date of this Prospectus Supplement. The price of each Portfolio Security used to calculate the initial Multiplier relating to each such Portfolio Security was the closing price of such Portfolio Security on the date of this Prospectus Supplement. The respective Multipliers will remain constant for the term of the Securities unless adjusted for certain corporate events, as described below.

          The Portfolio Value, for any day, will equal the sum of the products of the most recently available Market Prices (determined as described herein) and the applicable Multipliers for the Portfolio Securities. The Closing Portfolio Value, however, is calculated based on averaging Market Prices for certain days.

          The Calculation Agent currently intends to publish the Portfolio Value once on each business day. The Calculation Agent currently calculates and publishes values of approximately 1,100 specified portfolios. The Calculation Agent currently provides information concerning such portfolios to the electronic reporting services operated by Bloomberg, L.P. and to newspapers and specialized trade publications. If the Calculation Agent does publish Portfolio Values, the Calculation Agent currently intends to provide such values to similar sources described above, but there can be no assurance that such information will ultimately be published by such sources. In addition, the Calculation Agent will provide the Portfolio Value upon request, and will provide the Portfolio Value once each business day to the New York Stock Exchange which has agreed to report such Portfolio Value on its electronic transaction reporting services under the symbol "MEP".

     ADJUSTMENTS TO THE MULTIPLIER AND PORTFOLIO

          The Multiplier with respect to any Portfolio Security and the Portfolio will be adjusted as follows:

               1. If a Portfolio Security is subject to a stock split or reverse stock split or a Portfolio Security that is an ADR is subject to a similar adjustment, then once such split has become effective, the Multiplier relating to such Portfolio Security will be adjusted to equal the product of the number of shares issued with respect to one such share of such Portfolio Security, or the number of receipts issued with respect to one ADR if a Portfolio Security is an ADR, and the prior multiplier.

               2. If a Portfolio Security is subject to a stock dividend (issuance of additional shares of the Portfolio Security) that is given equally to all holders of shares of the issuer of such Portfolio Security, then once the dividend has become effective and such Portfolio Security is trading ex-dividend, the Multiplier will be adjusted so that the new Multiplier shall equal the former Multiplier plus the product of the number of shares of such Portfolio Security issued with respect to one such share of such Portfolio Security and the prior multiplier.

               3. There will be no adjustments to the Multipliers to reflect cash dividends or distributions paid with respect of a Portfolio Security other than for Extraordinary Dividends as described below. A cash dividend with respect to a Portfolio Security will be deemed to be an "Extraordinary Dividend" if such dividend exceeds the immediately preceding non-Extraordinary Dividend for such Portfolio Security by an amount equal to at least 10% of the Market Price on the Trading Day preceding the record day for the payment of such Extraordinary Dividend (the "ex-dividend date"). If an Extraordinary Dividend occurs with respect to a Portfolio Security, the Multiplier with respect to such Portfolio Security will be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new Multiplier will equal the product of (i) the then current Multiplier, and (ii) a fraction, the numerator of which is the sum of the Extraordinary Dividend Amount and the Market Price on the Trading Day preceding the ex-dividend date, and the denominator of which is the Market Price on the Trading Day preceding the ex-dividend date. The "Extraordinary Dividend Amount" with respect to an Extraordinary Dividend for a Portfolio Security will equal such Extraordinary Dividend minus the amount of the immediately preceding non-Extraordinary Dividend for such Portfolio Security.

               4. If the issuer of a Portfolio Security, or, if a Portfolio Security is an ADR, the issuer of the Underlying Share, is being liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, such Portfolio Security will continue to be included in the Portfolio so long as a Market Price for such Portfolio Security is available. If a Market Price is no longer available for a Portfolio Security for whatever reason, including the liquidation of the issuer of such Portfolio Security or the subjection of the issuer of such Portfolio Security to a proceeding under any applicable bankruptcy, insolvency or other similar law, then the value of such Portfolio Security will equal zero in connection with calculating Portfolio Value and Closing Portfolio Value for so long as no Market Price is available, and no attempt will be made to find a replacement stock or increase the value of the Portfolio to compensate for the deletion of such Portfolio Security.

               5. If the issuer of a Portfolio Security, or, if a Portfolio Security is an ADR, the issuer of the Underlying Share, has been subject to a merger or consolidation and is not the surviving entity or is nationalized, then a value for such Portfolio Security will be determined at the time such issuer is merged or consolidated or nationalized and will equal the last available Market Price for such Portfolio Security and that value will be constant for the remaining term of the Securities. At such time, no adjustment will be made to the Multiplier of such Portfolio Security. The Company may at its sole discretion increase such last available Market Price to reflect payments or dividends of cash, securities or other consideration to holders of such Portfolio Security in connection with such a merger or consolidation which may not be reflected in such last available Market Price.

               6. If the issuer of a Portfolio Security issues to all of its shareholders equity securities of an issuer other than the issuer of the Portfolio Security, then such new equity securities will be added to the Portfolio as a new Portfolio Security. The Multiplier for such new Portfolio Security will equal the product of the original Multiplier with respect to the Portfolio Security for which the new Portfolio Security is being issued (the "Original Portfolio Security") and the number of shares of the new Portfolio Security issued with respect to one share of the Original Portfolio Security.

               7. If an ADR is no longer listed or admitted to trading on a United States securities exchange registered under the Securities Exchange Act of 1934, is no longer a NASDAQ NMS security or is no longer included in the OTC Bulletin Board operated by the NASD, then the Underlying Shares represented by such ADR will be deemed to be a new Portfolio Security and such ADR will no longer constitute a Portfolio Security. The initial Multiplier for such new Portfolio Security will equal the last value of the Multiplier for such ADR multiplied by the number of shares of Underlying Shares represented by a single ADR.

          No adjustments of any Multiplier of a Portfolio Security will be required unless such adjustment would require a change of at least 1% in the Multiplier then in effect. The Multiplier resulting from any of the adjustments specified above will be rounded to the nearest one thousandth with five ten-thousandths being rounded upward.

          No adjustments to the Multiplier of any Portfolio Security or to the Portfolio will be made other than those specified above.

     HYPOTHETICAL PAYMENTS

          The following table illustrates, for a range of hypothetical Closing Portfolio Values, the amount payable at maturity for each $10 principal amount of Securities and the pretax annualized rate of return to beneficial owners of the Securities. AN INVESTMENT IN THE PORTFOLIO SECURITIES WOULD BE SIGNIFICANTLY DIFFERENT THAN INVESTING IN THE SECURITIES. AMONG OTHER THINGS, AN INVESTOR IN THE PORTFOLIO SECURITIES MAY REALIZE CERTAIN DIVIDENDS THAT ARE NOT REFLECTED BY INVESTING IN THE SECURITIES, AND CURRENCY FLUCTUATIONS MAY SIGNIFICANTLY INCREASE OR DECREASE THE RATE OF RETURN OF THE PORTFOLIO SECURITIES VERSUS INVESTING IN THE SECURITIES.


  Hypothetical Closing    Percentage Change   Annualized Percentage   Payment at Maturity    Pretax Annualized
 Value of the Portfolio    in the Portfolio       Change in the        per $10 Principal       Rate of Return
         Value                  Level            Portfolio Level      Amount of Securities     at Maturity(1)
         -----                  -----            ---------------      --------------------     --------------
          0.00                      -100.00%                -100.00%                $ 9.00              -1.91%
         10.00                       -90.00%                 -37.77%                $ 9.00              -1.91%
         20.00                       -80.00%                 -27.22%                $ 9.00              -1.91%
         30.00                       -70.00%                 -20.73%                $ 9.00              -1.91%
         40.00                       -60.00%                 -15.98%                $ 9.00              -1.91%
         50.00                       -50.00%                 -12.21%                $ 9.00              -1.91%
         60.00                       -40.00%                  -9.08%                $ 9.00              -1.91%
         70.00                       -30.00%                  -6.38%                $ 9.00              -1.91%
         80.00                       -20.00%                  -4.02%                $ 9.00              -1.91%
         90.00                       -10.00%                  -1.91%                $ 9.00              -1.91%
         100.00                        0.00%                   0.00%                $10.00               0.00%
         110.00                       10.00%                   1.74%                $11.00               1.74%
         120.00                       20.00%                   3.34%                $12.00               3.34%
         130.00                       30.00%                   4.83%                $13.00               4.83%
         140.00                       40.00%                   6.21%                $14.00               6.21%
         150.00                       50.00%                   7.51%                $15.00               7.51%
         160.00                       60.00%                   8.73%                $16.00               8.73%
         170.00                       70.00%                   9.88%                $17.00               9.88%
         180.00                       80.00%                  10.98%                $18.00              10.98%
         190.00                       90.00%                  12.02%                $19.00              12.02%
         200.00                      100.00%                  13.01%                $20.00              13.01%

  (1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis. All returns assume a maturity of five and one half years from the date of original issuance. The "Annualized Percentage Change in the Portfolio Level" does not reflect payment of dividends with respect to the Portfolio Securities.


          The above figures are for purposes of illustration only. The actual amount payable at maturity with respect to the Securities will depend entirely on the actual Closing Portfolio Value.

          The investor will not receive their entire principal at maturity should the market decline in value. The investor will only receive $9.00 for each $10 principal amount of Securities (90% of their original investment) should the market decline by 10% or more.

     EVENTS OF DEFAULT AND ACCELERATION

          In case an Event of Default with respect to any Securities shall have occurred and be continuing, the amount payable to a Holder of a Security upon any acceleration permitted by the Securities will be equal to the amount payable calculated as though the date of early repayment were the maturity date of the Securities. See "Description of Securities-Payment at Maturity" in this Prospectus. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the Holder of a Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Security plus an additional amount, if any, of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Securities.

          In case of default in payment at the maturity date of the Securities (whether at their stated maturity or upon acceleration), from and after the maturity date the Securities shall bear interest, payable upon demand of the Holders thereof, at the rate of 6% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Securities to the date payment of such amount has been made or duly provided for.

     SECURITIES DEPOSITORY

          The Securities are represented by one or more fully registered global securities (the "Global Securities"). Each such Global Security has been deposited with, or on behalf of, The Depository Trust Company, as Securities Depository, registered in the name of the Securities Depository or a nominee thereof. Unless and until it is exchanged in whole or in part for Securities in definitive form, no Global Security may be transferred except as a whole by the Securities Depository to a nominee of such Securities Depository or by a nominee of such Securities Depository to such Securities Depository or another nominee of such Securities Depository or by such Securities Depository or any such nominee to a successor of such Securities Depository or a nominee of such successor.

          The Securities Depository has advised the Company as follows: The Securities Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Securities Depository was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. The Securities Depository's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

          The Securities Depository is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Securities Depository book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

          Purchases of Securities must be made by or through Participants, which will receive a credit on the records of the Securities Depository. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Securities Depository of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Securities Depository (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Securities.

          So long as the Securities Depository, or its nominee, is the registered owner of a Global Security, the Securities Depository or its nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, Beneficial Owners in a Global Security will not be entitled to have the Securities represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of the Securities in definitive form and will not be considered the owners or Holders thereof under the Senior Indenture. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of the Securities

     Depository and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, the Securities Depository would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the Securities Depository to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          Payment of the principal of, and any additional amount payable at maturity with respect to, Securities registered in the name of the Securities Depository or its nominee will be made to the Securities Depository or its nominee, as the case may be, as the Holder of the Global Securities representing such Securities. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Securities Depository, upon receipt of any payment of principal or any additional amount payable at maturity in respect of a Global Security, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of the Securities Depository. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

          If (x) the Securities Depository is at any time unwilling or unable to continue as Securities Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Securities shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Securities, the Global Securities will be exchangeable for Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples thereof. Such definitive Securities shall be registered in such name or names as the Securities Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Securities Depository from Participants with respect to ownership of beneficial interests in such Global Securities.


                                 THE PORTFOLIO

     GENERAL

          While the Portfolio consists of stocks (or ADRs representing interests therein) of European issuers, the Portfolio is not intended to provide an indication of the pattern of price movements of common stocks of European corporations generally. All of the Portfolio Securities are registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except for the Portfolio Securities which are ADRs representing shares in Bayer A.G., Deutsche Bank A.G., Hoechst A.G., Siemens A.G. and Nestle S.A. Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission (the "Commission") (including a reconciliation of their financial statements to United States generally accepted accounting principles). Bayer A.G., Deutsche Bank A.G., Hoechst A.G., Siemens A.G. and Nestle S.A. have qualified for an exemption from the reporting requirements of the Exchange Act and have agreed to provide to the Commission certain financial and other information that the issuer provides to its shareholders or files with stock exchanges in its home country or is otherwise required to make public. Such information is not required to contain a reconciliation of their financial statements to United States generally accepted accounting principles. Information provided to or filed with the Commission is available at the offices of the Commission specified under "Available Information" in this Prospectus. Information contained in such information filed with the Commission will generally be more limited than that available with respect to a United States issuer. Neither the Company nor MLPF&S makes any representation or warranty as to the accuracy or completeness of such reports. THE INCLUSION OF A PORTFOLIO SECURITY IN THE PORTFOLIO IS NOT A RECOMMENDATION TO BUY OR SELL SUCH PORTFOLIO SECURITY OR THE UNDERLYING SHARES RELATING THERETO, AND NEITHER THE COMPANY NOR ANY OF ITS AFFILIATES MAKE ANY REPRESENTATION TO ANY PURCHASER OF SECURITIES AS TO THE PERFORMANCE OF THE PORTFOLIO.

          The Company or its affiliates may presently or from time to time engage in business with one or more of the issuers of the Portfolio Securities or of the Underlying Shares relating to the Portfolio Securities, including extending loans to, or making equity investments in, such issuers or providing advisory services to such issuers, including merger and acquisition advisory services. In the course of such business, the Company or its affiliates may acquire non-public information with respect to such issuers and, in addition, one or more affiliates of the Company may publish research reports with respect to such issuers. The Company does not make any representation to any purchaser of Securities with respect to any matters whatsoever relating to such issuers. Any prospective purchaser of a Security should undertake an independent investigation of the issuers of the Underlying Shares relating to the Portfolio Securities as in its judgment is appropriate to make an informed decision with respect to an investment in the Securities.


     EUROPE

          The issuers of the Portfolio Securities, or of the shares underlying the Portfolio Securities which are ADRs, are companies which have been organized in countries located in Europe. The amount payable at the maturity of the Securities is dependent on the value of such Portfolio Securities and the value of such Portfolio Securities will be affected by political and economic developments in Europe.

          The economies of individual European countries may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross domestic product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position. European countries in recent years generally have experienced weak economic performance and suffer from relatively high unemployment levels, slow growth, falling industrial competitiveness, and increasing costs for social welfare programs.

          The European Community (the "EC") as of December 22, 1993 was composed of 12 members, with Belgium, Denmark, Federal Republic of Germany, France, Greece, Ireland, Italy, Luxembourg, The Netherlands, Portugal, Spain and the United Kingdom. Austria, Finland, Norway, Sweden and Switzerland have applied for membership in the EC. The EC and the member states are currently attempting to create a barrier-free single market in goods, services and capital. The "Treaty on European Union" (also known as the "Maastricht Treaty") was signed by the governments of the member states of the EC on February 7, 1992 and is designed to provide for a centralized economic and monetary authority within the EC. Economic and political tensions may frustrate any such integration of the EC members.

          The securities markets of most European countries have substantially less trading volume than the securities markets of the United States and Japan. Further, securities of some European companies are less liquid and more volatile than securities of comparable U.S. companies. Accordingly, European securities markets may be subject to greater influence by adverse events generally affecting the market, and by large investors trading significant blocks of securities or by large dispositions of securities than is the case in the United States.

     ISSUERS OF THE UNDERLYING SHARES

          Among the issuers of Portfolio Securities and the Underlying Shares, 9 are incorporated in the United Kingdom, 4 in the Federal Republic of Germany, 4 in France, 2 in the Netherlands, 2 in Spain, 1 in Italy, 1 in Sweden and 1 in Switzerland. The following table sets forth the issuers of the Portfolio Securities and Underlying Shares, the country in which each such issuer is organized and the primary industry in which each such issuer is engaged:


Company Name                                Country            Industry
- ------------                                -------            --------

   The British Petroleum Co., plc        United Kingdom  Energy
   British Telecommunications plc        United Kingdom  Telecommunications
   Cadbury Schweppes plc                 United Kingdom  Beverage
   Grand Metropolitan plc                United Kingdom  Food/Beverage
   Hanson plc.                           United Kingdom  Conglomerate
   Reuters Holdings plc.                 United Kingdom  Media/Publishing
   Unilever plc.                         United Kingdom  Foods
   Vodaphone Group plc                   United Kingdom  Telecommunications
   Waste Management International plc    United Kingdom  Pollution Control
   Alcatel Alsthom Compagnie Generale
     d'Electricite                       France          Telecommunications
   Rhone-Poulenc S.A.                    France          Chemicals
   Societe Nationale Elf Aquitaine       France          Energy
   Total S.A.                            France          Energy
   Bayer A.G.                            Germany         Chemicals
   Deutsche Bank A.G.                    Germany         Bank
   Hoechst A.G.                          Germany         Chemicals
   Siemens A.G.                          Germany         Electrical Equipment
   Philips Electronics N.V.              Netherlands     Electrical Equipment
   Royal Dutch Petroleum Company         Netherlands     Energy
   Banco de Santander S.A.               Spain           Bank
   Telefonica de Espana, S.A.            Spain           Telecommunications
   Benetton Group S.p.A.                 Italy           Retailing
   L.M.  Ericsson
     Telephone Co., Inc                  Sweden          Telecommunications
   Nestle S.A.                           Switzerland     Foods


               A potential investor should review the historical prices of the securities underlying the Portfolio. The historical prices of such securities should not be taken as an indication of future performance, and no assurance can be given that the prices of such securities will increase sufficiently to cause the beneficial owners of the Securities to receive an amount in excess of the Minimum Payment at the maturity of the Securities.


                                  OTHER TERMS

     GENERAL

               The Senior Debt Securities have been and are to be issued under an Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Securities. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

               The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

               The Senior Indenture provides that the Senior Indenture and the Securities will be governed by and construed in accordance with the laws of the State of New York.

               The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

               The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Securities Exchange Act of 1934, as amended, and under rules of certain exchanges and other regulatory bodies.

     LIMITATIONS UPON LIENS

               The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

     LIMITATION ON DISPOSITION OF VOTING STOCK OF, AND MERGER AND SALE OF ASSETS BY, MLPF&S

               The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

     MERGER AND CONSOLIDATION

               The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

     MODIFICATION AND WAIVER

               Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity; (c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amended Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

     EVENTS OF DEFAULT

               Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture; (e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

               The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

               The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.


                                    EXPERTS

               The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1992 Annual Report on Form 10-K and Current Report on Form 8-K dated March 9, 1994, and incorporated by reference in this Prospectus have been audited by Deloitte & Touche, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for (i) each of the five years in the period ended December 25, 1992 included in the 1992 Annual Report to Stockholders of the Company and (ii) each of the five years in the period ended December 31, 1993 included in the Current Report on Form 8-K dated March 9, 1994 of the Company, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche, as set forth in their reports incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been included or incorporated herein by reference in reliance upon such reports of Deloitte & Touche given upon their authority as experts in accounting and auditing.

               With respect to unaudited interim financial information for the periods included in any of the Quarterly Reports on Form 10-Q which may be incorporated herein by reference, Deloitte & Touche have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in any such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the
     review procedures applied.   Deloitte & Touche are not subject to the
     liability provisions of Section 11 of the Act for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                             SUBJECT TO COMPLETION
                           ISSUE DATE:  MARCH 11, 1994



PROSPECTUS



                           Merrill Lynch & Co., Inc.
       1,800,000 Constant Maturity U.S. Treasury Yield Increase Warrants,
                            Expiring August 25, 1995


     On February 3, 1994, Merrill Lynch & Co., Inc. (the "Company") issued 1,800,000 Constant Maturity U.S. Treasury Yield Increase Warrants, Expiring August 25, 1995 ("Warrant"). Each Warrant will entitle the Holder thereof to receive from the Company a payment, if any, (the "Cash Settlement Value") on August 25, 1995 (the "Expiration Date"), or on such earlier date as described herein, based upon the increase in the CMT Yield. The CMT Yield is the yield to maturity on U.S. Treasury securities with a constant maturity of five years as more fully described herein. The Cash Settlement Value will equal the greater of
(i) U.S. $100 x 4 x (Spot Yield - Strike Yield) and (ii) zero. The "Strike Yield" equals 5.03%. The "Spot Yield" will equal the CMT Yield on the Exercise Date, as determined by the Calculation Agent. The Warrants will be automatically exercised on the earlier of the fifth New York Business Day immediately preceding August 25, 1995 or the New York Business Day immediately preceding the date of occurrence of certain events in bankruptcy, insolvency or reorganization involving the Company or the date of their earlier expiration upon delisting from, or permanent suspension from trading on, the American Stock Exchange unless the Warrants are simultaneously accepted for trading pursuant to the rules of another Self-Regulatory Organization (as defined herein). The Warrants are not exercisable at the option of the Holder. See "Description of the Warrants".

     The Warrants involve a high degree of risk, including the risk of expiring worthless unless the CMT Yield increases. Investors therefore should be prepared to sustain a total loss of the purchase price of their Warrants, and are advised to carefully consider the information under "Risk Factors Relating to the Warrants", "Description of the Warrants" and "Description of the Warrants-- Automatic Exercise Prior to the Expiration Date".

     The Warrants have been listed on the American Stock Exchange under the symbol "YIW.WS".

                    _________________________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.   ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                    ________________________________________

     This Prospectus has been prepared in connection with the Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Securities. MLPF&S may act as principal or agent in such transactions. The Securities may be offered on a national securities exchange in the event the particular issue of Securities has been listed on such exchange, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale.

                             ---------------------

                              Merrill Lynch & Co.

                             ---------------------

               The date of this Prospectus is            , 1994.

               The Commissioner of Insurance of The State of North Carolina has not approved or disapproved the offering of the Securities made hereby nor has the Commissioner passed upon the accuracy or adequacy of this Prospectus.


                             AVAILABLE INFORMATION

               The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, Seven World Trade Center, New York, New York 10048.
     Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at the prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The Company's Annual Report on Form 10-K for the year ended December 25, 1992, Quarterly Reports on Form 10-Q for the quarters ending March 26, 1993, June 25, 1993 and September 24, 1993, and Current Reports on Form 8-K dated January 25, 1993, January 26, 1993, January 28, 1993, February 1, 1993, February 22, 1993, March 1, 1993, March 19, 1993, April 13, 1993, April 15, 1993, April 22, 1993, April 27, 1993, April 29, 1993,
     June 24, 1993, June 28, 1993, July 7, 1993, July 13, 1993, July 27, 1993,
     September 8, 1993, September 13, 1993, September 23, 1993, October 7, 1993, October 11, 1993, October 15, 1993, October 27, 1993, December 17, 1993,
     December 22, 1993, December 27, 1993, December 30, 1993, January 20, 1994,
     January 24, 1994, January 27, 1994, February 3, 1994 and March 9, 1994 filed pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference into this Prospectus.

               All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY (WITHOUT EXHIBITS OTHER THAN EXHIBITS SPECIFICALLY INCORPORATED BY REFERENCE) OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO MR. GREGORY T. RUSSO, SECRETARY, MERRILL LYNCH & CO., INC., 100 CHURCH STREET, 12TH FLOOR, NEW YORK, NEW YORK 10080-6512; TELEPHONE NUMBER (212)602-8435.

               NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF

     AN OFFER TO BUY FROM, ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                           MERRILL LYNCH & CO., INC.

               Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance and related services worldwide. Its principal subsidiary, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), is one of the largest securities firms in the world. MLPF&S is a broker in securities, options contracts, commodity and financial futures contracts, a distributor of selected insurance products, a dealer in options and in corporate and municipal securities and an investment banking firm. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued by the U.S. Government or agencies thereof or guaranteed or insured by Federal agencies or instrumentalities. Merrill Lynch Capital Services, Inc. and Merrill Lynch Derivative Products, Inc. are the Company's primary derivative subsidiaries which enter into interest rate and currency swaps and other derivative transactions. Merrill Lynch Asset Management, L.P. manages mutual funds and provides investment advisory services. Other subsidiaries provide financial services outside the United States similar to those of MLPF&S and are engaged in such other activities as international banking, lending and providing other investment and financing services. The Company's insurance underwriting and marketing operations consist of the underwriting of life insurance and annuity products through subsidiaries of Merrill Lynch Insurance Group, Inc., and the sale of life insurance and annuities through Merrill Lynch Life Agency Inc. and other life insurance agencies associated with MLPF&S.

               The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212)449-1000.

     RATIO OF EARNINGS TO FIXED CHARGES

                  YEAR ENDED LAST FRIDAY IN DECEMBER
                         1989  1990  1991  1992  1993
                         ----  ----  ----  ----  ----

     Ratio of earnings
     to fixed charges     ---   1.1   1.2   1.3   1.4


          For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consists of interest costs and that portion of rentals estimated to be representative of the interest factor. In 1989, fixed charges exceeded pretax earnings before fixed charges by $187,564,000.


             CERTAIN IMPORTANT INFORMATION CONCERNING THE WARRANTS

          A Holder will receive a cash payment on the Expiration Date only if the Warrants have a Cash Settlement Value in excess of zero on the Exercise Date. The Spot Yield determined on the Exercise Date will establish whether the Warrants have a positive Cash Settlement Value on the Expiration Date. The Warrants may be "out-of-the-money" (i.e., their Cash Settlement Value will be zero) when initially sold and the Warrants will be "in-the-money" (i.e., their Cash Settlement Value will exceed zero) only if the Spot Yield is greater than 5.03%. If the Spot Yield is equal to or less than 5.03%, the Warrant will expire worthless and the Holder will have sustained a total loss of the purchase price of such Warrant. Investors therefore should be prepared to sustain a total loss of the purchase price of their Warrants.

                     RISK FACTORS RELATING TO THE WARRANTS

          THE WARRANTS INVOLVE A HIGH DEGREE OF RISK, INCLUDING THE RISK OF EXPIRING WORTHLESS. INVESTORS THEREFORE SHOULD BE PREPARED TO SUSTAIN A TOTAL LOSS OF THE PURCHASE PRICE OF THEIR WARRANTS. IT IS SUGGESTED THAT INVESTORS CONSIDERING PURCHASING THE WARRANTS BE EXPERIENCED WITH RESPECT TO OPTIONS ON SECURITIES AND OPTION TRANSACTIONS AND REACH AN INVESTMENT DECISION ONLY AFTER CAREFULLY CONSIDERING ALL THE RISK FACTORS SET FORTH IN THIS SECTION OF THIS PROSPECTUS, THE SUITABILITY OF THE WARRANTS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND ALL THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS.

     Exercise of the Warrants. The Warrants will be automatically exercised on the Exercise Date and are not exercisable at the option of the Holder.

     Automatic Exercise of the Warrants upon Delisting. In the event that the Warrants are delisted from, or permanently suspended from trading on, the American Stock Exchange and the Warrants are not simultaneously accepted for trading pursuant to the rules of another self-regulatory organization (a "Self-Regulatory Organization") that are filed with the Securities and Exchange Commission under the Securities Act of 1934, as amended, the Warrants will expire on the date such delisting or trading suspension becomes effective and will be automatically exercised on the New York Business Day immediately preceding the date of such early expiration. At the time of such automatic exercise, the Warrants may be out-of-the-money such that the Cash Settlement Value will equal zero.

     Certain Factors Affecting the Value of the Warrants. The Cash Settlement Value of the Warrants at any time prior to expiration is typically expected to be less than the Warrants' trading value at that time. The difference between the trading value and the Cash Settlement Value will reflect a number of factors, including a "time value" for the Warrants. The "time value" of the Warrants will depend upon the length of the period remaining to expiration, among other factors. The expiration date of the Warrants will be accelerated should the Warrants be delisted or should their trading on the American Stock Exchange be suspended permanently unless the Warrants simultaneously are accepted for trading pursuant to the rules of another Self-Regulatory Organization. Any such acceleration would result in the total loss of any otherwise remaining "time value" and could occur when the Warrants are out-of-the-money, thus resulting in total loss of the purchase price of the Warrants. See "Description of the Warrants-Automatic Exercise Prior to the Expiration Date". Before exercising or selling Warrants, Holders should carefully consider the trading value of the Warrants, the value of the CMT Yield and probable range of Cash Settlement Values and any related transaction costs.

     There can be no assurance as to how the Warrants will trade in the secondary market or whether such market will be liquid. The trading value of a Warrant is expected to be dependent upon a number of complex interrelated factors, including those listed below. The expected effect on the trading value of a Warrant of each of the factors listed below, assuming in each case that all other factors are held constant, is as follows:

          (1) The CMT Yield. If the CMT Yield increases relative to the Strike Yield, the trading value of a Warrant is expected to increase. If the CMT Yield decreases relative to the Strike Yield, the trading value of a Warrant is expected to decrease.

          (2) The volatility of the CMT Yield. If the volatility of the CMT Yield increases, the trading value of a Warrant is expected to increase. If such volatility decreases, the trading value of a Warrant is expected to decrease.

          (3) The general level of interest rates in the United States. If the general level of interest rates in the United States increases, the trading value of a Warrant is expected to increase. If the general level of interest rates in the United States decreases, the trading value of a Warrant is expected to decrease.

          (4) The time remaining to the expiration date of the Warrants. As the time remaining to the expiration date of the Warrants decreases, the trading value of a Warrant is expected to decrease.

     As noted above, these hypothetical scenarios are based on the assumption that all other factors are held constant. In reality, it is unlikely that only one factor would change in isolation, since changes in one factor usually cause, or result from, changes in others. Some of the factors referred to above are, in turn, influenced by the political and economic factors discussed below.

       Warrants Not Standardized Options Issued by the Options Clearing Corporation. Each Warrant constitutes an option having a value based upon one or more United States Treasury securities, as calculated in the CMT Yield. However, the Warrants are not standardized options of the type issued by the Options Clearing Corporation (the "OCC"), a clearing agency regulated by the Securities and Exchange Commission. For example, unlike purchasers of OCC standardized options who have the credit benefits of guarantees and margin and collateral deposits by OCC clearing members to protect the OCC from a clearing member's failure, purchasers of Warrants must look solely to the Company for performance of its obligations to pay the Cash Settlement Value on the exercise of Warrants. Further, the market for the Warrants is not expected to be generally as liquid as the market for some OCC standardized options.

       The Warrants are unsecured contractual obligations of the Company and will rank on a parity with the Company's other unsecured contractual obligations and with the Company's unsecured and unsubordinated debt. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including Holders of the Warrants), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, to the Company are restricted by net capital requirements under the Securities Exchange Act of 1934, as amended, and under rules of certain exchanges and other regulatory bodies.

       General Risk Considerations. Options and warrants provide opportunities for investment and pose risks to investors as a result of fluctuations in the value of the underlying investment. In general, certain of the risks associated with the Warrants are similar to those generally applicable to other options or warrants of private corporate issuers.

       The purchaser of a Warrant may lose his entire investment. This risk reflects the nature of a Warrant as an asset which tends to decline in value over time and which may, depending on the CMT Yield as compared to the Strike Yield, become worthless when it expires. Assuming all other factors are held constant, the more a Warrant is out-of-the-money and the shorter its remaining term to expiration, the greater the risk that a purchaser of the Warrant will lose all of his investment. This means that the purchaser of a Warrant who does not sell it in the secondary market will necessarily lose his entire investment in the Warrant if it expires when the Spot Yield is less than or equal to the Strike Yield.

       If the CMT Yield does not increase relative to the Strike Yield to an extent sufficient to cover an investor's cost of the Warrant (i.e., the purchase price plus transaction costs, if any) before the Warrant expires, the investor will lose all or a part of his investment in the Warrant upon expiration.

       The CMT Yield is derived from United States Treasury securities. The value of any debt security, including Treasury securities, may be affected by complex political and economic factors, including the rate of inflation, growth of gross national product and balance of payments for the United States.

       The AMEX requires that Warrants be sold only to investors with options approved accounts and requires that its members and member organizations and registered employees thereof make certain suitability determinations before recommending transactions in Warrants. It is suggested that investors considering purchasing the Warrants be experienced with respect to options on securities and option transactions and understand the risks of transactions such as the Warrants and reach an investment decision only after carefully considering the suitability of the Warrants in light of their particular circumstances. The Warrants are not suitable for persons solely dependant upon a fixed income, for retirement plan accounts or for accounts under the Uniform Gift to Minors Act. Investors should be prepared to sustain a total loss of the purchase price of their Warrants.


                          DESCRIPTION OF THE WARRANTS

     GENERAL

       An aggregate of 1,800,000 Warrants were issued. The Warrants were issued under a Warrant Agreement (the "Warrant Agreement"), dated as of February 3, 1994, between the Company and Citibank, N.A., as Warrant Agent (the "Warrant Agent"). The following statements with respect to the Warrants are summaries of the detailed provisions of the Warrant Agreement, the form of which is filed as an exhibit to the Registration Statement. Wherever particular provisions of the Warrant Agreement or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made, and the statements are qualified in their entirety by such reference.

       A Warrant will not require, or entitle, a Holder to sell or purchase a U.S. Treasury security to or from the Company. The Company will make only a cash settlement, if any, with respect to the Warrants.

       The Warrants will expire on August 25, 1995 (the "Expiration Date") or on such earlier date as described under "Exercise of Warrants" and "Automatic Exercise Prior to the Expiration Date". The Warrants will be automatically exercised on the Exercise Date, as set forth under "Exercise of Warrants", and are not exercisable at the option of the Holder. The term "New York Business Day", as used herein, means any day other than a Saturday or a Sunday or a day on which commercial banks in The City of New York are required or authorized by law or executive order to be closed.

       The Warrants will be unsecured contractual obligations of the Company and will rank on a parity with the Company's other unsecured contractual obligations and with the Company's unsecured and unsubordinated debt. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including Holders of the Warrants), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, to the Company are restricted by net capital requirements under the Securities Exchange Act of 1934, as amended, and under rules of certain exchanges and other regulatory bodies.

     CASH SETTLEMENT VALUE

       The Cash Settlement Value of a Warrant will be determined on the Exercise Date as the amount which is the greater of:

       (i)   $100 x 4 x (Spot Yield - Strike Yield), and

       (ii)   $0

       The "Strike Yield" equals 5.03%. The "Spot Yield" will be determined on the Exercise Date by Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Calculation Agent"), an affiliate of the Company. The "Spot Yield will be determined as follows:

          (i) The Spot Yield will equal the rate which appears on Telerate Page 7052, "WEEKLY AVG YIELDS ON TREASURY CONSTANT MATURITIES ", under the column entitled "5 YR", which appears as of 2:30 P.M., New York time, on the Exercise Date. "Telerate Page 7052" means the display designated as page 7052 on the Dow Jones Telerate Service (or such page as may replace page 7052 on that service). The rate which appears on Telerate Page 7052 under the column entitled "5 YR" is the rate described in paragraph (ii) below published in the most recent H.15(519) (as defined below).

          (ii) If the Spot Yield as described in clause (i) is not available by 2:30 P.M., New York City time, on the Exercise Date, the Spot Yield will equal the one-week average yield on 5-year United States Treasury securities at "constant maturity", as published in the most recent H.15(519) available on the Exercise Date, in the column "Week Ending" for the most recent date opposite the heading "Treasury constant maturities, 5-Year." "H.15(519)" means the weekly statistical release designated as such, published by the Board of Governors of the Federal Reserve System.

          (iii) If the most recent H.15(519) available on the Exercise Date as described in clause (ii) above was published more than fourteen calendar days prior to the Exercise Date, the Spot Yield will equal the one-week average yield on 5-year United States Treasury securities at "constant maturity" as otherwise announced by the Federal Reserve Bank of New York on the Exercise Date for the preceding week.

          (iv) If the Spot Yield as described in clause (iii) is not announced by 3:00 p.m., New York City time, on the Exercise Date, the Spot Yield will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent and as a decimal rounded, if necessary, to the nearest one hundred-thousandth of a percentage point with five one-millionths of a percentage point rounded up, on the basis of a year of 365 days, applied on a daily basis) based on the arithmetic mean of the secondary market offer prices as of approximately 3:30 p.m., New York City time, on the Exercise Date of three leading primary United States government securities dealers in The City of New York selected by the Calculation Agent (from five such dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for Treasury Notes with an original maturity of approximately five years, a remaining term to maturity of not less than four years and in an amount of $100,000,000. If three or four (and not five) of such dealers are quoting as described in this clause (iv), then the Spot Yield will be based on the arithmetic mean of the bid prices obtained and neither the highest nor lowest of such quotations will be eliminated.

          (v) If fewer than three dealers selected by the Calculation Agent are quoting as described in clause (iv), the Spot Yield will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent and as a decimal rounded, if necessary, to the nearest one hundred-thousandth of a percentage point with five one-millionths of a percentage point rounded up, on the basis of a year of 365 days, and applied on a daily basis) based on the arithmetic mean of the secondary market offer prices as of approximately 3:30 p.m., New York City time, on the Exercise Date of three leading primary United States government securities dealers in The City of New York selected by the Calculation Agent (from five such dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of approximately ten years, a remaining term to maturity closest to five years and in an amount of $100,000,000. If three or four (and not five) of such dealers are quoting as described in this clause, then the Spot Yield will be based on the arithmetic mean of the bid prices obtained and neither the highest nor lowest of such quotes will be eliminated. If two Treasury Notes with an original maturity of approximately ten years have remaining terms to maturity equally close to five years, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

       The Cash Settlement Value will be rounded, if necessary, to the nearest cent (with one-half cent being rounded upwards).

       Set forth below is an illustration of the Cash Settlement Values of Warrants on the Exercise Date based on the Strike Yield equal to 5.03% and various hypothetical Spot Yields. The actual Cash Settlement Value of a Warrant will depend entirely on the actual Spot Yield on the Exercise Date. The illustrative Cash Settlement Values in the table do not reflect any "time value" for a Warrant, which may be reflected in trading value, and are not necessarily indicative of potential profit or loss, which are also affected by purchase price and transaction costs.

      HYPOTHETICAL                                          CASH SETTLEMENT
     CMT SPOT YIELD                                        VALUE OF A WARRANT
     ---------------                                      --------------------
        4.03%...........................................        $0.00
        4.53%...........................................        $0.00
        5.03%...........................................        $0.00
        5.53%...........................................        $2.00
        6.03%...........................................        $4.00
        6.53%...........................................        $6.00
        7.03%...........................................        $8.00


     BOOK-ENTRY PROCEDURES AND SETTLEMENT

       The Warrants are represented by one registered global currency Warrant (the "Global Warrant"). The Global Warrant has been deposited with, or on behalf of, The Depository Trust Company, as Securities Depository, and registered in the name of the Securities Depository or a nominee thereof. Unless and until it is exchanged in whole or in part for Warrants in definitive form in the limited circumstances described below, the Global Warrant may not be transferred except as a whole by the Securities Depository to a nominee of such Securities Depository or by a nominee of such Securities Depository to such Securities Depository or another nominee of such Securities Depository or by such Securities Depository or any such nominee to a successor of such Securities Depository or a nominee of such successor.

       The Securities Depository has advised the Company as follows: The Securities Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provision of Section 17A of the Securities Exchange Act of 1934, as amended. The Securities Depository was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Securities Depository's participants include securities brokers and dealers (including the Underwriter), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Securities Depository. Access to the Securities Depository book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Securities Depository only through participants.

       Ownership of beneficial interests in the Warrants will be limited to persons that have accounts with the Securities Depository ("Agent Members") or persons that may hold interests through Agent Members. The Securities Depository has advised the Company that upon the issuance of the Global Warrant representing the Warrants, the Securities Depository will credit, on its book-entry registration and transfer system, the Agent Members' accounts with the respective principal amounts of the Warrants represented by the Global Warrant. Ownership of beneficial interests in the Global Warrant will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Securities Depository (with respect to interests of Agent Members) and on the records of Agent Members (with respect to interests of persons held through Agent Members). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in the Global Warrant.

       So long as the Securities Depository, or its nominee, is the registered owner of the Global Warrant, the Securities Depository or its nominee, as the case may be, will be considered the sole owner or Holder of the Warrants represented by the Global Warrant for all purposes under the Warrant Agreement. Except as provided below, owners of beneficial interests in the Global Warrant will not be entitled to have the Warrants represented by the Global Warrant registered in their names, will not receive or be entitled to receive physical delivery of the Warrants in definitive form and will not be considered the owners or Holders thereof under the Warrant Agreement. Accordingly, each person owning a beneficial interest in the Global Warrant must rely on the procedures of the Securities Depository and, if such person is not an Agent Member, on the procedures of the Agent Member through which such person owns its interest, to exercise any rights of a Holder under the Warrant Agreement. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Warrant desires to give or take any action which a Holder is entitled to give or take under the Warrant Agreement, the Securities Depository would authorize the Agent Members holding the relevant beneficial interests to give or take such action, and such Agent Members would authorize beneficial owners owning through such Agent Members to give or take such action or would otherwise act upon the instructions of beneficial owners through them.

       The Cash Settlement Value in exercise of Warrants registered in the name of the Securities Depository or its nominee will be paid by the Warrant Agent to the Agent Members or, in the case of delisting, to the Securities Depository. None of the Company, the Warrant Agent or any other agent of the Company or agent of the Warrant Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Warrant Agent, upon the receipt of payment of the Cash Settlement Value in respect of the Global Warrant, will pay the relevant Agent Member in an amount proportionate to its beneficial interest in the Global Warrant and that such Agent Member will credit the accounts of the beneficial owners of such Warrants. The Company expects that the Securities Depository, in the case of delisting, upon receipt of payment of the Cash Settlement Value in respect of the Global Warrant, will credit the accounts of the Agent Members with payment in amounts proportionate to their respective beneficial interests in the Global Warrant so delisted, as shown on the records of the Securities Depository. The Company also expects that payments by Agent Members to owners of beneficial interests in the Global Warrant will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Agent Members. It is suggested that purchasers of Warrants with accounts at more than one brokerage firm effect transactions in the Warrants, only through the brokerage firm or firms which hold that purchaser's Warrants.

       If the Securities Depository is at any time unwilling or unable to continue as depository and a successor Securities Depository is not appointed by the Company within 90 days or if the Company is subject to certain events in bankruptcy, insolvency or reorganization, the Company will issue Warrants in definitive form in exchange for the Global Warrant. In addition, the Company may at any time determine not to have the Warrants represented by the Global Warrant and, in such event, will issue Warrants in definitive form in exchange for the Global Warrant. In any such instance, an owner of a beneficial interest in the Global Warrant will be entitled to have a number of Warrants equivalent to such beneficial interest registered in its name and will be entitled to physical delivery of such Warrants in definitive form.

     EXERCISE OF WARRANTS

       The Warrants are not exercisable at the option of the Holder. The Warrants will be automatically exercised on the fifth New York Business Day immediately preceding the Expiration Date or, if an Early Expiration Date occurs, the New York Business Day immediately preceding the Early Expiration Date (the "Exercise Date").

       The Warrant Agent will obtain the Spot Yield on the Exercise Date from Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Calculation Agent"), an affiliate of the Company, and determine the Cash Settlement Value of the Warrants. The Warrant Agent will pay the Cash Settlement Value of a Warrant to the Securities Depository by check on the Expiration Date and, if August 25, 1995 is not a New York Business Day, on the next succeeding New York Business Day. If an Early Expiration Date occurs, as described below under "Automatic Exercise Prior to the Expiration Date", the Warrant Agent will pay the Cash Settlement Value of a Warrant to the Securities Depository by check on the fifth New York Business Day following the Early Expiration Date (as defined below). See "Description of the Warrants-Book-Entry Procedures and Settlement".

     LISTING OF THE WARRANTS

       The Warrants have been listed on the American Stock Exchange under the symbol "YIW.WS". The American Stock Exchange will expect to cease trading the Warrants on such Exchange as of the close of business on the Expiration Date.


     AUTOMATIC EXERCISE PRIOR TO THE EXPIRATION DATE

       In the event that the Warrants are delisted from, or permanently suspended from trading on, the American Stock Exchange and the Warrants are not simultaneously accepted for trading pursuant to the rules of another self-regulatory organization whose rules are filed with the Securities and Exchange Commission (a "Self-Regulatory Organization") under the Securities Act of 1934, as amended, the Warrants will expire on the date such delisting or trading suspension becomes effective (an "Early Expiration Date") and the Warrants will be automatically exercised on the New York Business Day immediately preceding such Early Expiration Date, and the Cash Settlement Value, if any (determined as provided under "Exercise of Warrants"), of such automatically exercised Warrants will be paid on the fifth New York Business Day following such Early Expiration Date. Settlement shall otherwise occur as described under "Book-Entry Procedures and Settlement". The Company will notify Holders as soon as practicable of such delisting or trading suspension. The Company has agreed in the Warrant Agreement that it will not seek delisting of the Warrants or suspension of their trading on the American Stock Exchange.

       The Warrants may also expire on the date of occurrence of certain events in bankruptcy, insolvency or reorganization involving the Company (any such date also being an "Early Expiration Date") and the Warrants will be automatically exercised as of the New York Business Day immediately preceding such Early Expiration Date. The Cash Settlement Value, if any (determined as provided under "Exercise of Warrants"), of such automatically exercised Warrants will be due and payable on the fifth New York Business Day following such Early Expiration Date. Settlement will otherwise occur as described under "Book-Entry Procedures and Settlement".

     MODIFICATION

       The Warrant Agreement and the terms of the Warrants may be amended by the Company and the Warrant Agent, without the consent of the Holders of any Warrants, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner which the Company may deem necessary or desirable and which will not materially and adversely affect the interests of the Holders of the Warrants.

       The Company and the Warrant Agent also may modify or amend the Warrant Agreement and the terms of the Warrants, with the consent of the Holders of not less than a majority in number of the then outstanding Warrants affected, provided that no such modification or amendment that changes the Spot Yield so as to adversely affect the

     Holder, shortens the period of time remaining to the Expiration Date or otherwise materially and adversely affects the exercise rights of the Holders of the Warrants or reduces the percentage of the number of outstanding Warrants, the consent of whose Holders is required for modification or amendment of a Warrant Agreement or the terms of Warrants may be made without the consent of the Holders of Warrants affected thereby.

     MERGER AND CONSOLIDATION

       The Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the Cash Settlement Value with respect to all unexercised Warrants, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Warrant Agreement and of the Global Warrant to be performed by the Company.

                                   CMT YIELD
     GENERAL

       U.S. Treasury securities, including those used to calculate the CMT Yield, are direct obligations of the United States government and carry the full faith and credit of the United States of America. The Warrants, however, are solely the obligation of the Company and are not backed by the full faith and credit of the United States. If the CMT Yield is determined using yields reported on Telerate Page 7052, in H.15(519) or as reported by the Federal Reserve Bank of New York as described in "Description of the Warrants-Cash Settlement Value", the CMT Yield will be a one-week average yield on 5-year United States Treasury securities at "constant maturity" (the "Weekly CMT Yield"). Yields on Treasury securities at "constant maturity" used to calculate the Weekly CMT Yield are interpolated from the daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based upon the market yields on actively traded Treasury securities in the over-the-counter market. The constant maturity yield values are derived from the yield curve at fixed maturities. This method permits estimation of the yield for a five year maturity, even if no outstanding security has exactly five years remaining to maturity. If the Weekly CMT Yield cannot be calculated, the CMT Yield will be determined based on the yield to maturity of certain Treasury securities on the Exercise Date based on secondary market offer prices of certain dealers as more fully described in "Description of the Warrants-Cash Settlement Value". The value of the CMT Yield during the term of the Warrants will likely not be calculated based on one specific Treasury security.

       A potential investor should review the historical performance of the CMT Yield. The historical performance of the CMT Yield should not be taken as an indication of future performance, and no assurance can be given that the CMT Yield will increase sufficiently to cause the Cash Settlement Value with respect to the Warrants to be greater than zero.


                                    EXPERTS

       The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1992 Annual Report on Form 10-K and Current Report on Form 8-K dated March 9, 1994, and incorporated by reference in this Prospectus have been audited by Deloitte & Touche, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for (i) each of the five years in the period ended December 25, 1992 included in the 1992 Annual Report to Stockholders of the Company and (ii) each of the five years in the period ended December 31, 1993 included in the Current Report on Form 8-K dated March 9, 1994 of the Company, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche, as set forth in their reports incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been included or incorporated herein by reference in reliance upon such reports of Deloitte & Touche given upon their authority as experts in accounting and auditing.

       With respect to unaudited interim financial information for the periods included in any of the Quarterly Reports on Form 10-Q which may be incorporated herein by reference, Deloitte & Touche have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in any such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the
     review procedures applied.   Deloitte & Touche are not subject to the
     liability provisions of Section 11 of the Act for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION
                           ISSUE DATE:  MARCH 11, 1994



PROSPECTUS



                           MERRILL LYNCH & CO., INC.
           4,000,000 U.S. DOLLAR/DEUTSCHE MARK PUT CURRENCY WARRANTS,
                            EXPIRING MARCH 15, 1995


     On September 23, 1993, Merrill Lynch & Co., Inc. (the "Company") issued 4,000,000 U.S. Dollar/Deutsche Mark Put Currency Warrants, Expiring March 15, 1995 ("Warrant"). Each Warrant will entitle the Holder thereof to receive from the Company the cash value, if positive, in U.S. dollars of the right to sell Deutsche Mark ("DEM") 80.45 on the Exercise Date at a price of U.S. $50, which represents an exchange rate of DEM 1.6090 per U.S. $1.00. The Warrants are exercisable at the option of the Holder until 1:30 p.m., New York City time, on the fifth New York Business Day immediately preceding the earlier of their expiration on March 15, 1995 or the date of their earlier expiration upon delisting from, or permanent suspension of trading on, the American Stock Exchange unless the Warrants are simultaneously accepted for listing on another national securities exchange. Any Warrant not exercised at or before 1:30 p.m., New York City time, on the fifth New York Business Day immediately preceding March 15, 1995 or the date of their earlier expiration will be deemed automatically exercised on March 15, 1995 or such date of earlier expiration. A Holder may exercise no fewer than 500 Warrants at any one time, except in the case of automatic exercise (including at expiration). See "Description of the Warrants".

     THE WARRANTS INVOLVE A HIGH DEGREE OF RISK, INCLUDING FOREIGN EXCHANGE RISKS AND THE RISK OF EXPIRING WORTHLESS UNLESS THE DEUTSCHE MARK SUFFICIENTLY DEPRECIATES AGAINST THE U.S. DOLLAR. INVESTORS THEREFORE SHOULD BE PREPARED TO SUSTAIN A TOTAL LOSS OF THE PURCHASE PRICE OF THEIR WARRANTS, AND ARE ADVISED TO CAREFULLY CONSIDER THE INFORMATION UNDER "RISK FACTORS RELATING TO THE WARRANTS", "DESCRIPTION OF THE WARRANTS", "DESCRIPTION OF THE WARRANTS-- DELISTING OF THE WARRANTS" AND "EXCHANGE RATES AND CASH SETTLEMENT VALUES".

     The Warrants have been listed on the American Stock Exchange under the Symbol "MDM.WS".

                         ------------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.   ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                         ------------------------------

     This Prospectus has been prepared in connection with the Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Securities. MLPF&S may act as principal or agent in such transactions. The Securities may be offered on a national securities exchange in the event the particular issue of Securities has been listed on such exchange, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale.

                                 -----------

                              Merrill Lynch & Co.

                                 -----------

             The date of this Prospectus is                 , 1994.

          The Commissioner of Insurance of The State of North Carolina has not approved or disapproved the offering of the Securities made hereby nor has the Commissioner passed upon the accuracy or adequacy of this Prospectus.


                             AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, Seven World Trade Center, New York, New York 10048.
     Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at the prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The Company's Annual Report on Form 10-K for the year ended December 25, 1992, Quarterly Reports on Form 10-Q for the quarters ending March 26, 1993, June 25, 1993 and September 24, 1993, and Current Reports on Form 8-K dated January 25, 1993, January 26, 1993, January 28, 1993, February 1, 1993, February 22, 1993, March 1, 1993, March 19, 1993, April 13, 1993,
     April 15, 1993, April 22, 1993, April 27, 1993, April 29, 1993, June 24,
     1993, June 28, 1993, July 7, 1993, July 13, 1993, July 27, 1993, September
     8, 1993, September 13, 1993, September 23, 1993, October 7, 1993, October 11, 1993, October 15, 1993, October 27, 1993, December 17, 1993, December
     22, 1993, December 27, 1993, December 30, 1993, January 20, 1994, January
     24, 1994, January 27, 1994, February 3, 1994 and March 9, 1994 filed pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference into this Prospectus.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY (WITHOUT EXHIBITS OTHER THAN EXHIBITS SPECIFICALLY INCORPORATED BY REFERENCE) OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO MR. GREGORY T. RUSSO, SECRETARY, MERRILL LYNCH & CO., INC., 100 CHURCH STREET, 12TH FLOOR, NEW YORK, NEW YORK 10080-6512; TELEPHONE NUMBER (212)602-8435.

          NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF

     AN OFFER TO BUY FROM, ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                           MERRILL LYNCH & CO., INC.

          Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance and related services worldwide. Its principal subsidiary, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), is one of the largest securities firms in the world. MLPF&S is a broker in securities, options contracts, commodity and financial futures contracts, a distributor of selected insurance products, a dealer in options and in corporate and municipal securities and an investment banking firm. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued by the U.S. Government or agencies thereof or guaranteed or insured by Federal agencies or instrumentalities. Merrill Lynch Capital Services, Inc. and Merrill Lynch Derivative Products, Inc. are the Company's primary derivative subsidiaries which enter into interest rate and currency swaps and other derivative transactions. Merrill Lynch Asset Management, L.P. manages mutual funds and provides investment advisory services. Other subsidiaries provide financial services outside the United States similar to those of MLPF&S and are engaged in such other activities as international banking, lending and providing other investment and financing services. The Company's insurance underwriting and marketing operations consist of the underwriting of life insurance and annuity products through subsidiaries of Merrill Lynch Insurance Group, Inc., and the sale of life insurance and annuities through Merrill Lynch Life Agency Inc. and other life insurance agencies associated with MLPF&S.

          The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212)449-1000.

     RATIO OF EARNINGS TO FIXED CHARGES

             YEAR ENDED LAST FRIDAY IN DECEMBER
                         1989  1990  1991  1992  1993
                         ----  ----  ----  ----  ----

     Ratio of earnings
     to fixed charges    ---   1.1   1.2   1.3   1.4


          For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consists of interest costs and that portion of rentals estimated to be representative of the interest factor. In 1989, fixed charges exceeded pretax earnings before fixed charges by $187,564,000.


             CERTAIN IMPORTANT INFORMATION CONCERNING THE WARRANTS

          A Holder will receive a cash payment upon exercise only if the Warrants have a Cash Settlement Value in excess of zero on the Exercise Date. The spot exchange rate of the Deutsche Mark as compared to the U.S. dollar will determine whether the Warrants have a Cash Settlement Value on any given day on or prior to their expiration. The Warrants may be "out-of-the-money" (i.e., their Cash Settlement Value will be zero) when initially sold and the Warrants will be "in-the-money" (i.e., their Cash Settlement Value will exceed zero) on the Exercise Date only if, as of such date, the Deutsche Mark has depreciated (i.e., it takes more DEM to purchase one U.S. dollar) against the U.S. dollar to the extent that one U.S. dollar is worth more than DEM 1.6090 (the "Warrant Strike Price"). If a Warrant is not exercised prior to its expiration and at its expiration the value of a U.S. dollar is less than or equal to DEM 1.6090, the Warrant will expire worthless and the Holder will have sustained a total loss of the purchase price of such Warrant. Investors therefore should be prepared to sustain a total loss of the purchase price of their Warrants.

          Holders of Warrants will be subject to foreign exchange risks. See "Exchange Rates and Cash Settlement Values".

          References herein to "U.S. dollars", "U.S.$" or "$" are to the currency of the United States of America. References to "Deutsche Mark" or "DEM" are to the currency of the Federal Republic of Germany.

                     RISK FACTORS RELATING TO THE WARRANTS

          THE WARRANTS INVOLVE A HIGH DEGREE OF RISK, INCLUDING FOREIGN EXCHANGE RISKS AND THE RISK OF EXPIRING WORTHLESS. INVESTORS THEREFORE SHOULD BE PREPARED TO SUSTAIN A TOTAL LOSS OF THE PURCHASE PRICE OF THEIR WARRANTS. IT IS SUGGESTED THAT INVESTORS CONSIDERING PURCHASING THE WARRANTS BE EXPERIENCED WITH RESPECT TO OPTIONS AND OPTION TRANSACTIONS AND UNDERSTAND THE RISKS OF FOREIGN CURRENCY TRANSACTIONS AND REACH AN INVESTMENT DECISION ONLY AFTER CAREFULLY CONSIDERING ALL THE RISK FACTORS SET FORTH IN THIS SECTION OF THIS PROSPECTUS, THE SUITABILITY OF THE WARRANTS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND ALL THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS.

          Except for cases of automatic exercise, including at expiration, a Holder must tender at least 500 Warrants at any one time in order to exercise Warrants. Thus, except in cases of automatic exercise, Holders with fewer than 500 Warrants will need either to sell their Warrants or to purchase additional Warrants, incurring transaction costs in either case, in order to realize proceeds from their investment. Furthermore, such Holders incur the risk that there may be differences between the trading value of the Warrants and the Cash Settlement Value of such Warrants. It is not possible to predict the price at which the Warrants will trade in the secondary market or whether such market will be liquid or illiquid.

          In the case of any exercise of Warrants, there will be a time lag between the time a Holder gives instructions to exercise and the time the Spot Rate relating to such exercise is determined. The delay will, at a minimum, amount to almost an entire day and could be much longer (e.g., an exercise notice received by the Warrant Agent after 1:30 p.m. Friday would generally result in the Spot Rate being determined the following Tuesday). A Holder that has not exercised a Warrant prior to the fifth New York Business Day preceding the expiration date will, pursuant to the provision for automatic exercise, have the Spot Rate with respect to such Warrant determined on the New York Business Day following the expiration date. The spot exchange rate may change significantly during any such period, and such movements could adversely affect the Cash Settlement Value of the Warrants being exercised.

          In the event that the Warrants are delisted from, or permanently suspended from trading on, the American Stock Exchange and the Warrants are not simultaneously accepted for listing on another national securities exchange, such Warrants not previously exercised by the fifth New York Business Day preceding the date such delisting or trading suspension becomes effective will be deemed automatically exercised on the date such delisting or trading suspension becomes effective. At the time of such automatic exercise, the Warrants may be out-of-the-money so that the Cash Settlement Value will equal zero.

          The Cash Settlement Value of the Warrants at any time prior to expiration is typically expected to be less than the Warrants' trading value at that time. The difference between the trading value and the Cash Settlement Value will reflect a number of factors, including a "time value" for the Warrants. The "time value" of the Warrants will depend upon the length of the period remaining to expiration, among other factors. The expiration date of the Warrants will be accelerated should the Warrants be delisted or should their trading on the American Stock Exchange be suspended permanently unless the Warrants simultaneously are accepted for listing on another national securities exchange. Any such acceleration would result in the total loss of any otherwise remaining "time value", and could occur when the Warrants are out-of-the-money, thus resulting in total loss of the purchase price of the

     Warrants. See "Description of the Warrants--Delisting of the Warrants". Before exercising or selling Warrants, Holders should carefully consider the trading value of the Warrants, the spot exchange rate and probable range of Cash Settlement Values and any related transaction costs.

          It is possible that the trading value of a Warrant may decline significantly even if there is a decrease in the value of the Deutsche Mark as compared to the U.S. dollar.

          There can be no assurance as to how the Securities will trade in the secondary market or whether such market will be liquid. The trading value of a Warrant is expected to be dependent on the Warrant Strike Price and also upon a number of complex interrelated factors, including those listed below. The expected effect on the trading value of a Warrant of each of the factors listed below, assuming in each case that all other factors are held constant, is as follows:

               (1) The spot DEM/U.S.$ exchange rate. If the value of the Deutsche Mark falls in terms of the U.S. dollar, the trading value of a Warrant is expected to increase. If the value of the Deutsche Mark rises in terms of the U.S. dollar, the trading value of a Warrant is expected to decrease.

               (2) The volatility of the DEM/U.S.$ exchange rate. If the volatility of the DEM/U.S.$ exchange rate increases, the trading value of a Warrant is expected to increase. If such volatility decreases, the trading value of a Warrant is expected to decrease.

               (3) The time remaining to the expiration date of the Warrants. As the time remaining to the expiration date decreases, the trading value of a Warrant is expected to decrease.

               (4) The interest rate differential between U.S. dollar and Deutsche Mark fixed income instruments. If Deutsche Mark interest rates increase relative to U.S. dollar interest rates, the value of the Deutsche Mark in terms of the U.S. dollar in the forward market is expected to decrease and, as a result, the trading value of a Warrant is expected to increase. If U.S. dollar interest rates increase relative to Deutsche Mark interest rates, the trading value of a Warrant is expected to decrease.

     As noted above, these hypothetical scenarios are based on the assumption that all other factors are held constant. In reality, it is unlikely that only one factor would change in isolation, since changes in one factor usually cause, or result from, changes in others. Some of the factors referred to above are, in turn, influenced by the political and economic factors discussed below.

          The Warrants are not standardized foreign currency options of the type issued by the Options Clearing Corporation (the "OCC"), a clearing agency regulated by the Securities and Exchange Commission. For example, unlike purchasers of OCC standardized options who have the credit benefits of guarantees and margin and collateral deposits by OCC clearing members to protect the OCC from a clearing member's failure, purchasers of Warrants must look solely to the Company for performance of its obligations to pay the Cash Settlement Value on the exercise of Warrants. In addition, OCC standardized options provide for physical delivery of the underlying foreign currency (rather than cash settlement in U.S. dollars), and permit immediate determination of value upon exercise. Further, the market for the Warrants is not expected to be generally as liquid as the market for some OCC standardized options.

          The Warrants are unsecured contractual obligations of the Company and will rank on a parity with the Company's other unsecured contractual obligations and with the Company's unsecured and unsubordinated debt. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including Holders of the Warrants), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized.

     In addition, dividends, loans and advances from certain subsidiaries, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, to the Company are restricted by net capital requirements under the Securities Exchange Act of 1934, as amended, and under rules of certain exchanges and other regulatory bodies.

          Options and warrants provide opportunities for investment and pose risks to investors as a result of fluctuations in the value of the underlying investment. In general, certain of the risks associated with the Warrants are similar to those generally applicable to other options or warrants of private corporate issuers. However, unlike options or warrants on equities or debt securities, which are priced primarily on the basis of the value of a single underlying security, the trading value of a Warrant is likely to reflect primarily present and expected exchange rates.

          The purchaser of a Warrant may lose his entire investment. This risk reflects the nature of a Warrant as an asset which tends to decline in value over time and which may, depending on the relative value of the Deutsche Mark as compared to the U.S. dollar, become worthless when it expires. Assuming all other factors are held constant, the more a Warrant is out-of-the-money and the shorter its remaining term to expiration, the greater the risk that a purchaser of the Warrant will lose all of his investment. This means that the purchaser of a Warrant who does not sell it in the secondary market or exercise it prior to expiration will necessarily lose his entire investment in the Warrant if it expires when the Spot Rate is less than or equal to the Warrant Strike Price.

          The fact that Warrants may become valueless upon expiration means that, in order to recover and realize a return upon his investment, a purchaser of a Warrant must generally be correct about the direction, timing and magnitude of an anticipated exchange rate change affecting the Deutsche Mark in terms of the U.S. dollar. If the value of the Deutsche Mark in terms of the U.S. dollar does not decline to an extent sufficient to cover an investor's cost of the Warrant (i.e., the purchase price plus transaction costs, if any) before the Warrant expires, the investor will lose all or a part of his investment in the Warrant upon expiration. Holders will thus bear the foreign exchange risks of the U.S. dollar in terms of the Deutsche Mark.

          The value of any currency, including the U.S. dollar and the Deutsche Mark, may be affected by complex political and economic factors. The spot exchange rate of the Deutsche Mark in terms of the U.S. dollar is at any moment a result of the supply of and demand for the two currencies, and changes in the rate result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the Federal Republic of Germany and in the United States, including economic and political developments in other countries. Of particular importance are the relative rates of inflation, interest rate levels, the balance of payments and the extent of governmental surpluses or deficits in the Federal Republic of Germany and in the United States, all of which are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the Federal Republic of Germany, the United States and other countries important to international trade and finance.

          Foreign exchange rates can either be fixed by sovereign governments or float. Exchange rates of most economically developed nations, including the Federal Republic of Germany, are permitted to fluctuate in value relative to the U.S. dollar. Governments, however, sometimes do not allow their currencies to float freely in response to economic forces. Sovereign governments in fact use a variety of techniques, such as intervention by a country's central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing Warrants is that their liquidity, trading value and Cash Settlement Values could be affected by governmental actions which could change or interfere with theretofore freely determined currency valuation, fluctuations in response to other market forces and the movement of currencies across borders. There will be no adjustment or change in the terms of the Warrants in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the Deutsche Mark, the U.S. dollar or any other currency. In contrast, the OCC has reserved the authority to adjust the terms of its standardized options for certain governmental actions and to impose special exercise settlement procedures.

          The interbank market in foreign currencies is a global, around-the-clock market. Therefore, the hours of trading for the Warrants will not conform to the hours during which the Deutsche Mark and U.S. dollar are traded. To the extent that the American Stock Exchange is closed while the market for the Deutsche Mark remains open, significant price and rate movements may take place in the underlying foreign exchange markets that will not be reflected immediately in the price of a Warrant on such Exchange. The possibility of such movements should be taken into account in relating closing prices on the American Stock Exchange for the Warrants to those in the underlying foreign exchange markets.

          There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available on the floor of any exchange where foreign currency is traded, in certain brokers' offices, in bank foreign currency trading offices, and to others who wish to subscribe for this information, but such information will not necessarily reflect the Noon Buying Rate (as defined below) used to calculate the Spot Rate. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign exchange market.

                          DESCRIPTION OF THE WARRANTS
     GENERAL

          An aggregate of 4,000,000 Warrants were issued. The Warrants were issued under a Warrant Agreement (the "Warrant Agreement"), dated as of September 17, 1993, between the Company and Citibank, N.A., as Warrant Agent (the "Warrant Agent"). The following statements with respect to the Warrants are summaries of the detailed provisions of the Warrant Agreement, the form of which is filed as an exhibit to the Registration Statement. Wherever particular provisions of the Warrant Agreement or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made, and the statements are qualified in their entirety by such reference.

          A Warrant will not require, or entitle, a Holder to sell or purchase Deutsche Marks to or from the Company. The Company will make only a U.S. dollar cash settlement, if any, upon exercise of a Warrant.

          The Warrants are immediately exercisable as set forth under "Exercise of Warrants". The Warrants will expire on March 15, 1995 or on such earlier dates as described under "Delisting of Warrants" (the "Expiration Date"), and Warrants not exercised at or prior to 1:30 p.m., New York City time, on the fifth New York Business Day immediately preceding the Expiration Date will be deemed automatically exercised on the Expiration Date. The term "New York Business Day", as used herein, means any day other than a Saturday or a Sunday or a day on which commercial banks in The City of New York are required or authorized by law or executive order to be closed.

          The Warrants are unsecured contractual obligations of the Company and will rank on a parity with the Company's other unsecured contractual obligations and with the Company's unsecured and unsubordinated debt. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including Holders of the Warrants), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, to the Company are restricted by net capital requirements under the Securities Exchange Act of 1934, as amended, and under rules of certain exchanges and other regulatory bodies.

     BOOK-ENTRY PROCEDURES AND SETTLEMENT

          The Warrants are represented by one registered global currency Warrant (the "Global Warrant"). The Global Warrant has been deposited with, or on behalf of, The Depository Trust Company, as Securities Depository, and registered in the name of the Securities Depository or a nominee thereof. Unless and until it is exchanged in whole or in part for Warrants in definitive form in the limited circumstances described below, the Global Warrant may not be transferred except as a whole by the Securities Depository to a nominee of such Securities Depository or by a nominee of such Securities Depository to such Securities Depository or another nominee of such Securities Depository or by such Securities Depository or any such nominee to a successor of such Securities Depository or a nominee of such successor.

          The Securities Depository has advised the Company as follows: The Securities Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal S-12 Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Securities Depository was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Securities Depository's participants include securities brokers and dealers (including the Underwriter), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Securities Depository. Access to the Securities Depository book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Securities Depository only through participants.

          Ownership of beneficial interests in the Warrants will be limited to persons that have accounts with the Securities Depository ("Agent Members") or persons that may hold interests through Agent Members. The Securities Depository has advised the Company that upon the issuance of the Global Warrant representing the Warrants, the Securities Depository will credit, on its book-entry registration and transfer system, the Agent Members' accounts with the respective principal amounts of the Warrants represented by the Global Warrant. Ownership of beneficial interests in the Global Warrant will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Securities Depository (with respect to interests of Agent Members) and on the records of Agent Members (with respect to interests of persons held through Agent Members). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in the Global Warrant.

          So long as the Securities Depository, or its nominee, is the registered owner of the Global Warrant, the Securities Depository or its nominee, as the case may be, will be considered the sole owner or Holder of the Warrants represented by the Global Warrant for all purposes under the Warrant Agreement. Except as provided below, owners of beneficial interests in the Global Warrant will not be entitled to have the Warrants represented by the Global Warrant registered in their names, will not receive or be entitled to receive physical delivery of the Warrants in definitive form and will not be considered the owners or Holders thereof under the Warrant Agreement. Accordingly, each person owning a beneficial interest in the Global Warrant must rely on the procedures of the Securities Depository and, if such person is not an Agent Member, on the procedures of the Agent Member through which such person owns its interest, to exercise any rights of a Holder under the Warrant Agreement. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Warrant desires to give or take any action which a Holder is entitled to give or take under the Warrant Agreement, the Securities Depository would authorize the Agent Members holding the relevant beneficial interests to give or take such action, and such Agent Members would authorize beneficial owners owning through such Agent Members to give or take such action or would otherwise act upon the instructions of beneficial owners through them.

          The Cash Settlement Value in exercise of Warrants registered in the name of the Securities Depository or its nominee will be paid by the Warrant Agent to the Agent Members or, in the case of automatic exercise, to the Securities Depository. None of the Company, the Warrant Agent or any other agent of the Company or agent of the Warrant Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Warrant Agent, upon the receipt of any payment of the Cash Settlement Value in respect of any portion of the Global Warrant, will pay the relevant Agent Member in an amount proportionate to its beneficial interest in the Global Warrant being exercised and that such Agent Member will credit the accounts of the beneficial owners of such Warrants. The Company expects that the Securities Depository, in the case of automatic exercise, upon receipt of any payment of the Cash Settlement Value in respect of all or any portion of the Global Warrant, will credit the accounts of the Agent Members with payment in amounts proportionate to their respective beneficial interests in the portion of the Global Warrant so exercised, as shown on the records of the Securities Depository. The Company also expects that payments by Agent Members to owners of beneficial interests in the Global Warrant will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Agent Members. It is suggested that purchasers of Warrants with accounts at more than one brokerage firm effect transactions in the Warrants, including exercises, only through the brokerage firm or firms which hold that purchaser's Warrants.

          If the Securities Depository is at any time unwilling or unable to continue as depository and a successor Securities Depository is not appointed by the Company within 90 days or if the Company is subject to certain events in bankruptcy, insolvency or reorganization, the Company will issue Warrants in definitive form in exchange for the Global Warrant. In addition, the Company may at any time determine not to have the Warrants represented by the Global Warrant and, in such event, will issue Warrants in definitive form in exchange for the Global Warrant. In any such instance, an owner of a beneficial interest in the Global Warrant will be entitled to have a number of Warrants equivalent to such beneficial interest registered in its name and will be entitled to physical delivery of such Warrants in definitive form.

     EXERCISE OF WARRANTS

          The Warrants may be exercised at the option of the Holder on any New York Business Day from their date of issuance (i.e., the date of initial settlement with respect to the initial sales of the Warrants) until 1:30 p.m., New York City time, on the fifth New York Business Day immediately preceding the Expiration Date. No fewer than 500 Warrants may be exercised by a Holder at any one time, provided that no minimum exercise amount will be required for automatic exercises of the Warrants on their Expiration Date. To exercise a Warrant, the beneficial owner of such Warrant must direct his Agent Member to (i) cause title of the Warrants to be transferred free on the records of the Securities Depository to the Warrant Agent and (ii) give irrevocable exercise instructions to the Warrant Agent. In order to ensure that a Warrant is exercised on a particular day, the beneficial owner of such Warrant must direct such Agent Member to exercise before such Agent Member's cut-off time for accepting exercise instructions for that day. Different firms may have different cut-off times for accepting exercise instructions from their customers. However, if the Warrant Agent receives an irrevocable notification of exercise in good order and such Warrants from an Agent Member by 1:30 p.m., New York City time, on a New York Business Day, the next following New York Business Day will be the exercise date (the "Exercise Date") with respect to the Warrants exercised. If such notice of exercise or such Warrants are received after 1:30 p.m., New York City time, the Exercise Date with respect to the Warrants being exercised thereby will be the second New York Business Day following the receipt of such notice and Warrants. Warrants not exercised at or prior to 1:30 p.m., New York City time on the fifth New York Business Day immediately preceding the Expiration Date will be deemed automatically exercised on the Expiration Date and the Spot Rate will be the Spot Rate on the New York Business Day following the Expiration Date.

          Upon receipt of a notice of exercise in good order and the related Warrants, the Warrant Agent will obtain the Spot Rate on the Exercise Date from Merrill Lynch International Bank, an affiliate of the Company, and determine the Cash Settlement Value of the exercised Warrants. The Warrant Agent will pay the Cash Settlement Value of a Warrant which has been exercised (except for automatic exercise) to the appropriate Agent Member by check on the second New York Business Day following the Exercise Date and, in the case of automatic exercise, to the Securities Depository by check on the third New York Business Day following the Delisting Date or the Expiration Date, as the case may be. See "Description of the Warrants-- Book-Entry Procedures and Settlement".

          The Cash Settlement Value of an exercised Warrant is an amount stated in U.S. dollars which is the greater of (i) zero and (ii) the amount computed by subtracting from U.S. $50 an amount equal to U.S. $50 times a fraction, the numerator of which is DEM 1.6090 per U.S. $1.00, and the denominator of which is the Spot Rate on the Exercise Date. The "Spot Rate" on any Exercise Date will be determined by Merrill Lynch International Bank and will equal (i) the noon buying rate per U.S. $1.00 in The City of New York on the Exercise Date for cable transfers in Deutsche Marks as certified for customs purposes by the Federal Reserve Bank of New York (the "Noon Buying Rate") as reported on page 1FEE of The Reuter Monitor Money Rates Service (or such page as may replace that page), or (ii) if the Noon Buying Rate does not appear on such page by 1:00 p.m. on the Exercise Date, the Noon Buying Rate on the Exercise Date as otherwise announced by the Federal Reserve Bank of New York, or (iii) if the Federal Reserve Bank of New York has not quoted such rate by 1:30 p.m. on the Exercise Date, the offered spot rate of Deutsche Marks per U.S. $1.00 on such date for a transaction amount approximately equivalent to U.S. $50 times the aggregate number of Warrants being exercised on such date quoted at approximately 1:30 p.m., New York City time, by a leading bank in the foreign exchange markets as may be selected by Merrill Lynch International Bank. Because more favorable rates are generally obtained in large transactions, the rate that will be obtained from a leading bank in the foreign exchange markets if the Noon Buying Rate is not available in connection with the exercise of a small aggregate number of Warrants may be less favorable than the rates obtained if a greater number of Warrants are exercised. No assurance can be given as to the aggregate number of Warrants which may be exercised on any day.

          The Cash Settlement Value will be rounded, if necessary, to the nearest cent (with one-half cent being rounded upwards).

     LISTING OF THE WARRANTS

          The Warrants have been listed on the American Stock Exchange under the Symbol "MDM.WS". The American Stock Exchange will expect to cease trading the Warrants on such Exchange as of the close of business on the Expiration Date.

     DELISTING OF THE WARRANTS

          In the event that the Warrants are delisted from, or permanently suspended from trading on, the American Stock Exchange and the Warrants are not simultaneously accepted for listing on another national securities exchange, such Warrants not previously exercised will be deemed automatically exercised on the date such delisting or trading suspension becomes effective and the Cash Settlement Value, if any (determined as provided under "Exercise of Warrants"), of such automatically exercised Warrants will be paid on the third New York Business Day following the Expiration Date. Settlement shall otherwise occur as described under "Book-Entry Procedures and Settlement". The Company will notify Holders as soon as practicable of such delisting or trading suspension. The Company has agreed in the Warrant Agreement that it will not seek delisting of the Warrants or suspension of their trading on the American Stock Exchange.

     MODIFICATION

          The Warrant Agreement and the terms of the Warrants may be amended by the Company and the Warrant Agent, without the consent of the Holders of any Warrants, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner which the Company may deem necessary or desirable and which will not materially and adversely affect the interests of the Holders of the Warrants.

          The Company and the Warrant Agent also may modify or amend the Warrant Agreement and the terms of the Warrants, with the consent of the Holders of not less than a majority in number of the then outstanding Warrants affected, provided that no such modification or amendment that changes the Warrant Strike Price so as to adversely affect the Holder, shortens the period of time during which the Warrants may be exercised or otherwise materially and adversely affects the exercise rights of the Holders of the Warrants or reduces the percentage of the number of outstanding Warrants, the consent of whose Holders is required for modification or amendment of a Warrant Agreement or the terms of Warrants may be made without the consent of the Holders of Warrants affected thereby.

     MERGER AND CONSOLIDATION

          The Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the Cash Settlement Value with respect to all unexercised Warrants, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Warrant Agreement and of the Global Warrant to be performed by the Company.

                   EXCHANGE RATES AND CASH SETTLEMENT VALUES

          As discussed under "Description of the Warrants", the spot exchange rate of the Deutsche Mark in terms of the U.S. dollar will determine the Cash Settlement Value of a Warrant on exercise. Depreciation of the Deutsche Mark in terms of the U.S. dollar (i.e., appreciation of the U.S. dollar in terms of the Deutsche Mark) will result in a greater Cash Settlement Value. Conversely, appreciation of the Deutsche Mark in terms of the U.S. dollar (i.e., depreciation of the U.S. dollar in terms of the Deutsche Mark) will result in a lesser or zero Cash Settlement Value of a Warrant.

          As set forth on the cover page of the Prospectus, each Warrant will entitle the holder thereof to receive from the Company the cash value in U.S. dollars of the right to sell DEM 80.45 at a price of U.S. $50 (which represents an exchange rate of DEM 1.6090 per U.S. $1.00). This cash value, which is defined as the Cash Settlement Value, is determined in accordance with the following formula:


       Cash Settlement Value =


                                                     DEM 1.6090/U.S. $1.00
          the greater of (i) 0 and (ii) $50 - ($50 X ---------------------)
                                                            Spot Rate


       Set forth below is an illustration of the Cash Settlement Values of Warrants at exercise based on the Warrant Strike Price equal to 1.6090 and various hypothetical Spot Rates. THE ACTUAL CASH SETTLEMENT VALUE OF A WARRANT WILL DEPEND ENTIRELY ON THE ACTUAL SPOT RATE ON THE EXERCISE DATE. The illustrative Cash Settlement Values in the table do not reflect any "time value" for a Warrant, which may be reflected in trading value, and are not necessarily indicative of potential profit or loss, which are also affected by purchase price and transaction costs.



HYPOTHETICAL                                 CASH SETTLEMENT
 SPOT RATES                                     VALUES OF
(DEM/U.S. $1)                                  A WARRANT
- -------------                                ---------------
   1.9000.................................      $7.66
   1.8500.................................       6.51
   1.8000.................................       5.31



          1.7500.................................      4.03
          1.7000.................................      2.68
          1.6500.................................      1.24
          1.6090 (Warrant Strike Price)..........      0.00
          1.5500 or below........................      0.00

               A potential investor should review the historical performance of the Spot Rate. The historical performance of the Spot Rate should not be taken as an indication of future performance, and no assurance can be given that the Spot Rate will increase sufficiently to cause the Cash Settlement Value to be greater than zero.


                                    EXPERTS

               The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1992 Annual Report on Form 10-K and Current Report on Form 8-K dated March 9, 1994, and incorporated by reference in this Prospectus have been audited by Deloitte & Touche, independent auditors, as stated in their reports incorporated by reference herein. The information under the caption "Summary Financial Information" for each of the five years in the period ended December 31, 1993 included in this Prospectus and the Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for (i) each of the five years in the period ended December 25, 1992 included in the 1992 Annual Report to Stockholders of the Company and (ii) each of the five years in the period ended December 31, 1993 included in the Current Report on Form 8-K dated March 9, 1994 of the Company, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche, as set forth in their reports incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, such Summary Financial Information and such Selected Financial Data appearing or incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been included or incorporated herein by reference in reliance upon such reports of Deloitte & Touche given upon their authority as experts in accounting and auditing.

               With respect to unaudited interim financial information for the periods included in any of the Quarterly Reports on Form 10-Q which may be incorporated herein by reference, Deloitte & Touche have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in any such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the
     review procedures applied.   Deloitte & Touche are not subject to the
     liability provisions of Section 11 of the Act for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                             SUBJECT TO COMPLETION
                           ISSUE DATE:  MARCH 11, 1994

P R O S P E C T U S
- -------------------


                           MERRILL LYNCH & CO., INC.
                             SENIOR DEBT SECURITIES

     Merrill Lynch & Co., Inc. (the "Company") has issued and intends from time to time to issue senior debt securities (the "Senior Debt Securities" or the "Securities") pursuant to an indenture, dated as of April 1, 1983, as amended and restated, between the Company and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company).

                              --------------------
     The following Securities have been issued and the indicated aggregate principal amounts are outstanding as of the date hereof:

              Floating Rate Notes                                                 Redeemable Notes
              -------------------                                                 ----------------
$10,750,000 of Floating Rate Renewable Notes (Series A).       $100,000,000 of Step-Up Notes due May 4, 1999;
                                                               $50,000,000 of Step-Up Notes due January 26, 2000;
                                                               $80,000,000 of Step-Up Notes due April 30, 2002;
                                                               $25,000,000 of Step-Up Notes due May 6, 2002;
                                                               $150,000,000 of 7.05% Notes due April 15, 2003;
                                                               $125,000,000 of 6 3/8% Notes due September 8, 2006;and
                                                               $200,000,000 of 8.40% Notes due November 1, 2019.

                        Non-Redeemable Fixed Rate Notes
                        -------------------------------

$300,000,000 of 8 3/8% Notes due May  1, 1994;        $250,000,000 of 9% Notes due May 1, 1998;
$200,000,000 of 8 1/2% Notes due  August 15, 1994;    $165,000,000 of 10 3/8% Notes due February 1, 1999;
$200,000,000 of 7 1/8% Notes due  November 1, 1994;   $175,000,000 of 7 3/4% Notes due March 1, 1999;
$100,000,000 of 9 1/4% Notes due  November 15, 1994;  $300,000,000 of 8 1/4% Notes due November 15, 1999;
$300,000,000 of 6 3/4% Notes due  March 15, 1995;     $225,000,000 of 8% Notes due February 1, 2002;
$200,000,000 of 8.6% Notes due July 8, 1995;          $150,000,000 of 7 3/8% Notes due August 17, 2002;
$300,000,000 of 5 1/2% Notes due July  28, 1995;      $150,000,000 of 8.30% Notes due November 1, 2002;
$100,000,000 of 5 1/4% Notes due  October 30, 1995;   $200,000,000 of 6 7/8% Notes due March 1, 2003;
$200,000,000 of 5 7/8% Notes due  December 1, 1995;   $200,000,000 of 6 1/4% Notes due January 15, 2006;
$300,000,000 of 4 3/4% Notes due June  24, 1996;      $150,000,000 of 8% Notes due June 1, 2007;
$200,000,000 of 5% Notes due December  15, 1996;      $250,000,000 of 7% Notes due April 27, 2008; and
$150,000,000 of 7.25% Notes due May  15, 1997;        $150,000,000 of 6 1/4% Notes due October 15, 2008.

                               --------------------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.   ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               --------------------
     This Prospectus has been prepared in connection with the Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Securities. MLPF&S may act as principal or agent in such transactions. The Securities may be offered on a national securities exchange in the event the particular issue of Securities has been listed on such exchange, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale.

                              --------------------

                              MERRILL LYNCH & CO.

                              --------------------

               THE DATE OF THIS PROSPECTUS IS            , 1994.

                                TABLE OF CONTENTS

       AVAILABLE INFORMATION............................   2
       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..   2
       MERRILL LYNCH & CO., INC.........................   3
       DESCRIPTION OF SENIOR DEBT SECURITIES............   3
          Floating Rate Notes...........................   6
          Redeemable Notes..............................  10
          Non-Redeemable Fixed Rate Notes...............  14
       OTHER TERMS......................................  14
       EXPERTS..........................................  17

                             AVAILABLE INFORMATION

               The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, Seven World Trade Center, New York, New York 10048.
     Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Midwest Stock Exchange and the Pacific Stock Exchange.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The Company's Annual Report on Form 10-K for the year ended December 25, 1992, Quarterly Reports on Form 10-Q for the quarters ending March 26, 1993, June 25, 1993 and September 24, 1993, and Current Reports on Form 8-K dated January 25, 1993, January 26, 1993, January 28, 1993, February 1, 1993, February 22, 1993, March 1, 1993, March 19, 1993, April 13, 1993, April 15, 1993, April 22, 1993, April 27, 1993, April 29, 1993,
     June 24, 1993, June 28, 1993, July 7, 1993, July 13, 1993, July 27, 1993,
     September 8, 1993, September 13, 1993, September 23, 1993, October 7, 1993, October 11, 1993, October 15, 1993, October 27, 1993, December 17, 1993,
     December 22, 1993, December 27, 1993, December 30, 1993, January 20, 1994,
     January 24, 1994, January 27, 1994, February 3, 1994 and March 9, 1994 filed pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference into this Prospectus.

               All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY (WITHOUT EXHIBITS OTHER THAN EXHIBITS SPECIFICALLY INCORPORATED BY REFERENCE) OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO MR. RICHARD D. KREUDER, ASSISTANT SECRETARY, MERRILL LYNCH & CO., INC., 100 CHURCH STREET, 12TH FLOOR, NEW YORK, N.Y. 10080-6512; TELEPHONE NUMBER (212) 602-8435.

               NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF AN OFFER TO BUY FROM, ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

          The Commissioner of Insurance of the State of North Carolina has not approved or disapproved this offering nor has the Commissioner passed upon the accuracy or adequacy of this Prospectus.

                           MERRILL LYNCH & CO., INC.

          Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance and related services worldwide. Its principal subsidiary, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), is one of the largest securities firms in the world. MLPF&S is a broker in securities, options contracts, commodity and financial futures contracts, a distributor of selected insurance products, a dealer in options and in corporate and municipal securities and an investment banking firm. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued by the U.S. Government or agencies thereof or guaranteed or insured by Federal agencies or instrumentalities. Merrill Lynch Capital Services, Inc. and Merrill Lynch Derivative Products, Inc. are the Company's primary derivative subsidiaries which enter into interest rate and currency swaps and other derivative transactions. Merrill Lynch Asset Management, L.P. manages mutual funds and provides investment advisory services. Other subsidiaries provide financial services outside the United States similar to those of MLPF&S and are engaged in such other activities as international banking, lending and providing other investment and financing services. The Company's insurance underwriting and marketing operations consist of the underwriting of life insurance and annuity products through subsidiaries of Merrill Lynch Insurance Group, Inc., and the sale of life insurance and annuities through Merrill Lynch Life Agency Inc. and other life insurance agencies associated with MLPF&S.

          The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212)449-1000.

     RATIO OF EARNINGS TO FIXED CHARGES

             YEAR ENDED LAST FRIDAY IN DECEMBER
                         1989  1990  1991  1992  1993
                         ----  ----  ----  ----  ----

     Ratio of earnings
     to fixed charges    ---   1.1   1.2   1.3   1.4


          For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consists of interest costs and that portion of rentals estimated to be representative of the interest factor. In 1989, fixed charges exceeded pretax earnings before fixed charges by $187,564,000.


                     DESCRIPTION OF SENIOR DEBT SECURITIES

          The Senior Debt Securities have been and are to be issued under an Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

          The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, and upon such terms as the Company may establish pursuant to the provisions thereof.

          The Senior Indenture provides that the Senior Indenture and the Securities will be governed by and construed in accordance with the laws of the State of New York. Under present New York law the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Securities in which $2,500,000 or more has been invested. While the Company believes that New York law would be given effect by a state or Federal court sitting outside of New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower (including, in some cases, corporate borrowers). The Company has covenanted for the benefit of the Holders of Securities, to the extent permitted by law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a Holder of Securities.

          The Outstanding Senior Debt Securities are issuable only in fully registered form without coupons, in denominations set forth below under each description of Outstanding Senior Debt Securities. No service charge will be made for any registration of transfer or exchange of such Senior Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charges that may be imposed in connection therewith. The description below indicates that certain of the Outstanding Senior Debt Securities have been issued in global form (see "Book-Entry Securities").

          The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

          The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of the Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

          Any principal, premium and interest will be payable, the transfer of the Senior Debt Securities will be registrable, and Senior Debt Securities will be exchangeable, at the office of the Trustee in New York City designated for such purpose, provided that (except as otherwise set forth below with respect to any series of Senior Debt Securities) payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as shown on the Security Register.

          Unless otherwise specified with respect to a particular series of Senior Debt Securities, the Senior Debt Securities are not subject to any sinking fund and are not redeemable prior to maturity.

          Unless otherwise specified, terms defined under a caption for a specific series of Senior Debt Securities shall have such meanings only as to the Senior Debt Securities described therein.

     BOOK-ENTRY SECURITIES

          Certain of the Outstanding Senior Debt Securities have been issued in global form (such Senior Debt Securities are hereinafter referred to as "Book-Entry Securities"). Such Book-Entry Securities are represented by one or more fully registered global securities (the "Global Notes"). Each such Global Note has been deposited with, or on behalf of, The Depository Trust Company ("DTC"), as Depository, registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for Senior Debt Securities in definitive form, no Global Note may be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor of such Depository or a nominee of such successor.

          DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. DTC's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, including the Underwriters.

          DTC is owned by a number of Participants and by the New York Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

          Purchases of Book-Entry Securities must be made by or through Participants, which will receive a credit on the records of DTC. The ownership interest of each actual purchaser of each Book-Entry Security (the "Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in Global Notes will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Notes.

          So long as DTC, or its nominee, is the registered owner of a Global Note, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the Book-Entry Securities represented by such Global Note for all purposes under the Indenture. Except as provided below, Beneficial Owners in a Global Note will not be entitled to have the Book-Entry Securities represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of the Book-Entry Securities in definitive registered form and will not be considered the owners or Holders thereof under the Indenture. Accordingly, each Person owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Note desires to give or take any action which a Holder is entitled to give or take under the Indenture, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          Payment of principal of, and interest on, Book-Entry Securities registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the Holder of the Global Note or Global Notes representing such Book-Entry Securities. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that DTC, upon receipt of any payment of principal or interest in respect of a Global Note, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as shown on the records of DTC. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

          If (x) any Depository is at any time unwilling or unable to continue as Depository and a successor depository is not appointed by the Company within 60 days, or (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Notes shall be exchangeable, or
     (z) an Event of Default has occurred and is continuing with respect to the Book-Entry Securities, the Global Note or Global Notes will be exchangeable for Senior Debt Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples thereof. Such definitive Senior Debt Securities shall be registered in such name or names as the Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depository from Participants with respect to ownership of beneficial interests in Global Notes.

          All payments of principal and interest on the Book-Entry Securities will be made by the Company in immediately available funds.

          Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing house or next-day funds. In contrast, the Book-Entry Securities will trade in the Depository's Same-Day Funds Settlement System and secondary trading activity in the Book-Entry Securities will therefore be required by the Depository to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Book-Entry Securities.

                              FLOATING RATE NOTES

     TERMS AND PROVISIONS OF FLOATING RATE RENEWABLE NOTES (SERIES A)

      General

          Interest on the Floating Rate Renewable Notes (Series A) (the "Series A Renewable Notes") is payable on the 15th day of each month (each, an "Interest Payment Date") and at maturity or upon any earlier redemption. Interest payable on each Interest Payment Date will include interest accrued from and including the first day of the Interest Period (as defined below) relating to such Interest Payment Date to and including the last day of such Interest Period. Interest payable prior to maturity will be payable to the person in whose name a Series A Renewable Note is registered at the close of business on the fifteenth day prior to each Interest Payment Date. The interest payment at maturity will include interest accrued to but excluding the Maturity Date (as defined below under "Maturity" relating to the Series A Renewable Notes) and will be payable to the person to whom principal is payable. A Holder of not less than $1,000,000 aggregate principal amount of Series A Renewable Notes may, by written notice to the Trustee (at its Debt Operations Department: if by mail, Chemical Bank, J.P.F. Building, P.O. Box 2862, New York, New York 10016-2862; if by hand, Chemical Bank, Securities Window, 55 Water Street-- Room 234, North Building, New York, New York 10041 (the "Corporate Trust Office"), or at such other address as the Company shall give notice in writing) not less than 15 days prior to an Interest Payment Date, arrange to have the interest payable on all Series A Renewable Notes held by such Holder on such Interest Payment Date, and all subsequent Interest Payment Dates until written notice to the contrary is given to the Trustee, made by wire transfer of immediately available funds to a designated account maintained in the United States. Payments of principal of and interest payable at maturity on Series A Renewable Notes will be made by wire transfer of immediately available funds to a designated account maintained in the United States upon receipt of written notice by the Trustee from the Holder thereof not less than one business day prior to the due date of such principal payment. "Interest Period" means each period beginning on and including the day after the last day of the preceding Interest Period and ending on and including the day preceding the next succeeding Interest Payment Date. The Series A Renewable Notes are issuable and transferable in denominations of $100,000 and integral multiples of $1,000 in excess thereof.

      Interest

          The Series A Renewable Notes will bear interest in each Interest Period at a rate per annum equal to the Commercial Paper Rate (as defined below) for such Interest Period, plus .15%. The Commercial Paper Rate for each Interest Period will be determined by the Calculation Agent referred to below in accordance with the following provisions.

          The "Commercial Paper Rate" for each Interest Period shall be the Money Market Yield (calculated as described below) of the rate for the Interest Determination Date (as defined below) for such Interest Period for commercial paper having a one-month maturity as such rate is published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)"), under the heading "Commercial Paper". In the event that such rate is not published by 3:00 P.M., New York City time, on the Calculation Date (as defined below) with respect to such Interest Determination Date, then the Commercial Paper Rate for such Interest Period shall be the Money Market Yield of the rate for that Interest Determination Date for commercial paper having a 30-day maturity as such rate is published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 P.M. Quotations for U.S. Government Securities" ("Composite Quotations"), under the heading "Commercial Paper". If by 3:30 P.M., New York City time, on such Calculation Date, such rate is not yet published either in H.15(519) or in Composite Quotations, the Commercial Paper Rate for such Interest Period shall be the Money Market Yield of the arithmetic mean of the offered rates of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent, as of 11:00 A.M., New York City time, on that Interest Determination Date, for commercial paper having a one-month maturity placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency. If the dealers selected as aforesaid by the Calculation Agent were not quoting as mentioned in the preceding sentence, the Commercial Paper Rate for such Interest Period will be equal to the arithmetic mean, as calculated by the Calculation Agent for the Interest Determination Date for such Interest Period, of the offered rates of U.S. dollar deposits having a maturity of one month which appeared on the Reuters Screen LIBO Page (as defined below) as of 11:00 A.M., London time, for such Interest Determination Date, less .25%; provided that, if fewer than two such offered rates appear, the Commercial Paper Rate for such Interest Period shall be the Commercial Paper Rate in effect for the immediately preceding Interest Period.

          The "Interest Determination Date" for each Interest Period shall be the last Business Day prior to the first day of such Interest Period, except that, if the Commercial Paper Rate is to be determined with reference to the Reuters Screen LIBO Page, the Interest Determination Date shall be the last day, prior to the first day of such Interest Period, on which dealings in deposits in U.S. dollars are transacted in the London interbank market. The "Calculation Date" with respect to an Interest Determination Date shall be the tenth Business Day after such Interest Determination Date.

          "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

                                               D x 360
                       Money Market Yield = ---------------- x 100
                                            360 -- (D x M)

     where "D" refers to the per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the Interest Period for which interest is being calculated.

          "Reuters Screen LIBO Page" shall mean the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

          Interest on the Series A Renewable Notes will be computed and paid on the basis of the actual number of days for which interest accrues in each Interest Period divided by 360.

          All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or
     .0987655)), and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

          "Business Day", solely for purposes of determining the Interest Determination Date and the Calculation Date, shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York are generally authorized or obligated by law or executive order to close.

          The Calculation Agent will, upon the request of the Holder of any Series A Renewable Note, provide the interest rate then in effect. The Calculation Agent is Merrill Lynch Money Markets Inc. All calculations made by the Calculation Agent in the absence of manifest error shall be conclusive for all purposes and binding on the Holders of the Series A Renewable Notes.

      Redemption

          The Series A Renewable Notes are redeemable at the option of the Company on any Interest Payment Date, as a whole or from time to time in part, at 100% of the principal amount thereof plus accrued interest thereon to but excluding the redemption date. Notice of redemption of the Series A Renewable Notes in part shall be mailed not less than 30 nor more than 60 days prior to the redemption date to each Holder of Series A Renewable Notes to be redeemed. Notice of redemption of the Series A Renewable Notes as a whole shall be mailed not less than 15 nor more than 60 days prior to the redemption date to each Holder of Series A Renewable Notes. Any Series A Renewable Note whose Maturity Date is prior to such redemption date by reason of the Holder's having elected to terminate the automatic extension of its maturity shall be payable on the Maturity Date resulting from such election.

      Maturity

          Each Series A Renewable Note was originally scheduled to mature on the Interest Payment Date occurring in June 1989 unless the maturity thereof was automatically extended as described below. During the 15-day period immediately prior to the Interest Payment Date occurring in any March, June, September or December (each, an "Election Period"), the Holder of any Series A Renewable Note has the option to elect (in the manner described under "Termination of Automatic Extension of Maturity" relating to the Series A Renewable Notes below) a final Maturity Date for such Series A Renewable Note which is the Interest Payment Date occurring nine months after the Interest Payment Date immediately following the applicable Election Period. If the Holder of any Series A Renewable Note does not so elect, the maturity of such Note will be automatically extended to the Interest Payment Date occurring 12 months after the Interest Payment Date immediately following the applicable Election Period. Any purchaser of a Series A Renewable Note should determine if the option to elect a final Maturity Date for such Series A Renewable Note has been exercised and, if such option has been exercised, the date upon which such Series A Renewable Note will mature.

          The maturity of the Series A Renewable Notes will not be extended to any date after the Interest Payment Date occurring in June 1995.

      Termination of Automatic Extension of Maturity

          The Holder of any Series A Renewable Note may elect to terminate the automatic extension of the maturity of such Series A Renewable Note by surrendering such Series A Renewable Note during any Election Period to the Corporate Trust Office of the Trustee in The City of New York (or at such other place as the Company shall notify the Holders of the Series A Renewable Notes, provided that the Company shall at all times maintain an office for the exchange contemplated below in the Borough of Manhattan, The City of New York), with the form entitled "Option to Elect Termination" on the reverse side of such Series A Renewable Note duly completed. The date on which such surrender occurs shall be the "Election Date" with respect to such Series A Renewable Note. The Trustee shall deliver to the Holder in exchange therefor a new Series A Renewable Note in the form of the Series A Renewable Note so exchanged imprinted with a legend indicating (i) that an election to terminate the automatic extension of the maturity of such Series A Renewable Note has been made, (ii) the Election Date and (iii) the Maturity Date with respect to such new Series A Renewable Note. Any Series A Renewable Note or Notes issued in exchange for or upon registration of transfer of any Series A Renewable Notes so legended shall also be legended to the same effect. An election to terminate the automatic extension of the maturity of any Series A Renewable Note shall be irrevocable and binding on the Holder and any subsequent holder of such Series A Renewable Note unless waived by the Company prior to the close of business on the last day of the Election Period during which the Election Date occurs. In the event that the Holder of any Series A Renewable Note wishes to terminate the automatic extension of the maturity of a portion of such Series A Renewable Note that is an integral multiple of $1,000, the Holder shall surrender such Series A Renewable Note as described above, with the "Option to Elect Termination" form duly completed, in exchange for (i) a Series A Renewable Note in the principal amount, which may not be less than $100,000, as to which the automatic extension of maturity has been terminated, legended as described above, and (ii) a Series A Renewable Note for the remaining principal amount, which may not be less than $100,000, as to which the automatic extension of maturity has not been terminated and which has not been so legended. All questions as to whether and when an election to terminate the automatic extension of the maturity of any Series A Renewable Note has been made shall be determined by the Company, whose determination shall be final and binding.

                                REDEEMABLE NOTES

     TERMS AND PROVISIONS OF STEP-UP NOTES DUE MAY 4, 1999

     General

          The Step-Up Notes due May 4, 1999 (the "Step-Up Notes due May 4, 1999") will mature on May 4, 1999 unless redeemed earlier as provided below. The rate of interest on the Step-Up Notes due May 4, 1999 from and including May 4, 1992 to but excluding May 4, 1995 will be 7.26% per annum, and thereafter the rate of interest will be 9.20% per annum. The Step-Up Notes due May 4, 1999 will bear interest from May 4, 1992, payable semiannually on May 4 and November 4 of each year, commencing November 4, 1992, to the persons in whose names the Step-Up Notes due May 4, 1999 are registered on the preceding April 19 or October 20, respectively. The Step-Up Notes due May 4, 1999 are to be issued only in fully registered form without coupons, in denominations of $1,000 and integral multiples thereof.

     Redemption by the Company

          The Step-Up Notes due May 4, 1999 are subject to redemption at the option of the Company on or after May 4, 1995, in whole or in part in increments of $1,000, at a redemption price of 100% of the principal amount thereof to be redeemed plus accrued interest thereon to but excluding the Redemption Date. Notice of redemption of the Step-Up Notes due May 4, 1999 shall be mailed not less than 30 or more than 60 days prior to the Redemption Date to each Holder of Step-Up Notes due May 4, 1999 to be redeemed.

     TERMS AND PROVISIONS OF STEP-UP NOTES DUE JANUARY 26, 2000/*/

     General

          The Step-Up Notes due January 26, 2000 (the "Step-Up Notes due January 26, 2000") will mature on January 26, 2000 unless redeemed earlier as provided below. The rate of interest on the Step-Up Notes due January 26, 2000 from and including January 26, 1993 to but excluding January 26, 1996 will be 6.14% per annum, and thereafter the rate of interest will be 8.50% per annum. The Step-Up Notes due January 26, 2000 will bear interest from January 26, 1993, payable semiannually on January 26 and July 26 of each year (each an "Interest Payment Date"), commencing July 26, 1993, to the persons in whose names the Step-Up Notes due January 26, 2000 are registered on the preceding January 11 and July 11, respectively. The Step-Up Notes due January 26, 2000 are to be issued only in fully registered form, in denominations of $1,000 and integral multiples thereof. The Step-Up Notes due January 26, 2000 are Book-Entry Securities, as described above.

     Redemption by the Company

          The Step-Up Notes due January 26, 2000 are subject to redemption at the option of the Company on any Interest Payment Date on or after January 26, 1996, in whole or in part in increments of $1,000, at a redemption price of 100% of the principal amount thereof to be redeemed plus accrued interest thereon to but excluding the Redemption Date. Notice of redemption of the Step-Up Notes due January 26, 2000 shall be given not less than 30 or more than 60 days prior to the Redemption Date to each Holder of Step-Up Notes due January 26, 2000 to be redeemed.



/*/ Book-Entry Securities.

     TERMS AND PROVISIONS OF STEP-UP NOTES DUE APRIL 30, 2002

     General

          The Step-Up Notes due April 30, 2002 (the "Step-Up Notes due April 30, 2002") will mature on April 30, 2002 unless redeemed earlier as provided below. The rate of interest on the Step-Up Notes due April 30, 2002 from and including April 30, 1992 to but excluding April 30, 1997 will be 8.23% per annum, and, thereafter, the rate of interest will be 9.50% per annum. The Step-Up Notes due April 30, 2002 will bear interest from April 30, 1992, payable semiannually on April 30 and October 30 of each year, commencing October 30, 1992, to the persons in whose names the Step-Up Notes due April 30, 2002 are registered on the preceding April 15 or October 15, respectively. The Step-Up Notes due April 30, 2002 are to be issued only in fully registered form without coupons, in denominations of $1,000 and integral multiples thereof.

     Redemption by the Company

          The Step-Up Notes due April 30, 2002 are subject to redemption at the option of the Company on or after April 30, 1997, in whole or in part in increments of $1,000, at a redemption price of 100% of the principal amount thereof to be redeemed plus accrued interest thereon to but excluding the Redemption Date. Notice of redemption of the Step-Up Notes due April 30, 2002 shall be mailed not less than 30 or more than 60 days prior to the Redemption Date to each Holder of Step-Up Notes due April 30, 2002 to be redeemed.

     TERMS AND PROVISIONS OF STEP-UP NOTES DUE MAY 6, 2002

     General

          The Step-Up Notes due May 6, 2002 (the "Step-Up Notes due May 6, 2002") will mature on May 6, 2002 unless redeemed earlier as provided below. The rate of interest on the Step-Up Notes due May 6, 2002 from and including May 6, 1992 to but excluding May 6, 1997 will be 8.18% per annum, and thereafter the rate of interest will be 9.40% per annum. The Step-Up Notes due May 6, 2002 will bear interest from May 6, 1992, payable semiannually on May 6 and November 6 of each year, commencing November 6, 1992, to the persons in whose names the Step-Up Notes due May 6, 2002 are registered on the preceding April 21 or October 22, respectively. The Step-Up Notes due May 6, 2002 are to be issued only in fully registered form without coupons, in denomina-tions of $1,000 and integral multiples thereof.

     Redemption by the Company

          The Step-Up Notes due May 6, 2002 are subject to redemption at the option of the Company on or after May 6, 1997, in whole or in part in increments of $1,000, at a redemption price of 100% of the principal amount thereof to be redeemed plus accrued interest thereon to but excluding the Redemption Date. Notice of redemption of the Step-Up Notes due May 6, 2002 shall be mailed not less than 30 or more than 60 days prior to the Redemption Date to each Holder of Step-Up Notes due May 6, 2002 to be redeemed.

     TERMS AND PROVISIONS OF 7.05% NOTES DUE APRIL 15, 2003/*/


      General

          The 7.05% Notes due April 15, 2003 (the "7.05% Notes") will mature on April 15, 2003 unless redeemed earlier as provided below. The 7.05% Notes bear interest payable semiannually on each October 15 and April 15 to the persons in whose names the 7.05% Notes are registered on the next preceding October 1 and April 1, respectively. The 7.05% Notes are issuable and transferable only in fully registered form without coupons, in denominations of $1,000 and integral multiples thereof.

     Redemption by the Company

          The 7.05% Notes are subject to redemption at the option of the Company on or after April 15, 1998, in whole or in part in increments of $1,000, at a redemption price of 100% of the principal amount thereof to be redeemed plus accrued interest thereon to but excluding the Redemption Date. Notice of redemption of the 7.05% Notes shall be given not less than 30 or more than 60 days prior to the Redemption Date to each Holder of 7.05% Notes to be redeemed.


     TERMS AND PROVISIONS OF 6 3/8% NOTES DUE SEPTEMBER 8, 2006/*/

      General

          The 6 3/8% Notes due September 8, 2006 (the "6 3/8% Notes") will mature on September 8, 2006 unless redeemed earlier as provided below. The 6 3/8% Notes bear interest payable semiannually on each March 8 and September 8 to the persons in whose names the 6 3/8% Notes are registered on the next preceding February 23 and August 23, respectively. The 6 3/8% Notes are issuable and transferable only in fully registered form without coupons, in denominations of $1,000 and integral multiples thereof.

     Redemption by the Company

          The 6 3/8% Notes are subject to redemption at the option of the Company on or after September 8, 2003, in whole or in part in increments of $1,000, at a redemption price of 100% of the principal amount thereof to be redeemed plus accrued interest thereon to but excluding the Redemption Date. Notice of redemption of the 6 3/8% Notes shall be given not less than 30 or more than 60 days prior to the Redemption Date to each Holder of 6 3/8% Notes to be redeemed.


     TERMS AND PROVISIONS OF 8.40% NOTES DUE NOVEMBER 1, 2019

      General

          The 8.40% Notes due November 1, 2019 (the "8.40% Notes") will mature on November 1, 2019. The 8.40% Notes bear interest payable semiannually on each May 1 and November 1 to the persons in whose names the 8.40% Notes are registered on the next preceding April 15 and October 15, respectively.
     The 8.40% Notes are issuable and transferable only in fully registered form without coupons, in denominations of $1,000 and integral multiples thereof.



/*/ Book-Entry Securities.

      Repayment at Option of Holder

          Each 8.40% Note will be repayable on November 1, 1994, at the option of the Holder thereof, at 100% of its principal amount, together with accrued interest to November 1, 1994. In order for an 8.40% Note to be repaid, the Company must receive at the office of the Trustee: if by mail, Chemical Bank, J.P.F. Building, P.O. Box 2862, New York, New York 10016-2862, Attention: Debt Operations--Puts; if by hand, Chemical Bank, Securities Window, 55 Water Street--Room 234, North Building, New York, New York 10041, Attention: Debt Operations--Puts (or at such other address of which the Company shall from time to time notify the Holders of the 8.40% Notes): (i) during the period from and including September 1, 1994 to and including the close of business on October 1, 1994 (or if October 1, 1994 is not a Business Day, the immediately preceding Business Day) an 8.40% Note with the form entitled "Option to Elect Repayment" on the reverse of the 8.40% Note duly completed or (ii) (a) during the period from and including September 1, 1994 to and including the close of business on October 1, 1994 (or if October 1, 1994 is not a Business Day, the immediately preceding Business Day) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America dated no later than October 1, 1994 (or, if October 1, 1994 is not a Business Day, the immediately preceding Business Day) and setting forth the name of the Holder of the 8.40% Note, the principal amount of the 8.40% Note, the amount of the 8.40% Note to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that the 8.40% Note to be repaid (with the form entitled "Option to Elect Repayment" on the reverse of the 8.40% Note duly completed) will be received at the above-mentioned office of the Trustee, not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter, and (b) such 8.40% Note and form duly completed received at such office of the Trustee by such fifth Business Day. Effective exercise of the repayment option by the Holder of any 8.40% Note shall be irrevocable. No transfer or exchange of any 8.40% Note (or, in the event that any 8.40% Note is to be repaid in part, such portion of the 8.40% Note to be repaid) will be permitted after exercise of the repayment option. The repayment option may be exercised by the Holder of an 8.40% Note for less than the entire principal amount of the 8.40% Note, provided that the principal amount which is to be repaid is equal to $1,000 or any integral multiple thereof. All questions as to the validity, eligibility (including time of receipt) and acceptance of any 8.40% Note for repayment will be determined by the Company, whose determination will be final, binding and non-appealable.

      Redemption by the Company

          The 8.40% Notes are not redeemable by the Company prior to maturity unless $20,000,000 or less of aggregate principal amount of the 8.40% Notes are outstanding, in which case the 8.40% Notes are redeemable at any time on or after November 1, 1994, in whole but not in part, on at least 15 days and not more than 60 days prior notice at a redemption price of 100% of principal amount thereof plus accrued interest thereon to the date of redemption.

                        NON-REDEEMABLE FIXED RATE NOTES

     GENERAL TERMS AND PROVISIONS OF NON-REDEEMABLE FIXED RATE NOTES

          Each series of Non-Redeemable Fixed Rate Notes will bear interest at a specified rate payable semiannually through maturity to the persons in whose names the Notes are registered on the Regular Record Date preceding each Interest Payment Date. The Non-Redeemable Fixed Rate Notes are not subject to redemption by the Company or repayment at the option of the holders thereof prior to their stated maturity dates, and are issuable and transferable in denominations of $1,000 and any integral multiple thereof. Beneficial interests in Non-Redeemable Fixed Rate Notes that are Book-Entry Securities may be acquired, or subsequently transferred, only in denominations of $1,000 and integral multiples thereof. The title of each series of Non-Redeemable Fixed Rate Notes designates the interest rate and maturity date of such Notes.

     TERMS OF SERIES OF NON-REDEEMABLE FIXED RATE NOTES

             Series                        Interest Payment Dates           Regular Record Dates
             ------                        ----------------------           --------------------

   8 3/8% Notes due May 1, 1994            May 1 and November 1           April 15 and October 15
   8 1/2% Notes due August 15, 1994        February 15 and August 15      February 1 and August 1
   7 1/8% Notes due November 1, 1994       May 1 and November 1           April 15 and October 15
   9 1/4% Notes due November 15, 1994      May 15 and November 15         May 1 and November 1
   6 3/4% Notes due March 15, 1995         March 15 and September 15      March 1 and September 1
   8.6% Notes due July 8, 1995             January 8 and July 8           December 24 and June 23
   5 1/2% Notes due July 28, 1995/*/       January 28 and July 28         January 13 and July 13
   5 1/4% Notes due October 30, 1995/*/    April 30 and October 30        April 15 and October 15
   5 7/8% Notes due December 1, 1995/*/    June 1 and December 1          May 15 and November 15
   4 3/4% Notes due June 24, 1996/*/       June 24 and December 24        June 9 and December 9
   5% Notes due December 15, 1996/*/       June 15 and December 15        May 31 and November 30
   7.25% Notes due May 15, 1997            May 15 and November 15         May 1 and November 1
   9% Notes due May 1, 1998                May 1 and November 1           April 15 and October 15
   10 3/8% Notes due February 1, 1999      February 1 and August 1        January 15 and July 15
   7 3/4% Notes due March 1, 1999          March 1 and September 1        February 15 and August 15
   8 1/4% Notes due November 15, 1999      May 15 and November 15         May 1 and November 1
   8% Notes due February 1, 2002           February 1 and August 1        January 15 and July 15
   7 3/8% Notes due August 17, 2002/*/     February 17 and August 17      February 2 and August 2
   8.30% Notes due November 1, 2002        May 1 and November 1           April 15 and October 15
   6 7/8% Notes due March 1, 2003/*/       March 1 and September 1        February 15 and August 15
   6 1/4% Notes due January 15, 2006/*/    January 15 and July 15         January 1 and July 1
   8% Notes due June 1, 2007               June 1 and December 1          May 15 and November 15
   7% Notes due April 27, 2008/*/          April 27 and October 27        April 12 and October 12
   6 1/4% Notes due October 15, 2008/*/    April 15 and October 15        March 31 and September 30

                                  OTHER TERMS

     GENERAL

               The Senior Debt Securities have been and are to be issued under an Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Securities. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

               The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the




/*/Book-Entry Securities

     Company may establish pursuant to the provisions thereof.

               The Senior Indenture provides that the Senior Indenture and the Securities will be governed by and construed in accordance with the laws of the State of New York.

               The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

               The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Securities Exchange Act of 1934, as amended, and under rules of certain exchanges and other regulatory bodies.

     LIMITATIONS UPON LIENS

               The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

     LIMITATION ON DISPOSITION OF VOTING STOCK OF, AND MERGER AND SALE OF ASSETS BY, MLPF&S

               The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

     MERGER AND CONSOLIDATION

               The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

     MODIFICATION AND WAIVER

               Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt

     Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity; (c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amended Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

     EVENTS OF DEFAULT

               Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture; (e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

               The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

               The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.

                                      EXPERTS

               The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1992 Annual Report on Form 10-K and Current Report on Form 8-K dated March 9, 1994, and incorporated by reference in this Prospectus have been audited by Deloitte & Touche, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for (i) each of the five years in the period ended December 25, 1992 included in the 1992 Annual Report to Stockholders of the Company and (ii) each of the five years in the period ended December 31, 1993 included in the Current Report on Form 8-K dated March 9, 1994 of the Company, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche, as set forth in their reports incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been included or incorporated herein by reference in reliance upon such reports of Deloitte & Touche given upon their authority as experts in accounting and auditing.

               With respect to unaudited interim financial information for the periods included in any of the Quarterly Reports on Form 10-Q which may be incorporated herein by reference, Deloitte & Touche have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in any such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the
     review procedures applied.   Deloitte & Touche are not subject to the
     liability provisions of Section 11 of the Act for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                             SUBJECT TO COMPLETION
                           ISSUE DATE:  MARCH 11, 1994


PROSPECTUS

                           MERRILL LYNCH & CO., INC.
     1,600,000 AMEX HONG KONG 30 INDEX* CALL WARRANTS WITH OPTIONAL RESET,
                           EXPIRING DECEMBER 15, 1995

                            ------------------------

       On December 27, 1993, Merrill Lynch & Co., Inc. (the "Company") issued 1,600,000 AMEX Hong Kong 30 Index Call Warrants with Optional Reset, Expiring December 15, 1995 ("Warrant"). Each Warrant will entitle the Holder thereof to receive from the Company upon exercise (including automatic exercise) an amount in U.S. dollars computed by reference to increases in the AMEX Hong Kong 30 Index (the "Index"). Such amount (the "Cash Settlement Value") will equal the product of $25 multiplied by the Percentage Change in the Index. The Cash Settlement Value cannot be less than zero. The "Percentage Change" will equal
(i) the Index Spot Price (as defined herein), minus the Index Strike Price, divided by (ii) the Index Strike Price. The Index Strike Price equals 528.64.

     The Warrants are exercisable at the option of the Holder until 1:00 p.m., New York City time, on the second New York Business Day immediately preceding the earlier of their expiration on December 15, 1995 (the "Expiration Date"), cancellation or the date of their earlier expiration upon delisting from, or permanent suspension of trading on, the American Stock Exchange (the "AMEX") unless the Warrants are simultaneously accepted for trading pursuant to the rules of another Self-Regulatory Organization (as defined herein). Any Warrant not exercised at or before 1:00 p.m., New York City time, on the second New York Business Day immediately preceding the Expiration Date or the date of their earlier expiration will be deemed automatically exercised on the first New York Business Day preceding the Expiration Date or, in the case of early expiration, on the New York Business Day prior to the Early Expiration Date (as defined herein). A Holder may exercise no fewer than 100 Warrants at any one time, except in the case of automatic exercise. See "Description of the Warrants". The Warrants will be in book-entry form and, accordingly, no beneficial owner of Warrants will be entitled to receive a certificate representing such Warrants.

     The Warrants involve a high degree of risk, including the risk of expiring worthless unless the Index increases so that the Index Spot Price exceeds the Index Strike Price. Investors therefore should be prepared to sustain a total loss of the purchase price of their Warrants, and are advised to carefully consider the information under "Risk Factors Relating to the Warrants", "Description of the Warrants", "Description of the Warrants-Delisting of the Warrants" and "The Index".

     The Warrants have been listed on the American Stock Exchange under the symbol "MHW.WS".
                            ------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.   ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

     This Prospectus has been prepared in connection with the Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly-owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Securities. MLPF&S may act as principal or agent in such transactions. The Securities may be offered on a national securities exchange in the event the particular issue of Securities has been listed on such exchange, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale.

                            ------------------------

                              Merrill Lynch & Co.

                            ------------------------

*The use and reference to the term "AMEX Hong Kong 30 Index" herein has been consented to by the American Stock Exchange. The "AMEX Hong Kong 30 Index" is a service mark of the American Stock Exchange.


               The date of this Prospectus is ___________, 1994.

          The Commissioner of Insurance of The State of North Carolina has not approved or disapproved the offering of the Securities made hereby nor has the Commissioner passed upon the accuracy or adequacy of this Prospectus.


                             AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, Seven World Trade Center, New York, New York 10048
     Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at the prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The Company's Annual Report on Form 10-K for the year ended December 25, 1992, Quarterly Reports on Form 10-Q for the quarters ending March 26, 1993, June 25, 1993 and September 24, 1993, and Current Reports on Form 8-K dated January 25, 1993, January 26, 1993, January 28, 1993, February 1, 1993, February 22, 1993, March 1, 1993, March 19, 1993, April 13, 1993,
     April 15, 1993, April 22, 1993, April 27, 1993, April 29, 1993, June 24,
     1993, June 28, 1993, July 7, 1993, July 13, 1993, July 27, 1993, September
     8, 1993, September 13, 1993, September 23, 1993, October 7, 1993, October 11, 1993, October 15, 1993, October 27, 1993, December 17, 1993, December
     22, 1993, December 27, 1993, December 30, 1993, January 20, 1994, January
     24, 1994, January 27, 1994, February 3, 1994 and March 9, 1994 filed pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference into this Prospectus.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY (WITHOUT EXHIBITS OTHER THAN EXHIBITS SPECIFICALLY INCORPORATED BY REFERENCE) OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO MR. GREGORY T. RUSSO, SECRETARY, MERRILL LYNCH & CO., INC., 100 CHURCH STREET, 12TH FLOOR, NEW YORK, NEW YORK 10080-6512; TELEPHONE NUMBER (212)602-8435.

          NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF AN OFFER TO BUY FROM, ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                           MERRILL LYNCH & CO., INC.

          Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance and related services worldwide. Its principal subsidiary, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), is one of the largest securities firms in the world. MLPF&S is a broker in securities, options contracts, commodity and financial futures contracts, a distributor of selected insurance products, a dealer in options and in corporate and municipal securities and an investment banking firm. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued by the U.S. Government or agencies thereof or guaranteed or insured by Federal agencies or instrumentalities. Merrill Lynch Capital Services, Inc. and Merrill Lynch Derivative Products, Inc. are the Company's primary derivative subsidiaries which enter into interest rate and currency swaps and other derivative transactions. Merrill Lynch Asset Management, L.P. manages mutual funds and provides investment advisory services. Other subsidiaries provide financial services outside the United States similar to those of MLPF&S and are engaged in such other activities as international banking, lending and providing other investment and financing services. The Company's insurance underwriting and marketing operations consist of the underwriting of life insurance and annuity products through subsidiaries of Merrill Lynch Insurance Group, Inc., and the sale of life insurance and annuities through Merrill Lynch Life Agency Inc. and other life insurance agencies associated with MLPF&S.

          The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212)449-1000.

     RATIO OF EARNINGS TO FIXED CHARGES

                  YEAR ENDED LAST FRIDAY IN DECEMBER
                         1989  1990  1991  1992  1993
                         ----  ----  ----  ----  ----

     Ratio of earnings
     to fixed charges     ---   1.1   1.2   1.3   1.4


          For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consists of interest costs and that portion of rentals estimated to be representative of the interest factor. In 1989, fixed charges exceeded pretax earnings before fixed charges by $187,564,000.


             CERTAIN IMPORTANT INFORMATION CONCERNING THE WARRANTS

          A Holder will receive a cash payment upon exercise only if the Warrants have a Cash Settlement Value in excess of zero on the Valuation Date. The Warrants may be "out-of-the-money" (i.e., their Cash Settlement Value will be zero) when initially sold and the Warrants will be "in-the-money" (i.e., their Cash Settlement Value will exceed zero) on the Valuation Date only if, as of such date, the value of the Index increases so that the Index Spot Price is above the Index Strike Price. An increase in the level of the Index will result in a greater Cash Settlement Value, and a decrease in the level of the Index will result in a lesser or zero Cash Settlement Value. If a Warrant is not exercised prior to its expiration and, on the Valuation Date with respect to its expiration, the value of the Index is less than or equal to the Index Strike Price, the Warrant will expire worthless and the Holder will have sustained a total loss of the purchase price of such Warrant. Investors therefore should be prepared to sustain a total loss of the purchase price of their Warrants.

                     RISK FACTORS RELATING TO THE WARRANTS

          THE WARRANTS INVOLVE A HIGH DEGREE OF RISK, INCLUDING THE RISK OF EXPIRING WORTHLESS. INVESTORS THEREFORE SHOULD BE PREPARED TO SUSTAIN A TOTAL LOSS OF THE PURCHASE PRICE OF THEIR WARRANTS. IT IS SUGGESTED THAT INVESTORS CONSIDERING PURCHASING THE WARRANTS BE EXPERIENCED WITH RESPECT TO OPTIONS AND OPTION TRANSACTIONS AND UNDERSTAND THE RISKS OF STOCK INDEX TRANSACTIONS AND REACH AN INVESTMENT DECISION ONLY AFTER CAREFULLY CONSIDERING ALL THE RISK FACTORS SET FORTH IN THIS SECTION OF THIS PROSPECTUS, THE SUITABILITY OF THE WARRANTS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND ALL THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS.

          Minimum Exercise Amount. Except for cases of automatic exercise, a Holder must tender at least 100 Warrants at any one time in order to exercise Warrants. Thus, except in cases of automatic exercise or exercise upon cancellation of the Warrants, Holders with fewer than 100 Warrants will need either to sell their Warrants or to purchase additional Warrants, incurring transaction costs in either case, in order to realize proceeds from their investment. Furthermore, such Holders incur the risk that there may be differences between the trading value of the Warrants and the Cash Settlement Value of such Warrants. It is not possible to predict the price at which the Warrants will trade in the secondary market or whether such market will be liquid or illiquid.

          Maximum Exercise Amount. All exercises of Warrants (other than on automatic exercise) are subject, at the Company's option, to the limitation that not more than 20% of the Warrants originally issued may be exercised on any Exercise Date and not more than 10% of the Warrants originally issued may be exercised by or on behalf of any Warrantholder, either individually or in concert with any other Warrantholder, on any Exercise Date. If any New York Business Day would otherwise, under the terms of the Warrant Agreement, be the Exercise Date in respect to more than 20% of the Warrants originally issued, then at the Company's election 20% of the Warrants originally issued (provided, however, that no more than 10% of the Warrants originally issued shall be exercised for the account of any Warrantholder) shall be exercised on such Exercise Date (selected by the Warrant Agent on a pro rata basis, but if, as a result of such pro rata selection, any registered holders of Warrants would be deemed to have exercised less than 100 Warrants, the Warrant Agent shall first select an additional amount of such holders' Warrants so that no holder shall be deemed to have exercised less than 100 Warrants), and the remainder of such Warrants shall be deemed exercised on the following New York Business Day. As a result of any such postponed exercise, Warrantholders will receive a Cash Settlement Value determined as of a date later than the otherwise applicable Valuation Date. In any such case, as a result of any such postponement, the Cash Settlement Value actually received by Warrantholders may be lower than the otherwise applicable Cash Settlement Value if the Valuation Date of the Warrants had not been postponed.

          Offering Price of Warrants. The initial public offering price of the Warrants is in excess of the price a commercial user of or dealer in options on the Index might pay for a comparable option involving significantly larger amounts.

          Time Lag After Exercise Instructions Given. In the case of any exercise of Warrants, there will be a time lag between the time a Holder gives instructions to exercise and the time the Index Spot Price relating to such exercise is determined. Therefore, a Holder will not be able to determine, at the time of exercise of a Warrant, the Index Spot Price that will be used in calculating the Cash Settlement Value of such Warrant (and will thus be unable to determine such Cash Settlement Value). The delay will, at a minimum, amount to almost an entire day and could be much longer (e.g., an exercise notice received by the Warrant Agent after 1:00 p.m. Friday would generally result in the Index Spot Price being determined the following Tuesday). Any downward movement in the level of the Index between the time a Holder of a Warrant exercises a Warrant and the time the Index Spot Price for such exercise is determined will result in such holder receiving a Cash Settlement Value that is less than the Cash Settlement Value anticipated by such holder based on the closing level of the Index most recently reported prior to exercise. A Holder that has not exercised a Warrant prior to the second New York Business Day preceding the Expiration Date will, pursuant to the provision for automatic exercise, have the Index Spot Price with respect to such Warrant determined on the Index Business Day following the deemed exercise day. The value of the Index may change significantly during any such period, and such movements could adversely affect the Cash Settlement Value of the Warrants being exercised.

          Further delay may occur if a Market Disruption Event or Extraordinary Event has occurred, in which case the Cash Settlement Value in respect of exercised Warrants will be calculated as of the next succeeding Index Business Day on which there is no Market Disruption Event or Extraordinary Event. If the Calculation Agent determines that on a Valuation Date a Market Disruption Event or Extraordinary Event has occurred, the Valuation Date shall be postponed to the first succeeding Index Business Day on which no Market Disruption Event or Extraordinary Event occurs; provided that, if the Valuation Date has not occurred on or prior to the fifth Index Business Day following an Exercise Date because of Market Disruption Events, such fifth Index Business Day shall be the Valuation Date regardless of whether a Market Disruption Event has occurred on such day; provided further, however, that if an Extraordinary Event has occurred and is continuing, and if the Extraordinary Event is expected by the Company to continue, the Company may immediately cancel the Warrants as described below under "Description of the Warrants-Extraordinary Events and Market Disruption Events".

          Time Difference. The Index is calculated on the basis of price quotations for stocks underlying the Index from the Hong Kong Stock Exchange. There will be a time difference between New York City time and the local time in Hong Kong. To the extent that the AMEX is closed while the Hong Kong Stock Exchange is open, significant movements in the value of the Index may take place which will not be reflected in the last sale price of a Warrant on the AMEX.

          Automatic Exercise of the Warrants upon Delisting. In the event that the Warrants are delisted from, or permanently suspended from trading on, the AMEX and the Warrants are not simultaneously accepted for trading pursuant to the rules of another self-regulatory organization (a "Self-Regulatory Organization") that are filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, such Warrants not previously exercised will expire on the date such delisting or trading suspension becomes effective and will be deemed automatically exercised on the New York Business Day prior to the date of such early expiration. At the applicable Valuation Date with respect to such automatic exercise, the Warrants may be out-of-the-money so that the Cash Settlement Value would equal zero.

          Certain Factors Affecting the Value of the Warrants. The Cash Settlement Value of the Warrants at any time prior to expiration is typically expected to be less than the Warrants' trading value at that time. The difference between the trading value and the Cash Settlement Value will reflect a number of factors, including a "time value" for the Warrants. The "time value" of the Warrants will depend upon the length of the period remaining to expiration and the length of the period remaining to the Optional Reset Date, among other factors. If the Index Spot Price is below or not sufficiently above the Initial Index Price on the Optional Reset Date, then the trading value of the Warrants is expected to be less than the initial public offering price, holding all other factors constant. In such case, however, the trading value of the Warrants is expected to be higher than the trading value which would have prevailed in the absence of such Index Strike Price reset feature (the "Optional Reset"). The expiration date of the Warrants will be accelerated should the Warrants be delisted or should their trading on the AMEX be suspended permanently unless the Warrants simultaneously are accepted for trading pursuant to the rules of another Self-Regulatory Organization. Any such acceleration would result in the total loss of any otherwise remaining "time value", and could occur when the Warrants are out-of-the-money, thus resulting in total loss of the purchase price of the Warrants. See "Description of the Warrants-Delisting of the Warrants". Before exercising or selling Warrants, Holders should carefully consider the trading value of the Warrants, the value of the Index and probable range of Cash Settlement Values and any related transaction costs.

          Investors should also consider factors affecting the economies of Hong Kong and China. See "The Index" and "Important Considerations Relating to Hong Kong and China" below.

          It is possible that the trading value of a Warrant may decline significantly even if there is an increase in the value of the Index.

          There can be no assurance as to how the Securities will trade in the secondary market or whether such market will be liquid. The trading value of a Warrant is expected to be dependent on the value of the Index Strike Price and also upon a number of complex interrelated factors, including those listed below. The expected theoretical effect on the trading value of a Warrant of each of the factors listed below, assuming in each case that all other factors are held constant, is as follows:

               (1) The Index. If the value of the Index rises, the trading value of a Warrant is expected to increase. If the value of the Index decreases, the trading value of a Warrant is expected to decrease.

               (2) The volatility of the Index. If the volatility of the Index increases, the trading value of a Warrant is expected to increase. If such volatility decreases, the trading value of a Warrant is expected to decrease.

               (3) The time remaining to the Expiration Date of the Warrants and the Optional Reset Date. As the time remaining to the Expiration Date and the Optional Reset Date decreases, the trading value of a Warrant is expected to decrease.

               (4) Interest rates in Hong Kong and the United States. In general, if U.S. interest rates increase, the trading value of the Warrants is expected to decrease. If U.S. interest rates decrease, the trading value of the Warrants is expected to increase. If interest rates in Hong Kong increase, the trading value of a Warrant is expected to increase; however, increased Hong Kong interest rates may adversely affect the economy of Hong Kong and, in turn, the Index, and the trading value of a Warrant could then be expected to decrease. If interest rates in Hong Kong decrease, the trading value of a Warrant is expected to decrease; however, decreased Hong Kong interest rates may positively affect the economy of Hong Kong and, in turn, the Index, and the trading value of a Warrant could then be expected to increase.

               (5) Dividend rates in Hong Kong. If dividend rates on the common stocks underlying the Index increase, the trading value of a Warrant is expected to decrease; however, increased dividend rates may positively affect the value of the Index, and the trading value of a Warrant could then be expected to increase. If dividend rates on the common stocks underlying the Index decrease, the trading value of a Warrant is expected to increase; however, decreased dividend rates may adversely affect the value of the Index, and the trading value of a Warrant could then be expected to decrease.

               (6) Hong Kong/U.S. dollar exchange rates. The Cash Settlement Value is based on a given level of the Index and will not be affected by changes in the Hong Kong/U.S. dollar exchange rate. However, a number of economic factors, including the Hong Kong/U.S. dollar exchange rate, could affect the value of the Underlying Stocks and, therefore, the value of the Index.

     As noted above, these hypothetical scenarios are based on the assumption that all other factors are held constant. In reality, it is unlikely that only one factor would change in isolation, because changes in one factor usually cause, or result from, changes in others. Some of the factors referred to above are, in turn, influenced by the political and economic factors discussed below.

          The Index. The stocks underlying the Index have been issued by companies organized in Hong Kong. The prices of such Underlying Stocks will be affected by foreign political, economic and other developments.

          The Hong Kong Stock Exchange has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances or market volatility. Where the Hong Kong Stock Exchange considers it necessary for the protection of the investor or the maintenance of an orderly market, it may at any time suspend dealings in any securities or cancel the listing of any securities in such circumstances and subject to such conditions as it thinks fit, whether requested by the listed issuer or not. The Hong Kong Stock Exchange may also do so when: (1) an issuer fails, in a manner which the Hong Kong Stock Exchange considers material, to comply with the Hong Kong Stock Exchange Listing Rules or its Listing Agreements or (2) the Hong Kong Stock Exchange considers there are insufficient securities in the hands of the public; or
     (3) the Hong Kong Stock Exchange considers that the listed issuer does not have a sufficient level of operations or sufficient assets to warrant the continued listing of the issuer's securities; or (4) the Hong Kong Stock Exchange considers that the issuer or its business is no longer suitable for listing. Investors should also be aware that the Hong Kong Stock Exchange may suspend the trading of individual stocks in certain limited and extraordinary circumstances, until certain price-sensitive information has been disclosed to the public. Since the stocks underlying the Index are traded on the Hong Kong Stock Exchange, changes in the Index may be limited by suspensions of trading generally or of one or more of the stocks underlying the Index, which limitations may, in turn, adversely affect the value of the Warrants.

          Warrants Not Standardized Options Issued by the Options Clearing Corporation. The Warrants are not standardized stock index options of the type issued by the Options Clearing Corporation (the "OCC"), a clearing agency regulated by the Securities and Exchange Commission. For example, unlike purchasers of OCC standardized options who have the credit benefits of guarantees and margin and collateral deposits by OCC clearing members to protect the OCC from a clearing member's failure, purchasers of Warrants must look solely to the Company for performance of its obligations to pay the Cash Settlement Value or Alternative Settlement Value on the exercise of Warrants. Further, the market for the Warrants is not expected to be generally as liquid as the market for OCC standardized options.

          The Warrants are unsecured contractual obligations of the Company and will rank on a parity with the Company's other unsecured contractual obligations and with the Company's unsecured and unsubordinated debt. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including Holders of the Warrants), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, to the Company are restricted by net capital requirements under the Securities Exchange Act of 1934, as amended, and under rules of certain exchanges and other regulatory bodies.

          Important Considerations Relating to Hong Kong and China. Investors should realize that the value of the Index, and therefore the potential Cash Settlement Value or Alternative Settlement Amount as the case may be, may be adversely affected by political, economic or social instability, developments and changes in law or regulations particularly in Hong Kong and the People's Republic of China ("China"). Certain of these factors are discussed below.

          In December 1984, Great Britain and China signed an agreement (the "Sino-British Accord") under which Hong Kong will revert to Chinese sovereignty effective July 1, 1997. Although China has committed by treaty to preserve for 50 years the economic and social freedoms currently enjoyed in Hong Kong, the continuation of the economic system in Hong Kong after the reversion will be dependent on the Chinese government. Any increase in uncertainty as to the future economic and political status of Hong Kong could have a materially adverse effect on the economy of Hong Kong and the Index.

          The Sino-British Accord provides that the basic policies of China regarding Hong Kong and the elaboration of these policies in the Sino-British Accord will be stipulated by the National People's Congress of China in a Basic Law of the Hong Kong Special Administrative Region (the "Hong Kong SAR") (the "Basic Law"). The Basic Law was finalized in February 1990 and adopted by the National People's Congress on April 4, 1990. The Basic Law provides that the Chief Executive of the Hong Kong SAR will be recommended by a committee composed of Hong Kong residents representing a broad spectrum of distinct constituencies, such as industry, labor and the various professions, and appointed by the government of China. The power of amendment of the Basic Law is vested in the National People's Congress of China. The Basic Law provides that the Hong Kong dollar will remain the legal tender in the Hong Kong SAR after the transfer of sovereignty. It also provides that no exchange control policies will be applied in the Hong Kong SAR and that the Hong Kong dollar will remain freely convertible.

          It is not clear how future developments in Hong Kong and China may affect the implementation of the Basic Law after the transfer of sovereignty in 1997. As a result of this political and legal uncertainty, the economic prospects of Hong Kong and the companies whose stocks comprise the Index are uncertain. Accordingly, the Hong Kong Stock Exchange has been, and can be expected to remain, highly volatile and sensitive to adverse political developments with regard to Hong Kong's future and perceptions of actual or potential political developments of that kind. For this reason, among others, the Index and the value of the Warrants can also be expected to be volatile.

          China currently has Most Favored Nation ("MFN") trading status with the United States. In May 1993, U.S. President Clinton renewed China's MFN status for one year but set forth certain conditions to be met for renewal beginning July 1994, including that the U.S. Secretary of State make a recommendation to the President whether to extend China's MFN status. In making this recommendation, the U.S. Secretary of State is not to recommend extension unless he determines that extension will substantially promote the freedom of emigration objectives of the U.S. Trade Act of 1974 and that China is complying with the 1992 U.S. China bilateral agreement concerning prison labor. The U.S. Secretary of State is also to determine whether China has made significant progress overall with respect to certain human rights matters. China believes that these conditions represent an interference in China's internal affairs and is not appropriate or permissible under existing agreements between the two countries. Loss of China's MFN status would subject Chinese exports to the United States to higher tariffs and could have a material adverse effect on China's economy. Loss of MFN status or any friction resulting from the imposition of conditions on China could also negatively impact the economy of Hong Kong.

          Underlying Stocks. The performance of certain companies listed on the Hong Kong Stock Exchange is linked to the economic climate of China. Any downturn in economic growth or other negative developments affecting the economic climate of China could have a materially adverse effect on the value of the Index. In addition, the Hong Kong securities markets are currently characterized by a high level of investment by and interest among United States and other non-Hong Kong persons. Changes in the level of investment or interest could have a materially adverse effect on the level of the Index.

          Although none of the companies whose stocks comprise the Underlying Stocks is currently organized under the laws of China, the level of the Index nonetheless can be affected by developments in China. China currently indirectly influences political and economical developments in various parts of Asia, including Hong Kong, and its influence is expected to continue to grow. The government of China, a socialist state controlled by the Communist Party of China, now permits private economic activities to a certain extent. Although the government of China is actively seeking foreign investment, and China has implemented a number of economic reforms promoting private sector development, it has historically been
     ideologically opposed to     capitalism. Political, economic or social
     instability in, and diplomatic and other developments associated with, China could have a significant effect on economic conditions in Hong Kong and on the market prices and liquidity of securities traded on the Hong Kong Stock Exchange, including the Underlying Stocks. Moreover, many of the issuers of the Underlying Stocks have substantial investments in China, which investments could be adversely affected by political, economic, market and other developments in or affecting China. Accordingly, adverse political or economic developments in China could adversely affect the level of the Index and thus the value of the Warrants.

          Underlying Stocks representing approximately one-third of the market capitalization of the Index (as of December 17, 1993) are companies engaged in real estate asset management, development, leasing, property sales and other related activities. Many factors may have an adverse impact on the credit quality of these real estate companies and, indirectly, the Index. Generally, these include economic recession, the cyclical nature of real estate markets, overbuilding, changing demographics, changes in governmental regulations (including tax laws and environmental, building, zoning and sales regulations), increases in real estate taxes or costs of material and labor, the inability to secure performance guarantees or insurance as required, the unavailability of investment capital and the inability to obtain construction financing or mortgage loans at rates acceptable to builders and purchasers of real estate. Additional risks include an inability to reduce expenditures associated with a property (such as mortgage payments and property taxes) when rental revenue declines, and possible loss upon foreclosure of mortgaged properties if mortgage payments are not paid when due.

          General Risk Considerations. Options and warrants provide opportunities for investment and pose risks to investors as a result of fluctuations in the value of the underlying investment. In general, certain of the risks associated with the Warrants are similar to those generally applicable to other options or warrants of private corporate issuers. However, unlike options or warrants on equities or debt securities, which are traded primarily on the basis of the value of a single underlying security, the trading value of a Warrant is likely to reflect primarily the extent of the appreciation, if any, in the Index.

          The purchaser of a Warrant may lose his entire investment. This risk reflects the nature of a Warrant as an asset which tends to decline in value over time and which may, depending on the relative value of the Index, become worthless when it expires. Assuming all other factors are held constant, the more a Warrant is out-of-the-money and the shorter its remaining term to expiration, the greater the risk that a purchaser of the Warrant will lose all of his investment. This means that the purchaser of a Warrant who does not sell it in the secondary market or exercise it prior to expiration will necessarily lose his entire investment in the Warrant if it expires when the Index Spot Price is less than or equal to the Index Strike Price.

          The fact that Warrants may become valueless upon expiration means that, in order to recover and realize a return upon his investment, a purchaser of a Warrant must generally be correct about the direction, timing and magnitude of anticipated changes in the value of the Index. If the value of the Index does not increase to an extent sufficient to cover an investor's cost of the Warrant (i.e., the purchase price plus transaction costs, if any) before the Warrant expires, the investor will lose all or a part of his investment in the Warrant upon expiration. The Cash Settlement Value is based on a given level of the Index and will not be affected by changes in the Hong Kong/U.S. dollar exchange rate. However, a number of economic factors, including the Hong Kong/U.S. dollar exchange rate, could affect the value of the Underlying Stocks and, therefore, the value of the Index.

          It is suggested that investors considering purchasing Warrants be experienced with respect to options and option transactions and understand the risks of stock index transactions and reach an investment decision only after carefully considering, with their advisers, the suitability of the Warrants in light of their particular circumstances. Warrants are not suitable for persons solely dependent upon a fixed income, for retirement plan accounts or for accounts under the Uniform Gift to Minors Act. INVESTORS SHOULD BE PREPARED TO SUSTAIN A TOTAL LOSS OF THE PURCHASE PRICE OF THEIR WARRANTS.

          In the event that the Index is not published by the AMEX but is published by another person not affiliated with the Company and acceptable to the Calculation Agent, then the Index Spot Price for any date thereafter will be determined based on the closing level of the Index as published by such third party. If the AMEX or any third party discontinues publication of the Index and publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the Index (any such index being a "Successor Index"), then the Index Spot Price for any date thereafter will be determined by the Calculation Agent on behalf of the Company based on the closing level of the Successor Index on such date. If the AMEX or any third party makes a material change in the formula for, or the method of calculating, the Index or any Successor Index, the Calculation Agent shall make such calculations as may be required to determine the applicable Cash Settlement Value using the formula and method of calculating the Index or any Successor Index as in effect prior to such change or modification. If the AMEX and/or any third party discontinues publication of the Index and/or any Successor Index, the Calculation Agent will determine the applicable Cash Settlement Value based on the formula and method used in calculating the Index or any Successor Index as in effect on the date the Index or such Successor Index was last published.

          Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") and its affiliates may from time to time engage in transactions involving the Underlying Stocks for their proprietary accounts and for other accounts under their management, which may influence the value of such Underlying Stocks and therefore the value of the Warrants. MLPF&S and its affiliates will also be the writers of the hedge of the Company's obligations under the Warrants and will be obligated to pay to the Company upon exercise of Warrants an amount equal to the value of the exercised Warrants. Accordingly, under certain circumstances, conflicts of interest may arise between MLPF&S's responsibilities as Calculation Agent with respect to the Warrants and its obligations under its hedge and its status as a subsidiary of the Company. Under certain circumstances, the duties of MLPF&S as Calculation Agent in determining the existence of Extraordinary Events and Market Disruption Events could conflict with the interests of MLPF&S as an affiliate of the issuer of the Warrants, Merrill Lynch & Co., Inc., and with the interests of the holders of the Warrants.

                          DESCRIPTION OF THE WARRANTS


     GENERAL

          An aggregate of 1,600,000 Warrants were issued. The Warrants were issued under a Warrant Agreement (the "Warrant Agreement"), dated as of December 27, 1993, between the Company and Citibank, N.A., as Warrant Agent (the "Warrant Agent"). The following statements with respect to the Warrants are summaries of the detailed provisions of the Warrant Agreement, the form of which is filed as an exhibit to the Registration Statement relating to the Warrants. Wherever particular provisions of the Warrant Agreement or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made, and the statements are qualified in their entirety by such reference.

          A Warrant will not require, or entitle, a Holder to sell or purchase any shares of any stock underlying the Index or any Successor Index or any other securities from the Company. The Company will make only a U.S. dollar cash settlement, if any, upon exercise of a Warrant.

          The Warrants are immediately exercisable, as set forth under "Exercise of Warrants". The Warrants will expire on December 15, 1995 (the "Expiration Date") or may expire on an earlier date as described under "Delisting of the Warrants". Warrants not exercised at or prior to 1:00 p.m., New York City time, on the second New York Business Day immediately preceding the Expiration Date or earlier expiration will be deemed automatically exercised on the first New York Business Day preceding the Expiration Date or, in the case of early expiration, on the New York Business Day prior to the Early Expiration Date. Warrants cancelled upon the occurrence and continuation of an Extraordinary Event shall be exercised as described below under "Extraordinary Events and Market Disruption Events". The term "New York Business Day", as used herein, means any day other than a Saturday or a Sunday or a day on which commercial banks in The City of New York are required or authorized by law or executive order to be closed, and "Index Business Day" means any day on which the HKSE is open for trading.

          The Warrants are unsecured contractual obligations of the Company and rank on a parity with the Company's other unsecured contractual obligations and with the Company's unsecured and unsubordinated debt. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including Holders of the Warrants), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, to the Company are restricted by net capital requirements under the Securities Exchange Act of 1934, as amended, and under rules of certain exchanges and other regulatory bodies.


     CASH SETTLEMENT VALUE

          The Cash Settlement Value of an exercised Warrant is an amount stated in U.S. dollars that results from the following formula:

                  Percentage Change X $25

      The "Percentage Change" will equal the following amount:

               Index Spot Price - Index Strike Price
               -------------------------------------
                    Index Strike Price

     The "Index Strike Price" equals 528.64. The "Index Spot Price" relating to any Exercise Date will be determined by MLPF&S (the "Calculation Agent") and will equal the Closing Index Value on the Valuation Date relating to such Exercise Date. The "Closing Index Value" for any Index Calculation Day equals the closing value of the Index on such date. "Index Calculation Day" means any day on which the Hong Kong Stock Exchange is open for trading and the Index or any Successor Index is calculated and published.

          The Cash Settlement Value will be rounded, if necessary, to the nearest cent (with one-half cent being rounded upwards).

          Set forth below is an illustration of the Cash Settlement Values of Warrants at exercise based upon various hypothetical Percentage Change values in the Index. The Percentage Change at Exercise indicates the percentage increase or decrease in the value of the Index Spot Price as compared to the Index Strike Price. The actual Cash Settlement Value of a Warrant will depend entirely on the actual Percentage Change on the applicable Valuation Date relating to the Exercise Date. The illustrative Cash Settlement Values in the table do not reflect any "time value" for a Warrant, which may be reflected in trading value, and are not necessarily indicative of potential profit or loss, which are also affected by purchase price and transaction costs.

               Index Percentage                                   Cash
               Change on                                       Settlement
               Valuation Date                                     Value
               ----------------                                -----------
               Less than or equal to 0%.......................        0.00
               10%............................................        2.50
               20%............................................        5.00
               30%............................................        7.50
               40%............................................       10.00
               50%............................................       12.50
               60%............................................       15.00
               70%............................................       17.50
               80%............................................       20.00
               90%............................................       22.50
               100%...........................................       25.00

     BOOK-ENTRY PROCEDURES AND SETTLEMENT

          The Warrants are represented by one registered global Warrant (the "Global Warrant"). The Global Warrant has been deposited with, or on behalf of, The Depository Trust Company, as Securities Depository (the "Securities Depository" or "DTC"), and registered in the name of the Securities Depository or a nominee thereof. Unless and until it is exchanged in whole or in part for Warrants in definitive form in the limited circumstances described below, the Global Warrant may not be transferred except as a whole by the Securities Depository to a nominee of such Securities Depository or by a nominee of such Securities Depository to such Securities Depository or another nominee of such Securities Depository or by such Securities Depository or any such nominee to a successor of such Securities Depository or a nominee of such successor. Morgan Guaranty Trust Company of New York, Brussels office, as operator for the Euroclear System ("Euroclear") and Cedel S.A. ("Cedel") will hold interests in the Global Warrant on behalf of their participants through the facilities of DTC.

          The Securities Depository has advised the Company as follows: The Securities Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Securities Depository was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Securities Depository's participants include securities brokers and dealers (including the Underwriter), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Securities Depository. Access to the Securities Depository book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Securities Depository only through participants.

          Ownership of beneficial interests in the Warrants will be limited to persons that have accounts with the Securities Depository ("Agent Members") or persons that may hold interests through Agent Members. The Securities Depository has advised the Company that upon the issuance of the Global Warrant representing the Warrants, the Securities Depository will credit, on its book-entry registration and transfer system, the Agent Members' accounts with the respective principal amounts of the Warrants represented by the Global Warrant. Ownership of beneficial interests in the Global Warrant will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Securities Depository (with respect to interests of Agent Members) and on the records of Agent Members (with respect to interests of persons held through Agent Members). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in the Global Warrant.

          So long as the Securities Depository, or its nominee, is the registered owner of the Global Warrant, the Securities Depository or its nominee, as the case may be, will be considered the sole owner or Holder of the Warrants represented by the Global Warrant for all purposes under the Warrant Agreement. Except as provided below, owners of beneficial interests in the Global Warrant will not be entitled to have the Warrants represented by the Global Warrant registered in their names, will not receive or be entitled to receive physical delivery of the Warrants in definitive form and will not be considered the owners or Holders thereof under the Warrant Agreement. Accordingly, each person owning a beneficial interest in the Global Warrant must rely on the procedures of the Securities Depository and, if such person is not an Agent Member, on the procedures of the Agent Member through which such person owns its interest, to exercise any rights of a Holder under the Warrant Agreement. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in the Global Warrant desires to give or take any action which a Holder is entitled to give or take under the Warrant Agreement, the Securities Depository would authorize the Agent Members holding the relevant beneficial interests to give or take such action, and such Agent Members would authorize beneficial owners owning through such Agent Members to give or take such action or would otherwise act upon the instructions of beneficial owners through them.

          The Cash Settlement Value payable upon exercise of Warrants registered in the name of the Securities Depository or its nominee will be paid by the Warrant Agent to the Agent Members or, in the case of automatic exercise, to the Securities Depository. None of the Company, the Warrant Agent or any other agent of the Company or agent of the Warrant Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Warrant Agent, upon the receipt of any payment of the Cash Settlement Value in respect of any portion of the Global Warrant, will pay the relevant Agent Member in an amount proportionate to its beneficial interest in the Global Warrant being exercised and that such Agent Member will credit the accounts of the beneficial owners of such Warrants. The Company expects that the Securities Depository, in the case of automatic exercise, upon receipt of any payment of the Cash Settlement Value in respect of all or any portion of the Global Warrant, will credit the accounts of the Agent Members with payment in amounts proportionate to their respective beneficial interests in the portion of the Global Warrant so exercised, as shown on the records of the Securities Depository. The Company also expects that payments by Agent Members to owners of beneficial interests in the Global Warrant will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Agent Members. It is suggested that purchasers of Warrants with accounts at more than one brokerage firm effect transactions in the Warrants, including exercises, only through the brokerage firm or firms which hold that purchaser's Warrants.

          If the Securities Depository is at any time unwilling or unable to continue as depository and a successor Securities Depository is not appointed by the Company within 90 days or if the Company is subject to certain events in bankruptcy, insolvency or reorganization, the Company will issue Warrants in definitive form in exchange for the Global Warrant. In addition, the Company may at any time determine not to have the Warrants represented by the Global Warrant and, in such event, will issue Warrants in definitive form in exchange for the Global Warrant. In any such instance, an owner of a beneficial interest in the Global Warrant will be entitled to have a number of Warrants equivalent to such beneficial interest registered in its name and will be entitled to physical delivery of such Warrants in definitive form.

          Cedel and Euroclear. Warrantholders may hold their Warrants through Cedel or Euroclear if they are participants of such systems, or indirectly through organizations which are participants in such systems. Cedel and Euroclear hold omnibus positions on behalf of their participants through the facilities of DTC. All securities in Cedel or Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

          Exercises of Warrants by persons holding through Cedel or Euroclear participants will be effected through DTC, in accordance with DTC rules, on behalf of the relevant European international clearing system by its depositary; however, such transactions will require delivery of exercise instructions to the relevant European international clearing system by the participant in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the exercise meets its requirements, deliver instructions to its depositary to take action to effect its exercise of the Warrants on its behalf by delivering Warrants through DTC and receiving payment in accordance with its normal procedures for next-day funds settlement. Payments with respect to the Warrants held through Cedel or Euroclear will be credited to the cash accounts of Cedel participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. See "Exercise and Settlement of Warrants" herein.

          Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Cedel participants through electronic book-entry changes in accounts of Cedel participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including U.S. dollars. Cedel provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and include an affiliate of the Underwriter. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel participant, either directly or indirectly.

          The Euroclear System was created in 1968 to hold securities for participants in the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including U.S. dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements of cross-market transfers with DTC described above. The Euroclear System is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator") under contract with Euroclear Clearance System S.C., a Belgium cooperative corporation (the "Cooperative"). Morgan Guaranty Trust Company of New York ("Morgan") is a member bank of the United States Federal Reserve System. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the

     Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and include an affiliate of the Underwriter. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipt of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

          All information herein on Cedel and Euroclear is derived from Cedel or Euroclear, as the case may be, and reflects the policies of such organizations; such policies are subject to change without notice.


     EXERCISE AND SETTLEMENT OF WARRANTS

          The Warrants are immediately exercisable, subject to postponement upon the occurrence of an Extraordinary Event or a Market Disruption Event as described under "Extraordinary Events and Market Disruption Events" herein, and will expire on December 15, 1995 (the "Expiration Date"). Warrants not exercised (including by reason of any such postponed exercise) at or before 1:00 P.M., New York City time, on the earlier of (i) the second New York Business Day immediately preceding the Expiration Date and (ii) the Early Expiration Date, will be automatically exercised as described under "Automatic Exercise" below, subject to earlier cancellation as described below under "Extraordinary Events and Market Disruption Events". See "Minimum Exercise Amount" and "Maximum Exercise Amount" below.

          A Warrantholder may exercise the Warrants on any New York Business Day until 1:00 P.M., New York City time, on the earlier of (i) the second New York Business Day immediately preceding the Expiration Date and (ii) the Early Expiration Date, by causing (x) such Warrants to be transferred free to the Warrant Agent on the records of DTC and (y) a duly completed and executed Exercise Notice to be delivered by an Agent Member on behalf of the Warrantholder to the Warrant Agent. Forms of Exercise Notice may be obtained from the Warrant Agent at the Warrant Agent's Office. The Warrant Agent's telephone number and facsimile transmission number for this purpose are (201) 262-5444 and (201) 262-7521, respectively.

          In the case of Warrants held through the facilities of Cedel or Euroclear, a Warrantholder may exercise such Warrants on any New York Business Day until 1:00 P.M., New York City time, on the earlier of (i) the second New York Business Day immediately preceding the Expiration Date and
     (ii) the Early Expiration Date by causing (x) such Warrants to be transferred to the Warrant Agent, by giving appropriate instructions to the participant holding such Warrants in either the Cedel or Euroclear system, as the case may be, and (y) a duly completed and executed Exercise Notice to be delivered on behalf of the Warrantholder by Cedel, in the case of Warrants held through Cedel, or such participant, in the case of Warrants held through Euroclear, to the Warrant Agent. Forms of Exercise Notice for Warrants held through the facilities of either Cedel or Euroclear may be obtained from the Warrant Agent at the Warrant Agent's Office or from Cedel or Euroclear.

          Except for Warrants subject to automatic exercise or held through the facilities of Cedel or Euroclear, the "Exercise Date" for a Warrant will be
     (i) the New York Business Day on which the Warrant Agent receives the Warrant and Exercise Notice in proper form with respect to such Warrant, if received at or prior to 1:00 P.M., New York City time, on such day, or (ii) if the Warrant Agent receives such Warrant and Exercise Notice after

     1:00 P.M., New York City time, on a New York Business Day, then the first New York Business Day following such New York Business Day.

          In the case of Warrants held through the facilities of Cedel or Euroclear, except for Warrants subject to automatic exercise, the "Exercise Date" for a Warrant will be (i) the New York Business Day on which the Warrant Agent receives the Exercise Notice in proper form with respect to such Warrant if such Exercise Notice is received at or prior to 1:00 P.M., New York City time, on such day, provided that the Warrant is received by the Warrant Agent by 1:00 P.M., New York City time, on the Valuation Date, or (ii) if the Warrant Agent receives such Exercise Notice after 1:00 P.M., New York City time, on a New York Business Day, then the first New York Business Day following such New York Business Day, provided that the Warrant is received by 1:00 P.M., New York City time, on the Valuation Date relating to exercises of Warrants on such succeeding New York Business Day. In the event that the Warrant is received after 1:00 P.M., New York City time, on the Valuation Date, then the Exercise Date for such Warrants will be the first New York Business Day following the day on which such Warrants are received or, if such day is not a New York Business Day, the next succeeding New York Business Day. In the case of Warrants held through the facilities of Cedel or Euroclear, in order to ensure proper exercise on a given New York Business Day, participants in Cedel or Euroclear must submit exercise instructions to Cedel or Euroclear, as the case may be, by 10:00 A.M., Luxembourg time, in the case of Cedel and by 10:00 A.M., Brussels time (by telex), or 11:00 A.M., Brussels time (by EUCLID), in the case of Euroclear. In addition, in the case of book-entry exercises by means of the Euroclear System, (i) participants must also transmit, by facsimile (facsimile number (201) 262-7521), to the Warrant Agent a copy of the Exercise Notice submitted to Euroclear by 1:00 P.M., New York City time, on the desired Exercise Date and (ii) Euroclear must confirm by telex to the Warrant Agent by 9:00 A.M., New York City time, on the Valuation Date, that the Warrants will be received by the Warrant Agent on such date; provided, that if such telex communication is received after 9:00 A.M., New York City time, on the Valuation Date, the Company will be entitled to direct the Warrant Agent to reject the related Exercise Notice or waive the requirement for timely delivery of such telex communication.

          To ensure that an Exercise Notice and the related Warrants will be delivered to the Warrant Agent before 1:00 P.M., New York City time, on a given New York Business Day, a Warrantholder may need to give exercise instructions to his broker or other intermediary substantially earlier than 1:00 P.M., New York City time, on such day. Different brokerage firms may have different cut-off times for accepting and implementing exercise instructions from their customers. Therefore, Warrantholders should consult with their brokers and other intermediaries, if applicable, as to applicable cut-off times and other exercise mechanics.

          Except in the case of Warrants subject to automatic exercise and for Warrants that upon exercise will entitle the holder thereof to receive an Alternative Settlement Amount in lieu of the Cash Settlement Amount, if on any Valuation Date the Cash Settlement Amount for any Warrants would be zero, then the attempted exercise of any such Warrants will be void and of no effect and, such Warrants will be transferred back to the Agent Member that submitted them free on the records of DTC and, in any such case, such Warrantholder will be permitted to re-exercise such Warrants prior to the Expiration Date or the Early Expiration Date, as the case may be.

          The "Valuation Date" for a Warrant will be the first Index Calculation Day following the applicable Exercise Date, subject to postponement upon the occurrence of an Extraordinary Event or a Market Disruption Event as described below under "Extraordinary Events and Market Disruption Events" or as a result of the exercise of a number of Warrants exceeding the limits on exercise described below under "Maximum Exercise Amount". The AMEX will calculate the Index once on each Index Calculation Day based upon the most recent official closing prices of each of the Underlying Stocks as reported by the HKSE. Due to time differences, trading on the HKSE occurs when the AMEX is closed for business. The following is an illustration of the timing of an Exercise Date and the ensuing Valuation Date, assuming (i) that all relevant dates are New York Business Days and Index Calculation Days, (ii) the absence of any intervening Extraordinary Event or Market Disruption Event and (iii) the number of exercised Warrants does not exceed the maximum permissible amount. If the Warrant Agent receives a Warrantholder's Warrants and Exercise Notice in proper form at or prior to 1:00 P.M., New York City time, on Wednesday, January 19, 1994, the Exercise Date for such Warrants will be January 19 and the Valuation Date for such Warrants will be Thursday, January 20, 1994 (except that in the case of Warrants held through the facilities of Cedel or Euroclear, the Warrants must be received by 1:00 P.M., New York City time, on the Valuation Date; if such Warrants are received after such time, then the Exercise Date for such Warrants will be the day on which such Warrants are received or, if such day is not a New York Business Day, the next succeeding New York Business Day, and the Valuation Date for such Warrants will be the first Index Calculation Day following such Exercise
     Date). The Index Spot Price used to determine the Cash Settlement Value of such Warrants will be the closing level of the Index on January 20, (i.e., the level of the Index calculated using values for the Underlying Stocks as of the close of the HKSE on January 20 (assuming such day is an Index Business Day), which, because of time differences, will occur at 2:30 A.M., New York City time, on January 20 (or 3:30 A.M., New York City time, during the months in which Eastern Daylight Savings Time is in effect)).

          Following receipt of Warrants and the related Exercise Notice in proper form, the Warrant Agent will, not later than 5:00 P.M., New York City time, on the applicable Valuation Date (or, if such Valuation Date is not a New York Business Day, on the next succeeding New York Business Day which is an Index Calculation Day) (i) obtain the Index Spot Price (which will be the level of the Index on such Valuation Date), (ii) determine the Cash Settlement Value of such Warrants and (iii) advise the Company of the Aggregate Cash Settlement Value of the exercised Warrants. The Company will be required to make available to the Warrant Agent, no later than 3:00 P.M., New York City time, on the fourth New York Business Day following the Valuation Date (or, if the Valuation Date is not a New York Business Day, on the fourth New York Business Day following the New York Business Day next succeeding the Valuation Date), funds in an amount sufficient to pay such aggregate Cash Settlement Value. If the Company has made such funds available by such time, the Warrant Agent will thereafter be responsible for making funds available to each appropriate Participant (including Citibank, N.A. and Morgan as custodians for Cedel and Euroclear, respectively, who, in turn, will disburse payments to Cedel and Euroclear, as the case may be, who will be responsible for disbursing such payments to each of their respective participants, who, in turn, will be responsible for disbursing payments to the Warrantholders it represents), and such Participant will be responsible for disbursing such payments to the Warrantholders it represents and to each brokerage firm for which it acts as agent. Each such brokerage firm will be responsible for disbursing funds to the Warrantholders it represents.

          "Calculation Agent" means MLPF&S or, in lieu thereof, another firm selected by the Company to perform the functions of the Calculation Agent in connection with the Warrants. MLPF&S, in its capacity as Calculation Agent, will have no obligation to take the interests of the Company or the Warrantholders into consideration in the event it determines, composes or calculates the Cash Settlement Value. The Calculation Agent and its affiliates may from time to time engage in transactions involving the Underlying Stocks for their proprietary accounts and for other accounts under their management, which may influence the value of such Underlying Stocks. The Calculation Agent and its affiliates will also be the writers of the hedge of the Company's obligations under the Warrants and will be obligated to pay to the Company upon exercise of the Warrants an amount equal to the value of the Warrants. Accordingly, under certain circumstances, conflicts of interest may arise between the Calculation Agent's responsibilities as Calculation Agent with respect to the Warrants and its obligations under its hedge and its status as a subsidiary of the Company. In addition, because the Calculation Agent is an affiliate of the Company, certain conflicts of interest may arise in connection with the Calculation Agent performing its role as Calculation Agent. The Calculation Agent, as a registered broker-dealer, is required to maintain policies and procedures regarding the handling and use of confidential proprietary information, and such policies and procedures will be in effect throughout the term of the Warrants to restrict the use of information relating to any calculation of the Cash Settlement Value prior to its dissemination. The Calculation Agent is also obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.


     AUTOMATIC EXERCISE

          All Warrants for which the Warrant Agent has not received a valid Exercise Notice at or prior to 1:00 P.M., New York City time, on (i) the second New York Business Day immediately preceding the Expiration Date or
     (ii) the Early Expiration Date, as the case may be, or for which the Warrant Agent has received a valid Exercise Notice but with respect to which timely delivery of the relevant Warrants has not been made, together with any

     Warrants the Valuation Date for which has at such time been postponed as described under "Extraordinary Events and Market Disruption Events" below, will be automatically exercised on the first New York Business Day preceding the Expiration Date, or on the New York Business Day immediately preceding the Early Expiration Date, as the case may be.

          Except in the case of a postponed exercise following the occurrence of an Extraordinary Event or a Market Disruption Event as described under "Extraordinary Events and Market Disruption Events" below, the Company will be required to make available to the Warrant Agent, no later than 3:00 P.M., New York City time, on the fourth New York Business Day after such Valuation Date (or, if such Valuation Date is not a New York Business Day, on the fourth New York Business Day following the New York Business Day next succeeding such Valuation Date), funds in an amount sufficient to pay such aggregate Cash Settlement Value. If the Company has made such funds available by such time, the Warrant Agent will thereafter be responsible for making funds available to DTC in an amount sufficient to pay the aggregate Cash Settlement Value of the Warrants. DTC will be responsible for disbursing such funds to each appropriate Agent Member (including Citibank, N.A. and Morgan, who, in turn, will disburse payments to Cedel and Euroclear, as the case may be, who will be responsible for disbursing such payments to each of their respective participants, who, in turn, will be responsible for disbursing payments to the Warrantholders it represents) and such Agent Member will be responsible for disbursing such payments to the Warrantholders it represents and to each brokerage firm for which it acts as agent. Each such brokerage firm will be responsible for disbursing funds to the Warrantholders it represents.


     MINIMUM EXERCISE AMOUNT

          No fewer than 100 Warrants may be exercised by a Warrantholder at any one time, except in the case of automatic exercise or exercise upon cancellation of the Warrants as described under "Extraordinary Events and Market Disruption Events" below. Accordingly, except in the case of automatic exercise of the Warrants or upon cancellation of the Warrants, Warrantholders with fewer than 100 Warrants will need either to sell their Warrants or to purchase additional Warrants, thereby incurring transaction costs, in order to realize upon their investment. Warrants held through one Agent Member (including participants in Cedel or Euroclear) may not be combined with Warrants held through another Agent Member in order to satisfy the minimum exercise requirement.


     MAXIMUM EXERCISE AMOUNT

          All exercises of Warrants (other than on automatic exercise) are subject, at the Company's option, to the limitation that not more than 20% of the Warrants originally issued (provided, however, that no more than 10% of the Warrants originally issued shall be exercised for the account of any Warrantholder) may be exercised on any Exercise Date and not more than 10% of the Warrants originally issued may be exercised by or on behalf of any Warrantholder, either individually or in concert with any other Warrantholder, on any Exercise Date. If any New York Business Day would otherwise, under the terms of the Warrant Agreement, be the Exercise Date in respect to more than 20% of the Warrants originally issued, then at the Company's election, 20% of the Warrants originally issued (provided, however, that no more than 10% of the Warrants originally issued shall be exercised for the account of any Warrantholder) shall be deemed exercised on such Exercise Date (selected by the Warrant Agent on a pro rata basis, but if, as a result of such pro rata selection, any registered holders of Warrants would be deemed to have exercised less than 100 Warrants, then the Warrant Agent shall first select an additional amount of such holders' Warrants so that no holder shall be deemed to have exercised less than 100 Warrants), and the remainder of such warrants (the "Remaining Warrants") shall be deemed exercised on the following New York Business Day (subject to successive applications of this provision); provided that any Remaining Warrants for which an Exercise Notice was delivered on a given Exercise Date shall be deemed exercised before any other Warrants for which an Exercise Notice was delivered on a later Exercise Date. As a result of any postponed exercise as described above, Warrantholders will receive a Cash Settlement Value determined as of a date later than the otherwise applicable Valuation Date. In any such case, as a result of any such postponement, the Cash Settlement

     Value actually received by Warrantholders may be lower than the otherwise applicable Cash Settlement if the Valuation Date of the Warrants had not been postponed.


     THE INDEX

          If the AMEX discontinues publication of the Index and the AMEX or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the Index (any such index being referred to hereinafter as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Warrant Agent and the Company, the Calculation Agent will substitute the Successor Index as calculated by AMEX or such other entity for the Index and Calculate the Cash Settlement Value upon an exercise as described above. Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice thereof to be published in The Wall Street Journal (or another newspaper of general circulation) within three New York Business Days of such selection.

          If the AMEX discontinues publication of the Index and a Successor Index is not selected by the Calculation Agent or is no longer published on any Valuation Date, the value to be substituted for the Index for any Valuation Date used to calculate the Cash Settlement Value upon exercise will be a value computed by the Calculation Agent on each Valuation Date in accordance with the procedures last used to calculate the Index prior to such discontinuance.

          If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the Index, such Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event or Extraordinary Event exists.

          If at any time the method of calculating the Index, or the value thereof, is changed in a material respect, or if the Index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of the Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each Valuation Date, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index as if such changes or modifications had not been made, and calculate such Closing Index Value with reference to the Index, as adjusted. Accordingly, if the method of calculating the Index is modified so that the value of such Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), the Calculation Agent shall adjust the Index in order to arrive at a value of the Index as if it had not been modified (e.g., as if such split had not occurred).


     EXTRAORDINARY EVENTS AND MARKET DISRUPTION EVENTS

          Extraordinary Events. The Warrant Agreement will provide that if the Calculation Agent determines that an Extraordinary Event has occurred and is continuing on the Index Business Day with respect to which the Index Spot Price on a Valuation Date is to be determined (the "Applicable Index Business Day"), then the Cash Settlement Value in respect of an exercise shall be calculated on the basis that the Valuation Date shall be the next Index Calculation Day following an Applicable Index Business Day on which there is no Extraordinary Event or Market Disruption Event; provided that if the Valuation Date has not occurred on or prior to the Expiration Date or the Early Expiration Date, the Warrantholders will receive the Alternative Settlement Amount in lieu of the Cash Settlement Value which shall be calculated as if the Warrants had been cancelled on the Expiration Date or the Early Expiration Date, as the case may be. The Company shall promptly give notice to Warrantholders, by publication in a United States newspaper with a national circulation (currently expected to be The Wall Street Journal), if an Extraordinary Event shall have occurred.

          "Extraordinary Event" means any of the following events:

                  (i) a suspension or absence of trading on the HKSE of all the
               Underlying Stocks which then comprise the Index or a Successor Index;

                  (ii) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or any other U.S. or non-U.S. governmental authority which would make it unlawful for the Company to perform any of its obligations under the Warrant Agreement or the Warrants; or

                  (iii) any outbreak or escalation of hostilities or other
               national or international calamity or crises (including, without limitation, natural calamities which in the opinion of the Company may materially and adversely affect the economy of Hong Kong or the trading of securities generally on the HKSE) which has or will have a material adverse effect on the ability of the Company to perform its obligations under the Warrants or to modify the hedge of its position with respect to the Index.

          For the purposes of determining whether an Extraordinary Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute an Extraordinary Event if it results from an announced change in the regular business hours of the HKSE and (2) an "absence of trading" on the HKSE will not include any time when the HKSE itself is closed for trading under ordinary circumstances.

          To the Company's knowledge, no circumstances have arisen since the inception of the Index that could have constituted an Extraordinary Event, except that on July 22, 1992 and on September 17, 1993 trading on the HKSE and The Hong Kong Futures Exchange Ltd. (the "HK Futures Exchange") was suspended due to typhoons (severe storms) in Hong Kong (the "Typhoon Suspensions"). Prior to the inception of the Index, and based on the information published by the HKSE, trading on the HKSE was suspended during the time of other world market breaks from October 20 through October 23, 1987. Trading in Hang Seng Index Futures on the HK Futures Exchange also was suspended during the same four-day period (collectively, the "October 1987 Suspension"). The existence of such circumstances, however, is not necessarily indicative of the likelihood of such circumstances arising or not arising in the future. See "The Index-The Hong Kong Stock Exchange" below.

          If the Calculation Agent determines that an Extraordinary Event has occurred and is continuing, and if the Extraordinary Event is expected by the Calculation Agent to continue, the Company may immediately cancel all outstanding Warrants by notifying the Warrant Agent of such cancellation (the date such notice is given being the "Cancellation Date"), and each Warrantholder's rights under the Warrants and the Warrant Agreement shall thereupon cease; provided that each Warrant shall be exercised on the basis that the Valuation Date for such Warrant shall be the Cancellation Date and the holder of each such Warrant will receive, in lieu of the Cash Settlement Value of such Warrant, an amount (the "Alternative Settlement Amount"), determined by the Calculation Agent, which is the greater of (i) the average of the last sale prices, as available, of the Warrants on the AMEX (or any successor securities exchange on which the Warrants are listed) on the 30 trading days preceding the date on which such Extraordinary Event was declared; provided that, if the Warrants were not traded on the AMEX (or such successor securities exchange) on at least 20 of such trading days, no effect will be given to this clause (i) for the purpose of determining the Alternative Settlement Amount, and (ii) the amount "X" calculated using the formula set forth below:

                                         T       A
                          X  =  I  + [  ---  x  ---  ]
                                         2       B
     where

          I = The Cash Settlement Value of the Warrants determined as described under "Cash Settlement Value" above, but subject to the following modifications:

               (1) if the Cancellation Date for such Warrants is a date on which the Index or a Successor Index is calculated and published, for the purpose of determining such Cash Settlement Value, the Index Spot Price will be determined as of such Cancellation Date except that, if the Index Spot Price as of such day is less than 90% of the Index Spot Price as of the immediately preceding Index Calculation Day, then the Index Spot Price will be deemed to be 90% of the Index Spot Price on such preceding Index Calculation Day; or

               (2) if the Cancellation Date for such Warrants is a date on which the Index or a Successor Index is not calculated or published, for the purpose of determining such Cash Settlement Value, the Index Spot Price will be deemed to be the lesser of (i) the Index Spot Price as of the first Index Calculation Day immediately preceding the Cancellation Date except that, if the Index Spot Price as of such day is less than 90% of the Index Spot Price as of the second Index Calculation Day immediately preceding such Cancellation Date, 90% of the Index Spot Price as of such second Index Calculation Day and (ii) the arithmetic average of four amounts, being (a) the Index Spot Price at each of the three successive Index Calculation Days immediately preceding the Cancellation Date and (b) the Index Spot Price at the next Index Calculation Day, provided that if an Extraordinary Event described in clause (i) of the definition of Extraordinary Event continues for 30 consecutive days immediately following such Cancellation Date, then the Calculation Agent shall calculate an amount which, in its reasonable opinion, fairly reflects the value of the Underlying Stocks on the Index Calculation Day immediately following such Cancellation Date which, subject to approval by the Company (such approval not to be unreasonably withheld), shall for purposes of calculating the amount under this clause (2)(ii) be treated as the figure arrived at under clause (2)(ii)(b);

          T=U.S.$5.15, the initial offering price per Warrant;

          A=the total number of days from but excluding the Cancellation Date for such Warrants to and including the Expiration Date; and

          B=the total number of days from but excluding the date the Warrants were initially sold to and including the Expiration Date.

          For the purposes of determining "I" in the above formula, in the event that the Calculation Agent and the Company are required to have, but have not, after good faith consultation with each other and within five days following the first day upon which such Alternative Settlement Amount may be calculated in accordance with the above formula, agreed upon a figure under clause (2)(ii)(b) which fairly reflects the value of the Underlying Stocks on the Cancellation Date, then the Calculation Agent shall promptly nominate a third party, subject to approval by the Company (such approval not to be unreasonably withheld), to determine such figure and calculate the Alternative Settlement Amount in accordance with the above formula. Such party shall act as an independent expert and not as an agent of the Company or the Calculation Agent, and its calculation and determination of the Alternative Settlement Amount shall, absent manifest error, be final and binding on the Company, the Warrant Agent, the Calculation Agent and the Warrantholders. Any such calculations will be made available to a Warrantholder for inspection at the Warrant Agent's Office. Neither the Company nor such third party shall have any responsibility for good faith errors or omissions in calculating the Alternative Settlement Amount. Under certain circumstances, the duties of MLPF&S as Calculation Agent in determining the existence of Extraordinary Events could conflict with the interests of MLPF&S as an affiliate of the issuer of the Warrants, Merrill Lynch & Co., Inc.

          Market Disruption Events. If the Calculation Agent determines that on a Valuation Date a Market Disruption Event has occurred and is continuing, the Valuation Date shall be postponed to the first succeeding Index Business Day on which no Market Disruption Event occurs; provided that, if the Valuation Date has not occurred on or prior to the fifth Index Business Day following an Exercise Date because of Market Disruption Events, such fifth Index Business Day shall be the Valuation Date regardless of whether a Market Disruption Event has occurred on such day.

          "Market Disruption Event" means with respect to any Index Business Day the occurrence or existence during the one-half hour period that ends at the determination of the Closing Index Value for such Index Business Day of:

               (i) a suspension, material limitation or absence of trading on the HKSE of (a) 20% or more of the Underlying Stocks and/or (b) the stocks of any three of the four most highly capitalized companies included in the Underlying Stocks which then comprise the Index or a Successor Index; or

               (ii) the suspension or material limitation on the HK Futures Exchange or any other major futures or securities market (which as of the date of this Prospectus includes only the HK Futures Exchange, but which in the Calculation Agent's judgment may change in the future) of trading in futures or options contracts related to the Hang Seng Index, the Index or a Successor Index.

          For the purposes of determining whether a Market Disruption Event has occurred: (i) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (ii) a decision to permanently discontinue trading in the relevant contract will not constitute a Market Disruption Event, and (iii) a suspension in trading in a futures or options contract on the Index by a major securities market by reason of (a) a price change violating limits set by such securities market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension or material limitation of trading in futures or options contracts related to the Index. Under certain circumstances, the duties of MLPF&S as Calculation Agent in determining the existence of Market Disruption Events could conflict with the interests of MLPF&S as an affiliate of the issuer of the Warrants, Merrill Lynch & Co., Inc.


     LISTING OF THE WARRANTS

          The Warrants have been listed on the American Stock Exchange under the Symbol "MHW.WS". The American Stock Exchange will expect to cease trading the Warrants on such Exchange as of the close of business on the Expiration Date.


     DELISTING OF THE WARRANTS

          In the event that the Warrants are delisted from, or permanently suspended from trading on, the American Stock Exchange, and the Warrants are not simultaneously accepted for trading pursuant to the rules of another Self-Regulatory Organization, such Warrants not previously exercised will expire on the date such delisting or trading suspension becomes effective (the "Early Expiration Date") and such Warrants will be deemed automatically exercised on the New York Business Day immediately preceding the Early Expiration Date. The Cash Settlement Value, if any (determined as provided under "Exercise of Warrants"), of such automatically exercised Warrants will be paid on the fourth New York Business Day following the Early Expiration Date. Settlement shall otherwise occur as described under "Exercise and Settlement of Warrants". The Company will notify Holders as soon as practicable of such delisting or trading suspension. The Company has agreed in the Warrant Agreement that it will not seek delisting of the Warrants or suspension of their trading on the AMEX.


     MODIFICATION

          The Warrant Agreement and the terms of the Warrants may be amended by the Company and the Warrant Agent, without the consent of the Holders of any Warrants, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner which the Company may deem necessary or desirable and which will not materially and adversely affect the interests of the Holders of the Warrants.

          The Company and the Warrant Agent also may modify or amend the Warrant Agreement and the terms of the Warrants, with the consent of the Holders of not less than a majority in number of the then outstanding Warrants affected, provided that no such modification or amendment that changes the Warrant Strike Price so as to adversely affect the Holder, shortens the period of time during which the Warrants may be exercised or otherwise materially and adversely affects the exercise rights of the Holders of the Warrants or reduces the percentage of the number of outstanding Warrants, the consent of whose Holders is required for modification or amendment of a Warrant Agreement or the terms of Warrants may be made without the consent of the Holders of Warrants affected thereby.


     MERGER AND CONSOLIDATION

          The Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the Cash Settlement Value with respect to all unexercised Warrants, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Warrant Agreement and of the Global Warrant to be performed by the Company.


                                   THE INDEX

          Unless otherwise stated, all information herein on the Index is derived from the AMEX or other publicly available sources. Such information reflects the policies of the AMEX as stated in such sources and such policies are subject to change by the AMEX.

          The Index is a new capitalization-weighted stock index designed, developed, maintained and operated by, and is a service mark of, the AMEX that measures the market value performance (share price times the number of shares outstanding) of selected Hong Kong Stock Exchange listed stocks. The Index as of December 17, 1993 was based on the capitalization of 30 Underlying Stocks trading on the Hong Kong Stock Exchange and is designed to represent a substantial segment of the Hong Kong stock market. The Hong Kong Stock Exchange as of December 17, 1993 was the primary trading market for 25 of the 30 Underlying Stocks. The primary trading market for all of the Underlying Stocks is either Hong Kong or London. Business sector representation of the Underlying Stocks comprising the Index as of December 17, 1993 was as follows: Property development (26.78%), utilities (20.71%), conglomerates (20.48%), and finance (19.35%) and also includes hotel/leisure (4.70%), property investment (4.31%), airlines (2.10%), food retailing (1.31%) and luxury retailing (0.26%). The Index was established on June 25, 1993. (See the table below for a list of the Underlying Stocks as of December 17, 1993.) As of December 17, 1993, the five largest Underlying Stocks accounted for approximately 42.53% of the market capitalization of the Index, with the largest being Hong Kong Telecommunications, Ltd. (9.91%), followed by HSBC Holdings plc (9.68%), Hang Seng Bank Ltd. (8.03%), Hutchison Whampoa Ltd. (7.81%) and Sun Hung Kai Properties Ltd. (7.10%). The lowest weighted Underlying Stock, as of December 17, 1993, was Dickson Concepts International Ltd. (0.26%).

          The Index will be maintained by the AMEX and will contain at least 30 Underlying Stocks at all times. In addition, the Underlying Stocks must meet certain listing and maintenance standards as discussed below. The AMEX may change the composition of the Index at any time in order to more accurately reflect the composition and track the movement of the Hong Kong stock market. Any replacement Underlying Stock must also meet the Underlying Stock listing and maintenance standards as discussed below. Further, the AMEX may replace Underlying Stocks in the event of certain corporate events, such as takeovers, or mergers, that change the nature of the security.

          The AMEX will select Underlying Stocks on the basis of their market weight, trading liquidity, and representation of the business industries reflected on the Hong Kong Stock Exchange. The AMEX will require that each Underlying Stock be one issued by an entity with major business interests in Hong Kong, listed for trading on the Hong Kong Stock Exchange, and have its primary trading market located in a country with which the AMEX has an effective surveillance sharing agreement. The AMEX will remove any Underlying Stock failing to meet the above listing and maintenance criteria within 20 days after such failure occurs. In order to ensure that the Index does not contain a large number of thinly-capitalized, low-priced securities with small public floats and low trading volumes, the AMEX has also established additional qualification criteria for the inclusion and maintenance of Underlying Stocks, based on the following standards: (1) all Underlying Stocks selected for inclusion in the Index must have and thereafter maintain, an average daily capitalization, as calculated by the total number of shares outstanding times the latest price per share (in Hong Kong dollars), measured over the prior 6-month period, of at least H.K.$3,000,000,000 (approximately U.S.$388,000,000 on the date hereof); (2)
     all Underlying Stocks selected for inclusion in the Index must have, and thereafter maintain, an average daily closing price, measured over the prior 6-month period, not lower than H.K.$2.50 (approximately U.S.$0.32 on the date hereof); (3) all Underlying Stocks selected for inclusion in the Index must have, and thereafter maintain an average daily trading volume, measured over the prior 6-month period, of more than 1,000,000 shares per day, although up to, but no more than, three Underlying Stocks may have an average daily trading volume, measured over the prior month period, of less than 1,000,000 shares per day, but in no event less than 500,000 shares per day; and (4) all Underlying Stocks selected for inclusion in the Index must have, and thereafter maintain, a minimum "free float" value (total freely tradeable outstanding shares minus insider holdings), based on a monthly average measured over the prior 3-month period, of U.S.$238,000,000, although up to, but no more than, three Underlying Stocks may have a free float value of less than U.S.$238,000,000 but in no event less than U.S.$150,000,000, measured over the same period. The AMEX will review and apply the above qualification criteria relating to the Underlying Stocks on a quarterly basis, conducted the last business day in January, April, July, and October. Any Underlying Stock failing to meet the above listing and maintenance criteria will be reviewed on the second Friday of the second month following the quarterly review to again determine compliance with the above criteria. Any Underlying Stock failing this second review will be replaced by a "qualified" Underlying Stock effective upon the close of business on the following Friday provided however, that if such Friday is not a New York Business Day, the replacement will be effective at the close of business on the first preceding New York Business Day. For example, if an Underlying Stock was found to be below the maintenance criteria on Monday, January 31, 1994, it would be reviewed again on March 11 and, if ineligible, would be replaced by a qualified security at the close of business on March 18, 1994. If March 18 happened not to be a New York Business Day, the replacement would be effective at the close of business on the preceding Thursday, March 17, 1994, assuming that Thursday was a New York Business Day. The AMEX will notify its membership immediately after it determines to replace an Underlying Stock.

          The annual reports and prospectuses of the companies listed on the Hong Kong Stock Exchange are available for investors' inspection in the City Hall Library (a public library in Hong Kong Central). The Hong Kong Stock Exchange library also has information for each listed company but it is available only to members of the Hong Kong Stock Exchange.

          A company whose stock is included in the Index is not required to be incorporated under the laws of Hong Kong. As of December 17, 1993, eight of the thirty companies whose stocks comprise the Underlying Stocks were not incorporated in Hong Kong. They were (country of incorporation shown within parentheses): Dairy Farm International Holdings Ltd. (Bermuda), Dickson Concepts (International) Ltd. (Bermuda), Great Eagle Holdings Ltd. (Bermuda), Hong Kong Land Holdings Ltd. (Bermuda), HSBC Holdings plc (England), Jardine Matheson Holdings Ltd. (Bermuda), Jardine Strategic Holdings Ltd. (Bermuda) and Tai Cheung Holdings Ltd. (Bermuda).

          The Index is a capitalization-weighted index. A company's market capitalization is calculated by multiplying the number of shares outstanding by the company's current share price (in Hong Kong dollars). For valuation purposes unrelated to the Warrants, one Index unit (1.0) is assigned a fixed value of one U.S. dollar. The Index measures the average changes in price of the Underlying Stocks weighted according to their respective market capitalizations, so that the effect of a percentage price change in an Underlying Stock will be greater the larger the Underlying Stock's market capitalization. The Index was established by the AMEX on June 25, 1993, on which date the Index value was set at 350.00. The daily calculation and public dissemination by the AMEX of the Index value commenced on September 1, 1993. The data relating to the Index was back-calculated by the AMEX from January 2, 1989 to August 31, 1993. The Index is calculated by (i) adding the market capitalization of each Underlying Stock and (ii) dividing such sum by an adjusted base market capitalization or divisor. On June 25, 1993, the market value of the Underlying Stocks was approximately H.K.$1,152,829,149,500 (equivalent to approximately U.S.$148,656,241,000)
     and the divisor used to calculate the Index was 3,293,797,570. The AMEX selected that particular divisor number in order, among other things, to ensure that the Index was set at a general price level consistent with other well recognized stock markets. The divisor is subject to periodic adjustments as set forth below. The Index is calculated once every Index Calculation Day by the AMEX based on the most recent official closing prices of each of the Underlying Stocks reported by the Hong Kong Stock Exchange. Pricing of the Index will be performed each day and be disseminated before the opening of trading via the Consolidated Tape Authority Network-B continuously during each New York Business Day. The dissemination value, however, will remain the same throughout the trading day because the trading hours of the Hong Kong Stock Exchange do not overlap with AMEX trading hours. Accordingly, updated price information will be unavailable.

          In order to maintain continuity in the level of the Index in the event of certain changes due to non-market factors affecting the Underlying Stocks, such as the addition or deletion of stocks, substitution of stock, stock dividends, stock splits, distributions of assets to stockholders or other capitalization events, the divisor used in calculating the Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Index and in order that the value of the Index immediately after such change will equal the level of the Index immediately prior to the change. Thereafter, the divisor remains at the new value until a further adjustment is necessary as the result of another change. Nevertheless changes in the identities and characteristics of the Underlying Stocks may significantly affect the behavior of the Index over time.

          The AMEX is under no obligation to continue the calculation and dissemination of the Index and the method by which the Index is calculated and the name "The AMEX Hong Kong 30 Index" may be changed at the discretion of the AMEX. The Warrants are not sponsored, endorsed, sold or promoted by the AMEX. No inference should be drawn from the information contained in this Prospectus that the AMEX makes any representation or warranty, implied or express, to the Company, the Warrantholders or any member of the public regarding the advisability of investing in securities generally or in the Warrants in particular or the ability of the Index to track general stock market performance. The AMEX has no obligation to take the needs of the Company or the Warrantholders into consideration in determining, composing or calculating the Index. The AMEX is not responsible for, and has not participated in the determination of the timing of prices for or quantities of, the Warrants to be issued or in the determination or calculation of the equation by which the Warrants are to be settled in cash. The AMEX has no obligation or liability in connection with the administration, marketing or trading of the Warrants.

          The use of and reference to the Index in connection with the Warrants have been consented to by the AMEX.

          Except with respect to the responsibility of the Calculation Agent to make certain calculations under certain circumstances as described herein none of the Company, the Warrant Agent, the Calculation Agent or the Underwriter accepts any responsibility for the calculation, maintenance or publication of the Index or any Successor Index. The AMEX disclaims all responsibility for any inaccuracies in the data on which the Index is based, or any mistakes or errors or omissions in the calculations or dissemination of the Index or for the manner in which such index is applied in determining any Cash Settlement Value or Alternative Settlement Amount upon exercise of the Warrants.

          The following table presents pertinent market information for each of the component stocks in the Index as of December 17, 1993. As of such date the total capitalization of the component stocks of the Index was approximately U.S.$227.373 billion. Market capitalizations of the individual stocks in the Index ranged from approximately U.S.$0.59 billion to a high of U.S.$22.522 billion, with the median being U.S.$5.301 billion.



COMPANY NAME                                 INDUSTRY        INDEX WEIGHT
- -------------------------------------  --------------------  -------------
HONG KONG TELECOMMUNICATIONS LTD.....  Utilities                     9.91%
HSBC HOLDING PLC.....................  Finance                       9.68%
HANG SENG BANK LTD...................  Finance                       8.03%
HUTCHISON WHAMPOA LTD................  Conglomerates                 7.81%
SUN HUNG KAI PROPERTIES LTD..........  Property Development          7.10%
CHINA LIGHT AND POWER CO. LTD........  Utilities                     5.84%
CHEUNG KONG HOLDINGS LTD.............  Property Development          5.32%
WHARF HOLDINGS LTD...................  Hotel/Leisure                 4.03%
HENDERSON LAND DEVELOPMENT CO. LTD...  Property Development          3.70%
HONG KONG LAND HOLDINGS LTD..........  Property Investment           3.67%
SWIRE PACIFIC LTD. 'A'...............  Conglomerates                 3.43%
HONG KONG ELECTRIC HOLDINGS LTD......  Utilities                     3.12%
NEW WORLD DEVELOPMENT CO. LTD........  Property Development          3.07%
JARDINE MATHESON HOLDINGS LTD........  Conglomerates                 2.88%
WHEELOCK AND COMPANY LTD.............  Conglomerates                 2.36%
CITIC PACIFIC LTD....................  Conglomerates                 2.31%
HOPEWELL HOLDINGS LTD................  Property Development          2.12%
CATHAY PACIFIC AIRWAYS LTD...........  Airlines                      2.10%
HONG KONG AND CHINA GAS CO. LTD......  Utilities                     1.86%
JARDINE STRATEGIC HOLDINGS LTD.......  Conglomerates                 1.69%
BANK OF EAST ASIA LTD................  Finance                       1.64%
HYSAN DEVELOPMENT CO. LTD............  Property Development          1.49%
AMOY PROPERTIES......................  Property Development          1.44%
DAIRY FARM INTL. HOLDINGS LTD........  Food Retailing                1.31%
HANG LUNG DEVELOPMENT CO. LTD........  Property Development          1.17%
HENDERSON INVESTMENT LTD.............  Property Development          0.93%
HONG KONG AND SHANGHAI HOTELS LTD....  Hotel/Leisure                 0.66%
GREAT EAGLE HOLDINGS LTD.............  Property Investment           0.64%
TAI CHEUNG HOLDINGS LTD..............  Property Development          0.42%
DICKSON CONCEPTS INTERNATIONAL LTD...  Luxury Retailing              0.26%
                                       --------------------          ----

     * The sum of Index Weight percentages may be less than 100% due to rounding.


     THE HONG KONG STOCK EXCHANGE

          As of September 30, 1993, the Hong Kong Stock Exchange was the world's seventh largest stock exchange based on U.S. dollar market capitalization. The Hong Kong Stock Exchange market is a continuous market where trading is order-based through a computer-assisted system. Transactions are generally conducted by telephone. However, broker-dealers continue to operate from the stock exchange floor, and trading is therefore occasionally face-to-face. There are no market-makers in Hong Kong, but exchange dealers may act as dual capacity broker-dealers. All of the Underlying Stocks of the Index are traded through the computerized trading system. Trading is undertaken from 10:00 A.M. to 12:30 P.M. and then from 2:30 P.M. to 3:30 P.M. (Hong Kong time) every Hong Kong day except Saturdays, Sundays and other days on which the Hong Kong Stock Exchange is closed. Hong Kong time is 12 hours ahead of Eastern Daylight Savings Time and 13 hours ahead of Eastern Standard Time. Settlement of trades is required within 48 hours and requires either delivery of share certificates or book-entry delivery through the Central Clearing and Settlement System.

          Due to the time differences between New York City and Hong Kong, on any normal trading day, trading on the Hong Kong Stock Exchange of the Underlying Stocks currently will cease at 2:30 A.M. or 3:30 A.M., New

     York City time. Using the last reported closing prices of the Underlying Stocks on the Hong Kong Stock Exchange, the closing level of the Index on any such trading day generally will be calculated, published and disseminated by the AMEX in the United States shortly prior to the opening of trading on the AMEX in New York on the same calendar day.

          The Hong Kong Stock Exchange has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances or market volatility. Where the Hong Kong Stock Exchange considers it necessary for the protection of the investor or the maintenance of an orderly market, it may at any time suspend dealings in any securities or cancel the listing of any securities in such circumstances and subject to such conditions as it thinks fit, whether requested by the listed issuer or not. The Hong Kong Stock Exchange may also do so when: (1) an issuer fails, in a manner which the Hong Kong Stock Exchange considers material, to comply with the Hong Kong Stock Exchange Listing Rules or its Listing Agreements or (2) the Hong Kong Stock Exchange considers there are insufficient securities in the hands of the public; or
     (3) the Hong Kong Stock Exchange considers that the listed issuer does not have a sufficient level of operations or sufficient assets to warrant the continued listing of the issuer's securities; or (4) the Hong Kong Stock Exchange considers that the issuer or its business is no longer suitable for listing. Investors should also be aware that the Hong Kong Stock Exchange may suspend the trading of individual stocks in certain limited and extraordinary circumstances, until certain price-sensitive information has been disclosed to the Public. For instance, dealing on a listed company's shares will normally be suspended when information about an intention to make a private placing, or a very substantial transaction compared to the net asset value of the company, has been leaked through an improper channel. Trading will not be resumed until after a formal announcement has been made. Trading of a company's shares may also be suspended if there is unusual trading activity in that stock.

          An issuer may apply for suspension on its own accord. A suspension request will normally only be acceded to in the following circumstances:
     (1) where, for a reason acceptable to the Hong Kong Stock Exchange, price-sensitive information cannot at that time be disclosed (2) where the Issuer is subject to an offer, but only where terms have been agreed in principle and require discussion with, and agreement by one or more major shareholders (suspensions will only normally be appropriate where no previous announcement has been made); (3) to maintain an orderly market;
     (4) where there is an occurrence of certain levels of notifiable transactions, such as substantial changes in the nature, control or structure of the issuer, where publication of full details is necessary to permit a realistic valuation to be made of the securities concerned, or the approval of shareholders is required; (5) where the issuer is no longer suitable for listing, or becomes a "cash" company; or (6) for issuers going into receivership or liquidation.

          As a result of the foregoing, variations in the Index may be limited by suspension of trading of individual stocks which comprise the Index which may in turn, adversely affect the value of the Warrants. In addition, a partial or total halt in trading of all of the Underlying Stocks could result in an Extraordinary Event or a Market Disruption Event, if such Events were declared by the Company. As a result, the Valuation Date of exercised Warrants would be postponed and the Cash Settlement Value (or Alternative Settlement Amount) actually received by Warrantholders may be substantially lower (including zero) than the otherwise applicable Cash Settlement Value if the valuation of the Warrants had not been postponed. See "Description of the Warrants-Extraordinary Events and Market Disruption Events" herein.

          In 1977, the Hong Kong government authorized trading in commodities. The HK Futures Exchange currently provides for trading in gold, sugar and soybeans in addition to Hang Seng Index and Hong Kong Interbank Offered Rate contracts.

          The stock index contracts traded on the HK Futures Exchange are based upon the Hang Seng Index ("HSI") and its four sub-indices: properties, utilities, finance, and commerce and industry. The HSI is a value-weighted index of 33 stocks and every stock in the HSI is represented in one of the four sub-indices. The following Underlying Stocks of the Index (as of December 16, 1993) are not constituent securities of the HSI: Amoy Properties Ltd., Dickson Concepts (International) Ltd., Henderson Investment Ltd. and Tai Cheung (Holdings) Ltd. The following constituent securities of the HSI (as of December 16, 1993) are not Underlying Stocks of the Index:

     Hong Kong Aircraft Eng. Co. Ltd., Zai Sun Garment International Ltd., Mandarin Oriental International Ltd., Mirmar Hotel and Inv. Co. Ltd., Shun Tak Holdings Ltd., Television Broadcasts Ltd. and Winsor Industrial Corporation Ltd. The Index also differs from the HSI in that, among other things, the selection, maintenance and replacement criteria for the constituent securities of the two indices are not the same and that they are operated and governed by the rules of different entities.

          Currently, the contracts listed on the HK Futures Exchange are HSI futures, HSI sub-indices futures, HSI options, gold and Hong Kong Interbank Offered Rate futures. There is a daily maximum fluctuation limit of 300 points imposed on the HSI contracts (not applicable to spot mark contracts). Once the limit is touched, orders cannot be transacted above (the outside limit) or below (the downside limit) but orders within the range can continue to trade.

          The foregoing discussion reflects the current rules governing the Hong Kong Stock Exchange and the HK Futures Exchange, which are subject to change.

          A potential investor should review the historical performance of the Index. The historical performance of the Index should not be taken as an indication of future performance, and no assurance can be given that the Index will increase sufficiently to cause the Cash Settlement Value with respect to the Warrants to be greater than zero.


                                    EXPERTS

          The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1992 Annual Report on Form 10-K and Current Report on Form 8-K dated March 9, 1994, and incorporated by reference in this Prospectus have been audited by Deloitte & Touche, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for (i) each of the five years in the period ended December 25, 1992 included in the 1992 Annual Report to Stockholders of the Company and (ii) each of the five years in the period ended December 31, 1993 included in the Current Report on Form 8-K dated March 9, 1994 of the Company, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche, as set forth in their reports incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been included or incorporated herein by reference in reliance upon such reports of Deloitte & Touche given upon their authority as experts in accounting and auditing.

          With respect to unaudited interim financial information for the periods included in any of the Quarterly Reports on Form 10-Q which may be incorporated herein by reference, Deloitte & Touche have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in any such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the
     review procedures applied.   Deloitte & Touche are not subject to the
     liability provisions of Section 11 of the Act for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                             SUBJECT TO COMPLETION
                          ISSUE DATE:  MARCH 11, 1994
PROSPECTUS
- ----------
                           MERRILL LYNCH & CO., INC.
         S&P 500 MARKET INDEX TARGET-TERM SECURITIES/SM/ DUE JULY 31, 1998
                                  ("MITTS(R)")

                             --------------------

     On January 28, 1993, Merrill Lynch & Co., Inc. (the "Company") issued $16,000,000 aggregate principal amount (1,600,000 Units) of the Securities.
Each $10 principal amount of S&P 500 Market Index Target-Term Securities/SM/ due July 31, 1998 (the "Securities" or "MITTS"/(R)/) will be deemed a "Unit" for purposes of trading and transfer at the Securities Depository described below. Units will be transferable by the Securities Depository, as more fully described below, in denominations of whole Units.

     The Securities were offered at an original issue price of 100% of the principal amount thereof, will bear no periodic payments of interest and will mature on July 31, 1998. At maturity, a Holder of a Security will be entitled to receive, with respect to each Security, the principal amount thereof, plus a contingent interest payment (the "Supplemental Redemption Amount"), if any, if the Final Value (as defined herein) of the S&P 500 Composite Stock Price Index (the "S&P 500 Index") exceeds 435.49 (the "Initial Value"). If the Final Value does not exceed the Initial Value, a Holder of a Security will be repaid the principal amount of the Security, but the Holder will not receive any Supplemental Redemption Amount. The Securities were issued as a series of Senior Debt Securities under the Senior Indenture described herein. The Securities are not redeemable prior to maturity.

     The Supplemental Redemption Amount, if any, payable with respect to a Security at maturity will equal the product of (A) the principal amount of the applicable Security, and (B) the quotient of the Final Value less the Initial Value, divided by the Initial Value, and (C) 115%. The calculation of the Final Value, as more fully described herein, will be based upon certain values of the S&P 500 Index during the ten Business Days prior to the maturity date of the Securities.

     For information as to the calculation of the Supplemental Redemption Amount, if any, which will be paid at maturity, the calculation and the composition of the S&P 500 Index, see "Description of Securities" and "The Standard & Poor's 500 Index" in this Prospectus. FOR OTHER INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "SPECIAL CONSIDERATIONS" IN THIS PROSPECTUS.

     Ownership of the Securities will be maintained in book-entry form by or through the Securities Depository. Beneficial owners of the Securities will not have the right to receive physical certificates evidencing their ownership except under the limited circumstances described herein.

     The Securities are listed on the New York Stock Exchange under the symbol "MIE".

                             --------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

                             --------------------

     This Prospectus has been prepared in connection with the Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Securities. MLPF&S may act as principal or agent in such transactions. The Securities may be offered on a national securities exchange in the event the particular issue of Securities has been listed on such exchange, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale.

                             --------------------

                              MERRILL LYNCH & CO.

                             --------------------

               THE DATE OF THIS PROSPECTUS IS _______ __, 1994.

     (R)"MITTS" is a registered service mark and "Market Index Target-Term Securities" is a service mark of Merrill Lynch & Co., Inc.

     STANDARD & POOR'S CORPORATION ("S&P") DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

          The Commissioner of Insurance of The State of North Carolina has not approved or disapproved the offering of the Securities made hereby nor has the Commissioner passed upon the accuracy or adequacy of this Prospectus.


                             AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington,D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at the prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The Company's Annual Report on Form 10-K for the year ended December 25, 1992, Quarterly Reports on Form 10-Q for the quarters ending March 26, 1993, June 25, 1993 and September 24, 1993, and Current Reports on Form 8-K dated January 25, 1993, January 26, 1993, January 28, 1993, February 1, 1993, February 22, 1993, March 1, 1993, March 19, 1993, April 13, 1993,
     April 15, 1993, April 22, 1993, April 27, 1993, April 29, 1993, June 24,
     1993, June 28, 1993, July 7, 1993, July 13, 1993, July 27, 1993, September
     8, 1993, September 13, 1993, September 23, 1993, October 7, 1993, October 11, 1993, October 15, 1993, October 27, 1993, December 17, 1993, December
     22, 1993, December 27, 1993, December 30, 1993, January 20, 1994, January
     24, 1994, January 27, 1994, February 3, 1994 and March 9, 1994 filed pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference into this Prospectus.

       All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

       THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY (WITHOUT EXHIBITS OTHER THAN EXHIBITS SPECIFICALLY INCORPORATED BY REFERENCE) OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO MR. GREGORY T. RUSSO, SECRETARY, MERRILL LYNCH & CO., INC., 100 CHURCH STREET, 12TH FLOOR, NEW YORK, NEW YORK 10080-6512; TELEPHONE NUMBER (212)602-8435.

       NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF AN OFFER TO BUY FROM, ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                           MERRILL LYNCH & CO., INC.

       Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance and related services worldwide. Its principal subsidiary, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), is one of the largest securities firms in the world. MLPF&S is a broker in securities, options contracts, commodity and financial futures contracts, a distributor of selected insurance products, a dealer in options and in corporate and municipal securities and an investment banking firm. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued by the U.S. Government or agencies thereof or guaranteed or insured by Federal agencies or instrumentalities. Merrill Lynch Capital Services, Inc. and Merrill Lynch Derivative Products, Inc. are the Company's primary derivative subsidiaries which enter into interest rate and currency swaps and other derivative transactions. Merrill Lynch Asset Management, L.P. manages mutual funds and provides investment advisory services. Other subsidiaries provide financial services outside the United States similar to those of MLPF&S and are engaged in such other activities as international banking, lending and providing other investment and financing services. The Company's insurance underwriting and marketing operations consist of the underwriting of life insurance and annuity products through subsidiaries of Merrill Lynch Insurance Group, Inc., and the sale of life insurance and annuities through Merrill Lynch Life Agency Inc. and other life insurance agencies associated with MLPF&S.

       The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212)449-1000.

     RATIO OF EARNINGS TO FIXED CHARGES

                  YEAR ENDED LAST FRIDAY IN DECEMBER
                         1989  1990  1991  1992  1993
                         ----  ----  ----  ----  ----

     Ratio of earnings
     to fixed charges     ---   1.1   1.2   1.3   1.4


          For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consists of interest costs and that portion of rentals estimated to be representative of the interest factor. In 1989, fixed charges exceeded pretax earnings before fixed charges by $187,564,000.


                             SPECIAL CONSIDERATIONS
     PAYMENT AT MATURITY

          If the Final Value is equal to or less than the Initial Value, the Holders of the Securities will be entitled to receive $10 in respect of each $10 principal amount of Securities, and no Supplemental Redemption Amount. This will be true even though the value of the S&P 500 Index as of some interim period or periods prior to the maturity date of the Securities may have exceeded the Initial Value because the Supplemental Redemption Amount on the Securities is calculated on the basis of the Final Value only.

          The $10 minimum to be received by Holders at maturity in respect of each $10 principal amount of a Security does not reflect any opportunity cost implied by inflation and other factors relating to the time value of money.

          The S&P 500 Index does not reflect the payment of dividends on the stocks underlying it and therefore the yield based on the S&P 500 Index to the maturity of the Securities will not produce the same yield as if such underlying stocks were purchased and held for a similar period.

     TRADING

          The Securities are listed on the New York Stock Exchange under the symbol "MIE". It is expected that the secondary market for the Securities will be affected by the creditworthiness of the Company and by a number of other factors.

          The trading value of the Securities is expected to depend primarily on the extent of the appreciation, if any, of the S&P 500 Index over the Initial Value. If, however, Securities are sold prior to the maturity date at a time when the S&P 500 Index exceeds the Initial Value, the sale price may be at a discount from the amount expected to be payable to the Holder if such excess of the S&P 500 Index over the Initial Value were to prevail until maturity of the Securities because of the possible fluctuation of the S&P 500 Index between the time of such sale and the maturity date. (See "The Standard & Poor's 500 Index-Historical Data on the S&P 500 Index.") Furthermore, the price at which a Holder will be able to sell Securities prior to maturity may be at a discount, which could be substantial, from the principal amount thereof, if, at such time, the S&P 500 Index is below, equal to or not sufficiently above the Initial Value. A discount could also result from rising interest rates.

          The trading values of the Securities may be affected by a number of interrelated factors, including the creditworthiness of the Company and those factors listed below. The relationship among these factors is complex, including how these factors affect the relative value of the principal amount of the Securities to be repaid at maturity and the value of the Supplemental Redemption Amount. Accordingly, investors should be aware that factors other than the level of the S&P 500 Index are likely to affect their trading value. The expected effect on the trading value of the Securities of each of the factors listed below, assuming in each case that all other factors are held constant, is as follows:

               Interest Rates. In general, if U.S. interest rates increase, the value of the Securities is expected to decrease. If U.S. interest rates decrease, the value of the Securities is expected to increase. Interest rates may also affect the U.S. economy, and, in turn, the value of the S&P 500 Index. Rising interest rates may lower the value of the S&P 500 Index and, thus, the Securities. Falling interest rates may increase the value of the S&P 500 Index and, thus, may increase the value of the Securities.

               Volatility of the S&P 500 Index. If the volatility of the S&P 500 Index increases, the trading value of the Securities is expected to increase. If the volatility of the S&P 500 Index decreases, the trading value of the Securities is expected to decrease.

               Time Remaining to Maturity. The Securities may trade at a value above that which may be inferred from the level of interest rates and the S&P 500 Index. This difference will reflect a "time premium" due to expectations concerning the value of the S&P 500 Index during the period prior to maturity of the

          Securities. As the time remaining to maturity of the Securities decreases, however, this time premium is expected to decrease, thus decreasing the trading value of the Securities.

               Dividend Rates in the United States. If dividend rates on the stocks comprising the S&P 500 Index increase, the value of the Securities is expected to decrease. Conversely, if dividend rates on the stocks comprising the S&P 500 Index decrease, the value of the Securities is expected to increase. However, in general, rising U.S. corporate dividend rates may increase the S&P 500 Index and, in turn, increase the value of the Securities. Conversely, falling U.S. dividend rates may decrease the S&P 500 Index and, in turn, decrease the value of the Securities.

     OTHER CONSIDERATIONS

          It is suggested that prospective investors who consider purchasing the Securities should reach an investment decision only after carefully considering the suitability of the Securities in the light of their particular circumstances.

          Investors should also consider the tax consequences of investing in the Securities and should consult their tax advisors.


                           DESCRIPTION OF SECURITIES
     GENERAL

          The Securities were issued as a series of Senior Debt Securities under the Senior Indenture, dated as of April 1, 1983, as amended and restated, as described below. The principal amount of each Security equals $10 for each $10 original price to the public. The Securities will mature on July 31, 1998.

          No periodic payments of interest will be payable with respect to the Securities. (See "Payment at Maturity", below.)

          The Securities are not subject to redemption by the Company or at the option of any Holder prior to maturity. Upon the occurrence of an Event of Default with respect to the Securities, Holders of the Securities may accelerate the maturity of the Securities, as described under "Description of Securities-Events of Default and Acceleration" and "Other Terms-Events of Default" in this Prospectus.

          The Securities were issued in denominations of whole Units.

     PAYMENT AT MATURITY

          At maturity, a Holder of a Security will be entitled to receive the principal amount thereof ($10 for each $10 price to public) plus a Supplemental Redemption Amount, if any, all as provided below. If the Final Value of the S&P 500 Index does not exceed the Initial Value, a Holder of a Security will be repaid the principal amount of the Security at maturity, but will not be entitled to receive any contingent interest (i.e., Supplemental Redemption Amount).

          At maturity, a Holder of a Security will be entitled to receive, with respect to each such Security, (i) the principal amount thereof, and (ii) the Supplemental Redemption Amount, if any, equal in amount to:

           Principal   x  (  Final Value - Initial Value )   x   115%
                          ( ---------------------------- )
                          (      Initial Value           )
     provided, however, that the Supplemental Redemption Amount will not be less than zero. The Initial Value of the S&P 500 Index is 435.49. If the Final Value does not exceed the Initial Value, the Supplemental Redemption Amount will equal zero and a Holder of a Security will receive only the principal amount thereof ($10 for each $10 price to public).

       The Final Value of the S&P 500 Index will be determined by State Street Bank and Trust Company (the "Calculation Agent") and will equal the average
     (mean) of the closing values of the S&P 500 Index as calculated by S&P on the tenth Business Day (as defined below) prior to the maturity date (provided that a Market Disruption Event, as defined below, shall not have occurred on such day) and on each succeeding Business Day (provided that a Market Disruption Event shall not have occurred on the applicable day) up to and including the fourth Business Day prior to the maturity date (each, a "Calculation Day") until the Calculation Agent has so determined such closing values for five Business Days. If a Market Disruption Event occurs on one or more of the Business Days during the period specified above, the Final Value will equal the average of the values on Business Days on which a Market Disruption Event did not occur or, if there is only one such Business Day, the value on such day. If Market Disruption Events occur on all of such Business Days during such period, the Final Value shall equal the closing value of the S&P 500 Index on the fourth Business Day prior to the maturity date regardless of whether a Market Disruption Event shall have occurred on such day. For purposes of determining the Final Value, a "Business Day" is a day on which The New York Stock Exchange is open for trading. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Company and Holders of the Securities.

       If S&P discontinues publication of the S&P 500 Index and S&P or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the S&P 500 Index (any such index being referred to hereinafter as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Index as calculated by S&P or such other entity for the S&P 500 Index and calculate the Final Value as described in the preceding paragraph. Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice thereof to be published in the Wall Street Journal (or another newspaper of general circulation) within three Business Days of such selection.

       If S&P discontinues publication of the S&P 500 Index and a Successor Index is not selected by the Calculation Agent or is no longer published on any of the Calculation Days, the value to be substituted for the S&P 500 Index for any such Calculation Day used to calculate the Supplemental Redemption Amount, if any, at maturity will be calculated as described below under "Discontinuance of the S&P 500 Index."

       If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the S&P 500 Index as described below, such Successor Index or value shall be substituted for the S&P 500 Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

       If at any time the method of calculating the S&P 500 Index, or the value thereof, is changed in a material respect, or if the S&P 500 Index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of the S&P 500 Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Final Value is to be calculated, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the S&P 500 Index as if such changes or modifications had not been made, and calculate such closing value with reference to the S&P 500 Index, as adjusted. Accordingly, if the method of calculating the S&P 500 Index is modified so that the value of such Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), then the Calculation Agent shall adjust such Index in order to arrive at a value of the S&P 500 Index as if it had not been modified (e.g., as if such split had not occurred).

       "Market Disruption Event" means either of the following events, as determined by the Calculation Agent:

          (i) the material limitation (limitations pursuant to New York Stock Exchange Rule 80A (or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange, any other self regulatory organization or the Securities and Exchange Commission of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall be considered "material" for purposes of this definition) or suspension, in each case, for more than two hours of trading in 100 or more of the securities included in the S&P 500 Index, or

          (ii) the suspension or material limitation, in each case, for more than two hours of trading (whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise) in (A) futures contracts related to the S&P 500 Index which are traded on the Chicago Mercantile Exchange or (B) option contracts related to the S&P 500 Index which are traded on the Chicago Board Options Exchange, Inc.

       For the purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

       The following table illustrates, for a range of hypothetical Final Values, the percentage change in the S&P 500 Index from the date of pricing of the Securities offered hereby until maturity, the Supplemental Redemption Amount at maturity for each $10 principal amount of Securities, and the pretax annualized rate of return to Holders of Securities and the pretax annualized rate of return of an investment in the stocks underlying the S&P 500 (which includes an aggregate dividend yield of 3% per annum as more fully described below).

                                             SUPPLEMENTAL
                                          REDEMPTION AMOUNT                           PRETAX ANNUALIZED
 HYPOTHETICAL FINAL   PERCENTAGE CHANGE   PER $10 PRINCIPAL      MITTS PRETAX         RATE OF RETURN OF
  VALUE OF THE S&P      IN THE S&P 500        AMOUNT OF       ANNUALIZED RATE OF      STOCKS UNDERLYING
     500 INDEX              INDEX            SECURITIES            RETURN(1)            S&P 500(1)(2)
 ------------------   ------------------  -----------------  ---------------------  ---------------------
       220                          -50%             $ 0.00                0.00%                -9.27%
       264                          -40%               0.00                0.00%                -6.14%
       308                          -30%               0.00                0.00%                -3.43%
       352                          -20%               0.00                0.00%                -1.05%
       396                          -10%               0.00                0.00%                 1.08%
       440(3)                         0%               0.00                0.00%                 3.01%
       484                           10%               1.15                1.99%                 4.78%
       528                           20%               2.30                3.80%                 6.41%
       572                           30%               3.45                5.46%                 7.93%
       616                           40%               4.60                7.00%                 9.35%
       660                           50%               5.75                8.43%                10.68%
       704                           60%               6.90                9.77%                11.93%
       748                           70%               8.05               11.03%                13.12%
       792                           80%               9.20               12.22%                14.25%
       836                           90%              10.35               13.34%                15.32%
       880                          100%              11.50               14.41%                16.35%

(1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.

(2) This rate of return assumes (i) a five and one-half year maturity for the Securities; (ii) an investment of a fixed amount in the stocks underlying the S&P 500 Index with the allocation of such amount reflecting the relative weights of such stocks in the S&P 500 Index; (iii) a percentage change in the aggregate price of such stocks that reflects the percentage change in the S&P 500 Index; (iv) a constant dividend yield of 3% per annum, paid quarterly from the date of initial delivery of Securities, applied to the value of the S&P 500 Index at the end of each such quarter assuming such value increases or decreases linearly from 400 to the applicable hypothetical Final Value; and (v) no transaction fees or expenses.
(3) This value is the assumed Initial Value for purposes of calculating the above table. The actual Initial Value is 435.49.

       The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by investors and the pretax annualized rate of return resulting therefrom will depend entirely on the Initial Value, and on the actual Final Value determined by the Calculation Agent as provided herein.

       The Indenture provides that the Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Securities in which $2,500,000 or more has been invested. While the Company believes that New York law would be given effect by a state or federal court sitting outside of New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower (including, in some cases, corporate borrowers). All payments under the Securities (other than the return of principal) could be considered interest for the purpose of state usury laws. The Company has covenanted for the benefit of the Holders of the Notes, to the extent permitted by law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a Holder of the Securities.

     DISCONTINUANCE OF THE S&P 500 INDEX AND SUCCESSOR INDEX

       If S&P discontinues publication of the S&P 500 Index and a Successor Index is available, then the amount payable at maturity or upon earlier acceleration will be determined by reference to the Successor Index, as provided above.

       If the publication of the S&P 500 Index is discontinued and S&P or another entity does not publish a Successor Index on any of the Calculation Days, the value to be substituted for the S&P 500 Index for any such Calculation Day used to calculate the Supplemental Redemption Amount, if any, at maturity will be the value computed by the Calculation Agent for each such Calculation Day in accordance with the following procedures:

          (1) identifying the component stocks of the S&P 500 Index or any Successor Index as of the last date on which either of such indices was calculated by S&P or another entity and published by S&P or such other entity (each such component stock is a "Last Component Stock");
                 (2) for each Last Component Stock, calculating as of each such Calculation Day the product of the market price per share and the number of the then outstanding shares (such product referred to as the "Market Value" of such stock), by reference to (a) the closing market price per share of such Last Component Stock as quoted by the New York Stock Exchange or the American Stock Exchange or any other registered national securities exchange that is the primary market for such Last Component Stock, or if no such quotation is available, then the closing market price as quoted by any other registered national securities exchange or the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ"), or if no such price is quoted, then the market price from the best available source as determined by the Calculation Agent (collectively, the "Exchanges") and (b) the most recent publicly available statement of the number of outstanding shares of such Last Component Stock;
          (3) aggregating the Market Values obtained in clause (2) for all Last Component Stocks;
          (4) ascertaining the Base Value (as defined below under "The Standard & Poor's 500 Index-Computation of the Index") in effect as of the last day on which either the S&P 500 Index or any Successor Index was published by S&P or another entity, adjusted as described below;

          (5) dividing the aggregate Market Value of all Last Component
       Stocks by the Base Value (adjusted as aforesaid);
          (6) multiplying the resulting quotient (expressed in decimals) by ten.

       If any Last Component Stock is no longer publicly traded on any registered national securities exchange or in the over-the-counter market, the last available market price per share for such Last Component Stock as quoted by any registered national securities exchange or in the over-the-counter market, and the number of outstanding shares thereof at such time, will be used in computing the last available Market Value of such Last Component Stock. Such Market Value will be used in all computations of the S&P 500 Index thereafter.

       If a company that has issued a Last Component Stock and another company that has issued a Last Component Stock are consolidated to form a new company, the common stock of such new company will be considered a Last Component Stock and the common stocks of the constituent companies will no longer be considered Last Component Stocks. If any company that has issued a Last Component Stock merges with, or acquires, a company that has not issued a Last Component Stock, the common stock of the surviving corporation will, upon the effectiveness of such merger or acquisition, be considered a Last Component Stock. In each such case, the Base Value will be adjusted so that the Base Value immediately after such consolidation, merger or acquisition will equal (a) the Base Value immediately prior to such event, multiplied by (b) the quotient of the aggregate Market Value of all Last Component Stocks immediately after such event, divided by the aggregate Market Value for all Last Component Stocks immediately prior to such event.

       If a company that has issued a Last Component Stock issues a stock dividend, declares a stock split or issues new shares pursuant to the acquisition of another company, then, in each case, the Base Value will be adjusted (in accordance with the formula described below) so that the Base Value immediately after the time the particular Last Component Stock commences trading ex-dividend, the effectiveness of the stock split or the time new shares of such Last Component Stock commence trading equals (a) the Base Value immediately prior to such event, multiplied by (b) the quotient of the aggregate Market Value for all Last Component Stocks immediately after such event, divided by the aggregate Market Value of all Last Component Stocks immediately prior to such event. The Base Value used by the Calculation Agent to calculate the value described above will not necessarily be adjusted in all cases in which S&P, in its discretion, might adjust the Base Value (as described below under "The Standard & Poor's 500 Index-Computation of the S&P 500 Index").

       If S&P discontinues publication of the S&P 500 Index prior to the period during which the Supplemental Redemption Amount is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then on each Business Day until the earlier to occur of (i) the determination of the Final Value and (ii) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent shall determine the value that would be used in computing the Supplemental Redemption Amount by reference to the method set forth in clauses (1) through (6) in the fourth preceding paragraph above as if such day were a Calculation Day. The Calculation Agent will cause notice of each such value to be published not less often than once each month in the Wall Street Journal (or another newspaper of general circulation), and arrange for information with respect to such values to be made available by telephone. Notwithstanding these alternative arrangements, discontinuance of the publication of the S&P 500 Index may adversely affect trading in the Securities.

     EVENTS OF DEFAULT AND ACCELERATION

       In case an Event of Default with respect to any Securities shall have occurred and be continuing, the amount payable to a Holder of a Security upon any acceleration permitted by the Securities, with respect to each $10 principal amount thereof, will be equal to: (i) the initial issue price ($10), plus (ii) an additional amount, if any, of contingent interest calculated as though the date of early repayment were the maturity date of the Securities. See "Description of Securities-Payment at Maturity" in this Prospectus. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the Holder of a Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Security plus an additional amount, if any, of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Securities.

       In case of default in payment at the maturity date of the Securities (whether at their stated maturity or upon acceleration), from and after the maturity date the Securities shall bear interest, payable upon demand of the Holders thereof, at the rate of 7% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Securities to the date payment of such amount has been made or duly provided for.

     SECURITIES DEPOSITORY

       Upon issuance, all Securities will be represented by one or more fully registered global securities (the "Global Securities"). Each such Global Security will be deposited with, or on behalf of, The Depository Trust Company, as Securities Depository, registered in the name of the Securities Depository or a nominee thereof. Unless and until it is exchanged in whole or in part for Securities in definitive form, no Global Security may be transferred except as a whole by the Securities Depository to a nominee of such Securities Depository or by a nominee of such Securities Depository to such Securities Depository or another nominee of such Securities Depository or by such Securities Depository or any such nominee to a successor of such Securities Depository or a nominee of such successor.

       The Securities Depository has advised the Company as follows: The Securities Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Securities Depository was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. The Securities Depository's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The Securities Depository is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Securities Depository book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

       Purchases of Securities must be made by or through Participants, which will receive a credit on the records of the Securities Depository. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Securities Depository of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Securities Depository (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Securities.

       So long as the Securities Depository, or its nominee, is the registered owner of a Global Security, the Securities Depository or its nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, Beneficial Owners in a Global Security will not be entitled to have the Securities represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of the Securities in definitive form and will not be considered the owners or Holders thereof under the Senior Indenture. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of the Securities Depository and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, the Securities Depository would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by the Securities Depository to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

       Payment of the principal of, and any Supplemental Redemption Amount with respect to, Securities registered in the name of the Securities Depository or its nominee will be made to the Securities Depository or its nominee, as the case may be, as the Holder of the Global Securities representing such Securities. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Securities Depository, upon receipt of any payment of principal or any Supplemental Redemption Amount in respect of a Global Security, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of the Securities Depository. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

       If (x) the Securities Depository is at any time unwilling or unable to continue as Securities Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Securities shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Securities, the Global Securities will be exchangeable for Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples thereof. Such definitive Securities shall be registered in such name or names as the Securities Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Securities Depository from Participants with respect to ownership of beneficial interests in such Global Securities.


                        THE STANDARD & POOR'S 500 INDEX

       All disclosure contained in this Prospectus regarding the S&P 500 Index, including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information prepared by S&P. Neither the Company nor the Underwriter takes any responsibility for the accuracy or completeness of such information.

     GENERAL

       The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined above) of the common stocks of 500 companies as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. As of December 31, 1992, the 500 companies included in the S&P 500 Index represented approximately 76% of the aggregate Market Value of common stocks traded on The New York Stock Exchange; however, the 500 companies are not the 500 largest companies listed on The New York Stock Exchange and not all 500 companies are listed on such exchange. As of December 31, 1992, the aggregate market value of the 500 companies included in the S&P 500 Index represented approximately 70% of the aggregate market value of United States domestic, public companies. S&P chooses companies for inclusion in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of The New York Stock Exchange, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry and the Market Value and trading activity of the common stock of that company.

     COMPUTATION OF THE S&P 500 INDEX

        S&P currently computes the S&P 500 Index as of a particular time as follows:

          (1) the Market Value of each component stock is determined as of such time;

          (2) the Market Value of all component stocks as of such time (as determined under clause (1) above) are aggregated;

          (3) the mean average of the Market Values as of each week in the base period of the years 1941 through 1943 of the common stock of each company in a group of 500 substantially similar companies is determined;

          (4) the mean average Market Values of all such common stocks over such base period (as determined under clause (3) above) are aggregated (such aggregate amount being referred to as the "Base Value");

          (5) the aggregate Market Value of all component stocks as of such time (as determined under clause (2) above) is divided by the Base Value; and

          (6) the resulting quotient (expressed in decimals) is multiplied by ten.

     While S&P currently employs the above methodology to calculate the S&P 500 Index, no assurance can be given that S&P will not modify or change such methodology in a manner that may affect the Supplemental Redemption Amount, if any, payable to Holders of Securities upon maturity or otherwise.

       S&P adjusts the foregoing formula to negate the effect of changes in the Market Value of a component stock that are determined by S&P to be arbitrary or not due to true market fluctuations. Such changes may result from such causes as the issuance of stock dividends, the granting to shareholders of rights to purchase additional shares of such stock, the purchase thereof by employees pursuant to employee benefit plans, certain consolidations and acquisitions, the granting to shareholders of rights to purchase other securities of the company, the substitution by S&P of particular component stocks in the S&P 500 Index, and other reasons. In all such cases, S&P first recalculates the aggregate Market Value of all component stocks (after taking account of the new market price per share of the particular component stock or the new number of outstanding shares thereof or both, as the case may be) and then determines the New Base Value in accordance with the following formula:

           Old Base Value   x   New Market Value   =   New Base Value
                                ----------------
                                Old Market Value


       The result is that the Base Value is adjusted in proportion to any change in the aggregate Market Value of all component stocks resulting from the causes referred to above to the extent necessary to negate the effects of such causes upon the S&P 500 Index.

     LICENSE AGREEMENT

       S&P and Merrill Lynch Capital Services, Inc. have entered into a non-exclusive license agreement providing for the license to Merrill Lynch Capital Services, Inc., in exchange for a fee, of the right to use indices owned and published by S&P in connection with certain securities, including the Securities, and the Company is an authorized sublicensee thereof.

       The license agreement between S&P and Merrill Lynch Capital Services, Inc. provides that the following language must be stated in this
     Prospectus:

          "The Securities are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the Holders of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to Merrill Lynch Capital Services, Inc. and the Company (other then transactions entered into in the ordinary course of business) is the licensing of certain service marks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to the Company or the Securities. S&P has no obligation to take the needs of the Company or the Holders of the Securities into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of the sale of the Securities, prices at which the Securities are to initially be sold, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Securities."

       A potential investor should review the historical performance of the Index. The historical performance of the Index should not be taken as an indication of future performance, and no assurance can be given that the Index will increase sufficiently to cause the benificial owners of the Securities to receive an amount in excess of the principal amount at the maturity of the Securities.


                                  OTHER TERMS

     GENERAL

       The Senior Debt Securities have been and are to be issued under an Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Securities. The following summaries of certain provisions of the

     Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

       The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

       The Senior Indenture provides that the Senior Indenture and the Securities will be governed by and construed in accordance with the laws of the State of New York.

       The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

       The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Securities Exchange Act of 1934, as amended, and under rules of certain exchanges and other regulatory bodies.

     LIMITATIONS UPON LIENS

       The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

     LIMITATION ON DISPOSITION OF VOTING STOCK OF, AND MERGER AND SALE OF ASSETS BY, MLPF&S

       The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

     MERGER AND CONSOLIDATION

       The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior

     Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

     MODIFICATION AND WAIVER

       Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity; (c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amended Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

     EVENTS OF DEFAULT

       Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture; (e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

       The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

       The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.


                                    EXPERTS

       The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1992 Annual Report on Form 10-K and Current Report on Form 8-K dated March 9, 1994, and incorporated by reference in this Prospectus have been audited by Deloitte & Touche, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for (i) each of the five years in the period ended December 25, 1992 included in the 1992 Annual Report to Stockholders of the Company and (ii) each of the five years in the period ended December 31, 1993 included in the Current Report on Form 8-K dated March 9, 1994 of the Company, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche, as set forth in their reports incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been included or incorporated herein by reference in reliance upon such reports of Deloitte & Touche given upon their authority as experts in accounting and auditing.

       With respect to unaudited interim financial information for the periods included in any of the Quarterly Reports on Form 10-Q which may be incorporated herein by reference, Deloitte & Touche have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in any such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the
     review procedures applied.   Deloitte & Touche are not subject to the
     liability provisions of Section 11 of the Act for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                             SUBJECT TO COMPLETION
                          ISSUE DATE:  MARCH 11, 1994
PROSPECTUS
- ----------

                           MERRILL LYNCH & CO., INC.
        S&P 500 MARKET INDEX TARGET-TERM SECURITIES/SM/ DUE AUGUST 29, 1997
                                  ("MITTS(R)")
                                  ------------

     Merrill Lynch & Co., Inc. (the "Company") on July 30, 1992 issued $77,500,000 aggregate principal amount (7,750,000 Units) of the Securities.
Each $10 principal amount of S&P 500 Market Index Target-Term Securities due August 29, 1997 (the "Securities" or "MITTS") will be deemed a "Unit" for purposes of trading and transfer at the Securities Depository described below. Units will be transferable by the Securities Depository, as more fully described below, in denominations of whole Units.

     The Securities were offered at an original issue price of 100% of the principal amount thereof, bear no periodic payments of interest and will mature on August 29, 1997. At maturity, a Holder of a Security will be entitled to receive, with respect to each Security, the principal amount thereof, plus a contingent interest payment (the "Supplemental Redemption Amount"), if any, if the Final Value (as defined herein) of the S&P 500 Composite Stock Price Index (the "S&P 500 Index") exceeds 412.08 (the "Initial Value"). If the Final Value does not exceed the Initial Value, a Holder of a Security will be repaid the principal amount of the Security, but the Holder will not receive any Supplemental Redemption Amount. The Securities were issued as a series of Senior Debt Securities under the Senior Indenture described herein. The Securities are not redeemable prior to maturity.

     The Supplemental Redemption Amount, if any, payable with respect to a Security at maturity will equal the product of (A) the principal amount of the applicable Security, and (B) the quotient of the Final Value less the Initial Value, divided by the Initial Value, and (C) 115%. The calculation of the Final Value, as more fully described herein, will be based upon certain values of the S&P 500 Index during the ten Business Days prior to the maturity date of the Securities.

     For information as to the calculation of the Supplemental Redemption Amount, if any, which will be paid at maturity, the calculation and the composition of the S&P 500 Index, see "Description of Securities" and "The Standard & Poor's 500 Index" in this Prospectus. FOR OTHER INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "SPECIAL CONSIDERATIONS" IN THIS PROSPECTUS.

     Ownership of the Securities will be maintained in book-entry form by or through the Securities Depository. Beneficial owners of the Securities will not have the right to receive physical certificates evidencing their ownership except under the limited circumstances described herein.

     The Securities are listed on the New York Stock Exchange under the symbol "MIT".
     No periodic payments of interest will be payable with respect to the Securities. (See "Description of the Securities-Payment at Maturity" in this Prospectus.)

     The Securities are not subject to redemption by the Company or at the option of any Holder prior to maturity. Upon the occurrence of an Event of Default with respect to the Securities, Holders of the Securities may accelerate the maturity of the Securities, as described under "Description of Securities-Events of Default and Acceleration" and "Description of Debt Securities-General-Events of Default" in this Prospectus.

     The Securities were issued in denominations of whole Units.

     At maturity, a Holder of a Security will be entitled to receive the principal amount thereof ($10 for each $10 price to public) plus a Supplemental Redemption Amount, if any, all as provided below. If the Final Value of the S&P 500 Index does not exceed the Initial Value, a Holder of a Security will be repaid the principal amount of the Security at maturity, but will not be entitled to receive any contingent interest (i.e., Supplemental Redemption Amount).
                                  ------------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.   ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                  ------------
     This Prospectus has been prepared in connection with the Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Securities. MLPF&S may act as principal or agent in such transactions. The Securities may be offered on a national securities exchange in the event the particular issue of Securities has been listed on such exchange, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale.
                                ------------
                              MERRILL LYNCH & CO.
                                ------------
               THE DATE OF THIS PROSPECTUS IS ________ __, 1994.
     (R)"MITTS" is a registered service mark and /SM/"Market Index Target-Term Securities" is a service mark of Merrill Lynch & Co., Inc.

     STANDARD & POOR'S CORPORATION ("S&P") DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

          The Commissioner of Insurance of The State of North Carolina has not approved or disapproved the offering of the Securities made hereby nor has the Commissioner passed upon the accuracy or adequacy of this Prospectus.


                             AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington,D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at the prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The Company's Annual Report on Form 10-K for the year ended December 25, 1992, Quarterly Reports on Form 10-Q for the quarters ending March 26, 1993, June 25, 1993 and September 24, 1993, and Current Reports on Form 8-K dated January 25, 1993, January 26, 1993, January 28, 1993, February 1, 1993, February 22, 1993, March 1, 1993, March 19, 1993, April 13, 1993,
     April 15, 1993, April 22, 1993, April 27, 1993, April 29, 1993, June 24,
     1993, June 28, 1993, July 7, 1993, July 13, 1993, July 27, 1993, September
     8, 1993, September 13, 1993, September 23, 1993, October 7, 1993, October 11, 1993, October 15, 1993, October 27, 1993, December 17, 1993, December
     22, 1993, December 27, 1993, December 30, 1993, January 20, 1994, January
     24, 1994, January 27, 1994, February 3, 1994 and March 9, 1994 filed pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference into this Prospectus.

       All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

       THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY (WITHOUT EXHIBITS OTHER THAN EXHIBITS SPECIFICALLY INCORPORATED BY REFERENCE) OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO MR. GREGORY T. RUSSO, SECRETARY, MERRILL LYNCH & CO., INC., 100 CHURCH STREET, 12TH FLOOR, NEW YORK, NEW YORK 10080-6512; TELEPHONE NUMBER (212)602-8435.

       NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF AN OFFER TO BUY FROM, ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                           MERRILL LYNCH & CO., INC.

       Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance and related services worldwide. Its principal subsidiary, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), is one of the largest securities firms in the world. MLPF&S is a broker in securities, options contracts, commodity and financial futures contracts, a distributor of selected insurance products, a dealer in options and in corporate and municipal securities and an investment banking firm. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued by the U.S. Government or agencies thereof or guaranteed or insured by Federal agencies or instrumentalities. Merrill Lynch Capital Services, Inc. and Merrill Lynch Derivative Products, Inc. are the Company's primary derivative subsidiaries which enter into interest rate and currency swaps and other derivative transactions. Merrill Lynch Asset Management, L.P. manages mutual funds and provides investment advisory services. Other subsidiaries provide financial services outside the United States similar to those of MLPF&S and are engaged in such other activities as international banking, lending and providing other investment and financing services. The Company's insurance underwriting and marketing operations consist of the underwriting of life insurance and annuity products through subsidiaries of Merrill Lynch Insurance Group, Inc., and the sale of life insurance and annuities through Merrill Lynch Life Agency Inc. and other life insurance agencies associated with MLPF&S.

       The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212)449-1000.

     RATIO OF EARNINGS TO FIXED CHARGES

             YEAR ENDED LAST FRIDAY IN DECEMBER
                         1989  1990  1991  1992  1993
                         ----  ----  ----  ----  ----

     Ratio of earnings
     to fixed charges    ---   1.1   1.2   1.3   1.4


          For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consists of interest costs and that portion of rentals estimated to be representative of the interest factor. In 1989, fixed charges exceeded pretax earnings before fixed charges by $187,564,000.


                             SPECIAL CONSIDERATIONS


     PAYMENT AT MATURITY

          If the Final Value is equal to or less than the Initial Value, the Holders of the Securities will be entitled to receive $10 in respect of each $10 principal amount of Securities, and no Supplemental Redemption Amount. This will be true even though the value of the S&P 500 Index as of some interim period or periods prior to the maturity date of the Securities may have exceeded the Initial Value because the Supplemental Redemption Amount on the Securities is calculated on the basis of the Final Value only.

          The $10 minimum to be received by Holders at maturity in respect of each $10 principal amount of a Security does not reflect any opportunity cost implied by inflation and other factors relating to the time value of money.

          The S&P 500 Index does not reflect the payment of dividends on the stocks underlying it and therefore the yield based on the S&P 500 Index to the maturity of the Securities will not produce the same yield as if such underlying stocks were purchased and held for a similar period.

     TRADING

          The Securities are listed on the New York Stock Exchange under the symbol "MIT". It is expected that the secondary market for the Securities will be affected by the creditworthiness of the Company and by a number of other factors.

          The trading value of the Securities is expected to depend primarily on the extent of the appreciation, if any, of the S&P 500 Index over the Initial Value. If, however, Securities are sold prior to the maturity date at a time when the S&P 500 Index exceeds the Initial Value, the sale price may be at a discount from the amount expected to be payable to the Holder if such excess of the S&P 500 Index over the Initial Value were to prevail until maturity of the Securities because of the possible fluctuation of the S&P 500 Index between the time of such sale and the maturity date. (See "The Standard & Poor's 500 Index-Historical Data on the S&P 500 Index.") Furthermore, the price at which a Holder will be able to sell Securities prior to maturity may be at a discount, which could be substantial, from the principal amount thereof, if, at such time, the S&P 500 Index is below, equal to or not sufficiently above the Initial Value. A discount could also result from rising interest rates.

          The trading values of the Securities may be affected by a number of interrelated factors, including the creditworthiness of the Company and those factors listed below. The relationship among these factors is complex, including how these factors affect the relative value of the principal amount of the Securities to be repaid at maturity and the value of the Supplemental Redemption Amount. Accordingly, investors should be aware that factors other than the level of the S&P 500 Index are likely to affect their trading value. The expected effect on the trading value of the Securities of each of the factors listed below, assuming in each case that all other factors are held constant, is as follows:

               Interest Rates. In general, if U.S. interest rates increase, the value of the Securities is expected to decrease. If U.S. interest rates decrease, the value of the Securities is expected to increase. Interest rates may also affect the U.S. economy, and, in turn, the value of the S&P 500 Index. Rising interest rates may lower the value of the S&P 500 Index and, thus, the Securities. Falling interest rates may increase the value of the S&P 500 Index and, thus, may increase the value of the Securities.

               Volatility of the S&P 500 Index. If the volatility of the S&P 500 Index increases, the trading value of the Securities is expected to increase. If the volatility of the S&P 500 Index decreases, the trading value of the Securities is expected to decrease.

               Time Remaining to Maturity. The Securities may trade at a value above that which may be inferred from the level of interest rates and the S&P 500 Index. This difference will reflect a "time premium" due to expectations concerning the value of the S&P 500 Index during the period prior to maturity of the Securities. As the time remaining to maturity of the Securities decreases, however, this time premium is expected to decrease, thus decreasing the trading value of the Securities.

               Dividend Rates in the United States. If dividend rates on the stocks comprising the S&P 500 Index increase, the value of the Securities is expected to decrease. Conversely, if dividend rates on the stocks comprising the S&P 500 Index decrease, the value of the Securities is expected to increase. However, in general, rising U.S. corporate dividend rates may increase the S&P 500 Index and, in turn, increase the value of the Securities. Conversely, falling U.S. dividend rates may decrease the S&P 500 Index and, in turn, decrease the value of the Securities.

     OTHER CONSIDERATIONS

          It is suggested that prospective investors who consider purchasing the Securities should reach an investment decision only after carefully considering the suitability of the Securities in the light of their particular circumstances.

          Investors should also consider the tax consequences of investing in the Securities and should consult their tax advisors.


                           DESCRIPTION OF SECURITIES

     GENERAL

          The Securities were issued as a series of Senior Debt Securities under the Senior Indenture, dated as of April 1, 1983, as amended and restated, which is more fully described in this Prospectus. The Securities will mature on August 29, 1997.

          No periodic payments of interest will be payable with respect to the Securities. (See "Payment at Maturity", below.)

          The Securities are not subject to redemption by the Company or at the option of any Holder prior to maturity. Upon the occurrence of an Event of Default with respect to the Securities, Holders of the Securities may accelerate the maturity of the Securities, as described under "Description of Securities-Events of Default and Acceleration" and "Other Terms-Events of Default" in this Prospectus.

          The Securities were issued in denominations of whole Units.

     PAYMENT AT MATURITY

          At maturity, a Holder of a Security will be entitled to receive the principal amount thereof ($10 for each $10 price to public) plus a Supplemental Redemption Amount, if any, all as provided below. If the Final Value of the S&P 500 Index does not exceed the Initial Value, a Holder of a Security will be repaid the principal amount of the Security at maturity, but will not be entitled to receive any contingent interest (i.e., Supplemental Redemption Amount).

          At maturity, a Holder of a Security will be entitled to receive, with respect to each such Security, (i) the principal amount thereof, and (ii) the Supplemental Redemption Amount, if any, equal in amount to:

                                    Final Value - Initial Value
                      Principal X  (---------------------------)  X  115%
                                         Initial Value

     provided, however, that the Supplemental Redemption Amount will not be less than zero. The Initial Value of the S&P 500 Index is 412.08. If the Final Value does not exceed the Initial Value, the Supplemental Redemption

     Amount will equal zero and a Holder of a Security will receive only the principal amount thereof ($10 for each $10 price to public).

          The Final Value of the S&P 500 Index will be determined by State Street Bank and Trust Company (the "Calculation Agent") and will equal the average (mean) of the closing values of the S&P 500 Index as calculated by S&P on the tenth Business Day (as defined below) prior to the maturity date (provided that a Market Disruption Event, as defined below, shall not have occurred on such day) and on each succeeding Business Day (provided that a Market Disruption Event shall not have occurred on the applicable day) up to and including the fourth Business Day prior to the maturity date (each, a "Calculation Day") until the Calculation Agent has so determined such closing values for five Business Days. If a Market Disruption Event occurs on one or more of the Business Days during the period specified above, the Final Value will equal the average of the values on Business Days on which a Market Disruption Event did not occur or, if there is only one such Business Day, the value on such day. If Market Disruption Events occur on all of such Business Days during such period, the Final Value shall equal the closing value of the S&P 500 Index on the fourth Business Day prior to the maturity date regardless of whether a Market Disruption Event shall have occurred on such day. For purposes of determining the Final Value, a "Business Day" is a day on which The New York Stock Exchange is open for trading. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Company and Holders of the Securities.

          If S&P discontinues publication of the S&P 500 Index and S&P or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the S&P 500 Index (any such index being referred to hereinafter as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Index as calculated by S&P or such other entity for the S&P 500 Index and calculate the Final Value as described in the preceding paragraph. Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice thereof to be published in the Wall Street Journal (or another newspaper of general circulation) within three Business Days of such selection.

          If S&P discontinues publication of the S&P 500 Index and a Successor Index is not selected by the Calculation Agent or is no longer published on any of the Calculation Days, the value to be substituted for the S&P 500 Index for any such Calculation Day used to calculate the Supplemental Redemption Amount, if any, at maturity will be calculated as described below under "Discontinuance of the S&P 500 Index."

          If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the S&P 500 Index as described below, such Successor Index or value shall be substituted for the S&P 500 Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

          If at any time the method of calculating the S&P 500 Index, or the value thereof, is changed in a material respect, or if the S&P 500 Index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of the S&P 500 Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Final Value is to be calculated, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the S&P 500 Index as if such changes or modifications had not been made, and calculate such closing value with reference to the S&P 500 Index, as adjusted. Accordingly, if the method of calculating the S&P 500 Index is modified so that the value of such Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), then the Calculation Agent shall adjust such Index in order to arrive at a value of the S&P 500 Index as if it had not been modified (e.g., as if such split had not occurred).

          "Market Disruption Event" means either of the following events, as determined by the Calculation Agent:

               (i) the suspension or material limitation (limitations pursuant to New York Stock Exchange Rule 80A (or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange, any other self-regulatory organization or the Securities and Exchange Commission of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall be considered "material" for purposes of this definition), in each case, for more than two hours of trading in 100 or more of the securities included in the S&P 500 Index, or

               (ii) the suspension or material limitation, in each case, for more than two hours of trading (whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise) in (A) futures contracts related to the S&P 500 Index which are traded on the Chicago Mercantile Exchange or (B) option contracts related to the S&P 500 Index which are traded on the Chicago Board Options Exchange, Inc.

          For the purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

          The following table illustrates, for a range of hypothetical Final Values, the percentage change in the S&P 500 Index from the date of delivery of the Securities offered hereby until maturity, the Supplemental Redemption Amount at maturity for each $10 principal amount of Securities, and the pretax annualized rate of return to Holders of Securities and the pretax annualized rate of return of an investment in the stocks underlying the S&P 500 (which includes an aggregate dividend yield of 3% per annum as more fully described below).


                         SUPPLEMENTAL
                      REDEMPTION AMOUNT                         PRETAX ANNUALIZED
 HYPOTHETICAL FINAL   PERCENTAGE CHANGE   PER $10 PRINCIPAL       MITTS PRETAX        RATE OF RETURN OF
  VALUE OF THE S&P      IN THE S&P 500        AMOUNT OF        ANNUALIZED RATE OF     STOCKS UNDERLYING
      500 INDEX             INDEX             SECURITIES            RETURN(1)             S&P 500(2)
 ------------------   -----------------   -----------------    ------------------     -----------------


       200                  -50%             $ 0.00                0.00%              -10.30%
       240                  -40%               0.00                0.00%               -6.92%
       280                  -30%               0.00                0.00%               -4.00%
       320                  -20%               0.00                0.00%               -1.43%
       360                  -10%               0.00                0.00%                0.88%
       400/(3)/               0%               0.00                0.00%                2.97%
       440                   10%               1.15                2.15%                4.88%
       480                   20%               2.30                4.12%                6.65%
       520                   30%               3.45                5.92%                8.29%
       560                   40%               4.60                7.59%                9.82%
       600                   50%               5.75                9.14%               11.27%
       640                   60%               6.90               10.60%               12.63%
       680                   70%               8.05               11.97%               13.92%
       720                   80%               9.20               13.26%               15.14%
       760                   90%              10.35               14.49%               16.31%
       800                  100%              11.50               15.65%               17.42%

     (1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.
     (2) This rate of return assumes (i) an investment of a fixed amount in the stocks underlying the S&P 500 Index with the allocation of such amount reflecting the relative weights of such stocks in the S&P 500 Index;
          (ii) a percentage change in the aggregate price of such stocks that reflects the percentage change in the S&P 500 Index; (iii) a constant dividend yield of 3% per annum, paid quarterly from the date of initial delivery of Securities, applied to the value of the S&P 500 Index at the end of each such quarter assuming such value increases or decreases linearly from 400 to the applicable hypothetical Final Value; and (iv) no transaction fees or expenses.
     (3) This value is the assumed Initial Value for purposes of calculating the above table. The actual Initial Value is 412.08.

         The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by investors and the pretax annualized rate of return resulting therefrom will depend entirely on the Initial Value, and on the actual Final Value determined by the Calculation Agent as provided herein.

         The laws of New York and Delaware, the state of the Company's principal executive offices and the state of incorporation of the Company, respectively, do not permit the Company to raise a defense of usury. Under present New York law the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Securities in which $2,500,000 or more has been invested. The Company has covenanted for the benefit of the Holders of the Securities, to the extent permitted by applicable law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a Holder of the Securities.

     DISCONTINUANCE OF THE S&P 500 INDEX AND SUCCESSOR INDEX

         If S&P discontinues publication of the S&P 500 Index and a Successor Index is available, then the amount payable at maturity or upon earlier acceleration will be determined by reference to the Successor Index, as provided above.

         If the publication of the S&P 500 Index is discontinued and S&P or another entity does not publish a Successor Index on any of the Calculation Days, the value to be substituted for the S&P 500 Index for any such Calculation Day used to calculate the Supplemental Redemption Amount, if any, at maturity will be the value computed by the Calculation Agent for each such Calculation Day in accordance with the following procedures:

             (1) identifying the component stocks of the S&P 500 Index or any Successor Index as of the last date on which either of such indices was calculated by S&P or another entity and published by S&P or such other entity (each such component stock is a "Last Component Stock");

             (2) for each Last Component Stock, calculating as of each such Business Day the product of the market price per share and the number of the then outstanding shares (such product referred to as the "Market Value" of such stock), by reference to (a) the closing market price per share of such Last Component Stock as quoted by the New York Stock Exchange or the American Stock Exchange or any other registered national securities exchange that is the primary market for such Last Component Stock, or if no such quotation is available, then the closing market price as quoted by any other registered national securities exchange or the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ"), or if no such price is quoted, then the market price from the best available source as determined by the Calculation Agent (collectively, the "Exchanges") and
         (b) the most recent publicly available statement of the number of outstanding shares of such Last Component Stock;

             (3) aggregating the Market Values obtained in clause (2) for all Last Component Stocks;

             (4) ascertaining the Base Value (as defined below under "The Standard & Poor's 500 Index-Computation of the Index") in effect as of the last day on which either the S&P 500 Index or any Successor Index was published by S&P or another entity, adjusted as described below;

             (5) dividing the aggregate Market Value of all Last Component Stocks by the Base Value (adjusted as aforesaid);

             (6) multiplying the resulting quotient (expressed in decimals) by ten.

         If any Last Component Stock is no longer publicly traded on any registered national securities exchange or in the over-the-counter market, the last available market price per share for such Last Component Stock as quoted by any registered national securities exchange or in the over-the-counter market, and the number of outstanding shares thereof at such time, will be used in computing the last available Market Value of such Last Component Stock. Such Market Value will be used in all computations of the S&P 500 Index thereafter.

         If a company that has issued a Last Component Stock and another company that has issued a Last Component Stock are consolidated to form a new company, the common stock of such new company will be considered a Last Component Stock and the common stocks of the constituent companies will no longer be considered Last Component Stocks. If any company that has issued a Last Component Stock merges with, or acquires, a company that has not issued a Last Component Stock, the common stock of the surviving corporation will, upon the effectiveness of such merger or acquisition, be considered a Last Component Stock. In each such case, the Base Value will be adjusted so that the Base Value immediately after such consolidation, merger or acquisition will equal (a) the Base Value immediately prior to such event, multiplied by (b) the quotient of the aggregate Market Value of all Last Component

     Stocks immediately after such event, divided by the aggregate Market Value for all Last Component Stocks immediately prior to such event.

         If a company that has issued a Last Component Stock issues a stock dividend, declares a stock split or issues new shares pursuant to the acquisition of another company, then, in each case, the Base Value will be adjusted (in accordance with the formula described below) so that the Base Value immediately after the time the particular Last Component Stock commences trading ex-dividend, the effectiveness of the stock split or the time new shares of such Last Component Stock commence trading equals (a) the Base Value immediately prior to such event, multiplied by (b) the quotient of the aggregate Market Value for all Last Component Stocks immediately after such event, divided by the aggregate Market Value of all Last Component Stocks immediately prior to such event. The Base Value used by the Calculation Agent to calculate the value described above will not necessarily be adjusted in all cases in which S&P, in its discretion, might adjust the Base Value (as described below under "The Standard & Poor's 500 Index-Computation of the S&P 500 Index").

         If S&P discontinues publication of the S&P 500 Index prior to the period during which the Supplemental Redemption Amount is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then on each Business Day until the earlier to occur of (i) the determination of the Final Value and (ii) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent shall determine the value that would be used in computing the Supplemental Redemption Amount by reference to the method set forth in clauses (1) through (6) above as if such day were a Calculation Day. The Calculation Agent will cause notice of each such value to be published not less often than once each month in the Wall Street Journal (or another newspaper of general circulation), and arrange for information with respect to such values to be made available by telephone. Notwithstanding these alternative arrangements, discontinuance of the publication of the S&P 500 Index may adversely affect trading in the Securities.

     EVENTS OF DEFAULT AND ACCELERATION

         In case an Event of Default with respect to any Securities shall have occurred and be continuing, the amount payable to a Holder of a Security upon any acceleration permitted by the Securities, with respect to each $10 principal amount thereof, will be equal to: (i) the initial issue price ($10), plus (ii) an additional amount, if any, of contingent interest calculated as though the date of early repayment were the maturity date of the Securities. See "Description of Securities-Payment at Maturity" in this Prospectus. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the Holder of a Security may be limited, under
     Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Security plus an additional amount, if any, of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Securities.

         In case of default in payment at the maturity date of the Securities (whether at their stated maturity or upon acceleration), from and after the maturity date the Securities shall bear interest, payable upon demand of the Holders thereof, at the rate of 7% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Securities to the date payment of such amount has been made or duly provided for.

     SECURITIES DEPOSITORY

         Upon issuance, all Securities will be represented by one or more fully registered global securities (the "Global Securities"). Each such Global Security will be deposited with, or on behalf of, The Depository Trust Company, as Securities Depository, registered in the name of the Securities Depository or a nominee thereof. Unless and until it is exchanged in whole or in part for Securities in definitive form, no Global Security may be transferred except as a whole by the Securities Depository to a nominee of such Securities Depository or by a nominee of such Securities Depository to such Securities Depository or another nominee of such Securities Depository or by such

     Securities Depository or any such nominee to a successor of such Securities Depository or a nominee of such successor.

         The Securities Depository has advised the Company as follows: The Securities Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Securities Depository was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. The Securities Depository's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

         The Securities Depository is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Securities Depository book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Purchases of Securities must be made by or through Participants, which will receive a credit on the records of the Securities Depository. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Securities Depository of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Securities Depository (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Securities.

         So long as the Securities Depository, or its nominee, is the registered owner of a Global Security, the Securities Depository or its nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, Beneficial Owners in a Global Security will not be entitled to have the Securities represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of the Securities in definitive form and will not be considered the owners or Holders thereof under the Senior Indenture. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of the Securities Depository and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, the Securities Depository would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the Securities Depository to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Payment of the principal of, and any Supplemental Redemption Amount with respect to, Securities registered in the name of the Securities Depository or its nominee will be made to the Securities Depository or its nominee, as the case may be, as the Holder of the Global Securities representing such Securities. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Securities Depository, upon receipt of any payment of principal or any Supplemental Redemption Amount in respect of a Global Security, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of the Securities Depository. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

         If (x) the Securities Depository is at any time unwilling or unable to continue as Securities Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Securities shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Securities, the Global Securities will be exchangeable for Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples thereof. Such definitive Securities shall be registered in such name or names as the Securities Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Securities Depository from Participants with respect to ownership of beneficial interests in such Global Securities.


                        THE STANDARD & POOR'S 500 INDEX

         All disclosure contained in this Prospectus regarding the S&P 500 Index, including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information prepared by S&P. Neither the Company nor the Underwriter takes any responsibility for the accuracy or completeness of such information.

     GENERAL

         The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined above) of the common stocks of 500 companies as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. As of May 29, 1992, the 500 companies included in the S&P 500 Index represented approximately 76% of the aggregate Market Value of common stocks traded on The New York Stock Exchange; however, the 500 companies are not the 500 largest companies listed on The New York Stock Exchange and not all 500 companies are listed on such exchange. As of May 29, 1992, the aggregate market value of the 500 companies included in the S&P 500 Index represented approximately 70% of the aggregate market value of United States domestic, public companies. S&P chooses companies for inclusion in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of The New York Stock Exchange, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry and the Market Value and trading activity of the common stock of that company.

     COMPUTATION OF THE S&P 500 INDEX

         S&P currently computes the S&P 500 Index as of a particular time as follows:

          (1) the Market Value of each component stock is determined as of such time;

          (2) the Market Value of all component stocks as of such time (as determined under clause (1) above) are aggregated;

          (3) the mean average of the Market Values as of each week in the base period of the years 1941 through 1943 of the common stock of each company in a group of 500 substantially similar companies is determined;

          (4) the mean average Market Values of all such common stocks over such base period (as determined under clause (3) above) are aggregated (such aggregate amount being referred to as the "Base Value");

          (5) the aggregate Market Value of all component stocks as of such time (as determined under clause (2) above) is divided by the Base Value; and

          (6) the resulting quotient (expressed in decimals) is multiplied by ten.

     While S&P currently employs the above methodology to calculate the S&P 500 Index, no assurance can be given that S&P will not modify or change such methodology in a manner that may affect the Supplemental Redemption Amount, if any, payable to Holders of Securities upon maturity or otherwise.

       S&P adjusts the foregoing formula to negate the effect of changes in the Market Value of a component stock that are determined by S&P to be arbitrary or not due to true market fluctuations. Such changes may result from such causes as the issuance of stock dividends, the granting to shareholders of rights to purchase additional shares of such stock, the purchase thereof by employees pursuant to employee benefit plans, certain consolidations and acquisitions, the granting to shareholders of rights to purchase other securities of the company, the substitution by S&P of particular component stocks in the S&P 500 Index, and other reasons. In all such cases, S&P first recalculates the aggregate Market Value of all component stocks (after taking account of the new market price per share of the particular component stock or the new number of outstanding shares thereof or both, as the case may be) and then determines the New Base Value in accordance with the following formula:

                                New Market Value
           Old Base Value   x   ----------------   =   New Base Value
                                Old Market Value


       The result is that the Base Value is adjusted in proportion to any change in the aggregate Market Value of all component stocks resulting from the causes referred to above to the extent necessary to negate the effects of such causes upon the S&P 500 Index.

     LICENSE AGREEMENT

       S&P and Merrill Lynch Capital Services, Inc. have entered into a non-exclusive license agreement providing for the license to Merrill Lynch Capital Services, Inc., in exchange for a fee, of the right to use indices owned and published by S&P in connection with certain securities, including the Securities, and the Company is an authorized sublicensee thereof.

       The license agreement between S&P and Merrill Lynch Capital Services, Inc. provides that the following language must be stated in this
     Prospectus:

          "The Securities are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the Holders of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to Merrill Lynch Capital Services, Inc. and the Company (other then transactions entered into in the ordinary course of business) is the licensing of certain service marks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to the Company or the Securities. S&P has no obligation to take the needs of the Company or the Holders of the Securities into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of the sale of the Securities, prices at which the Securities are to initially be sold, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Securities."

       A potential investor should review the historical performance of the Index. The historical performance of the Index should not be taken as an indication of future performance, and no assurance can be given that the Index will increase sufficiently to cause the benificial owners of the Securities to receive an amount in excess of the principal amount at the maturity of the Securities.


                                  OTHER TERMS

     GENERAL

       The Senior Debt Securities have been and are to be issued under an Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Securities. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

       The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

       The Senior Indenture provides that the Senior Indenture and the Securities will be governed by and construed in accordance with the laws of the State of New York.

       The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

       The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Securities Exchange Act of 1934, as amended, and under rules of certain exchanges and other regulatory bodies.

     LIMITATIONS UPON LIENS

       The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

     LIMITATION ON DISPOSITION OF VOTING STOCK OF, AND MERGER AND SALE OF ASSETS BY, MLPF&S

       The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

     MERGER AND CONSOLIDATION

       The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

     MODIFICATION AND WAIVER

       Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity; (c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amended Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

     EVENTS OF DEFAULT

       Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture; (e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

       The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

       The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.


                                    EXPERTS

       The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1992 Annual Report on Form 10-K and Current Report on Form 8-K dated March 9, 1994, and incorporated by reference in this Prospectus have been audited by Deloitte & Touche, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for (i) each of the five years in the period ended December 25, 1992 included in the 1992 Annual Report to Stockholders of the Company and (ii) each of the five years in the period ended December 31, 1993 included in the Current Report on Form 8-K dated March 9, 1994 of the Company, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche, as set forth in their reports incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been included or incorporated herein by reference in reliance upon such reports of Deloitte & Touche given upon their authority as experts in accounting and auditing.

       With respect to unaudited interim financial information for the periods included in any of the Quarterly Reports on Form 10-Q which may be incorporated herein by reference, Deloitte & Touche have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in any such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the
     review procedures applied.   Deloitte & Touche are not subject to the
     liability provisions of Section 11 of the Act for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                             SUBJECT TO COMPLETION
                          ISSUE DATE:  MARCH 11, 1994
PROSPECTUS
- ----------

                           MERRILL LYNCH & CO., INC.
   STOCK MARKET ANNUAL RESET TERM/SM/ NOTES DUE DECEMBER 31, 1999 (SERIES A)
                               "SMART NOTES/SM/"

                                 ------------

       On April 29, 1993, Merrill Lynch & Co., Inc. (the "Company") issued $50,000,000 aggregate principal amount of Stock Market Annual Reset Term/SM/ Notes (Series A) due December 31, 1999 (the "Notes" or "SMART Notes"). The Notes were issued in denominations of $1,000 and integral multiples thereof and will mature and be repayable at 100% of the principal amount thereof on December 31, 1999. The Notes are not subject to redemption prior to maturity.

       The Company will make interest payments on the Notes for each year at a rate per annum equal to the Participation Rate multiplied by the percent increase, if any, in the S&P MidCap 400 Composite Stock Price Index as determined in each year as further described herein (the "Annual Percent Appreciation"). Annual payments will in no event be less than the Minimum Annual Payment or more than the Maximum Annual Payment. The table below specifies the Minimum Annual Payment and the Maximum Annual Payment on a per annum basis per $1,000 principal amount of Notes as well as the Participation Rate.

            Minimum Annual Payment                     $  30  (3%)
            Maximum Annual Payment                      $100  (10%)
            Participation Rate                           65%

       The amounts payable on the December 31, 1993 payment date will be based on the percentage change in the S&P MidCap 400 Index from April 22, 1993 to December 21, 1993 (subject to adjustment as described herein) and will be prorated, as described herein. Interest payments will be payable on June 30 and December 31 of each year, commencing June 30, 1993 as described below.

       For information as to the calculation of the amount payable in any calendar year, the calculation of the S&P MidCap 400 Index, see "Description of Notes" and "The Standard & Poor's MidCap 400 Index" in this Prospectus. FOR OTHER INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "SPECIAL CONSIDERATIONS" IN THIS PROSPECTUS.

       Ownership of the Notes will be maintained only in book-entry form by or through the Securities Depository. Beneficial owners of the Notes will not have the right to receive physical certificates evidencing their ownership except under the limited circumstances described herein.

       The Notes are listed on the New York Stock Exchange under the symbol "MERIQ 99".


    THESE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                  THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

       This Prospectus has been prepared in connection with the Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Securities. MLPF&S may act as principal or agent in such transactions. The Securities may be offered on a national securities exchange in the event the particular issue of Securities has been listed on such exchange, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale.

                                 ------------
                              MERRILL LYNCH & CO.
                                 ------------


               THE DATE OF THIS PROSPECTUS IS ________ __, 1994.
  /SM/"SMART Notes" and "Stock Market Annual Reset Term" are service marks of
                           Merrill Lynch & Co., Inc.

     STANDARD & POOR'S CORPORATION ("S&P") DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P MIDCAP 400 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, SMITH BARNEY, HARRIS UPHAM & CO. INCORPORATED, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P MIDCAP 400 INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE S&P MIDCAP 400 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

       The Commissioner of Insurance of The State of North Carolina has not approved or disapproved the offering of the Notes made hereby nor has the Commissioner passed upon the accuracy or adequacy of this Prospectus.


                             AVAILABLE INFORMATION

       The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington,D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at the prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The Company's Annual Report on Form 10-K for the year ended December 25, 1992, Quarterly Reports on Form 10-Q for the quarters ending March 26, 1993, June 25, 1993 and September 24, 1993, and Current Reports on Form 8-K dated January 25, 1993, January 26, 1993, January 28, 1993, February 1, 1993, February 22, 1993, March 1, 1993, March 19, 1993, April 13, 1993,
     April 15, 1993, April 22, 1993, April 27, 1993, April 29, 1993, June 24,
     1993, June 28, 1993, July 7, 1993, July 13, 1993, July 27, 1993, September
     8, 1993, September 13, 1993, September 23, 1993, October 7, 1993, October 11, 1993, October 15, 1993, October 27, 1993, December 17, 1993, December
     22, 1993, December 27, 1993, December 30, 1993, January 20, 1994, January
     24, 1994, January 27, 1994, February 3, 1994 and March 9, 1994 filed pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference into this Prospectus.

       All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

       THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY (WITHOUT EXHIBITS OTHER THAN EXHIBITS SPECIFICALLY INCORPORATED BY REFERENCE) OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO MR. GREGORY T. RUSSO, SECRETARY, MERRILL LYNCH & CO., INC., 100 CHURCH STREET, 12TH FLOOR, NEW YORK, NEW YORK 10080-6512; TELEPHONE NUMBER (212)602-8435.

       NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF AN OFFER TO BUY FROM, ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                           MERRILL LYNCH & CO., INC.

       Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance and related services worldwide. Its principal subsidiary, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), is one of the largest securities firms in the world. MLPF&S is a broker in securities, options contracts, commodity and financial futures contracts, a distributor of selected insurance products, a dealer in options and in corporate and municipal securities and an investment banking firm. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued by the U.S. Government or agencies thereof or guaranteed or insured by Federal agencies or instrumentalities. Merrill Lynch Capital Services, Inc. and Merrill Lynch Derivative Products, Inc. are the Company's primary derivative subsidiaries which enter into interest rate and currency swaps and other derivative transactions. Merrill Lynch Asset Management, L.P. manages mutual funds and provides investment advisory services. Other subsidiaries provide financial services outside the United States similar to those of MLPF&S and are engaged in such other activities as international banking, lending and providing other investment and financing services. The Company's insurance underwriting and marketing operations consist of the underwriting of life insurance and annuity products through subsidiaries of Merrill Lynch Insurance Group, Inc., and the sale of life insurance and annuities through Merrill Lynch Life Agency Inc. and other life insurance agencies associated with MLPF&S.

       The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212)449-1000.

     RATIO OF EARNINGS TO FIXED CHARGES

                  YEAR ENDED LAST FRIDAY IN DECEMBER
                         1989  1990  1991  1992  1993
                         ----  ----  ----  ----  ----

     Ratio of earnings
     to fixed charges     ---   1.1   1.2   1.3   1.4


          For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consists of interest costs and that portion of rentals estimated to be representative of the interest factor. In 1989, fixed charges exceeded pretax earnings before fixed charges by $187,564,000.

                             SPECIAL CONSIDERATIONS

     INTEREST PAYMENTS

          If the Ending Annual Value applicable to a December Payment Date does not exceed the Starting Annual Value applicable to such December Payment Date by more than approximately 4.62%, beneficial owners of the Notes will receive only the Minimum Annual Payment on such December Payment Date, even if the value of the S&P MidCap 400 Index at some point between the determination of the applicable Starting Annual Value and the determination of the applicable Ending Annual Value exceeded such Starting Annual Value by more than approximately 4.62%. The annual amount payable on the Notes based on the S&P MidCap 400 Index is limited to the Participation Rate multiplied by the percent increase in such index during the period between the date of the determination of the applicable Starting Annual Value for such year and the date of the determination of the applicable Ending Annual Value for such year, and in no event will such amount exceed the Maximum Annual Payment. If the Ending Annual Value applicable to a December Payment Date exceeds the Starting Annual Value applicable to such December Payment Date by more than approximately 15.38%, the beneficial owners of the Notes would receive only the Maximum Annual Payment for the applicable payment period. There will be less time for the S&P MidCap 400 Index to vary during the time between the determination of the Starting Annual Value and the Ending Annual Value applicable to calculating the amounts payable on the December 31, 1993 payment date than the times separating the determination of such values for purposes of calculating amounts payable on other December Payment Dates. Although the payment on the December 31, 1993 payment date will be prorated as described under "Description of the Notes-Interest Payment Dates", the amount payable on the December 31, 1993 payment date if annualized will not be less than the Minimum Annual Payment or greater than the Maximum Annual Payment.

          Beneficial owners of the Notes will receive total annual payments equal to not less than the Minimum Annual Payment, and will be repaid 100% of the principal amount of the Notes at maturity. Beneficial owners of Notes may receive interest payments with respect to the Notes equal to only the Minimum Annual Payment for each year, and such interest payments are below what the Company would pay as interest as of the date hereof if the Company issued non-callable senior debt securities with a similar maturity as that of the Notes. The payment of additional amounts on the Notes is subject to the conditions described under "Description of Notes-Interest Payments". The return of principal of the Notes at maturity and the payment of the Minimum Annual Payment are not expected to reflect the full opportunity costs implied by inflation or other factors relating to the time value of money.

          The amount payable on the Notes based on the S&P MidCap 400 Index will not produce the same return as if the underlying stocks underlying the S&P MidCap 400 Index were purchased and held for a similar period because of the following: (i) the S&P MidCap 400 Index does not reflect the payment of dividends on the stocks underlying it, (ii) the amounts payable on the Notes do not reflect any changes in the S&P MidCap 400 Index for the period between the determination of an Ending Annual Value and the determination of the next succeeding Starting Annual Value, and (iii), the annual amount payable is limited to 65% of the percentage increase in the S&P MidCap 400 Index during any relevant period, subject to the Minimum Annual Payment and the Maximum Annual Payment.

     TRADING

          The Notes are listed on the New York Stock Exchange under the symbol "MERIQ 99". It is expected that the secondary market for the Notes (including prices in such market) will likely be affected by the creditworthiness of the Company and by a number of other factors. It is possible to view the Notes as the economic equivalent of a debt obligation plus a series of cash settlement options; however, there can be no assurance that the Notes will not trade in the secondary market at a discount from the aggregate value of such economic components, if such economic components were valued and capable of being traded separately.

          The trading values of the Notes may be affected by a number of interrelated factors, including those listed below. The following is the expected effect on the trading value of the Notes of each of the factors listed below. The following discussion of each separate factor generally assumes that all other factors are held constant, although the actual interrelationship between certain of such factors is complex.

               Relative Level of the S&P MidCap 400 Index. The trading value of the Notes is expected to depend significantly on the extent of the appreciation, if any, of the S&P MidCap 400 Index over the Annual Starting Value applicable to the next succeeding December Payment Date. If, however, Notes are sold at a time when the S&P MidCap 400 Index exceeds the Annual Starting Value, the sale price may nevertheless be at a discount from the amount expected to be payable to the beneficial owner if such excess were to prevail until the next December Payment Date. Furthermore, the price at which a beneficial owner will be able to sell Notes prior to a December Payment Date may be at a discount, which could be substantial, from the principal amount thereof, if, at such time, the S&P MidCap 400 Index is below, equal to or not sufficiently above the Annual Starting Value applicable to such December Payment Date. The value of the Notes may also be affected by the limitation of the applicable Maximum Annual Payment.

               Volatility of the S&P MidCap 400 Index. If the volatility of the S&P MidCap 400 Index increases, the trading value of the Notes is expected to increase. If the volatility of the S&P MidCap 400 Index decreases, the trading value of the Notes is expected to decrease.

               U.S. Interest Rates. In general, if U.S. interest rates increase, the value of the Notes is expected to decrease. If U.S. interest rates decrease, the value of the Notes is generally expected to increase. Interest rates may also affect the U.S. economy, and, in turn, the level of the S&P MidCap 400 Index. Rising interest rates may lower the level of the S&P MidCap 400 Index and, thus, the value of the Notes. Falling interest rates may increase the level of the S&P MidCap 400 Index and, thus, may increase the value of the Notes.

               Time Remaining to December Payment Dates. The Notes may trade at a value above that which may be inferred from the level of U.S. interest rates and the S&P MidCap 400 Index. This difference will reflect a "time premium" due to expectations concerning the level of the S&P MidCap 400 Index during the period prior to each December Payment Date. As the time remaining to each December Payment Date decreases, however, this time premium may decrease, thus decreasing the trading value of the Notes.

               Time Remaining to Maturity. As the number of remaining December Payment Dates decreases, the cumulative value of all the annual rights to receive an amount that reflects participation in the appreciation of the S&P MidCap 400 Index above the Starting Annual Value (which would be realized in interest payments in excess of the Minimum Annual Payment) will decrease, thus decreasing the value of the Notes. Furthermore, as the time to maturity decreases, the value of the right to receive the Minimum Annual Payment and the principal amount is expected to increase, thus increasing the value of the Note.

               Dividend Rates. A number of complex relationships between the relative values of the Notes and dividend rates are likely to exist. If dividend rates on the stocks comprising the S&P MidCap 400 Index increase, the value of the annual right to receive an amount that reflects participation in the appreciation of the S&P MidCap 400 Index above the Starting Annual Value is expected to decrease. Consequently the value of the Notes is expected to decrease. Conversely, if dividend rates on the stocks comprising the S&P MidCap 400 Index decrease, the value of the annual right to receive such an amount is expected to increase and, therefore, the value of the Notes is expected to increase. However, in general, rising U.S. corporate dividend rates may increase the S&P MidCap 400 Index and, in turn, increase the value of the Notes. Conversely, falling U.S. dividend rates may decrease the S&P MidCap 400 Index and, in turn, decrease the value of the Notes.

     OTHER CONSIDERATIONS

          It is suggested that prospective investors who consider purchasing the Notes should reach an investment decision only after carefully considering the suitability of the Notes in the light of their particular circumstances.

          Investors should also consider the tax consequences of investing in the Notes and should consult their tax advisors.

                              DESCRIPTION OF NOTES

     GENERAL

          The Notes were issued as a series of Senior Debt Securities under the Senior Indenture, dated as of April 1, 1983, as amended and restated, which is more fully described below. The Notes will mature, and the principal of the Notes will be repayable at par, on December 31, 1999.

          The Notes are not subject to redemption prior to maturity by the Company or at the option of any beneficial owner. Upon the occurrence of an Event of Default with respect to the Notes, however, beneficial owners of the Notes or the Senior Debt Trustee may accelerate the maturity of the Notes, as described under "Description of Notes-Events of Default and Acceleration" and "Other Terms-Events of Default" in this Prospectus.

          The Notes were issued in denominations of $1,000 and integral multiples thereof.

     INTEREST PAYMENTS

          For each full calendar year, the Company will pay interest in an amount equal to the following for each $1,000 principal amount of Notes:

                    $1,000 x Annual Percent Appreciation x Participation Rate

     provided, however, that the per annum amount payable as a result of the foregoing on the Notes will not be less than the Minimum Annual Payment or greater than the Maximum Annual Payment. The table below specifies the Minimum Annual Payment and the Maximum Annual Payment on a per annum basis per $1,000 principal amount of Notes as well as the Participation Rate.

               Minimum Annual Payment          $30   (3%)
               Maximum Annual Payment         $100   (10%)
               Participation Rate               65%

       The "Annual Percent Appreciation" applicable to the determination of the amount payable in any year will equal (i) the Ending Annual Value minus the Starting Annual Value, divided by (ii) the Starting Annual Value. The "Starting Annual Value" applicable to the determination of the amount payable in a calendar year will equal the closing value of the S&P MidCap 400 Index on the first NYSE Business Day (as defined herein) in such year on which a Market Disruption Event has not occurred as determined by State Street Bank and Trust Company (the "Calculation Agent"); provided, however, the "Starting Annual Value" applicable to the December 31, 1993 payment date will equal 160.12 (the closing value of the S&P MidCap 400 Index on April 22, 1993); and provided further, however, that if a Market Disruption Event shall have occurred on each of the first ten NYSE Business Days in any year, the "Starting Annual Value" applicable to the determination of the amount payable in such year will equal the closing value of the S&P MidCap 400 Index on such tenth NYSE Business Day regardless of whether a Market Disruption Event occurs on such day. The "Ending Annual Value" applicable to the determination of the amount payable in a calendar year will equal the closing value of the S&P MidCap 400 Index on the seventh scheduled NYSE Business Day preceding the end of such year (including December 31 if it is a scheduled NYSE

     Business Day) as determined by the Calculation Agent, unless a Market Disruption Event has occurred on such day. In the event that a Market Disruption Event has occurred on the seventh scheduled NYSE Business Day preceding the end of such year, the "Ending Annual Value" applicable to the determination of the amount payable in such year will equal the closing value of the S&P MidCap 400 Index on the sixth scheduled NYSE Business Day preceding the end of such year regardless of whether such day is a NYSE Business Day or a Market Disruption Event occurs on such day. The Calculation Agent will determine the seventh scheduled NYSE Business Day, and, if necessary, the sixth scheduled NYSE Business Day prior to each December Payment Date.

       If the Ending Annual Value applicable to such December Payment Date does not exceed the Starting Annual Value applicable to such December Payment Date by more than approximately 4.62%, beneficial owners of the Notes will receive only the Minimum Annual Payment on such December Payment Date, even if the value of the S&P MidCap 400 Index at some point between the determination of the applicable Starting Annual Value and the determination of the applicable Ending Annual Value exceeded such Starting Annual Value by more than approximately 4.62%. If the Ending Annual Value applicable to a December Payment Date exceeds the Starting Annual Value applicable to such December Payment Date by more than approximately 15.38%, the beneficial owners of the Notes would receive only the Maximum Annual Payment for the applicable payment period.

       Any day on which a Starting Annual Value or an Ending Annual Value is required to be calculated is referred to herein as a "Calculation Day". A "NYSE Business Day" is a day on which The New York Stock Exchange is open for trading. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the Notes. All percentages resulting from any calculation on the Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).

       "Market Disruption Event" means either of the following events, as determined by the Calculation Agent:

          (i) the suspension or material limitation (limitations pursuant to New York Stock Exchange Rule 80A (or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange, any other self regulatory organization or the Securities and Exchange Commission of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall be considered "material" for purposes of this definition), in each case, for more than two hours of trading in 80 or more of the securities included in the S&P MidCap 400 Index, or

          (ii) the suspension or material limitation, in each case for more than two hours of trading (whether by reason of movements in price exceeding levels permitted by the relevant exchange or otherwise), in (A) futures contracts related to the S&P MidCap 400 Index which are traded on the Chicago Mercantile Exchange or (B) option contracts related to the S&P MidCap 400 Index which are traded on the American Stock Exchange.

       For the purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

     INTEREST PAYMENT DATES

       The Company will make semiannual interest payments on the Notes on June 30 and December 31 of each year ("June Payment Dates" and "December Payment Dates", respectively), except as provided below, commencing June 30, 1993, to the persons in whose names the Notes are registered on the next preceding June 29 or December 30. For each Note, the Company will pay half of the Minimum Annual Payment for each calendar year on the June Payment Date, and will pay the balance of the annual amount payable on such Note for such year on the December

     Payment Date. The amount payable on the June Payment Date in 1993 will equal $15 per $1,000 principal amount of Notes prorated based on the ratio of the number of days from and including the original issuance date of the Notes to but excluding such June Payment Date, computed on the basis of a year consisting of 360 days of twelve 30-day months, divided by 180.

       The amount payable, if any, on the December Payment Date in 1993 that is in excess of the Minimum Annual Payment will be prorated based on the ratio of the number of days from and including the date the Notes are issued to but excluding such December Payment Date, computed on the basis of a year consisting of 360 days of twelve 30-day months, divided by 360.

       Notwithstanding the foregoing, if it is known at least three Business Days prior to December 31 that December 31 will not be a Business Day, the amount payable by the Company with respect to a December Payment Date for Series A Notes will be made on the Business Day immediately preceding such December 31 to the persons in whose names the Notes are registered on the second Business Day immediately preceding such December 31.

     S&P MIDCAP 400 INDEX

       The following table sets forth the S&P MidCap 400 Index values for each year from 1981 through 1992 as reported by S&P for the first business day in each such year and for the seventh business day prior to the end of each such year. The table also sets forth (i) the percent change in the S&P MidCap 400 Index values between such values for each year, (ii) the per annum interest that would have been paid on the Notes for each such year assuming the Notes were outstanding during such year and such values were deemed a Starting and Ending Annual Value, respectively, and (iii) the simple rolling average per annum interest that would have been paid on the Notes during successive seven-year periods assuming the Notes had a maturity of seven years and matured at the end of the respective years indicated. The S&P MidCap 400 Index was originally published by S&P on June 19, 1991 and is based on the relative value of the aggregate market value of the common stocks of 400 companies at any particular time of measurement as compared to the aggregate average market value of the common stocks of 400 substantially similar companies on December 31, 1990. The following chart contains values of the S&P MidCap 400 Index prior to June 19, 1991 which were calculated by S&P based only on the values of those companies originally used by S&P to calculate the S&P MidCap 400 Index on December 31, 1990. If prices for such companies' common stock were not available for periods prior to June 19, 1991, the calculation of the Index was adjusted to reflect the deletion of such companies, and no other prices of the common stock of different companies were substituted. As a result, the values of the S&P MidCap 400 Index specified below prior to June 19, 1991 are not always based on a sample of 400 companies and in January 1981 the value of the S&P MidCap Index was based on only 230 companies. The historical experience of the S&P MidCap 400 Index should not be taken as an indication of future performance, and no assurance can be given that the S&P MidCap 400 Index values, during any year in which the Notes are outstanding, will increase sufficiently to result in a payment in excess of the Minimum Annual Payment so that the minimum 3% annual rate return would be payable.

                   HYPOTHETICAL ANNUAL SMART NOTES PAYMENTS

                                                                                                                           7-YR.
                                                                                                                           PRETAX
                                                                                                                           SIMPLE
                                                           S&P             S&P                                            ROLLING
                                                         MIDCAP 400     MIDCAP 400                       HYPOTHETICAL    AVERAGE OF
                                                            INDEX         INDEX            S&P             ANNUAL       HYPOTHETICAL
                                                          STARTING        ENDING          MIDCAP 400       SMART            SMART
                                                           ANNUAL         ANNUAL         INDEX %            NOTE             NOTE
   YEAR                                                    VALUE(1)      VALUE(2)         CHANGE(1)(2)    PAYMENTS(3)      PAYMENTS
   ----                                                 ----------     ------------      ------------    ------------    -----------
   1981................................................       36.88            37.56           1.84%             3.00%
   1982................................................       37.67            42.80          13.62%             8.85%
   1983................................................       43.30            52.29          20.76%            10.00%
   1984................................................       51.94            50.46          -2.85%             3.00%
   1985................................................       49.75            65.87          32.40%            10.00%
   1986................................................       65.15            75.34          15.64%            10.00%
   1987................................................       75.37            70.27          -6.77%             3.00%        6.84%
   1988................................................       72.65            81.39          12.03%             7.82%        7.52%
   1989................................................       81.95           104.54          27.57%            10.00%        7.69%
   1990................................................      109.44            99.41          -9.16%             3.00%        6.69%
   1991................................................       99.37           133.89          34.74%            10.00%        7.69%
   1992................................................      146.18           157.43           7.70%             5.00%        6.97%
   Averages............................................                                                          6.97%        7.23%

- ----------------
   (1) Closing S&P MidCap 400 Index value on the first business day of each calendar year. Source: S&P.
   (2) Closing S&P MidCap 400 Index value on the seventh business day prior to the end of each calendar year. Source: S&P.
   (3) The above hypothetical table assumes a Minimum Annual Payment of $30 per $1,000 principal amount (3% per annum), a Maximum Annual Payment of $100 per $1,000 principal amount (10.0% per annum) and a Participation Rate of 65%. The table does not reflect gains or losses in the market value of SMART Notes which may occur in secondary market trading.

       A potential investor should review the historical performance of the Index. The historical performance of the Index should not be taken as an indication of future performance, and no assurance can be given that the Index will increase sufficiently to cause the benificial owners of the Securities to receive an amount in excess of the principal amount and the Minimum Annual Payment at the maturity of the Notes or the Minimum Annual Payment in any prior year.

       The following tables are an example of hypothetical annual payments on the Notes using assumed changes in the S&P MidCap 400 Index. The numbers below are shown for illustrative purposes only and are not intended to predict either the future levels of the S&P MidCap 400 Index or the payments to be received on the Notes.

                        HYPOTHETICAL SMART NOTE PAYMENTS


                                                                           INDEX                     HYPOTHETICAL ANNUALIZED
                           HYPOTHETICAL STARTING     HYPOTHETICAL ENDING   PERCENT   PARTICIPATION           SMART
YEAR                       ANNUAL VALUE(1)              ANNUAL VALUE(1)    CHANGE         RATE        NOTE PAYMENT RATE
                           --------------------      -------------------   -------   -------------  -------------------------
1...........                            163                 180             10.43%       65%               6.78%(3)
2...........                            178                 206             15.73%       65%              10.00%**
3...........                            208                 174            -16.35%       65%               3.00%*
4...........                            174                 218             25.29%       65%              10.00%**
5...........                            217                 216             -0.46%       65%               3.00%*
6...........                            219                 284             29.68%       65%              10.00%**
7...........                            283                 310              9.54%       65%               6.20%

- ---------------
     (1) Assumed closing value of the S&P MidCap 400 Index on the first NYSE Business Day of each year (or the date of pricing of the Notes for the first year the Notes are outstanding).
     (2) Assumed closing value of the S&P MidCap 400 Index on the seventh scheduled NYSE Business Day prior to the end of each year.
     (3) The Index Percent Change applicable to the December 31, 1993 payment date will depend upon the increase, if any, in the S&P MidCap 400 Index from the date the Notes are priced to the date of determination of the Ending Annual Value in December 1993 and will be prorated as discussed herein. Assuming the Notes are issued on April 29, 1993, the Hypothetical Annualized Note Payment Rates for the first year in the tables above would be prorated by a factor equal to 242/360, the days remaining until the December Payment Date, computed on the basis of a year consisting of 360 days of twelve 30-day months, divided by 360. In the hypothetical example above, the payments per $1,000 principal amount that would result from this proration for the first year would be equal to $45.57. See "Description of Notes-Interest Payment Dates".
      * Minimum Annual Payment ($30 per $1,000 principal amount (3% per annum)).
     ** Maximum Annual Payment ($100 per $1,000 principal amount (10% per annum)).

       The above information is for purposes of illustration only. The actual amount payable in any year on the Notes will depend entirely on the Starting Annual Value and Ending Annual Value applicable to such year determined by the Calculation Agent as provided herein and the Minimum Annual Payment, Maximum Annual Payment and Participation Rate.

     UNAVAILABILITY OF THE S&P MIDCAP 400 INDEX

       If S&P discontinues publication of the S&P MidCap 400 Index and S&P or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the S&P MidCap 400 Index (any such index being referred to hereinafter as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Index as calculated by S&P or such other entity for the S&P MidCap 400 Index and calculate the Starting Annual Value and/or the Ending Annual Value as described above. Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice thereof to be published in The Wall Street Journal (or another newspaper of general circulation) within three Business Days of such selection.

       If the S&P MidCap 400 Index is unavailable or S&P discontinues publication of the S&P MidCap 400 Index and a Successor Index is not selected by the Calculation Agent or is no longer published on any of the Calculation Days, the value to be substituted for the S&P MidCap 400 Index for any such Calculation Day used to calculate the Starting Annual Value or Ending Annual Value, as the case may be, will be calculated as described below.

       If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the S&P MidCap 400 Index as described below, such Successor Index or value shall be substituted for the S&P MidCap 400 Index for all purposes.

       If at any time the method of calculating the S&P MidCap 400 Index, or the value thereof, is changed in a material respect, or if the S&P MidCap 400 Index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of the S&P MidCap 400 Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each Calculation Date, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the S&P MidCap 400 Index as if such changes or modifications had not been made, and calculate such closing value with reference to the S&P MidCap 400 Index, as adjusted. Accordingly, if the method of calculating the S&P MidCap 400 Index is modified so that the value of such Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), then the Calculation Agent shall adjust such Index in order to arrive at a value of the S&P MidCap 400 Index as if it had not been modified (e.g., as if such split had not occurred).

       If the S&P MidCap 400 Index is unavailable or the publication of the S&P MidCap 400 Index is discontinued and S&P or another entity does not publish a Successor Index on any of the Calculation Days, the value to be substituted for the S&P MidCap 400 Index for any such Calculation Day will be the value computed by the Calculation Agent for each such Calculation Day in accordance with the following procedures:

          (1) identifying the component stocks of the S&P MidCap 400 Index or any Successor Index as of the last date on which either of such indices was calculated by S&P or another entity and published by S&P or such other entity (each such component stock is a "Last Component Stock");

          (2) for each Last Component Stock, calculating as of each such NYSE Business Day the product of the market price per share and the number of the then outstanding shares (such product referred to as the "Market Value" of such stock), by reference to (a) the closing market price per share of such Last Component Stock as quoted by the New York Stock Exchange or the American Stock Exchange or any other registered national securities exchange that is the primary market for such Last Component Stock, or if no such quotation is available, then the closing market price as quoted by any other registered national securities exchange or the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ"), or if no such price is quoted, then the market price from the best available source as determined by the Calculation Agent (collectively, the "Exchanges") and (b) the most recent publicly available statement of the number of outstanding shares of such Last Component Stock;

          (3) aggregating the Market Values obtained in clause (2) for all Last Component Stocks;

          (4) ascertaining the Base Value (as defined below under "The Standard & Poor's MidCap 400 Index-Computation of the S&P MidCap 400 Index") in effect as of the last day on which either the S&P MidCap 400 Index or any Successor Index was published by S&P or another entity, adjusted as described below;

          (5) dividing the aggregate Market Value of all Last Component Stocks by the Base Value (adjusted as aforesaid);

          (6) multiplying the resulting quotient (expressed in decimals) by 100.


       If any Last Component Stock is no longer publicly traded on any registered national securities exchange or in the over-the-counter market, the last available market price per share for such Last Component Stock as quoted by any registered national securities exchange or in the over-the-counter market, and the number of outstanding shares thereof at such time, will be used in computing the last available Market Value of such Last Component Stock. Such Market Value will be used in all computations of the S&P MidCap 400 Index thereafter.

       If a company that has issued a Last Component Stock and another company that has issued a Last Component Stock are consolidated to form a new company, the common stock of such new company will be considered a Last Component Stock and the common stocks of the constituent companies will no longer be considered Last Component Stocks. If any company that has issued a Last Component Stock merges with, or acquires, a company that has not issued a Last Component Stock, the common stock of the surviving corporation will, upon the effectiveness of such merger or acquisition, be considered a Last Component Stock. In each such case, the Base Value will be adjusted so that the Base Value immediately after such consolidation, merger or acquisition will equal (a) the Base Value immediately prior to such event, multiplied by (b) the quotient of the aggregate Market Value of all Last Component Stocks immediately after such event, divided by the aggregate Market Value for all Last Component Stocks immediately prior to such event.

       If a company that has issued a Last Component Stock issues a stock dividend, declares a stock split or issues new shares pursuant to the acquisition of another company, then, in each case, the Base Value will be adjusted (in accordance with the formula described below) so that the Base Value immediately after the time the particular Last Component Stock commences trading ex-dividend, the effectiveness of the stock split or the time new shares of such Last Component Stock commence trading equals (a) the Base Value immediately prior to such event, multiplied by (b) the quotient of the aggregate Market Value for all Last Component Stocks immediately after such event, divided by the aggregate Market Value of all Last Component Stocks immediately prior to such event. The Base Value used by the Calculation Agent to calculate the value described above will not necessarily be adjusted in all cases in which S&P, in its discretion, might adjust the Base Value (as described below under "The Standard & Poor's MidCap 400 Index-Computation of the S&P MidCap 400 Index").

       If S&P discontinues publication of the S&P MidCap 400 Index prior to the period during which the amount payable with respect to any year is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then on each NYSE Business Day until the earlier to occur of (i) the determination of the amount payable with respect to such year or (ii) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent shall determine the value that would be used in computing the amount payable with respect to such year by reference to the method set forth in clauses (1) through (6) in the fourth preceding paragraph above as if such day were a Calculation Day. The Calculation Agent will cause notice of each such value to be published not less often than once each month in the Wall Street Journal (or another newspaper of general circulation), and arrange for information with respect to such values to be made available by telephone. Notwithstanding these alternative arrangements, discontinuance of the publication of the S&P MidCap 400 Index may adversely affect trading in the Notes.

     EVENTS OF DEFAULT AND ACCELERATION

       In case an Event of Default with respect to any Notes shall have occurred and be continuing, the amount payable to a beneficial owner of a Note upon any acceleration permitted by the Notes, will equal: (i) the principal amount thereof, plus (ii) an additional amount, if any, of interest calculated as though the date of early repayment were a December Payment Date and prorated through such date of early repayment in the same manner as the amount payable on the December 1993 payment date was prorated, see "Description of Notes-Interest Payment Dates". If a bankruptcy proceeding is commenced in respect of the Company, the claim of the beneficial owner of a Note may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Note plus an additional amount, if any, of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Notes.

     NOTE DEPOSITORY

       Upon issuance, all Notes will be represented by fully registered global securities (the "Global Securities"). Each such Global Security will be deposited with, or on behalf of, The Depository Trust Company, as Securities Depository, registered in the name of the Securities Depository or a nominee thereof. Unless and until it is exchanged in whole or in part for Securities in definitive form, no Global Security may be transferred except as a whole by the Securities Depository to a nominee of such Securities Depository or by a nominee of such Securities Depository to such Securities Depository or another nominee of such Securities Depository or by such Securities Depository or any such nominee to a successor of such Securities Depository or a nominee of such successor.

       The Securities Depository has advised the Company as follows: The Securities Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Securities Depository was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. The Securities Depository's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The Securities Depository is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. The Underwriters (as hereinafter defined) are Participants. Access to the Securities Depository book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

       Purchases of Notes must be made by or through Participants, which will receive a credit on the records of the Securities Depository. The ownership interest of each actual purchaser of each Note ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Securities Depository of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Securities Depository (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Securities.

       So long as the Securities Depository, or its nominee, is the registered owner of a Global Security, the Securities Depository or its nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, Beneficial Owners in a Global Security will not be entitled to have the Notes represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive registered form and will not be considered the owners or Holders thereof under the Senior Indenture. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of the Securities Depository and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, the Securities Depository would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the Securities Depository to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

       Payment of the principal of, and amounts payable on any June Payment Date or December Payment Date with respect to Notes registered in the name of the Securities Depository or its nominee, will be made to the Securities Depository or its nominee, as the case may be, as the Holder of the Global Securities representing such Notes. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relative to such beneficial ownership interests. The Company expects that the Securities Depository, upon receipt of any payment of principal or amounts payable on any June Payment Date or December Payment Date in respect of a Global Security, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of the Securities Depository. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

       If (x) the Securities Depository is at any time unwilling or unable to continue as Securities Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Securities shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, the Global Securities will be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples thereof. Such definitive Notes shall be registered in such name or names as the Securities Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Securities Depository from Participants with respect to ownership of beneficial interests in such Global Securities.

                                      THE STANDARD & POOR'S MIDCAP 400 INDEX

       All disclosure contained in this Prospectus regarding the S&P MidCap 400 Index, including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information prepared by S&P. Neither the Company nor MLPF&S take any responsibility for such information.

     GENERAL

       The S&P MidCap 400 Index is published by S&P and is intended to provide an indication of the pattern of price movements of common stocks of corporations having mid-market capitalization. The calculation of the value of the S&P MidCap 400 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined above) of the common stocks of 400 companies as of a particular time as compared to the aggregate average Market Value of the common stocks of 400 substantially similar companies on December 31, 1990. As of April 16, 1993, 263 (66%) of the companies included in the S&P MidCap 400 Index were listed on the New York Stock Exchange, 125 (31%) of the companies were traded in the over-the-counter market and 12 (3%) of the companies were listed on the American Stock Exchange. As of February 3, 1993, the aggregate Market Value of the 400 companies included in the S&P MidCap 400 Index represented approximately 15% of the aggregate Market Value of United States domestic companies. The 400 companies are not the largest companies listed on The New York Stock Exchange (the companies included in the Standard & Poor's 500 Composite Stock Price Index, which had a median market capitalization of $3.1 billion at April 16, 1993, are generally larger than those included in the S&P MidCap 400 Index, which had a median market capitalization of $846.8 million at April 16, 1993). S&P chooses companies for inclusion in the S&P MidCap 400 Index with the aim of achieving (for companies of mid-market capitalization) a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of The New York Stock Exchange, which S&P uses as an assumed model for the composition of the total market with respect to such mid-market corporations. Relevant criteria employed by S&P in selecting companies for the S&P MidCap 400 Index include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry and the Market Value and trading activity of the common stock of that company.


     COMPUTATION OF THE S&P MIDCAP 400 INDEX

       S&P currently computes the S&P MidCap 400 Index as of a particular time as follows:

          (1) the Market Value of each component stock is determined as of such time;

          (2) the Market Values of all component stocks as of such time (as determined under clause (1) above) are aggregated;

          (3) the Market Values as of December 31, 1990 (the "Base Period") of the common stock of each company in a group of 400 substantially similar companies is determined;

          (4) the Market Values of all such common stocks as of the Base Period (as determined under clause (3) above) are aggregated (such aggregate amount being referred to as the "Base Value");

          (5) the aggregate Market Value of all component stocks as of such time (as determined under clause (2) above) is divided by the Base Value; and

          (6) the resulting quotient (expressed in decimals) is multiplied by 100.

       While S&P currently employs the above methodology to calculate the S&P MidCap 400 Index, no assurance can be given that S&P will not modify or change such methodology in a manner that may affect the amounts payable on any December Payment Date to beneficial owners of the Notes.

       S&P adjusts the foregoing formula to negate the effect of changes in the Market Value of a component stock that are determined by S&P to be arbitrary or not due to true market fluctuations. Such changes may result from such causes as the issuance of stock dividends, the granting to shareholders of rights to purchase additional shares of such stock, the purchase of additional shares of stock by employees pursuant to employee benefit plans, certain consolidations and acquisitions, the granting to shareholders of rights to purchase other securities of the company, the substitution by S&P of particular component stocks in the S&P MidCap 400 Index and other reasons. In all such cases, S&P first recalculates the aggregate Market Value of all component stocks (after taking account of the new market price per share of the particular component stock or the new number of outstanding shares thereof or both, as the case may be) and then determines the New Base Value in accordance with the following formula:

                                New Market Value
              Old Base Value x  ----------------  = New Base Value
                                Old Market Value

     The result is that the Base Value is adjusted in proportion to any change in the aggregate Market Value of all component stocks resulting from the causes referred to above to the extent necessary to negate the effects of such causes upon the S&P MidCap 400 Index.

     LICENSE AGREEMENT

       S&P and Merrill Lynch Capital Services, Inc. have entered into a non-exclusive license agreement providing for the license to Merrill Lynch Capital Services, Inc., in exchange for a fee, of the right to use indices owned and published by S&P in connection with certain securities, including the Notes, and the Company is an authorized sublicensee thereof.

       The license agreement between S&P and Merrill Lynch Capital Services, Inc. provides that the following language must be stated in this
     Prospectus:

          "The Notes are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the Holders of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly or the ability of the S&P MidCap 400 Index to track general stock market performance. S&P's only relationship to Merrill Lynch Capital Services, Inc. and the Company (other than transactions entered into in the ordinary course of business) is the licensing of certain service marks and trade names of S&P and of the S&P MidCap 400 Index which is determined, composed and calculated by S&P without regard to the Company or the Notes. S&P has no obligation to take the needs of the Company or the Holders of the Notes into consideration in determining, composing or calculating the S&P MidCap 400 Index. S&P is not responsible for and has not participated in the determination of the timing of the sale of the Notes, prices at which the Notes are to initially be sold, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Notes."

                                  OTHER TERMS

     GENERAL

       The Senior Debt Securities have been and are to be issued under an Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Notes. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

       The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

       The Senior Indenture provides that the Senior Indenture and the Securities will be governed by and construed in accordance with the laws of the State of New York.

       The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

       The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Securities Exchange Act of 1934, as amended, and under rules of certain exchanges and other regulatory bodies.

     LIMITATIONS UPON LIENS

       The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

     LIMITATION ON DISPOSITION OF VOTING STOCK OF, AND MERGER AND SALE OF ASSETS BY, MLPF&S

       The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

     MERGER AND CONSOLIDATION

       The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

     MODIFICATION AND WAIVER

       Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity; (c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amended Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

     EVENTS OF DEFAULT

       Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture; (e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or

     Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

       The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

       The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.


                                    EXPERTS

       The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1992 Annual Report on Form 10-K and Current Report on Form 8-K dated March 9, 1994, and incorporated by reference in this Prospectus have been audited by Deloitte & Touche, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for (i) each of the five years in the period ended December 25, 1992 included in the 1992 Annual Report to Stockholders of the Company and (ii) each of the five years in the period ended December 31, 1993 included in the Current Report on Form 8-K dated March 9, 1994 of the Company, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche, as set forth in their reports incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been included or incorporated herein by reference in reliance upon such reports of Deloitte & Touche given upon their authority as experts in accounting and auditing.

       With respect to unaudited interim financial information for the periods included in any of the Quarterly Reports on Form 10-Q which may be incorporated herein by reference, Deloitte & Touche have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in any such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the
     review procedures applied.   Deloitte & Touche are not subject to the
     liability provisions of Section 11 of the Act for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                             SUBJECT TO COMPLETION
                          ISSUE DATE:  MARCH 11, 1994
PROSPECTUS
- ----------

                           MERRILL LYNCH & CO., INC.
         STOCK MARKET ANNUAL RESET TERM/SM/ NOTES DUE DECEMBER 31, 1997
                               "SMART NOTES/SM/"


       On October 29, 1992, Merrill Lynch & Co., Inc. (the "Company") issued $28,000,000 aggregate principal amount of Stock Market Annual Reset Term Notes due December 31, 1997 (the "SMART Notes", or the "Notes"). The Notes were issued in denominations of $1,000 and integral multiples thereof, will mature and be repayable at 100% of the principal amount thereof on December 31, 1997. Cash payments will be payable with respect to the Notes semiannually on June 30 and December 31 of each year,as described below ("June Payment Dates" and "December Payment Dates",respectively), commencing December 31, 1992.

       The Company will make interest payments on the Notes for each year at a rate per annum equal to 70% of the percent increase,if any, in the S&P 500 Composite Stock Price Index (the "S&P 500 Index") as determined in each year from the Starting Annual Value to the Ending Annual Value, as further described herein. In no event, however, will the annual payments on the Notes be less than $30 per annum per $1,000 principal amount of Notes (3% per annum) (the "Minimum Annual Payment") or more than $105 per annum per $1,000 principal amount of Notes (10.5% per annum) (the "Maximum Annual Payment"). For each $1,000 principal amount of Notes, the Company will pay $15 on each June Payment Date and will pay the balance of the annual amount due on the Notes on the December Payment Date. The Starting Annual Value is reset generally on the first NYSE Business Day in each calendar year, and, therefore,the amount payable on the Notes in each calendar year, subject to the Minimum and Maximum Annual Payments, will be based on a percentage change in the S&P 500 Index occurring during that year. The amount payable on the December 31,1992 payment date will be based on the percentage change in the S&P 500 Index from October 22, 1992 to December 22, 1992 (subject to adjustment as described herein) and will be prorated, as described herein. The Notes are not subject to redemption by the Holders or the Company prior to maturity.

       For information as to the calculation of the amount payable in any calendar year, the calculation of the S&P 500 Index, see "Description of Notes" and "The Standard & Poor's 500 Index" in this Prospectus. FOR OTHER INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "SPECIAL CONSIDERATIONS" IN THIS PROSPECTUS.

       Ownership of the Notes will be maintained only in book-entry form by or
through the Securities Depository.   Beneficial owners of the Notes will not
have the right to receive physical certificates evidencing their ownership except under the limited circumstances described herein.

       The Notes are listed on the New York Stock Exchange under the symbol "MERIQ 97".
                                 -------------

    THESE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                                 -------------

       This Prospectus has been prepared in connection with the Notes and is to be used by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly-owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Notes. MLPF&S may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

                                -------------

                              MERRILL LYNCH & CO.

                                -------------

               THE DATE OF THIS PROSPECTUS IS ________ __, 1993.
  /SM/"SMART Notes" and "Stock Market Annual Reset Term" are service marks of
                           Merrill Lynch & Co., Inc.

     STANDARD & POOR'S CORPORATION ("S&P") DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

       The Commissioner of Insurance of The State of North Carolina has not approved or disapproved the offering of the Notes made hereby nor has the Commissioner passed upon the accuracy or adequacy of this Prospectus.


                             AVAILABLE INFORMATION

       The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington,D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at the prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The Company's Annual Report on Form 10-K for the year ended December 25, 1992, Quarterly Reports on Form 10-Q for the quarters ending March 26, 1993, June 25, 1993 and September 24, 1993, and Current Reports on Form 8-K dated January 25, 1993, January 26, 1993, January 28, 1993, February 1, 1993, February 22, 1993, March 1, 1993, March 19, 1993, April 13, 1993,
     April 15, 1993, April 22, 1993, April 27, 1993, April 29, 1993, June 24,
     1993, June 28, 1993, July 7, 1993, July 13, 1993, July 27, 1993, September
     8, 1993, September 13, 1993, September 23, 1993, October 7, 1993, October 11, 1993, October 15, 1993, October 27, 1993, December 17, 1993, December
     22, 1993, December 27, 1993, December 30, 1993, January 20, 1994, January
     24, 1994, January 27, 1994, February 3, 1994 and March 9, 1994 filed pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference into this Prospectus.

       All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

       THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY (WITHOUT EXHIBITS OTHER THAN EXHIBITS SPECIFICALLY INCORPORATED BY REFERENCE) OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO MR. GREGORY T. RUSSO, SECRETARY, MERRILL LYNCH & CO., INC., 100 CHURCH STREET, 12TH FLOOR, NEW YORK, NEW YORK 10080-6512; TELEPHONE NUMBER (212)602-8435.

       NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF AN OFFER TO BUY FROM, ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                           MERRILL LYNCH & CO., INC.

       Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance and related services worldwide. Its principal subsidiary, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), is one of the largest securities firms in the world. MLPF&S is a broker in securities, options contracts, commodity and financial futures contracts, a distributor of selected insurance products, a dealer in options and in corporate and municipal securities and an investment banking firm. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued by the U.S. Government or agencies thereof or guaranteed or insured by Federal agencies or instrumentalities. Merrill Lynch Capital Services, Inc. and Merrill Lynch Derivative Products, Inc. are the Company's primary derivative subsidiaries which enter into interest rate and currency swaps and other derivative transactions. Merrill Lynch Asset Management, L.P. manages mutual funds and provides investment advisory services. Other subsidiaries provide financial services outside the United States similar to those of MLPF&S and are engaged in such other activities as international banking, lending and providing other investment and financing services. The Company's insurance underwriting and marketing operations consist of the underwriting of life insurance and annuity products through subsidiaries of Merrill Lynch Insurance Group, Inc., and the sale of life insurance and annuities through Merrill Lynch Life Agency Inc. and other life insurance agencies associated with MLPF&S.

       The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212)449-1000.

     RATIO OF EARNINGS TO FIXED CHARGES

            YEAR ENDED LAST FRIDAY IN DECEMBER
                        1989  1990  1991  1992  1993
                        ----  ----  ----  ----  ----

     Ratio of earnings
     to fixed charges   ---   1.1   1.2   1.3   1.4


          For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consists of interest costs and that portion of rentals estimated to be representative of the interest factor. In 1989, fixed charges exceeded pretax earnings before fixed charges by $187,564,000.

                             SPECIAL CONSIDERATIONS

     SEMIANNUAL PAYMENTS

          If the Ending Annual Value applicable to a December Payment Date does not exceed the Starting Annual Value applicable to such December Payment Date by more than approximately 4.3%, Holders of the Notes will receive only the Minimum Annual Payment payable with respect to the Notes, even if the value of the S&P 500 Index at some point between the determination of the applicable Starting Annual Value and the determination of the applicable Ending Annual Value exceeded such Starting Annual Value by more than 4.3%. The annual amounts payable on the Notes based on the S&P 500 Index is limited to 70% of the percentage increase in such index during any relevant period, and in no event will such amount exceed the Maximum Annual Payment.

          Holders will receive total annual payments on the Notes equal to not less than a per annum yield of 3% (the "Minimum Annual Payment"), and will be repayed 100% of the principal amount of the Notes at maturity. The payment of additional semiannual amounts are subject to the conditions described under "Description of Notes-Semiannual Payments". A Holder of the Notes may receive interest payments with respect to the Notes equal to only the Minimum Annual Payment for each year, and such interest payments are below what the Company would pay as interest as of the date hereof if the Company issued non-callable senior debt securities with a similar maturity as that of the Notes. The return of principal at maturity and the payment of the Minimum Annual Payment with respect to the Notes are not expected to reflect the full opportunity costs implied by inflation or other factors relating to the time value of money.

          The amount payable on the Notes based on the S&P 500 Index will not produce the same return as if the underlying stocks underlying the S&P 500 Index were purchased and held for a similar period because of the following: (i) the annual amount payable on the Notes is limited to 70% of the percentage increase in the S&P 500 Index during any relevant period and the annual amount payable of the Notes is subject to a Minimum Annual Payment and a Maximum Annual Payment, (ii) the S&P 500 Index does not reflect the payment of dividends on the stocks underlying it, and (iii) the amount payable on the Notes does not reflect any changes in the S&P 500 Index for the period between the determination of an Ending Annual Value (generally on the seventh NYSE Business Day prior to the end of a year) and the determination of the next succeeding Starting Annual Value (generally on the first NYSE Business Day in the following year).

     TRADING

          The Notes are listed on the New York Stock Exchange under the symbol "MERIQ 97". It is expected that the secondary market for the Notes will be affected by the creditworthiness of the Company and by a number of other factors. It is possible to view the Notes as the economic equivalent of a debt obligation plus a series of cash settlement options; however, there can be no assurance that the Notes will not trade in the secondary market at a discount from the aggregate value of such economic components, if such economic components were valued and capable of being traded separately.

          The trading values of the Notes may be affected by a number of interrelated factors, including those listed below. The following is the expected effect on the trading value of the Notes of each of the factors listed below. The following discussion of each separate factor generally assumes that all other factors are held constant, although the actual interrelationship between certain of such factors is complex.

               Relative Level of the S&P 500 Index. The trading value of the Notes is expected to depend significantly on the extent of the appreciation, if any, of the S&P 500 Index over the Annual Starting Value applicable to the next succeeding December Payment Date. If, however, Notes are sold at a time when the S&P 500 Index exceeds the Annual Starting Value, the sale price may be at a discount from the amount expected to be payable to the Holder if such excess of the S&P 500 Index over such Annual Starting Value were to prevail until the next December Payment Date because the increase in the value of the S&P 500

          Rights may not reflect the full appreciation of the S&P 500 Index since the Annual Starting Value. Furthermore, the price at which a Holder will be able to sell Notes prior to a December Payment Date may be at a discount, which could be substantial, from the principal amount thereof, if, at such time, the S&P 500 Index is below, equal to or not sufficiently above the Annual Starting Value applicable to such December Payment Date. The value of the Notes may also be affected by the limitation of the Maximum Annual Payment.

               Volatility of the S&P 500 Index. If the volatility of the S&P 500 Index increases, the trading value of the Notes is expected to increase. If the volatility of the S&P 500 Index decreases, the trading value of the Notes is expected to decrease.

               Interest Rates. In general, if U.S. interest rates increase, the value of the Notes is expected to decrease. If U.S. interest rates decrease, the value of the Notes is generally expected to increase. Interest rates may also affect the U.S. economy, and, in turn, the level of the S&P 500 Index. Rising interest rates may lower the level of the S&P 500 Index and, thus, the value of the Notes. Falling interest rates may increase the level of the S&P 500 Index and, thus, may increase the value of the Notes.

               Time Remaining to December Payment Dates. The Notes may trade at a value above that which may be inferred from the level of interest rates and the S&P 500 Index. This difference will reflect a "time premium" due to expectations concerning the level of the S&P 500 Index during the period prior to each December Payment Date. As the time remaining to each December Payment Date decreases, however, this time premium may decrease, thus decreasing the trading value of the Notes.

               Time Remaining to Maturity. As the number of remaining December Payment Dates decreases, the cumulative value of all the S&P Rights will decrease, thus decreasing the value of the Notes. Furthermore, as the time to maturity decreases, the value of the fixed payments is expected to increase, thus increasing the value of the Notes.

               Dividend Rates in the United States. If dividend rates on the stocks comprising the S&P 500 Index increase, the value of the S&P Rights is expected to decrease. Consequently the value of the Notes is expected to decrease. Conversely, if dividend rates on the stocks comprising the S&P 500 Index decrease, the value of the S&P Rights is expected to increase and, therefore, the value of the Notes is expected to increase. However, in general rising U.S. corporate dividend rates may increase the S&P 500 Index and, in turn, increase the value of the Notes. Conversely, falling U.S. dividend rates may decrease the S&P 500 Index and, in turn, decrease the value of the Notes.

     OTHER CONSIDERATIONS

          It is suggested that prospective investors who consider purchasing the Notes should reach an investment decision only after carefully considering the suitability of the Notes in the light of their particular circumstances.

          Investors should also consider the tax consequences of investing in the Notes and should consult their tax advisors.


                              DESCRIPTION OF NOTES

     GENERAL

          The Notes were issued as a series of Senior Debt Securities under the Senior Indenture, dated as of April 1, 1983, as amended and restated, which is more fully described below. The Notes will mature, and the principal of the Notes will be repayable at par, on December 31, 1997.

          The Notes are not subject to redemption prior to maturity by the
     Company or at the option of any Holder.   Upon the occurrence of an Event
     of Default with respect to the Notes, however, Holders of the Notes or the Senior Debt Trustee may accelerate the maturity of the Notes, as described under "Description of Notes-Events of Default and Acceleration" and "Other Terms-Events of Default" in the this Prospectus.

          The Notes were issued in denominations of $1,000 and integral multiples thereof.

     SEMIANNUAL PAYMENTS

          The Company will make semiannual interest payments on the Notes each June 30 and December 31 ("June Payment Dates" and "December Payment Dates", respectively) beginning December 31, 1992, as described below, to the persons in whose names the Notes are registered on the next preceding June 29 or December 30, except as provided below. Notwithstanding the foregoing, if it is known three Business Days prior to December 31 that December 31 will not be a Business Day, the amount payable by the Company with respect to such December Payment Date will be made on the Business Day immediately preceding such December 31 to the persons in whose names the Notes are registered on the second Business Day immediately preceding such December 31.

          For each calendar year, the Company will pay an amount equal to the following for each $1,000 principal amount of Notes:

                              ENDING ANNUAL VALUE-STARTING ANNUAL VALUE
                  $1,000  X  (-----------------------------------------)  X 70%
                                       STARTING ANNUAL VALUE

     provided, however, that the per annum amount payable as a result of the foregoing will not be less than $30 per $1,000 principal amount of Notes (3% per annum) (the "Minimum Annual Payment") or greater than $105 per $1,000 principal amount of Notes (10.5% per annum) (the "Maximum Annual Payment"). For each $1,000 principal amount of the Notes, the Company will pay $15 of the total amount payable for each calendar year on the June Payment Date, and will pay the balance of the annual amount due on the Notes for such year on the December Payment Date. The amount payable on the December 31, 1992 payment date with respect to each $1,000 principal amount of Notes that results from the foregoing formula will be prorated based on the ratio of the number of days from and including October 29, 1992 to but excluding December 31, 1992, computed on the basis of a year consisting of 360 days of twelve 30-day months, divided by 360. (For example, if the S&P 500 Index rises by 10% from October 22, 1992 to the date of determination of the Ending Annual Value in December 1992, the amount payable for the December 1992 payment date would be $70 per $1,000 principal amount multiplied by the fraction 62/360, reflecting the prorata number of days the Notes were outstanding.) The "Starting Annual Value" applicable to the determination of the amount payable in a calendar year will equal the closing value of the S&P 500 Index on the first NYSE Business Day (as defined herein) in such year on which a Market Disruption Event has not occurred as determined by State Street Bank and Trust Company (the "Calculation Agent"); provided, however, that if a Market Disruption Event shall have occurred on each of the first ten NYSE Business Days in any year, the "Starting Annual Value" applicable to the determination of the amount payable in such year will equal the closing value of the S&P 500 Index on such tenth NYSE Business Day; and provided further, however, the "Starting Annual Value" applicable to the December 31, 1992 payment date will equal 414.90. The "Ending Annual Value" applicable to the determination of the amount payable in a calendar year will equal the closing value of the S&P 500 Index on the seventh scheduled NYSE Business Day preceding the end of such year (including December 31 if it is a scheduled NYSE Business Day) as determined by the Calculation Agent, unless a Market Disruption Event has occurred on such day. In the event that a Market Disruption Event has occurred on the seventh scheduled NYSE Business Day preceding the end of such year, the "Ending Annual Value" applicable to the determination of the amount payable in such year will equal the closing value of the S&P 500 Index on the sixth scheduled NYSE Business Day preceding the end of such year regardless of whether such day is a NYSE Business Day or a Market

     Disruption Event occurs on such day. The Calculation Agent will determine the seventh scheduled NYSE Business Day, and, if necessary, the sixth scheduled NYSE Business Day prior to each December Payment Date.

          If the Ending Annual Value applicable to a December Payment Date does not exceed the applicable Starting Annual Value by more than approximately 4.3%, Holders of the Notes will receive only the Minimum Annual Payment payable with respect to the Notes, even if the value of the S&P 500 Index at some point between the determination of the applicable Starting Annual Value and the determination of the applicable Ending Annual Value exceeded such Starting Annual Value by more than 4.3%. If the Ending Annual Value applicable to a December Payment Date exceeds the applicable Starting Annual Value by 15% or more, Holders of Notes will receive the Maximum Amount Payable with respect to the Notes. The Holders will receive not less than the Minimum Annual Payment (3% per annum) even in the event that the Ending Annual Value is less than the Starting Annual Value in any year.

          Any day on which a Starting Annual Value or an Ending Annual Value is required to be calculated is referred to herein as a "Calculation Day". A "NYSE Business Day" is a day on which The New York Stock Exchange is open for trading. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Company and Holders of the Notes.

          "Market Disruption Event" means either of the following events, as determined by the Calculation Agent:

          (i) the material limitation (limitations pursuant to New York Stock Exchange Rule 80A (or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange, any other self-regulatory organization or the Securities and Exchange Commission of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall be considered "material" for purposes of this definition) or suspension, in each case, for more than two hours of trading in 100 or more of the securities included in the S&P 500 Index, or

          (ii) the suspension or material limitation, in each case, for more than two hours of trading (whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise) in (A) futures contracts related to the S&P 500 Index which are traded on the Chicago Mercantile Exchange or (B) option contracts related to the S&P 500 Index which are traded on the Chicago Board Options Exchange, Inc.

       For the purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

       If S&P discontinues publication of the S&P 500 Index and S&P or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the S&P 500 Index (any such index being referred to hereinafter as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Index as calculated by S&P or such other entity for the S&P 500 Index and calculate the Starting Annual Value and/or the Ending Annual Value as described above. Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice thereof to be published in The Wall Street Journal (or another newspaper of general circulation) within three Business Days of such selection.

       If S&P discontinues publication of the S&P 500 Index and a Successor Index is not selected by the Calculation Agent or is no longer published on any of the Calculation Days, the value to be substituted for the S&P 500 Index for any such Calculation Day used to calculate the Starting Annual Value or Ending Annual Value, as the case may be, will be calculated as described below under "Discontinuance of the S&P 500 Index."

       If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the S&P 500 Index as described below, such Successor Index or value shall be substituted for the S&P 500 Index for all purposes.

       If at any time the method of calculating the S&P 500 Index, or the value thereof, is changed in a material respect, or if the S&P 500 Index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of the S&P 500 Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each Calculation Date, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the S&P 500 Index as if such changes or modifications had not been made, and calculate such closing value with reference to the S&P 500 Index, as adjusted. Accordingly, if the method of calculating the S&P 500 Index is modified so that the value of such Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), then the Calculation Agent shall adjust such Index in order to arrive at a value of the S&P 500 Index as if it had not been modified (e.g., as if such split had not occurred).

       The following table sets forth the S&P Index Value for each year from 1947 through 1991 as reported by S&P on the first business day in each such year and on the seventh business day prior to the end of each such year. The table also sets forth (i) the percentage change in the S&P Index Value between such values for each year, (ii) the per annum interest that would have been paid on the Notes for each such year assuming the Notes were outstanding during such year and such values were deemed a Starting and Ending Annual Value, respectively, and (iii) the simple rolling average per annum interest that would have been paid on the Notes during successive five-year periods assuming the Notes had a maturity of five years and matured on December 30 on the respective years indicated. The historical experience of the S&P 500 Index should not be taken as an indication of future performance, and no assurance can be given that the value of the S&P 500 Index, during any year in which the Notes are outstanding, will increase sufficiently to result in a payment in excess of the Minimum Annual Payment amount so that only the minimum 3% annual rate of return is payable.

                                      HYPOTHETICAL ANNUAL SMART NOTE PAYMENTS

                                                                                                   5-YR. PRE-TAX SIMPLE
                        S&P 500 INDEX    S&P 500 INDEX                        HYPOTHETICAL            ROLLING AVERAGE
                       STARTING ANNUAL   ENDING ANNUAL   S&P 500 INDEX        ANNUAL SMART            OF HYPOTHETICAL
 YEAR                    VALUE (1)         VALUE (2)     % CHANGE(1)(2)       NOTE PAYMENT(3)       SMART NOTE PAYMENTS
- ----------------       ---------------   -------------   ---------------   ---------------------    -------------------
1947............         15.20              15.26              0.39%                3.00%
1948............         15.34              15.15             -1.24%                3.00%
1949............         14.95              16.64             11.30%                7.91%
1950............         16.66              19.98             19.93%               10.50%
1951............         20.77              23.53             13.29%                9.30%                   6.74%
1952............         23.80              26.30             10.50%                7.35%                   7.61%
1953............         26.54              24.76             -6.71%                3.00%                   7.61%
1954............         24.95              35.34             41.64%               10.50%                   8.13%
1955............         36.75              45.34             23.37%               10.50%                   8.13%
1956............         45.16              46.43              2.81%                3.00%                   6.87%
1957............         46.20              39.48            -14.55%                3.00%                   6.00%
1958............         40.33              54.07             34.07%               10.50%                   7.50%
1959............         55.44              59.14              6.67%                4.67%                   6.33%
1960............         59.91              57.55             -3.94%                3.00%                   4.83%
1961............         57.57              71.12             21.80%               10.50%                   6.33%
1962............         70.96              62.82            -11.47%                3.00%                   6.33%
1963............         62.69              74.28             18.49%               10.50%                   6.33%
1964............         75.43              84.33             11.80%                8.26%                   7.05%
1965............         84.23              92.29              9.57%                6.70%                   7.79%
1966............         92.18              81.38            -11.72%                3.00%                   6.29%
1967............         80.38              95.15             18.38%               10.50%                   7.79%
1968............         96.11             106.34             10.64%                7.45%                   7.18%
1969............        103.93              90.58            -12.85%                3.00%                   6.13%
1970............         93.00              90.04             -3.18%                3.00%                   5.39%
1971............         91.15             101.18             11.00%                7.70%                   6.33%
1972............        101.67             116.34             14.43%               10.10%                   6.25%
1973............        119.10              94.55            -20.61%                3.00%                   5.36%
1974............         97.68              66.91            -31.50%                3.00%                   5.36%
1975............         70.23              88.14             25.50%               10.50%                   6.86%
1976............         90.90             104.71             15.19%               10.50%                   7.42%
1977............        107.00              93.05            -13.04%                3.00%                   6.00%
1978............         93.82              94.68              0.92%                3.00%                   6.00%
1979............         96.73             108.26             11.92%                8.34%                   7.07%
1980............        105.76             135.78             28.39%               10.50%                   7.07%
1981............        136.34             122.88             -9.87%                3.00%                   5.57%
1982............        122.74             138.83             13.11%                9.18%                   6.80%
1983............        138.34             163.56             18.23%               10.50%                   8.30%
1984............        164.04             166.38              1.43%                3.00%                   7.24%
1985............        165.37             210.94             27.56%               10.50%                   7.24%
1986............        209.59             248.75             18.68%               10.50%                   8.74%
1987............        246.45             249.95              1.42%                3.00%                   7.50%
1988............        255.94             277.38              8.38%                5.86%                   6.57%
1989............        275.31             342.84             24.53%               10.50%                   8.07%
1990............        359.69             330.12             -8.22%                3.00%                   6.57%
1991............        326.45             387.04             18.56%               10.50%                   6.57%

                                         Averages                                   6.76%                   6.81%

NOTES:
(1) Closing S&P 500 Index value on the first business day of each calendar year. Source: Standard and Poor's.
(2) Closing S&P 500 Index value on the seventh business day prior to the end of each calendar year. Source: Standard and Poor's.
(3) For purposes of illustration, the above hypothetical table uses the Minimum Annual Payment of $30 (3% per annum) and the Maximum Annual Payment of $105 (10.5% per annum). Does not reflect gains or losses in the market value of SMART Notes which may occur in secondary market trading.

       A potential investor should review the historical performance of the Index. The historical performance of the Index should not be taken as an indication of future performance, and no assurance can be given that the Index will increase sufficiently to cause the benificial owners of the Securities to receive an amount in excess of the principal amount and the Minimum Annual Payment at the maturity of the Notes or the Minimum Annual Payment in any prior year.

       The following table is an example of hypothetical annual payments on the SMART Notes using assumed changes in the S&P 500 Index. The numbers below are shown for illustrative purposes only and are not intended to predict either the future levels of the S&P 500 Index or the payments to be received on the Notes.

                        HYPOTHETICAL SMART NOTE PAYMENTS

                                                               INDEX                                HYPOTHETICAL ANNUALIZED
                   HYPOTHETICAL STARTING  HYPOTHETICAL ENDING PERCENT      PERCENT                   SMART NOTE PAYMENT
YEAR                 ANNUAL VALUE(1)        ANNUAL VALUE(2)   CHANGE      PARTICIPATION                    RATE
- ----                 ---------------        ---------------   ------      -------------                    ----
1 ..............         415                     423            1.9%           70%                        3.00%*(3)
2 ..............         421                     488           15.9%           70%                       10.50%**
3 ..............         486                     434          -10.7%           70%                        3.00%*
4 ..............         440                     479            8.9%           70%                        6.20%
5 ..............         480                     585           21.9%           70%                       10.50%**
6 ..............         589                     668           13.4%           70%                        9.39%

     (1) Assumed closing value of the S&P 500 Index on the first NYSE Business Day of each year (or the date of pricing of the Notes for the first year the Notes are outstanding).
     (2) Assumed closing value of the S&P 500 Index on the seventh scheduled NYSE Business Day prior to the end of each year.
     (3) The Index Percent Change applicable to the December 31, 1992 Payment Date will depend upon the increase, if any, in the S&P 500 Index from October 22, 1992 to the date of determination of the Ending Annual Value in December 1992 and will be prorated as discussed herein by a factor equal to 62/360. Under this convention, an annualized payment of 3% for the first period would be prorated to result in an actual payment of $5.17 per $1,000 principal amount of Notes.
   * Minimum Annual Payment of $30 per $1,000 principal amount of Notes (3.00% per annum).
  ** Maximum Annual Payment of $105 per $1,000 principal amount of Notes (10.50% per annum).

       The above information is for purposes of illustration only. The actual amount payable in any year on the Notes will depend entirely on the Starting Annual Value and Ending Annual Value applicable to such year determined by the Calculation Agent as provided herein and the Minimum Annual Payment and the Maximum Annual Payment.

     DISCONTINUANCE OF THE S&P 500 INDEX AND SUCCESSOR INDEX

       If S&P discontinues publication of the S&P 500 Index and a Successor Index is available, then the amount payable on any December Payment Date will be determined by reference to the Successor Index, as provided above.

       If the publication of the S&P 500 Index is discontinued and S&P or another entity does not publish a Successor Index on any of the Calculation Days, the value to be substituted for the S&P 500 Index for any such Calculation Day will be the value computed by the Calculation Agent for each such Calculation Day in accordance with the following procedures:

          (1) identifying the component stocks of the S&P 500 Index or any Successor Index as of the last date on which either of such indices was calculated by S&P or another entity and published by S&P or such other entity (each such component stock is a "Last Component Stock");

          (2) for each Last Component Stock, calculating as of each such NYSE Business Day the product of the market price per share and the number of the then outstanding shares (such product referred to as the "Market Value" of such stock), by reference to (a) the closing market price per share of such Last Component Stock as quoted by the New York Stock Exchange or the American Stock Exchange or any other registered national securities exchange that is the primary market for such Last Component Stock, or if no such quotation is available, then the closing market price as quoted by any other registered national securities exchange or the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ"), or if no such price is quoted, then the market price from the best available source as determined by the Calculation Agent (collectively, the "Exchanges") and (b) the most recent publicly available statement of the number of outstanding shares of such Last Component Stock;

          (3) aggregating the Market Values obtained in clause (2) for all Last Component Stocks;

          (4) ascertaining the Base Value (as defined below under "The Standard & Poor's 500 Index-Computation of the S&P 500 Index") in effect as of the last day on which either the S&P 500 Index or any Successor Index was published by S&P or another entity, adjusted as described below;

          (5) dividing the aggregate Market Value of all Last Component Stocks by the Base Value (adjusted as aforesaid); and

          (6) multiplying the resulting quotient (expressed in decimals) by ten.

       If any Last Component Stock is no longer publicly traded on any registered national securities exchange or in the over-the-counter market, the last available market price per share for such Last Component Stock as quoted by any registered national securities exchange or in the over-the-counter market, and the number of outstanding shares thereof at such time, will be used in computing the last available Market Value of such Last Component Stock. Such Market Value will be used in all computations of the S&P 500 Index thereafter.

       If a company that has issued a Last Component Stock and another company that has issued a Last Component Stock are consolidated to form a new company, the common stock of such new company will be considered a Last Component Stock and the common stocks of the constituent companies will no longer be considered Last Component Stocks. If any company that has issued a Last Component Stock merges with, or acquires, a company that has not issued a Last Component Stock, the common stock of the surviving corporation will, upon the effectiveness of such merger or acquisition, be considered a Last Component Stock. In each such case, the Base Value will be adjusted so that the Base Value immediately after such consolidation, merger or acquisition will equal (a) the Base Value immediately prior to such event, multiplied by (b) the quotient of the aggregate Market Value of all Last Component Stocks immediately after such event, divided by the aggregate Market Value for all Last Component Stocks immediately prior to such event.

       If a company that has issued a Last Component Stock issues a stock dividend, declares a stock split or issues new shares pursuant to the acquisition of another company, then, in each case, the Base Value will be adjusted (in accordance with the formula described below) so that the Base Value immediately after the time the particular Last Component Stock commences trading ex-dividend, the effectiveness of the stock split or the time new shares of such Last Component Stock commence trading equals (a) the Base Value immediately prior to such event, multiplied by (b) the quotient of the aggregate Market Value for all Last Component Stocks immediately after such event, divided by the aggregate Market Value of all Last Component Stocks immediately prior to such event. The Base Value used by the Calculation Agent to calculate the value described above will not necessarily be adjusted in all cases in which S&P, in its discretion, might adjust the Base Value (as described below under "The Standard & Poor's 500 Index-Computation of the S&P 500 Index").

       If S&P discontinues publication of the S&P 500 Index prior to the period during which the amount payable with respect to any year is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then on each NYSE Business Day until the earlier to occur of (i) the determination of the amount payable with respect to such year and (ii) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent shall determine the value that would be used in computing the amount payable with respect to such year by reference to the method set forth in clauses (1) through (6) above as if such day were a Calculation Day. The Calculation Agent will cause notice of each such value to be published not less often than once each month in the Wall Street Journal (or another newspaper of general circulation), and arrange for information with respect to such values to be made available by telephone. Notwithstanding these alternative arrangements, discontinuance of the publication of the S&P 500 Index may adversely affect trading in the Notes.

     EVENTS OF DEFAULT AND ACCELERATION

       In case an Event of Default with respect to any Notes shall have occurred and be continuing, the amount payable to a Holder of a Note upon any acceleration permitted by the Notes, will equal: (i) the principal amount thereof, plus (ii) an additional amount, if any, calculated as though the date of early repayment were a December Payment Date and prorated through such date of early repayment in the same manner as the amount payable on the December 1992 payment date was prorated. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the Holder of a Note may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Note plus an additional amount, if any, of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Notes.

     NOTE DEPOSITORY

       Upon issuance, all Notes will be represented by one or more fully registered global securities (the "Global Securities"). Each such Global Security will be deposited with, or on behalf of, The Depository Trust Company, as Securities Depository, registered in the name of the Securities Depository or a nominee thereof. Unless and until it is exchanged in whole or in part for Securities in definitive form, no Global Security may be transferred except as a whole by the Securities Depository to a nominee of such Securities Depository or by a nominee of such Securities Depository to such Securities Depository or another nominee of such Securities Depository or by such Securities Depository or any such nominee to a successor of such Securities Depository or a nominee of such successor.

       The Securities Depository has advised the Company as follows: The Securities Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Securities Depository was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. The Securities Depository's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The Securities Depository is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. The Underwriter (as hereinafter defined) is a Participant. Access to the Securities Depository book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

       Purchases of Notes must be made by or through Participants, which will receive a credit on the records of the Securities Depository. The ownership interest of each actual purchaser of each Note ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Securities Depository of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Securities Depository (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Securities.

       So long as the Securities Depository, or its nominee, is the registered owner of a Global Security, the Securities Depository or its nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, Beneficial Owners in a Global Security will not be entitled to have the Notes represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive registered form and will not be considered the owners or Holders thereof under the Senior Indenture. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of the Securities Depository and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, the Securities Depository would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the Securities Depository to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

       Payment of the principal of, and amounts payable on any June Payment Date or December Payment Date with respect to, Notes registered in the name of the Securities Depository or its nominee will be made to the Securities Depository or its nominee, as the case may be, as the Holder of the Global Securities representing such Notes. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Securities Depository, upon receipt of any payment of principal or amounts payable on any June Payment Date or December Payment Date in respect of a Global Security, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of the Securities Depository. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

       If (x) the Securities Depository is at any time unwilling or unable to continue as Securities Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Securities shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, the Global Securities will be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples thereof. Such definitive Notes shall be registered in such name or names as the Securities Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Securities Depository from Participants with respect to ownership of beneficial interests in such Global Securities.


                        THE STANDARD & POOR'S 500 INDEX

       All disclosure contained in this Prospectus regarding the S&P 500 Index, including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information prepared by S&P. Neither the Company nor the Underwriter can assure the accuracy or completeness of the information prepared by S&P.

     GENERAL

       The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined above) of the common stocks of 500 companies as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. As of August 31, 1992, the 500 companies included in the S&P 500 Index represented approximately 76% of the aggregate Market Value of common stocks traded on The New York Stock Exchange; however, the 500 companies are not the 500 largest companies listed on The New York Stock Exchange and not all 500 companies are listed on such exchange. As of August 31, 1992, the aggregate market value of the 500 companies included in the S&P 500 Index represented approximately 70% of the aggregate market value of United States domestic, public companies. S&P chooses companies for inclusion in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of The New York Stock Exchange, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry and the Market Value and trading activity of the common stock of that company.

     COMPUTATION OF THE S&P 500 INDEX

       S&P currently computes the S&P 500 Index as of a particular time as follows:

          (1) the Market Value of each component stock is determined as of such time;

          (2) the Market Values of all component stocks as of such time (as determined under clause (1) above) are aggregated;

          (3) the mean average of the Market Values as of each week in the base period of the years 1941 through 1943 of the common stock of each company in a group of 500 substantially similar companies is determined;

          (4) the mean average Market Values of all such common stocks over such base period (as determined under clause (3) above) are aggregated (such aggregate amount being referred to as the "Base Value");

          (5) the aggregate Market Value of all component stocks as of such time (as determined under clause (2) above) is divided by the Base Value; and

          (6) the resulting quotient (expressed in decimals) is multiplied by ten.

     While S&P currently employs the above methodology to calculate the S&P 500 Index, no assurance can be given that S&P will not modify or change such methodology in a manner that may affect the amounts payable on any December Payment Date to Holders of Notes.

       S&P adjusts the foregoing formula to negate the effect of changes in the Market Value of a component stock that are determined by S&P to be arbitrary or not due to true market fluctuations. Such changes may result from such causes as the issuance of stock dividends, the granting to shareholders of rights to purchase additional shares of such stock, the purchase thereof by employees pursuant to employee benefit plans, certain consolidations and acquisitions, the granting to shareholders of rights to purchase other securities of the company, the substitution by S&P of particular component stocks in the S&P 500 Index, and other reasons. In all such cases, S&P first recalculates the aggregate Market Value of all component stocks (after taking account of the new market price per share of the particular component stock or the new number of outstanding shares thereof or both, as the case may be) and then determines the New Base Value in accordance with the following formula:

                                 New Market Value
               Old Base Value X  ----------------  = New Base Value
                                 Old Market Value

     The result is that the Base Value is adjusted in proportion to any change in the aggregate Market Value of all component stocks resulting from the causes referred to above to the extent necessary to negate the effects of such causes upon the S&P 500 Index.

     LICENSE AGREEMENT

          S&P and Merrill Lynch Capital Services, Inc. have entered into a non-exclusive license agreement providing for the license to Merrill Lynch Capital Services, Inc., in exchange for a fee, of the right to use indices owned and published by S&P in connection with certain securities, including the Notes, and the Company is an authorized sublicensee thereof.

          The license agreement between S&P and Merrill Lynch Capital Services, Inc. provides that the following language must be stated in this
     Prospectus:

               "The Notes are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the Holders of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to Merrill Lynch Capital Services, Inc. and the Company (other then transactions entered into in the ordinary course of business) is the licensing of certain servicemarks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to the Company or the Notes. S&P has no obligation to take the needs of the Company or the Holders of the Notes into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of the sale of the Notes, prices at which the Notes are to initially be sold, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Notes."


                                  OTHER TERMS

     GENERAL

          The Senior Debt Securities have been and are to be issued under an Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Notes. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

          The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

          The Senior Indenture provides that the Senior Indenture and the Securities will be governed by and construed in accordance with the laws of the State of New York.

          The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

          The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Securities Exchange Act of 1934, as amended, and under rules of certain exchanges and other regulatory bodies.

     LIMITATIONS UPON LIENS

          The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

     LIMITATION ON DISPOSITION OF VOTING STOCK OF, AND MERGER AND SALE OF ASSETS BY, MLPF&S

          The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

     MERGER AND CONSOLIDATION

          The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that
     (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

     MODIFICATION AND WAIVER

          Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity; (c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amended Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

     EVENTS OF DEFAULT

          Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture; (e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

          The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

          The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.


                                    EXPERTS

       The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1992 Annual Report on Form 10-K and Current Report on Form 8-K and Current Report on Form 8-K dated March 9, 1994, and incorporated by reference in this Prospectus have been audited by Deloitte & Touche, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for (i) each of the five years in the period ended December 31, 1993 included in the 1992 Annual Report to Stockholders of the Company and (ii) each of the five years in the period ended December 31, 1993 included in the Current Report on Form 8-K dated March 9, 1994 of the Company, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche, as set forth in their reports incorporated by reference herein. Such consolidated financial statements and related financial statements schedules, and such Selected Financial Data incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been included or incorporated herein by reference in reliance upon such reports of Deloitte & Touche given upon their authority as experts in accounting and auditing.

          With respect to unaudited interim financial information for the periods included in any of the Quarterly Reports on Form 10-Q which may be incorporated herein by reference, Deloitte & Touche have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in any such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the
     review procedures applied.   Deloitte & Touche are not subject to the
     liability provisions of Section 11 of the Act for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                             SUBJECT TO COMPLETION
                          ISSUE DATE:  March 11, 1994


PROSPECTUS
- ----------

                     MERRILL LYNCH & CO., INC. JAPAN INDEX/SM/
 EQUITY PARTICIPATION SECURITIES WITH MINIMUM RETURN PROTECTION DUE JANUARY 31,
                                      2000

                                  ----------

     On January 27, 1994, Merrill Lynch & Co., Inc. (the "Company") issued $115,000,000 aggregate principal amount of Japan Index/SM/ Equity Participation Securities with Minimum Return Protection due January 31, 2000 (the "Securities", or the "Notes") in denominations of $1,000 and integral multiples thereof. The Securities will mature on January 31, 2000. At maturity, a beneficial owner of a Security will be entitled to receive, with respect to each Security, the principal amount thereof plus an interest payment (the "Supplemental Redemption Amount") based on the percentage increase, if any, in the Index (as hereinafter defined). The Securities were issued as a series of Senior Debt Securities under the Senior Indenture described herein. The Securities are not redeemable or callable by the Company prior to maturity. While at maturity a beneficial owner of a Security will receive the principal amount of such Security plus the Supplemental Redemption Amount, there will be no payment of interest, periodic or otherwise.

     The Supplemental Redemption Amount payable with respect to a Security at maturity will equal the product of (A) the principal amount of the applicable Security, (B) the percentage change from 195.46, the closing value of the Index on January 20, 1994 as compared to the Final Average Value (as hereinafter defined), and (C) 115% (the "Participation Rate"). In no event, however, will the Supplemental Redemption Amount be less than $150 per $1,000 principal amount of the Securities (the "Minimum Supplemental Redemption Amount"), representing a minimum annualized rate of return of 2.33%. The calculation of the Final Average Value, as more fully described herein, will equal the arithmetic average of the closing values of the Index on certain days during January of 1998, 1999 and 2000. Although the Index will initially be the Japan Index (as defined herein), under certain circumstances described herein, a New Japan Index (as defined herein) may be substituted for the Japan Index. The Japan Index (or, if such substitution shall occur, the New Japan Index) is referred to herein as the "Index".

     For information as to the calculation of the Supplemental Redemption Amount which will be paid at maturity and the calculation and the composition of the Index, see "Description of Securities" and "The Index" respectively in this Prospectus. For other information that should be considered by prospective investors, see "Special Considerations" in this Prospectus.

     Ownership of the Securities is maintained in book-entry form by or through the Depository (as hereinafter defined). Beneficial owners of the Securities do not have the right to receive physical certificates evidencing their ownership except under the limited circumstances described herein.

     The Securities are listed on the American Stock Exchange under the symbol "MJP.A."

                                  ----------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

                                  ----------

     This Prospectus has been prepared in connection with the Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Securities. MLPF&S may act as principal or agent in such transactions. The Securities may be offered on a national securities exchange in the event the particular issue of Securities has been listed on such exchange, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale.


                                  ----------
                              MERRILL LYNCH & CO.
                                  ----------


         THE DATE OF THIS PROSPECTUS SUPPLEMENT IS _________ __, 1994. /SM/"Japan Index" is a service mark of The American Stock Exchange.

          The Commissioner of Insurance of The State of North Carolina has not approved or disapproved the offering of the Securities made hereby nor has the Commissioner passed upon the accuracy or adequacy of this Prospectus.


                             AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington,D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at the prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The Company's Annual Report on Form 10-K for the year ended December 25, 1992, Quarterly Reports on Form 10-Q for the quarters ending March 26, 1993, June 25, 1993 and September 24, 1993, and Current Reports on Form 8-K dated January 25, 1993, January 26, 1993, January 28, 1993, February 1, 1993, February 22, 1993, March 1, 1993, March 19, 1993, April 13, 1993,
     April 15, 1993, April 22, 1993, April 27, 1993, April 29, 1993, June 24,
     1993, June 28, 1993, July 7, 1993, July 13, 1993, July 27, 1993, September
     8, 1993, September 13, 1993, September 23, 1993, October 7, 1993, October 11, 1993, October 15, 1993, October 27, 1993, December 17, 1993, December
     22, 1993, December 27, 1993, December 30, 1993, January 20, 1994, January
     24, 1994, January 27, 1994, February 3, 1994 and March 9, 1994 filed pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference into this Prospectus.

       All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

       THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY (WITHOUT EXHIBITS OTHER THAN EXHIBITS SPECIFICALLY INCORPORATED BY REFERENCE) OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO MR. GREGORY T. RUSSO, SECRETARY, MERRILL LYNCH & CO., INC., 100 CHURCH STREET, 12TH FLOOR, NEW YORK, NEW YORK 10080-6512; TELEPHONE NUMBER (212)602-8435.

       NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF AN OFFER TO BUY FROM, ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                           MERRILL LYNCH & CO., INC.

       Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance and related services worldwide. Its principal subsidiary, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), is one of the largest securities firms in the world. MLPF&S is a broker in securities, options contracts, commodity and financial futures contracts, a distributor of selected insurance products, a dealer in options and in corporate and municipal securities and an investment banking firm. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued by the U.S. Government or agencies thereof or guaranteed or insured by Federal agencies or instrumentalities. Merrill Lynch Capital Services, Inc. and Merrill Lynch Derivative Products, Inc. are the Company's primary derivative subsidiaries which enter into interest rate and currency swaps and other derivative transactions. Merrill Lynch Asset Management, L.P. manages mutual funds and provides investment advisory services. Other subsidiaries provide financial services outside the United States similar to those of MLPF&S and are engaged in such other activities as international banking, lending and providing other investment and financing services. The Company's insurance underwriting and marketing operations consist of the underwriting of life insurance and annuity products through subsidiaries of Merrill Lynch Insurance Group, Inc., and the sale of life insurance and annuities through Merrill Lynch Life Agency Inc. and other life insurance agencies associated with MLPF&S.

       The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212)449-1000.

     RATIO OF EARNINGS TO FIXED CHARGES

                  YEAR ENDED LAST FRIDAY IN DECEMBER
                         1989  1990  1991  1992  1993
                         ----  ----  ----  ----  ----

     Ratio of earnings
     to fixed charges     ---   1.1   1.2   1.3   1.4


          For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consists of interest costs and that portion of rentals estimated to be representative of the interest factor. In 1989, fixed charges exceeded pretax earnings before fixed charges by $187,564,000.


                             SPECIAL CONSIDERATIONS

     PAYMENT AT MATURITY

       Investors should be aware that if the Final Average Value of the Index does not exceed the Initial Value by more than approximately 13.04%, beneficial owners of the Securities will receive only the principal amount thereof and the Minimum Supplemental Redemption Amount. A beneficial owner of the Securities may receive a Supplemental Redemption Amount equal only to the Minimum Supplemental Redemption Amount at maturity, and such Minimum Supplemental Redemption Amount is below what the Company would pay as interest as of the date hereof if the Company issued non-callable senior debt securities with a similar maturity as that of the Securities. The return of principal of the Securities at maturity and the payment of the Minimum Supplemental Redemption Amount are not expected to reflect the full opportunity costs implied by inflation or other factors relating to the time value of money.

       The Index does not reflect the payment of dividends on the stocks underlying it and therefore, in addition to the considerations regarding averaging discussed below, the yield based on the Index to the maturity of the Securities will not produce the same yield as if such underlying stocks were purchased and held for a similar period. Because the Final Average Value will be based upon average values of the Index during specified periods in three successive years, a significant increase in the Index as measured by the average values during the specified period in the final year, or in either earlier year, may be substantially or entirely offset by the average values of the Index during the specified periods in the other two years.

       The Index used to calculate the Supplemental Redemption Amount will initially be the Japan Index, which is currently calculated and published by the American Stock Exchange. Upon the occurrence of certain events described under "Description of Securities-Substitution of the Index", a New Japan Index (which will also relate to the trading of equity securities in Japan) will be substituted for the Japan Index as the basis of the calculation of the Supplemental Redemption Amount. The required characteristics of such New Japan Index are described herein; however, the New Japan Index does not currently exist, and such New Japan Index may be calculated and published by a United States stock exchange other than the American Stock Exchange. In the event that a New Japan Index is substituted for the Japan Index, no assurance can be given as to whether the Supplemental Redemption Amount calculated on the basis of such New Japan Index will be more than or less than or equal to the Supplemental Redemption Amount which would have been payable had such substitution not occurred.

       The Indenture provides that the Indenture and the Securities will be governed by and construed in accordance with the laws of New York. Under present New York law the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Securities in which $2,500,000 or more has been invested. While the Company believes that New York law would be given effect by a state or Federal court sitting outside of New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower (including, in some cases, corporate borrowers). All payments under the Securities (other than the return of principal) could be considered interest for the purpose of state usury laws. The Company will covenant for the benefit of the Holders of the Securities, to the extent permitted by law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a Holder of the Securities.

     TRADING

       The Securities are listed on the American Stock Exchange. It is expected that the secondary market for the Securities will be affected by the creditworthiness of the Company and by a number of other factors. Because the Final Average Value is an average of the three Calculation Values as described below, the price at which a beneficial owner of a Security will be able to sell such Security in the secondary market may be at a discount if the first or second such Calculation Value is below the Initial Value.

       The trading value of the Securities is expected to depend primarily on the extent of the appreciation, if any, of the Index over the Initial Value. If, however, Securities are sold prior to the maturity date at a time when the Index exceeds the Initial Value, the sale price may be at a discount from the amount expected to be payable to the beneficial owner if such excess of the Index over the Initial Value were to prevail until maturity of the Securities because of the possible fluctuation of the Index between the time of such sale and the maturity date and the effect of the value of the Index on prior days used to calculate the Final Average Value, if any. Furthermore, the price at which a beneficial owner will be able to sell Securities prior to maturity may be at a discount, which could be substantial, from the principal amount thereof if, at such time, the Index is below, equal to or not sufficiently above the Initial Value and/or if the value of the Index on prior days used to calculate the Final Average Value, if any, was below, equal to or not sufficiently above the Initial Value. A discount could also result from rising interest rates in the U.S.

       The trading values of the Securities may be affected by a number of interrelated factors, including the creditworthiness of the Company and those factors listed below. The relationship among these factors is complex, including how these factors affect the relative value of the principal amount of the Securities to be repaid at maturity and the value of the Supplemental Redemption Amount. Accordingly, investors should be aware that factors other than the level of the Index are likely to affect the Securities' trading value. The expected theoretical effect on the trading value of the Securities of each of the factors listed below, assuming in each case that all other factors are held constant, is as follows:

          Interest Rates. In general, if U.S. interest rates increase, the value of the Securities is expected to decrease. If U.S. interest rates decrease, the value of the Securities is expected to increase. In general, if Japanese interest rates increase, the value of the Securities is expected to increase. If Japanese interest rates decrease, the value of the Securities is expected to decrease. Interest rates may also affect the Japanese economy, and, in turn, the value of the Index. Rising interest rates may lower the value of the Index and, thus, the Securities. Falling interest rates may increase the value of the Index and, thus, may increase the value of the Securities.

          Volatility of the Index. If the volatility of the Index increases, the trading value of the Securities is expected to increase. If the volatility of the Index decreases, the trading value of the Securities is expected to decrease.

          Time Remaining to Maturity. The Securities may trade at a value above that which may be inferred from the level of interest rates and the Index. This difference will reflect a "time premium" due to expectations concerning the value of the Index during the period prior to maturity of the Securities. As the time remaining to maturity of the Securities decreases, however, this time premium is expected to decrease, thus decreasing the trading value of the Securities. In addition, the price at which a beneficial owner may be able to sell Securities prior to maturity may be at a discount, which may be substantial, from the minimum expected value at maturity if one or more Calculation Values, as defined below, were below, equal to or not sufficiently above the Initial Value.

          Dividend Rates in Japan. If dividend rates on the stocks comprising the Index increase, the value of the Securities is expected to decrease. Conversely, if dividend rates on the stocks comprising the Index decrease, the value of the Securities is expected to increase. However, in general, rising Japanese corporate dividend rates may increase the value of the Index and, in turn, increase the value of the Securities. Conversely, falling Japanese dividend rates may decrease the value of the Index and, in turn, decrease the value of the Securities.

       Although the stocks comprising the Japan Index are traded in Japanese yen and the Securities are denominated in U.S. dollars, the Supplemental Redemption Amount will not be adjusted for the currency exchange rate in effect at the maturity of the Securities. The Supplemental Redemption Amount is based upon the percentage increase in the Japan Index. The Japan Index is calculated using a constant U.S.$/Japanese Yen exchange rate. The value of the Securities should not, therefore, be directly affected by the currency exchange rate. For example, if the Japan Index were to increase by 25% from the Initial Value to the Final Average Value, a holder of the Securities would receive a Supplemental Redemption Amount equal to $287.50 per $1,000 principal amount of Securities at maturity regardless of the U.S.$/Japanese Yen exchange rate prevailing at maturity. Changes in the exchange rate, however, may reflect changes in the Japanese economy which, of course, would affect the value of the Index and the Securities.

     THE JAPANESE MARKET

       The underlying stocks that constitute the Japan Index have been issued by Japanese companies. If a New Japan Index is substituted for the Japan Index, such New Japan Index would also be based upon stocks issued by Japanese companies. Investments in securities indexed to the value of Japanese equity securities involve certain risks. The Japanese securities markets may be more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets. Direct or indirect government intervention to stabilize the Japanese securities markets and cross-shareholdings in Japanese companies on such markets may affect prices and volume of trading on those markets. Also, there is generally less publicly available information about Japanese companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and Japanese companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those to which U.S. reporting companies are subject.

       Securities prices in Japan are subject to political, economic, financial and social factors that apply in Japan. These factors (including the possibility that recent or future changes in the Japanese government's economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other Japanese laws or restrictions applicable to Japanese companies or investments in Japanese equity securities and the possibility of fluctuations in the rate of exchange between currencies) could negatively affect the Japanese securities markets. Moreover, the Japanese economy may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

     OTHER CONSIDERATIONS

       It is suggested that prospective investors who consider purchasing the Securities should reach an investment decision only after carefully considering the suitability of the Securities in light of their particular circumstances.

       Investors should also consider the tax consequences of investing in the Securities and should consult their tax advisors.


                           DESCRIPTION OF SECURITIES
     GENERAL

       The Securities were issued as a series of Senior Debt Securities under the Senior Indenture, dated as of April 1, 1983, as amended and restated, which is more fully described below. The Securities will mature on January 31, 2000.

       While at maturity a beneficial owner of a Security will receive the principal amount of such Security plus the Supplemental Redemption Amount, there will be no payment of interest, periodic or otherwise. (See "Payment at Maturity", below.)

       The Securities are not subject to redemption by the Company or at the option of any beneficial owner prior to maturity. Upon the occurrence of an Event of Default with respect to the Securities, beneficial owners of the Securities may accelerate the maturity of the Securities, as described under "Description of Securities-Events of Default and Acceleration" and "Other Terms-Events of Default" in this Prospectus.

       The Securities were issued in denominations of $1,000 and integral multiples thereof.

     PAYMENT AT MATURITY

       At maturity, a beneficial owner of a Security will be entitled to receive the principal amount thereof plus a Supplemental Redemption Amount, all as provided below. If the Final Average Value of the Index does not exceed the Initial Value by more than approximately 13.04% a beneficial owner of a Security will be entitled to receive only the principal amount thereof and the Minimum Supplemental Redemption Amount. Although the Index will initially be the Japan Index, under certain circumstances described herein a New Japan Index (as defined herein) may be substituted for the Japan Index. The Japan Index (or, if such substitution shall occur, the New Japan Index) is referred to herein as the "Index".

       At maturity, a beneficial owner of a Security will be entitled to receive, with respect to each such Security, (i) the principal amount thereof, and (ii) the Supplemental Redemption Amount equal in amount to:

       Principal Amount  X    Final Average Value-Initial Value  X  115%
                              ---------------------------------
                                       Initial Value

     provided, that the Supplemental Redemption Amount will not be less than the Minimum Supplemental Redemption Amount of $150 per $1,000 principal amount of Securities. The Initial Value equals 195.46, the closing value of the Japan Index on January 20, 1994; provided, however, that a new Initial Value will be calculated as described herein if a New Japan Index is substituted for the Japan Index.

       The Final Average Value of the Index will be determined by State Street Bank and Trust Company (the "Calculation Agent") and will equal the arithmetic average (mean) of the Yearly Values, as defined below, for 1998, 1999 and 2000. The Yearly Value for any year will be calculated during the Calculation Period for such year which will be from and including January 22 in 1998, January 21 in 1999 and January 20 in 2000 to and including the fifth scheduled Business Day after each such date. The Yearly Value for each year will equal the arithmetic average (mean) of the closing values of the Index on the first Business Day in the applicable Calculation Period (provided that a Market Disruption Event, as defined below, shall not have occurred on such day) and on each succeeding Business Day (provided that a Market Disruption Event shall not have occurred on the applicable day) up to and including the last Business Day in the applicable Calculation Period (each, a "Calculation Date") until the Calculation Agent has so determined such closing values for five Business Days. If a Market Disruption Event occurs on two or more of the Business Days during a Calculation Period, the Yearly Value for the relevant year will equal the average of the values on Business Days on which a Market Disruption Event did not occur during such Calculation Period or, if there is only one such Business Day, the value on such day. If a Market Disruption Event occurs on all of such Business Days during a Calculation Period, the Yearly Value for the relevant year shall equal the closing value of the Index on the last Business Day of the Calculation Period regardless of whether a Market Disruption Event shall have occurred on such day. A Yearly Value may be restated if the Substitution Event occurs after the determination of such Yearly Value, see "Substitution of the Index".

       For purposes of determining the Final Average Value, a "Business Day" is a day on which the Relevant Stock Exchange is open for trading. "Relevant Stock Exchange" means the AMEX or, if a New Japan Index has been substituted for the Japan Index, the U.S. stock exchange that publishes such New Japan Index. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the Securities.

       The following table illustrates, for a range of hypothetical Final Average Values and assuming a Participation Rate of 115%, an Initial Value equal to 195.46, a Minimum Supplemental Redemption Amount equal to $150 per $1,000 principal amount of the Securities and no change in foreign exchange rates between Japan and the United States, (i) the total amount payable at maturity for each $1,000 principal amount of Securities, (ii) the pretax annualized rate of return to beneficial owners of Securities, and (iii) the pretax annualized rate of return of an investment in the stocks underlying the Japan Index (which includes an assumed aggregate dividend yield of .77% per annum, as more fully described below).

                                         TOTAL         PRETAX                PRETAX ANNUALIZED
 HYPOTHETICAL FINAL     PERCENTAGE      AMOUNT     ANNUALIZED RATE OF        RATE OF RETURN OF
  AVERAGE VALUE OF     CHANGE OVER    PAYABLE AT      RETURN ON THE        STOCKS UNDERLYING THE
  THE JAPAN INDEX     INITIAL VALUE    MATURITY       SECURITIES(1)          JAPAN INDEX(1)(2)
 ------------------   -------------   ----------    ------------------     ---------------------
        97.73                   -50%      $1,150                2.33%                   -10.43%
        117.28                  -40%      $1,150                2.33%                    -7.55%
        136.82                  -30%      $1,150                2.33%                    -5.08%
        156.37                  -20%      $1,150                2.33%                    -2.91%
        175.91                  -10%      $1,150                2.33%                     -.98%
        195.46(3)                 0%      $1,150                2.33%                      .77%
        215.01                   10%      $1,150                2.33%                     2.36%
        234.55                   20%      $1,230                3.47%                     3.83%
        254.10                   30%      $1,345                4.98%                     5.19%
        273.64                   40%      $1,460                6.38%                     6.46%
        293.19                   50%      $1,575                7.68%                     7.65%
        312.74                   60%      $1,690                8.90%                     8.77%
        332.28                   70%      $1,805               10.05%                     9.83%
        351.83                   80%      $1,920               11.13%                    10.83%
        371.37                   90%      $2,035               12.15%                    11.78%
        390.92                  100%      $2,150               13.12%                    12.69%
        410.47                  110%      $2,265               14.04%                    13.56%
        430.01                  120%      $2,380               14.92%                    14.39%

- --------------
     (1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis and assume the Securities are held until maturity.
     (2) This rate of return assumes (i) an investment of a fixed amount in the stocks underlying the Japan Index with the allocation of such amount reflecting the relative weights of such stocks in the Japan Index; (ii) a percentage change in the aggregate price of such stocks that equals the percentage change in the Japan Index from the Initial Value to the relevant Final Average Value; (iii) a constant dividend yield of .77% per annum, paid quarterly from the date of initial delivery of Securities, applied to the value of the Japan Index at the end of each such quarter assuming such value increases or decreases linearly from
         195.46 to the applicable hypothetical Final Average Value; (iv) no transaction fees or expenses; (v) a maturity for the Securities of six years and eleven days; and (vi) a final Japan Index value equal to the Final Average Value. The aggregate dividend yield of the stocks underlying the Japan Index as of January 20, 1994 was approximately .77%.
     (3) The value of Japan Index on January 20, 1994.

       The above figures are for purposes of illustration only. The actual total redemption amount received by investors and the pretax annualized rate of return resulting therefrom will depend entirely on the actual Final Average Value determined by the Calculation Agent as provided herein. Because the Final Average Value will be based upon average values of the Index (which may be a New Japan Index substituted for the Japan Index) during specified periods in three successive years, a significant increase or decrease in the Index as measured by the average values during the specified period in any year may be substantially or entirely offset by the average values of the Index during the specified periods in the other two years.

     ADJUSTMENTS TO THE INDEX; MARKET DISRUPTION EVENT

       If at any time the method of calculating the Index, or the value thereof, is changed in a material respect, or if the Index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of the Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Final Average Value is to be calculated, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index as if such changes or modifications had not been made, and calculate such closing value with reference to the Index, as adjusted. Accordingly, if the method of calculating the Index is modified so that the value of such Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), then the Calculation Agent shall adjust such Index in order to arrive at a value of the Index as if it had not been modified (e.g., as if such split had not occurred).

       "Market Disruption Event" means the occurrence or existence of either of the following events on a Business Day during a Calculation Period as determined by the Calculation Agent:

          (i) a suspension or absence of trading on the TSE of 20% or more of the Underlying Stocks which then comprise the Index or a Successor Index during the one-half hour period preceding the close of trading on the TSE; or

          (ii) the suspension or material limitation on the Singapore International Monetary Exchange Ltd. (the "SIMEX"), Osaka Securities Exchange (the "OSE") or the Relevant Stock Exchange or any other major securities market of trading in futures or options contracts related to the Index during the one-half hour period preceding the close of trading on the applicable exchange.

       For purposes of determining whether a Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant contract will not constitute a Market Disruption Event, (3) a suspension of trading in a futures or options contract on the Index by the Relevant Stock Exchange or other major securities market by reason of (x) a price change exceeding limits set by the Relevant Stock Exchange or such securities market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension or material limitation of trading in futures or options contracts related to the Index and (4) an "absence of trading" on the SIMEX, OSE, the Relevant Stock Exchange or a major securities market on which futures or options contracts related to the Index are traded will not include any time when the SIMEX, OSE, the Relevant Stock Exchange or such securities market, as the case may be, itself is closed for trading under ordinary circumstances.

     SUBSTITUTION OF THE INDEX

       Movements in the Japan Index correspond generally to movements in the Nikkei 225 Index published by Nihon Keizai Shimbun, Inc., which is currently the most widely utilized index relating to Japanese equity securities, as measured by trading volume and open interest relating to the futures contract on such index (the "Nikkei 225 Futures Contract"). In October of 1993, Nihon Keizai Shimbun, Inc. commenced the calculation and publication of a new broad-based, capitalization-weighted index referred to as the Nikkei 300 Index (the "Nikkei 300 Index"). Unlike the Nikkei 225 Index, which is a price-weighted index of 225 Japanese companies listed in the First Section of the TSE, the Nikkei 300 Index is a capitalization-weighted index of 300 Japanese companies listed in the First Section of the TSE. See "The Index-The New Japan Index" for a description of the Nikkei 300 Index. The OSE announced that, if a broad-based, capitalization-weighted index were introduced on the TSE, the OSE expected to establish a new futures contract on such index. Although the OSE has not as of the date of this Prospectus Supplement introduced a new futures contract on the Nikkei 300 Index, any such contract which it may introduce at some future date is referred to herein as the "Nikkei 300 Futures Contract".

       If the Nikkei 300 Futures Contract is introduced and publicly traded on an exchange in Japan, and such contract develops trading volume and open interest exceeding that of the Nikkei 225 Futures Contract, the Company believes this would indicate that the Nikkei 300 Futures Contract will have become more widely utilized than the Nikkei 225 Futures Contract. Therefore, in the event that a Nikkei 300 Futures Contract is publicly traded at some future date on an exchange in Japan and each of the additional conditions described below are fulfilled (the occurrence of all such conditions being referred to herein as a "Substitution Event"), a New Japan Index (as defined below) will be substituted for the Japan Index. From and after such time, the Index used to determine the Supplemental Redemption Amount with respect to the Notes will be such New Japan Index. Upon the substitution of the New Japan Index for the Japan Index, the Company will cause notice thereof to be given to Holders of the Notes. Such notice will also state that, for purposes of calculating the Supplemental Redemption Amount, an adjusted Initial Value will be substituted for the original Initial Value. Such adjusted Initial Value will be calculated as follows:

       Initial Value of Japan Index
       ----------------------------    x  current value of New Japan Index
       current value of Japan Index

     where the current values of the Japan Index and of the New Japan Index will equal their respective levels reported by the relevant exchange at the close of business on the day that the Calculation Agent substitutes the New Japan Index for the Japan Index. If the Substitution Event occurs after the determination of a Yearly Value, any such Yearly Value will be restated in terms of the New Japan Index pursuant to the following formula:

           Yearly Value prior to restatement
           ---------------------------------   x  adjusted Initial Value
               original Initial Value

     The Supplemental Redemption Amount will then be calculated using such restated Yearly Value.

       A "Substitution Event" will have occurred if, as determined by the Calculation Agent (whose opinion shall be conclusive and binding on the Company and on the holders of the Notes), the following conditions are fulfilled:

          (a) Nikkei 300 Futures Contracts shall be introduced and publicly traded on an exchange in Japan; and

          (b) The AMEX or another United States securities exchange publishes (on a basis not less regularly than each day on which such exchange and the TSE are open for trading) an index (the "New Japan Index") which:

            (i) for a period of 90 days immediately preceding the date of the Substitution Event has a correlation based on daily, closing value to closing value, percentage changes of not less than 90% with the Nikkei 300 Index (during the 90 days immediately preceding the date of this Prospectus Supplement, the Japan Index had a correlation of approximately 99% with the Nikkei 225 Index); and

            (ii) an option, warrant or other security which has payments determined by reference to the New Japan Index has been approved to be listed on a national securities exchange by the Securities and Exchange Commission; and

          (c) Either of the following has occurred:

            (i) the Nikkei 225 Index is no longer published and/or the Nikkei 225 Futures have been delisted from trading on the OSE; or

            (ii) the Nikkei 300 Futures Contracts publicly traded on exchanges in Japan have (A) greater average daily volume and (B) greater average daily open interest than the Nikkei 225 Futures Contracts which trade on the OSE, each for any three-month period prior to the date of the Substitution Event, commencing on a futures expiration date on the OSE and ending on the following futures expiration date; and

          (d) To the extent required, the Company shall have obtained any license necessary to use the New Japan Index as described herein. The Company will agree in the Notes to use its reasonable efforts to obtain any such license.

     Notwithstanding the above, unless the Nikkei 225 Index is no longer published and/or the Nikkei 225 Futures Contracts shall have been delisted from trading on the OSE, a Substitution Event will not be deemed to have occurred on any of the 180 days next preceding the maturity date of the Notes.

       All disclosure contained in this Prospectus regarding the Nikkei 225 Index, Nikkei 225 Futures Contract, Nikkei 300 Index, Nikkei 300 Futures Contract, or their publisher, Nihon Keizai Shimbun, Inc., is derived from publicly available information. Nihon Keizai Shimbun, Inc. has no relationship with the Company or the Notes; it does not sponsor, endorse, authorize, sell or promote the Notes, and has no obligation or liability in connection with the administration, marketing or trading of the Notes.

     DISCONTINUANCE OF THE INDEX

       If the AMEX discontinues publication of the Japan Index (or, if a New Japan Index has been substituted for the Japan Index, publication of the New Japan Index has been discontinued) and the AMEX or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to such Index (any such index being referred to hereinafter as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Index as calculated by the AMEX or such other entity for the Japan Index or the New Japan Index, as the case may be, and calculate the Final Average Value as described above under "Payment at Maturity". Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice thereof to be given to Holders of the Notes.

       If the AMEX discontinues publication of the Japan Index (or, if a New Japan Index has been substituted for the Japan Index, publication of the New Japan Index has been discontinued) and a Successor Index is not selected by the Calculation Agent or is no longer published on any of the Calculation Dates, the value to be substituted for the Index for any such Calculation Date used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the Calculation Agent for each Calculation Date in accordance with the procedures last used to calculate the Index prior to any such discontinuance. If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the Index as described below, such Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

       If the AMEX discontinues publication of the Japan Index (or, if a New Japan Index has been substituted for the Japan Index, publication of the New Japan Index has been discontinued) prior to the period during which the Supplemental Redemption Amount is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then on each Business Day until the earlier to occur of (i) the determination of the Final Average Value and (ii) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if such day were a Calculation Date. The Calculation Agent will cause notice of each such value to be published not less often than once each month in The Wall Street Journal (or another newspaper of general circulation), and arrange for information with respect to such values to be made available by telephone. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect trading in the Securities.

     EVENTS OF DEFAULT AND ACCELERATION

       In case an Event of Default with respect to any Securities shall have occurred and be continuing, the amount payable to a beneficial owner of a Security upon any acceleration permitted by the Securities, with respect to each $1,000 principal amount thereof, will be equal to: (i) the initial issue price ($1,000), plus (ii) an additional amount of contingent interest calculated as though the date of early repayment were the maturity date of the Securities. The Calculation Period used to calculate the final Yearly Value of the Notes so accelerated will begin on the eighth scheduled Business Day next preceding the scheduled date for such early redemption. If such final Yearly Value is the only Yearly Value which shall have been calculated with respect to the Notes, such final Yearly Value will be the Final Average Value. If one or two other Yearly Values shall have been calculated with respect to the Notes for prior years when the Notes shall have been outstanding, the average (mean) of the final Yearly Value and such one other Yearly Value or such two other Yearly Values, as the case may be, will be the Final Average Value. The Minimum Supplemental Redemption Amount with respect to any such early redemption date will be an amount equal to the interest which would have accrued on the Securities from and including the date of original issuance to but excluding the date of early redemption at an annualized rate of 2.33%, calculated on a semiannual bond equivalent basis. See "Description of Securities-Payment at Maturity" in this Prospectus Supplement. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the beneficial owner of a Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Securities.

       In case of default in payment at the maturity date of the Securities (whether at their stated maturity or upon acceleration), from and after the maturity date the Securities shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 5.5% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Securities to the date payment of such amount has been made or duly provided for.

     DEPOSITORY

       All Securities are represented by one or more fully registered global securities (the "Global Securities"). Each such Global Security is deposited with, or on behalf of, The Depository Trust Company ("DTC"), as Depository, registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for Securities in definitive form, no Global Security may be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor of such Depository or a nominee of such successor.

       DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. DTC's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

       DTC is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

       Purchases of Securities must be made by or through Participants, which will receive a credit on the records of DTC. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Securities.

       So long as DTC, or its nominee, is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, Beneficial Owners in a Global Security will not be entitled to have the Securities represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of the Securities in definitive form and will not be considered the owners or Holders thereof under the Senior Indenture. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

       Payment of the principal of, and any Supplemental Redemption Amount with respect to, Securities registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the Holder of the Global Securities representing such Securities. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that DTC, upon receipt of any payment of principal or any Supplemental Redemption Amount in respect of a Global Security, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of DTC. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

       If (x) any Depository is at any time unwilling or unable to continue as Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Securities shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Securities, the Global Securities will be exchangeable for Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples thereof. Such definitive Securities shall be registered in such name or names as the Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depository from Participants with respect to ownership of beneficial interests in such Global Securities.


                                   THE INDEX
     THE JAPAN INDEX

       The Index for purposes of calculating the Supplemental Redemption Amount will initially be the Japan Index. Unless otherwise stated, all information herein relating to the Japan Index has been provided by the AMEX. Such information reflects the policies of the AMEX; such policies are subject to change in the discretion of the AMEX.

       The Japan Index is a stock index calculated, published and disseminated by the AMEX that measures the composite price performance of selected Japanese stocks. The Japan Index currently is based on 210 highly capitalized Underlying Stocks trading on the TSE representing a broad cross-section of Japanese industries. All 210 Underlying Stocks are stocks listed in the First Section of the TSE. Stocks listed in the First Section are among the most actively traded stocks on the Tokyo Stock Exchange. Options contracts on the Japan Index are traded on the AMEX.

       The Japan Index is a modified, price-weighted index (i.e., an Underlying Stock's weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each Underlying Stock by the corresponding weighing factor for such Underlying Stock (a "Weight Factor"), (ii) calculating the sum of all these products and (iii) dividing such sums by a divisor (the "Divisor"). The Divisor, initially set in September 1990 at 9,799,460, was 9,608,946 as of January 20, 1994, and is
     subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing (Yen)50 by the par value of the relevant Underlying Stock and multiplying the result by 100, so that the share price of each Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of (Yen)50. Each Weight Factor represents the number of shares of the related Underlying Stock which are included in one trading unit of the Japan Index. The stock prices used in the calculation of the Japan Index are those reported by a primary market for the Underlying Stock (currently the TSE). The level of the Japan Index is calculated once per day using last sale prices only (i.e., not "special bid quotes" or "special ask quotes" which are used in connection with other stock indices) for transactions in Underlying Stock on the TSE. The level of the Japan Index is disseminated via the Consolidated Tape Authority Network-B (commonly referred to as the "AMEX Tape"). The AMEX Tape symbol for the Japan Index is "JPN".

       In order to maintain continuity in the level of the Japan Index in the event of certain changes due to non-market factors affecting the Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits or distributions of assets to stockholders, the Divisor used in calculating the Japan Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Japan Index. Thereafter, the Divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of each such change affecting any Underlying Stock, the Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Divisor (i.e., the level of the Japan Index immediately after such change) will equal the level of the Japan Index immediately prior to the change.

       Underlying Stocks may be deleted or added by the AMEX. However, to maintain continuity in the Japan Index, the policy of the AMEX is generally not to alter the composition of the Underlying Stocks except when an Underlying Stock is deleted due to (i) bankruptcy of the issuer, (ii) merger of the issuer with, or acquisition of the issuer by, another company, (ii) delisting of such stock, or (iv) failure of such stock to meet, upon periodic review by the AMEX, market value and trading volume criteria established by the AMEX (as such may change from time to time). Upon deletion of a stock from the Underlying Stocks, the AMEX may select a suitable replacement for such deleted Underlying Stock. The policy of the AMEX is to announce any such change in advance via distribution of an information circular.

       The AMEX is under no obligation to continue the calculation and dissemination of the Japan Index. The Securities are not sponsored, endorsed, sold or promoted by the AMEX. No inference should be drawn from the information contained in this Prospectus that the AMEX makes any representation or warranty, implied or express, to the Company, beneficial owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities in particular or the ability of the Japan Index to track general stock market performance. The AMEX has no obligation to take the needs of the Company or beneficial owners of the Securities into consideration in determining, composing or calculating the Japan Index. The AMEX is not responsible for, and has not participated in the determination or calculation of the equation by which the Supplemental Redemption Amount with respect to the Securities will be determined. The AMEX has no obligation or liability in connection with the administration, marketing or trading of the Securities.

       The use of and reference to the Japan Index in connection with the Securities has been consented to by the AMEX, the publisher of the Japan Index. "Japan Index" is a service mark of the AMEX.

       None of the Company, the Calculation Agent and the Underwriter accepts any responsibility for the calculation, maintenance or publication of the Japan Index or any Successor Index. The AMEX disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Japan Index or the manner in which such index is applied in determining the Supplemental Redemption Amount with respect to the Securities.

       A potential investor should review the historical performance of the Index. The historical performance of the Index should not be taken as an indication of future performance, and no assurance can be given that the Index will increase sufficiently to cause the benificial owners of the Securities to receive an amount in excess of the principal amount and the Minimum Supplemental Redemption Amount at the maturity of the Securities.

     THE TOKYO STOCK EXCHANGE

       The Tokyo Stock Exchange is one of the world's largest securities exchanges in terms of market capitalization. TSE is a two-way, continuous pure auction market. Trading hours are currently from 9:00 A.M. to 11:00 A.M. and from 1:00 P.M. to 3:00 P.M., Tokyo time, Monday through Friday.

       Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the Japan Index on such trading day will generally be available in the United States by the opening of business on the same calendar day.

       The TSE has adopted certain measures intended to prevent any extreme short-term price fluctuation resulting from order imbalances. These include daily price floors and ceilings intended to prevent extreme fluctuations in individual stock prices. Any stock listed on the Tokyo Stock Exchange cannot be traded at a price outside of these limits which are stated in absolute Japanese yen, and not percentage, limits from the closing price of the stock on the previous day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a "special bid quote" or a "special asked quote" for that stock at a specified higher or lower price level than the stock's last sale price in order to solicit counter orders and balance supply and demand for the stock. Investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances including, for example, unusual trading activity in that stock. As a result, variations in the Japan Index may be limited by price limitations on, or by suspension of trading in, individual stocks which comprise the Japan Index which may, in turn, adversely affect the value of the Securities or result in a Market Disruption Event. See "Description of Securities-Adjustments to the Index; Market Disruption Event".

     THE NEW JAPAN INDEX

       Under certain circumstances, a New Japan Index may be substituted for the Japan Index for purposes of calculating the Supplemental Redemption Amount. The New Japan Index would be an index published by the AMEX or another United States securities exchange with a high correlation to the Nikkei 300 Index. See "Substitution of the Index".

       The Nikkei 300 Index is an index calculated, published and disseminated by Nihon Keizai Shimbun, Inc., that measures the composite price performance of stocks of 300 Japanese companies. All 300 stocks are listed in the First Section of the TSE. Stocks listed in the First Section are among the most actively traded stocks on the TSE. Publication of the Nikkei 300 Index began on October 8, 1993.

       The Nikkei 300 Index is a market capitalization-weighted index which is calculated by (i) multiplying the per share price of each stock included in the Nikkei 300 Index by the number of outstanding shares (excluding shares held by the Japanese Government), (ii) calculating the sum of all these products (such sum being hereinafter referred to as the "Aggregate Market Price"), (iii) dividing the Aggregate Market Price by the Base Aggregate Market Price (i.e. the Aggregate Market Price as of October 1, 1982) and
     (iv) multiplying the result by 100. Larger companies' shares have a larger effect on moving the entire index than smaller companies' shares.

       Although the Nikkei 300 Index was first published in October 1993, Nihon Keizai Shimbun, Inc. has calculated values for the Nikkei 300 Index for the period from October 1, 1982 through October 8, 1993. The stocks included in the Nikkei 300 Index (such stocks being hereinafter referred to as the "Underlying Stocks") were selected from a reference group of stocks which were selected by excluding stocks listed in the First Section of the TSE that have relatively low market liquidity or extremely poor financial results. The Underlying Stocks were selected from this reference group by
     (i) selecting from the remaining stocks in this reference group the stocks with the largest aggregate market value in each of 36 industrial sectors and (ii) selecting additional stocks (with priority within each industrial sector given to the stock with the largest aggregate market value) so that the selection ratios (i.e. the ratio of the aggregate market value of the included stocks to that of the stocks in the reference group) with respect to all 36 industry sectors will be as nearly equal as possible and the total number of companies with stocks included in the Nikkei 300 Index will be 300.

       In order to maintain continuity in the level of the Nikkei 300 Index, the Nikkei 300 Index will be reviewed annually by Nihon Keizai Shimbun, Inc. and the Underlying Stocks may be replaced, if necessary, in accordance with the "deletion/addition rule". The "deletion/addition" rule provides generally for the deletion of a stock from the Nikkei 300 Index if such stock is no longer included in the reference group or if the aggregate market value of such stock is low relative to other stocks in the relevant industry sector. Stocks deleted pursuant to the "deletion/addition" rule will be replaced by stocks included in the reference group which have relatively high aggregate market values. In addition, stocks may be added or deleted from time to time for extraordinary reasons.

       All disclosure contained in this Prospectus regarding the Nikkei 225 Index, Nikkei 225 Futures Contract, Nikkei 300 Index, Nikkei 300 Futures Contract, or their publisher, Nihon Keizai Shimbun, Inc., is derived from publicly available information. Nihon Keizai Shimbun, Inc. has no relationship with the Company or the Notes; it does not sponsor, endorse, authorize, sell or promote the Notes, and has no obligation or liability in connection with the administration, marketing or trading of the Notes.


                                  OTHER TERMS

     GENERAL

       The Senior Debt Securities have been and are to be issued under an Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Securities. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

       The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

       The Senior Indenture provides that the Senior Indenture and the Securities will be governed by and construed in accordance with the laws of the State of New York.

       The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

       The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Securities Exchange Act of 1934, as amended, and under rules of certain exchanges and other regulatory bodies.

     LIMITATIONS UPON LIENS

       The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

     LIMITATION ON DISPOSITION OF VOTING STOCK OF, AND MERGER AND SALE OF ASSETS BY, MLPF&S

       The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

     MERGER AND CONSOLIDATION

       The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

     MODIFICATION AND WAIVER

       Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity; (c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amended Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

     EVENTS OF DEFAULT

       Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture; (e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

       The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

       The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.


                                    EXPERTS

       The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1992 Annual Report on Form 10-K and Current Report on Form 8-K and Current Report on Form 8-K dated March 9, 1994, and incorporated by reference in this Prospectus have been audited by Deloitte & Touche, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for (i) each of the five years in the period ended December 31, 1993 included in the 1992 Annual Report to Stockholders of the Company and (ii) each of the five years in the period ended December 31, 1993 included in the Current Report on Form 8-K dated March 9, 1994 of the Company, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche, as set forth in their reports incorporated by reference herein. Such consolidated financial statements and related financial statements schedules, and such Selected Financial Data incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been included or incorporated herein by reference in reliance upon such reports of Deloitte & Touche given upon their authority as experts in accounting and auditing.

       With respect to unaudited interim financial information for the periods included in any of the Quarterly Reports on Form 10-Q which may be incorporated herein by reference, Deloitte & Touche have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in any such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche are not subject to the liability provisions of Section 11 of the Act for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                             SUBJECT TO COMPLETION
                         ISSUE DATE:  March 11, 1994

PROSPECTUS
- ----------

                           MERRILL LYNCH & CO., INC.

EQUITY PARTICIPATION SECURITIES WITH MINIMUM RETURN PROTECTION DUE JUNE 30, 1999

                             --------------------

     On June 21, 1993, Merrill Lynch & Co., Inc. (the "Company") issued $355,000,000 aggregate principal amount of Equity Participation Securities with Minimum Return Protection due June 30, 1999 (the "Securities", or the "Notes") in denominations of $1,000 and integral multiples thereof. The Securities will bear no periodic payments of interest and will mature on June 30, 1999. At maturity, a beneficial owner of a Security will be entitled to receive, with respect to each Security, the principal amount thereof plus an interest payment (the "Supplemental Redemption Amount") based on the percentage increase, if any, in the S&P 500 Composite Stock Price Index (the "S&P 500 Index"). The Securities were issued as a series of Senior Debt Securities under the Senior Indenture described herein. The Securities are not redeemable prior to maturity.

     The Supplemental Redemption Amount payable with respect to a Security at maturity will equal the product of (A) the principal amount of the applicable Security, (B) the percentage change from 447.43, the closing value of the S&P 500 Index on June 16, 1993, as compared to the Final Average Value, and (C) 128%. In no event, however, will the Supplemental Redemption Amount be less than $200 per $1,000 principal amount of the Securities (the "Minimum Supplemental Redemption Amount"), representing a minimum annualized rate of return of 3.06%. The calculation of the Final Average Value, as more fully described herein, will equal the arithmetic average of the closing values of the S&P 500 Index on certain days during June of 1997, 1998 and 1999.

     For information as to the calculation of the Supplemental Redemption Amount which will be paid at maturity, the calculation and the composition of the S&P 500 Index, see "Description of Securities" and "The Standard & Poor's 500 Index" in this Prospectus. FOR OTHER INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "SPECIAL CONSIDERATIONS" IN THIS PROSPECTUS.

     Ownership of the Securities will be maintained in book-entry form by or through the Depository. Beneficial owners of the Securities will not have the right to receive physical certificates evidencing their ownership except under the limited circumstances described herein.

     The Securities are listed on the New York Stock Exchange under the symbol "MERP ZR99".

                             --------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
         EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                             --------------------

     This Prospectus has been prepared in connection with the Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Securities. MLPF&S may act as principal or agent in such transactions. The Securities may be offered on a national securities exchange in the event the particular issue of Securities has been listed on such exchange, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale.

                             --------------------

                              MERRILL LYNCH & CO.

                             --------------------

               The date of this Prospectus is ________ __, 1994.

     STANDARD & POOR'S CORPORATION ("S&P") DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

          The Commissioner of Insurance of The State of North Carolina has not approved or disapproved the offering of the Notes made hereby nor has the Commissioner passed upon the accuracy or adequacy of this Prospectus.


                             AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington,D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at the prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The Company's Annual Report on Form 10-K for the year ended December 25, 1992, Quarterly Reports on Form 10-Q for the quarters ending March 26, 1993, June 25, 1993 and September 24, 1993, and Current Reports on Form 8-K dated January 25, 1993, January 26, 1993, January 28, 1993, February 1, 1993, February 22, 1993, March 1, 1993, March 19, 1993, April 13, 1993,
     April 15, 1993, April 22, 1993, April 27, 1993, April 29, 1993, June 24,
     1993, June 28, 1993, July 7, 1993, July 13, 1993, July 27, 1993, September
     8, 1993, September 13, 1993, September 23, 1993, October 7, 1993, October 11, 1993, October 15, 1993, October 27, 1993, December 17, 1993, December
     22, 1993, December 27, 1993, December 30, 1993, January 20, 1994, January
     24, 1994, January 27, 1994, February 3, 1994 and March 9, 1994 filed pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference into this Prospectus.

       All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

       THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY (WITHOUT EXHIBITS OTHER THAN EXHIBITS SPECIFICALLY INCORPORATED BY REFERENCE) OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO MR. GREGORY T. RUSSO, SECRETARY, MERRILL LYNCH & CO., INC., 100 CHURCH STREET, 12TH FLOOR, NEW YORK, NEW YORK 10080-6512; TELEPHONE NUMBER (212)602-8435.

       NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF AN OFFER TO BUY FROM, ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                           MERRILL LYNCH & CO., INC.

       Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance and related services worldwide. Its principal subsidiary, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), is one of the largest securities firms in the world. MLPF&S is a broker in securities, options contracts, commodity and financial futures contracts, a distributor of selected insurance products, a dealer in options and in corporate and municipal securities and an investment banking firm. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued by the U.S. Government or agencies thereof or guaranteed or insured by Federal agencies or instrumentalities. Merrill Lynch Capital Services, Inc. and Merrill Lynch Derivative Products, Inc. are the Company's primary derivative subsidiaries which enter into interest rate and currency swaps and other derivative transactions. Merrill Lynch Asset Management, L.P. manages mutual funds and provides investment advisory services. Other subsidiaries provide financial services outside the United States similar to those of MLPF&S and are engaged in such other activities as international banking, lending and providing other investment and financing services. The Company's insurance underwriting and marketing operations consist of the underwriting of life insurance and annuity products through subsidiaries of Merrill Lynch Insurance Group, Inc., and the sale of life insurance and annuities through Merrill Lynch Life Agency Inc. and other life insurance agencies associated with MLPF&S.

       The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212)449-1000.

     RATIO OF EARNINGS TO FIXED CHARGES

                  YEAR ENDED LAST FRIDAY IN DECEMBER
                         1989  1990  1991  1992  1993
                         ----  ----  ----  ----  ----

     Ratio of earnings
     to fixed charges     ---   1.1   1.2   1.3   1.4


          For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consists of interest costs and that portion of rentals estimated to be representative of the interest factor. In 1989, fixed charges exceeded pretax earnings before fixed charges by $187,564,000.

                             SPECIAL CONSIDERATIONS
     PAYMENT AT MATURITY

       Investors should be aware that if the Final Average Value of the S&P 500 Index does not exceed the Initial Value by more than approximately 15.63%, beneficial owners of the Securities will receive only the principal amount thereof and the Minimum Supplemental Redemption Amount. A beneficial owner of the Securities may receive a Supplemental Redemption Amount equal only to the Minimum Supplemental Redemption Amount at maturity, and such Minimum Supplemental Redemption Amount is below what the Company would pay as interest as of the date hereof if the Company issued non-callable senior debt securities with a similar maturity as that of the Securities. The return of principal of the Securities at maturity and the payment of the Minimum Supplemental Redemption Amount are not expected to reflect the full opportunity costs implied by inflation or other factors relating to the time value of money.

       The S&P 500 Index does not reflect the payment of dividends on the stocks underlying it and therefore, in addition to the considerations regarding averaging discussed below, the yield based on the S&P 500 Index to the maturity of the Securities will not produce the same yield as if such underlying stocks were purchased and held for a similar period. See "Special Considerations" in this Prospectus.

       Because the Final Average Value will be based upon average values of the S&P 500 Index during specified periods in three successive years, a significant increase in the S&P 500 Index as measured by the average values during the specified period in the final year, or in either earlier year, may be substantially or entirely offset by the average values of the S&P 500 Index during the specified periods in the other two years.

     TRADING

       The Securities are listed on the New York Stock Exchange under the symbol "MERP ZR99". It is expected that the secondary market for the Securities will be affected by the creditworthiness of the Company and by a number of other factors. Because the Final Average Value is an average of the three Calculation Values as described below, the price at which a beneficial owner of a Security will be able to sell such Security in the secondary market may be at a discount if the first or second such Calculation Value is below the Initial Value.

       The trading value of the Securities is expected to depend primarily on the extent of the appreciation, if any, of the S&P 500 Index over the Initial Value. If, however, Securities are sold prior to the maturity date at a time when the S&P 500 Index exceeds the Initial Value, the sale price may be at a discount from the amount expected to be payable to the beneficial owner if such excess of the S&P 500 Index over the Initial Value were to prevail until maturity of the Securities because of the possible fluctuation of the S&P 500 Index between the time of such sale and the maturity date and the effect of the value of the S&P 500 Index on prior days used to calculate the Final Average Value, if any. Furthermore, the price at which a beneficial owner will be able to sell Securities prior to maturity may be at a discount, which could be substantial, from the principal amount thereof, if, at such time, the S&P 500 Index is below, equal to or not sufficiently above the Initial Value and/or if the value of the S&P 500 Index on prior days used to calculate the Final Average Value, if any, was below, equal to or not sufficiently above the Initial Value. A discount could also result from rising interest rates.

       The trading values of the Securities may be affected by a number of interrelated factors, including the creditworthiness of the Company and those factors listed below. The relationship among these factors is complex, including how these factors affect the relative value of the principal amount of the Securities to be repaid at maturity and the value of the Supplemental Redemption Amount. Accordingly, investors should be aware that factors other than the level of the S&P 500 Index are likely to affect the Securities' trading value. The expected effect on the trading value of the Securities of each of the factors listed below, assuming in each case that all other factors are held constant, is as follows:

          Interest Rates. In general, if U.S. interest rates increase, the value of the Securities is expected to decrease. If U.S. interest rates decrease, the value of the Securities is expected to increase. Interest rates may also affect the U.S. economy, and, in turn, the value of the S&P 500 Index. Rising interest rates may lower the value of the S&P 500 Index and, thus, the Securities. Falling interest rates may increase the value of the S&P 500 Index and, thus, may increase the value of the Securities.

          Volatility of the S&P 500 Index . If the volatility of the S&P 500 Index increases, the trading value of the Securities is expected to increase. If the volatility of the S&P 500 Index decreases, the trading value of the Securities is expected to decrease.

          Time Remaining to Maturity. The Securities may trade at a value above that which may be inferred from the level of interest rates and the S&P 500 Index. This difference will reflect a "time premium" due to expectations concerning the value of the S&P 500 Index during the period prior to maturity of the Securities. As the time remaining to maturity of the Securities decreases, however, this time premium is expected to decrease, thus decreasing the trading value of the Securities. In addition, the price at which a beneficial owner may be able to sell Securities prior to maturity may be at a discount, which may be substantial, from the minimum expected value at maturity if one or more Calculation Values, as defined below, were below, equal to or not sufficiently above the Initial Value.

          Dividend Rates in the United States. If dividend rates on the stocks comprising the S&P 500 Index increase, the value of the Securities is expected to decrease. Conversely, if dividend rates on the stocks comprising the S&P 500 Index decrease, the value of the Securities is expected to increase. However, in general, rising U.S. corporate dividend rates may increase the value of the S&P 500 Index and, in turn, increase the value of the Securities. Conversely, falling U.S. dividend rates may decrease the value of the S&P 500 Index and, in turn, decrease the value of the Securities.

     OTHER CONSIDERATIONS

       It is suggested that prospective investors who consider purchasing the Securities should reach an investment decision only after carefully considering the suitability of the Securities in light of their particular circumstances.

        Investors should also consider the tax consequences of investing in the Securities and should consult their tax advisors.


                           DESCRIPTION OF SECURITIES
     GENERAL

       The Securities were issued as a series of Senior Debt Securities under the Senior Indenture, dated as of April 1, 1983, as amended and restated, which is more fully described below. The Securities will mature on June 30, 1999.

        No periodic payments of interest will be payable with respect to the Securities. (See "Payment at Maturity", below.)

       The Securities are not subject to redemption by the Company or at the option of any beneficial owner prior to maturity. Upon the occurrence of an Event of Default with respect to the Securities, beneficial owners of the Securities may accelerate the maturity of the Securities, as described under "Description of Securities - Events of Default and Acceleration" and "Other Terms-Events of Default" in this Prospectus.

       The Securities were issued in denominations of $1,000 and integral multiples thereof.

     PAYMENT AT MATURITY

       At maturity, a beneficial owner of a Security will be entitled to receive the principal amount thereof plus a Supplemental Redemption Amount, all as provided below. If the Final Average Value of the S&P 500 Index does not exceed the Initial Value by more than approximately 15.63%, a beneficial owner of a Security will be entitled to receive only the principal amount thereof and the Minimum Supplemental Redemption Amount.

       At maturity, a beneficial owner of a Security will be entitled to receive, with respect to each such Security, (i) the principal amount thereof, and (ii) the Supplemental Redemption Amount equal in amount to:


Principal Amount    X [Final Average Value-Initial Value] X 128%
                      [---------------------------------]
                      [            Initial Value        ]

     provided, that the Supplemental Redemption Amount will not be less than the Minimum Supplemental Redemption Amount of $200 per $1,000 principal amount of Securities. The Initial Value equals 447.43, the closing value of the S&P 500 Index on June 16, 1993.

       The Final Average Value of the S&P 500 Index will be determined by State Street Bank and Trust Company (the "Calculation Agent") and will equal the arithmetic average (mean) of the Yearly Values, as defined below, for 1997, 1998 and 1999. The Yearly Value for any year will be calculated during the Calculation Period for such year which will be from and including June 18 in 1997, June 18 in 1998 and June 17 in 1999 to and including the fifth scheduled Business Day after such date. The Yearly Value for each year will equal the arithmetic average (mean) of the closing values of the S&P 500 Index on the first day in the applicable Calculation Period (provided that a Market Disruption Event, as defined below, shall not have occurred on such day) and on each succeeding Business Day (provided that a Market Disruption Event shall not have occurred on the applicable day) up to and including the last Business Day in the applicable Calculation Period (each, a "Calculation Date") until the Calculation Agent has so determined such closing values for five Business Days. If a Market Disruption Event occurs on two or more of the Business Days during a Calculation Period, the Yearly Value for the relevant year will equal the average of the values on Business Days on which a Market Disruption Event did not occur during such Calculation Period or, if there is only one such Business Day, the value on such day. If Market Disruption Events occur on all of such Business Days during a Calculation Period, the Yearly Value for the relevant year shall equal the closing value of the S&P 500 Index on the last Business Day of the Calculation Period regardless of whether a Market Disruption Event shall have occurred on such day.

       For purposes of determining the Final Average Value, a "Business Day" is a day on which The New York Stock Exchange is open for trading. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the Securities.

       If S&P discontinues publication of the S&P 500 Index and S&P or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the S&P 500 Index (any such index being referred to hereinafter as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Index as calculated by S&P or such other entity for the S&P 500 Index and calculate the Final Average Value as described in the preceding paragraph. Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice thereof to be published in The Wall Street Journal (or another newspaper of general circulation) within three Business Days of such selection.

       If S&P discontinues publication of the S&P 500 Index and a Successor Index is not selected by the Calculation Agent or is no longer published on any of the Calculation Dates, the value to be substituted for the S&P 500 Index for any such Calculation Date used to calculate the Supplemental Redemption Amount at maturity will be calculated as described below under "Discontinuance of the S&P 500 Index."

       If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the S&P 500 Index as described below, such Successor Index or value shall be substituted for the S&P 500 Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

       If at any time the method of calculating the S&P 500 Index, or the value thereof, is changed in a material respect, or if the S&P 500 Index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of the S&P 500 Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Final Average Value is to be calculated, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the S&P 500 Index as if such changes or modifications had not been made, and calculate such closing value with reference to the S&P 500 Index, as adjusted. Accordingly, if the method of calculating the S&P 500 Index is modified so that the value of such Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), then the Calculation Agent shall adjust such Index in order to arrive at a value of the S&P 500 Index as if it had not been modified (e.g., as if such split had not occurred).

        "Market Disruption Event" means either of the following events, as determined by the Calculation Agent:

          (i) the suspension or material limitation (limitations pursuant to New York Stock Exchange Rule 80A (or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange, any other self regulatory organization or the Securities and Exchange Commission of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall be considered "material" for purposes of this definition), in each case, for more than two hours of trading in 100 or more of the securities included in the S&P 500 Index, or

          (ii) the suspension or material limitation, in each case, for more than two hours of trading (whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise) in (A) futures contracts related to the S&P 500 Index which are traded on the Chicago Mercantile Exchange or (B) option contracts related to the S&P 500 Index which are traded on the Chicago Board Options Exchange, Inc.

       For the purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

       The following table illustrates, for a range of hypothetical Final Average Values, (i) the total amount payable at maturity for each $1,000 principal amount of Securities, (ii) the pretax annualized rate of return to beneficial owners of Securities, and (iii) the pretax annualized rate of return of an investment in the stocks underlying the S&P 500 Index (which includes an assumed aggregate dividend yield of 2.8% per annum, as more fully described below).

                                              TOTAL            PRETAX             PRETAX ANNUALIZED
  HYPOTHETICAL FINAL    PERCENTAGE CHANGE     AMOUNT     ANNUALIZED RATE OF       RATE OF RETURN OF
   AVERAGE VALUE OF        OVER INITIAL     PAYABLE AT      RETURN ON THE         STOCKS UNDERLYING
  THE S&P 500 INDEX           VALUE          MATURITY       SECURITIES(1)      THE S&P 500 INDEX(1)(2)
- ----------------------  ------------------  ----------  ---------------------  ------------------------
        223.72                        -50%      $1,200                3.06%                      -8.47%
        268.46                        -40%      $1,200                3.06%                      -5.58%
        313.20                        -30%      $1,200                3.06%                      -3.10%
        357.94                        -20%      $1,200                3.06%                      -0.92%
        402.69                        -10%      $1,200                3.06%                       1.04%
        447.43(3)                       0%      $1,200                3.06%                       2.81%
        492.17                         10%      $1,200                3.06%                       4.43%
        536.92                         20%      $1,256                3.83%                       5.92%
        581.66                         30%      $1,384                5.49%                       7.31%
        626.40                         40%      $1,512                7.00%                       8.60%
        671.15                         50%      $1,640                8.41%                       9.82%
        715.89                         60%      $1,768                9.72%                      10.97%
        760.63                         70%      $1,896               10.94%                      12.05%
        805.37                         80%      $2,024               12.09%                      13.08%
        850.12                         90%      $2,152               13.18%                      14.06%
        894.86                        100%      $2,280               14.21%                      14.99%
        939.60                        110%      $2,408               15.18%                      15.89%
        984.35                        120%      $2,536               16.11%                      16.74%

     (1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.
     (2) This rate of return assumes (i) an investment of a fixed amount in the stocks underlying the S&P 500 Index with the allocation of such amount reflecting the relative weights of such stocks in the S&P 500 Index;
         (ii) a percentage change in the aggregate price of such stocks that equals the percentage change in the S&P 500 Index from the Initial Value to the relevant Final Average Value; (iii) a constant dividend yield of 2.8% per annum, paid quarterly from the date of initial delivery of Securities, applied to the value of the S&P 500 Index at the end of each such quarter assuming such value increases or decreases linearly from 440 to the applicable hypothetical Final Average Value;
         (iv) no transaction fees or expenses; (v) a six year maturity for the Securities from the date of issuance; and (vi) a final S&P 500 Index value equal to the Final Average Value.
     (3) This value is the Initial Value.

       The above figures are for purposes of illustration only. The actual Total Redemption Amount received by investors and the pretax annualized rate of return resulting therefrom will depend entirely on the actual Final Average Value determined by the Calculation Agent as provided herein. Because the Final Average Value will be based upon average values of the S&P 500 Index during specified periods in three successive years, a significant increase or decrease in the S&P 500 Index as measured by the average values during the specified period in any year may be substantially or entirely offset by the average values of the S&P 500 Index during the specified periods in the other two years.

       The Indenture provides that the Indenture and the Securities will be governed by and construed in accordance with the laws of the state of New York. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Securities in which $2,500,000 or more has been invested. While the Company believes that New York law would be given effect by a state or federal court sitting outside of New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower (including, in some cases, corporate borrowers). It is suggested that prospective investors consult their personal advisors with respect to the applicability of such laws. The Company has covenanted for the benefit of the beneficial owners of the Securities, to the extent permitted by law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a beneficial owner of the Securities.

     DISCONTINUANCE OF THE S&P 500 INDEX AND SUCCESSOR INDEX

       If S&P discontinues publication of the S&P 500 Index and a Successor Index is available, then the amount payable at maturity or upon earlier acceleration will be determined by reference to the Successor Index, as provided above.

       If the publication of the S&P 500 Index is discontinued and S&P or another entity does not publish a Successor Index on any of the Calculation Dates, the value to be substituted for the S&P 500 Index for any such Calculation Date used to calculate the Supplemental Redemption Amount at maturity will be the value computed by the Calculation Agent for each such Calculation Date in accordance with the following procedures:

          (1) identifying the component stocks of the S&P 500 Index or any Successor Index as of the last date on which either of such indices was calculated by S&P or another entity and published by S&P or such other entity (each such component stock is a "Last Component Stock");

          (2) for each Last Component Stock, calculating as of each such Calculation Date the product of the market price per share and the number of the then outstanding shares (such product referred to as the "Market Value" of such stock), by reference to (a) the closing market price per share of such Last Component Stock as quoted by the New York Stock Exchange or the American Stock Exchange or any other registered national securities exchange that is the primary market for such Last Component Stock, or if no such quotation is available, then the closing market price as quoted by any other registered national securities exchange or the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ"), or if no such price is quoted, then the market price from the best available source as determined by the Calculation Agent (collectively, the "Exchanges") and (b) the most recent publicly available statement of the number of outstanding shares of such Last Component Stock;

          (3) aggregating the Market Values obtained in clause (2) for all Last Component Stocks;

          (4) ascertaining the Base Value (as defined below under "The Standard & Poor's 500 Index-Computation of the Index") in effect as of the last day on which either the S&P 500 Index or any Successor Index was published by S&P or another entity, adjusted as described below;

          (5) dividing the aggregate Market Value of all Last Component Stocks by the Base Value (adjusted as aforesaid);

          (6) multiplying the resulting quotient (expressed in decimals) by ten.

       If any Last Component Stock is no longer publicly traded on any registered national securities exchange or in the over-the-counter market, the last available market price per share for such Last Component Stock as quoted by any registered national securities exchange or in the over-the-counter market, and the number of outstanding shares thereof at such time, will be used in computing the last available Market Value of such Last Component Stock. Such Market Value will be used in all computations of the S&P 500 Index thereafter.

       If a company that has issued a Last Component Stock and another company that has issued a Last Component Stock are consolidated to form a new company, the common stock of such new company will be considered a Last Component Stock and the common stocks of the constituent companies will no longer be considered Last Component Stocks. If any company that has issued a Last Component Stock merges with, or acquires, a company that has not issued a Last Component Stock, the common stock of the surviving corporation will, upon the effectiveness of such merger or acquisition, be considered a Last Component Stock. In each such case, the Base Value will be adjusted so that the Base Value immediately after such consolidation, merger or acquisition will equal (a) the Base Value immediately prior to such event, multiplied by (b) the quotient of the aggregate Market Value of all Last Component Stocks immediately after such event, divided by the aggregate Market Value for all Last Component Stocks immediately prior to such event.

       If a company that has issued a Last Component Stock issues a stock dividend, declares a stock split or issues new shares pursuant to the acquisition of another company, then, in each case, the Base Value will be adjusted (in accordance with the formula described below) so that the Base Value immediately after the time the particular Last Component Stock commences trading ex-dividend, the effectiveness of the stock split or the time new shares of such Last Component Stock commence trading equals (a) the Base Value immediately prior to such event, multiplied by (b) the quotient of the aggregate Market Value for all Last Component Stocks immediately after such event, divided by the aggregate Market Value of all Last Component Stocks immediately prior to such event. The Base Value used by the Calculation Agent to calculate the value described above will not necessarily be adjusted in all cases in which S&P, in its discretion, might adjust the Base Value (as described below under "The Standard & Poor's 500 Index-Computation of the S&P 500 Index").

     If S&P discontinues publication of the S&P 500 Index prior to the period during which the Supplemental Redemption Amount is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then on each Business Day until the earlier to occur of (i) the determination of the Final Average Value and (ii) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent shall determine the value that would be used in computing the Supplemental Redemption Amount by reference to the method set forth in clauses (1) through (6) in the fourth preceding paragraph above as if such day were a Calculation Date. The Calculation Agent will cause notice of each such value to be published not less often than once each month in The Wall Street Journal (or another newspaper of general circulation), and arrange for information with respect to such values to be made available by telephone. Notwithstanding these alternative arrangements, discontinuance of the publication of the S&P 500 Index may adversely affect trading in the Securities.

     EVENTS OF DEFAULT AND ACCELERATION

       In case an Event of Default with respect to any Securities shall have occurred and be continuing, the amount payable to a beneficial owner of a Security upon any acceleration permitted by the Securities, with respect to each $1,000 principal amount thereof, will be equal to: (i) the initial issue price ($1,000), plus (ii) an additional amount of contingent interest calculated as though the date of early repayment were the maturity date of the Securities. The Calculation Period used to calculate the final Yearly Value of the Notes so accelerated will begin on the eighth scheduled Business Day next preceding the scheduled date for such early redemption. If such final Yearly Value is the only Yearly Value which shall have been calculated with respect to the Notes, such final Yearly Value will be the Final Average Value. If one or two other Yearly Values shall have been calculated with respect to the Notes for prior years when the Notes shall have been outstanding, the average of the final Yearly Value and such one other Yearly Value or such two other Yearly Values, as the case may be, will be the Final Average Value. The Minimum Supplemental Redemption Amount with respect to any such early redemption date will be an amount equal to the interest which would have accrued on the Securities from and including the date of original issuance to but excluding the date of early redemption at an annualized rate of 3.06%, calculated on a semiannual bond equivalent basis. See "Description of Securities-Payment at Maturity" in this Prospectus. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the beneficial owner of a Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Securities.

       In case of default in payment at the maturity date of the Securities (whether at their stated maturity or upon acceleration), from and after the maturity date the Securities shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 7% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Securities to the date payment of such amount has been made or duly provided for.

     DEPOSITORY

       Upon issuance, all Securities will be represented by one or more fully registered global securities (the "Global Securities"). Each such Global Security will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), as Depository, registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for Securities in definitive form, no Global Security may be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor of such Depository or a nominee of such successor.

       DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. DTC's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

       DTC is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

       Purchases of Securities must be made by or through Participants, which will receive a credit on the records of DTC. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Securities.

       So long as DTC, or its nominee, is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, Beneficial Owners in a Global Security will not be entitled to have the Securities represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of the Securities in definitive form and will not be considered the owners or Holders thereof under the Senior Indenture. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial

     Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

       Payment of the principal of, and any Supplemental Redemption Amount with respect to, Securities registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the Holder of the Global Securities representing such Securities. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that DTC, upon receipt of any payment of principal or any Supplemental Redemption Amount in respect of a Global Security, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of DTC. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

       If (x) any Depository is at any time unwilling or unable to continue as Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Securities shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Securities, the Global Securities will be exchangeable for Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples thereof. Such definitive Securities shall be registered in such name or names as the Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depository from Participants with respect to ownership of beneficial interests in such Global Securities.


                        THE STANDARD & POOR'S 500 INDEX

       All disclosure contained in this Prospectus regarding the S&P 500 Index, including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information prepared by S&P. Neither the Company nor MLPF&S takes any responsibility for the accuracy or completeness of such information.

     GENERAL

       The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined above) of the common stocks of 500 companies as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. As of May 28, 1993, the 500 companies included in the S&P 500 Index represented approximately 75% of the aggregate Market Value of common stocks traded on The New York Stock Exchange; however, the 500 companies are not the 500 largest companies listed on The New York Stock Exchange and not all 500 companies are listed on such exchange. As of May 28, 1993, the aggregate market value of the 500 companies included in the S&P 500 Index represented approximately 70% of the aggregate market value of United States domestic, public companies. S&P chooses companies for inclusion in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of The New York Stock Exchange, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry and the Market Value and trading activity of the common stock of that company.


     COMPUTATION OF THE S&P 500 INDEX

     S&P currently computes the S&P 500 Index as of a particular time as follows:

          (1) the Market Value of each component stock is determined as of such time;

          (2) the Market Value of all component stocks as of such time (as determined under clause (1) above) are aggregated;

          (3) the mean average of the Market Values as of each week in the base period of the years 1941 through 1943 of the common stock of each company in a group of 500 substantially similar companies is determined;

          (4) the mean average Market Values of all such common stocks over such base period (as determined under clause (3) above) are aggregated (such aggregate amount being referred to as the "Base Value");

          (5) the aggregate Market Value of all component stocks as of such time (as determined under clause (2) above) is divided by the Base Value; and

          (6) the resulting quotient (expressed in decimals) is multiplied by ten.

          While S&P currently employs the above methodology to calculate the S&P 500 Index, no assurance can be given that S&P will not modify or change such methodology in a manner that may affect the Supplemental Redemption Amount payable to beneficial owners of Securities upon maturity or otherwise.

       S&P adjusts the foregoing formula to negate the effect of changes in the Market Value of a component stock that are determined by S&P to be arbitrary or not due to true market fluctuations. Such changes may result from such causes as the issuance of stock dividends, the granting to shareholders of rights to purchase additional shares of such stock, the purchase thereof by employees pursuant to employee benefit plans, certain consolidations and acquisitions, the granting to shareholders of rights to purchase other securities of the company, the substitution by S&P of particular component stocks in the S&P 500 Index, and other reasons. In all such cases, S&P first recalculates the aggregate Market Value of all component stocks (after taking account of the new market price per share of the particular component stock or the new number of outstanding shares thereof or both, as the case may be) and then determines the New Base Value in accordance with the following formula:

                Old Base Value      X  New Market Value  =      New Base Value
                                       ----------------
                                      Old Market Value

       The result is that the Base Value is adjusted in proportion to any change in the aggregate Market Value of all component stocks resulting from the causes referred to above to the extent necessary to negate the effects of such causes upon the S&P 500 Index.

     LICENSE AGREEMENT

       S&P and Merrill Lynch Capital Services, Inc. have entered into a non-exclusive license agreement providing for the license to Merrill Lynch Capital Services, Inc., in exchange for a fee, of the right to use indices owned and published by S&P in connection with certain securities, including the Securities, and the Company is an authorized sublicensee thereof.

       The license agreement between S&P and Merrill Lynch Capital Services, Inc. provides that the following language must be stated in this
     Prospectus:

          "The Securities are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the Holders of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to Merrill Lynch Capital Services, Inc. and the Company (other than transactions entered into in the ordinary course of business) is the licensing of certain service marks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to the Company or the Securities. S&P has no obligation to take the needs of the Company or the Holders of the Securities into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of the sale of the Securities, prices at which the Securities are to initially be sold, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Securities."

       A potential investor should review the historical performance of the Index. The historical performance of the Index should not be taken as an indication of future performance, and no assurance can be given that the Index will increase sufficiently to cause the benificial owners of the Securities to receive an amount in excess of the principal amount and the Minimum Supplemental Redemption Amount at the maturity of the Securities.


                                  OTHER TERMS

     GENERAL

       The Senior Debt Securities have been and are to be issued under an Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Notes. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

       The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

       The Senior Indenture provides that the Senior Indenture and the Securities will be governed by and construed in accordance with the laws of the State of New York.

       The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

       The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including

     MLPF&S, to the Company are restricted by net capital requirements under the Securities Exchange Act of 1934, as amended, and under rules of certain exchanges and other regulatory bodies.

     LIMITATIONS UPON LIENS

       The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

     LIMITATION ON DISPOSITION OF VOTING STOCK OF, AND MERGER AND SALE OF ASSETS BY, MLPF&S

       The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

     MERGER AND CONSOLIDATION

       The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

     MODIFICATION AND WAIVER

       Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity; (c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amended Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

     EVENTS OF DEFAULT

       Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture; (e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

       The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

       The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.


                                    EXPERTS

       The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1992 Annual Report on Form 10-K and Current Report on Form 8-K dated March 9, 1994, and incorporated by reference in this Prospectus have been audited by Deloitte & Touche, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for (i) each of the five years in the period ended December 25, 1992 included in the 1992 Annual Report to Stockholders of the Company and (ii) each of the five years in the period ended December 31, 1993 included in the Current Report on Form 8-K dated March 9, 1994 of the Company, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche, as set forth in their reports incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been included or incorporated herein by reference in reliance upon such reports of Deloitte & Touche given upon their authority as experts in accounting and auditing.

       With respect to unaudited interim financial information for the periods included in any of the Quarterly Reports on Form 10-Q which may be incorporated herein by reference, Deloitte & Touche have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in any such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review
     procedures applied.   Deloitte & Touche are not subject to the liability
     provisions of Section 11 of the Act for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                             SUBJECT TO COMPLETION
                         ISSUE DATE:  March 11, 1994


PROSPECTUS
- ----------

                           MERRILL LYNCH & CO., INC.
     GLOBAL BOND LINKED SECURITIES/SM/("GLoBLS"/SM/) DUE DECEMBER 31, 1998
                            CURRENCY PROTECTED NOTES

                             --------------------

       On February 22, 1993, Merrill Lynch & Co., Inc. (the "Company") issued $30,000,000 aggregate principal amount of Global Bond Linked Securities/SM/ due December 31, 1998 (the "GloBLS"/SM/ or the "Notes") in denominations of $1,000 and integral multiples thereof. The Notes will mature and be repayable at 100% of the principal amount thereof on December 31, 1998 (the "Maturity Date"). Payments will be payable with respect to the Notes semiannually on June 30 and December 31 of each year, as described below ("June Payment Dates" and "December Payment Dates", respectively), commencing June 30, 1993.

       The Company will make interest payments on the Notes each calendar year at a per annum rate equal to the sum of (i) the Minimum Annual Payment Rate (3%), and (ii) the Supplemental Annual Payment Rate. The "Supplemental Annual Payment Rate" will equal the amount, if any, by which the price (expressed as a percentage) of the Index Bund as of the applicable Determination Date exceeds 100.95% (the "Benchmark Price"). In no event, however, will the payments on the Notes in any calendar year be at a rate less than the Minimum Annual Payment Rate. The "Index Bund" will be the 7.125% Bundesanleihe due December 20, 2002 issued by the Federal Republic of Germany on December 29, 1992. If German interest rates decline, the annual amount payable on the Notes is expected to increase; if German interest rates increase, the annual amount payable on the Notes is expected to decrease (although not less than a rate equal to the Minimum Annual Payment Rate). For each $1,000 principal amount of Notes, the Company will pay $15 of the total amount payable for each calendar year on the June Payment Date and will pay the balance of the annual amount due on the Notes for such year on the December Payment Date. The amount payable on the Notes in 1993 will be prorated as described herein. The Notes are not subject to redemption by the Holders or the Company prior to the Maturity Date.

       For information as to the calculation of the amount payable in any calendar year see "Description of Notes" in this Prospectus. FOR OTHER INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "SPECIAL CONSIDERATIONS" IN THIS PROSPECTUS.

       Ownership of the Notes will be maintained in book-entry form by or through the Securities Depository. Beneficial owners of the Notes will not have the right to receive physical certificates evidencing their ownership except under the limited circumstances described herein.

       The Notes are listed on the New York Stock Exchange under the symbol "MER DM".

                             --------------------

      THESE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             --------------------

This Prospectus has been prepared in connection with the Notes and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Notes. MLPF&S may act as principal or agent in such transactions. The Notes may be offered on a national securities exchange in the event the particular issue of Notes has been listed on such exchange, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale.

                             --------------------

                              MERRILL LYNCH & CO.

                             --------------------

               THE DATE OF THIS PROSPECTUS IS ________ __, 1994.

/SM/"GloBLS" and "Global Bond Linked Securities" are service marks of Merrill
      Lynch & Co., Inc.

          The Commissioner of Insurance of The State of North Carolina has not approved or disapproved the offering of the Notes made hereby nor has the Commissioner passed upon the accuracy or adequacy of this Prospectus.


                             AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington,D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at the prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The Company's Annual Report on Form 10-K for the year ended December 25, 1992, Quarterly Reports on Form 10-Q for the quarters ending March 26, 1993, June 25, 1993 and September 24, 1993, and Current Reports on Form 8-K dated January 25, 1993, January 26, 1993, January 28, 1993, February 1, 1993, February 22, 1993, March 1, 1993, March 19, 1993, April 13, 1993,
     April 15, 1993, April 22, 1993, April 27, 1993, April 29, 1993, June 24,
     1993, June 28, 1993, July 7, 1993, July 13, 1993, July 27, 1993, September
     8, 1993, September 13, 1993, September 23, 1993, October 7, 1993, October 11, 1993, October 15, 1993, October 27, 1993, December 17, 1993, December
     22, 1993, December 27, 1993, December 30, 1993, January 20, 1994, January
     24, 1994, January 27, 1994, February 3, 1994 and March 9, 1994 filed pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference into this Prospectus.

       All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

       THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY (WITHOUT EXHIBITS OTHER THAN EXHIBITS SPECIFICALLY INCORPORATED BY REFERENCE) OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO MR. GREGORY T. RUSSO, SECRETARY, MERRILL LYNCH & CO., INC., 100 CHURCH STREET, 12TH FLOOR, NEW YORK, NEW YORK 10080-6512; TELEPHONE NUMBER (212)602-8435.

       NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF AN OFFER TO BUY FROM, ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                           MERRILL LYNCH & CO., INC.

       Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance and related services worldwide. Its principal subsidiary, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), is one of the largest securities firms in the world. MLPF&S is a broker in securities, options contracts, commodity and financial futures contracts, a distributor of selected insurance products, a dealer in options and in corporate and municipal securities and an investment banking firm. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued by the U.S. Government or agencies thereof or guaranteed or insured by Federal agencies or instrumentalities. Merrill Lynch Capital Services, Inc. and Merrill Lynch Derivative Products, Inc. are the Company's primary derivative subsidiaries which enter into interest rate and currency swaps and other derivative transactions. Merrill Lynch Asset Management, L.P. manages mutual funds and provides investment advisory services. Other subsidiaries provide financial services outside the United States similar to those of MLPF&S and are engaged in such other activities as international banking, lending and providing other investment and financing services. The Company's insurance underwriting and marketing operations consist of the underwriting of life insurance and annuity products through subsidiaries of Merrill Lynch Insurance Group, Inc., and the sale of life insurance and annuities through Merrill Lynch Life Agency Inc. and other life insurance agencies associated with MLPF&S.

       The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212)449-1000.

     RATIO OF EARNINGS TO FIXED CHARGES

                  YEAR ENDED LAST FRIDAY IN DECEMBER
                         1989  1990  1991  1992  1993
                         ----  ----  ----  ----  ----

     Ratio of earnings
     to fixed charges    ---   1.1   1.2   1.3   1.4


          For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consists of interest costs and that portion of rentals estimated to be representative of the interest factor. In 1989, fixed charges exceeded pretax earnings before fixed charges by $187,564,000.


                             SPECIAL CONSIDERATIONS
     SEMIANNUAL PAYMENTS

          If the Index Bund Price applicable to a December Payment Date does not exceed the Benchmark Price, beneficial owners of the Notes will receive payments only at the Minimum Annual Payment Rate payable with respect to the Notes, even if the price of the Index Bund at some point since the preceding Determination Date or issue date, as the case may be, exceeded the Benchmark Price.

          Beneficial owners will receive total annual payments on the Notes at a rate equal to at least the Minimum Annual Payment Rate, and will be repaid 100% of the principal amount of the Notes at the Maturity Date. The amount payable on any December Payment Date is subject to the conditions described under "Description of Notes-Semiannual Payments". A beneficial owner of the Notes may receive payments with respect to the Notes at a rate equal to only the Minimum Annual Payment Rate for each year at the times specified herein, and such payments are below what the Company would pay as interest as of the date hereof if the Company issued non-callable senior debt securities with a similar maturity as that of the Notes. The return of principal at the

     Maturity Date and the payment at a rate equal to the Minimum Annual Payment Rate with respect to the Notes are not expected to reflect the full opportunity costs implied by inflation or other factors relating to the time value of money.

          The amount payable on the Notes based on the Index Bund will not produce the same return as if the Index Bund was purchased and held for a similar period because of the following: (i) the Index Bund Price will not reflect any interest payable on the Index Bund, (ii) interest and principal payable on the Notes will be in U.S. Dollars while interest and principal payable on the Index Bund is payable in Deutsche Marks and the U.S. Dollar value of such Deutsche Mark payments may increase or decrease depending on the U.S. Dollar/Deutsche Mark exchange rate, and (iii) the annual interest rate on the Index Bund is higher than the Minimum Annual Payment Rate.

          Unlike a direct investment in the Index Bund, the principal and interest payments on the Notes will be made in U.S. Dollars, and as such, the U.S. Dollar value of such payments will not be subject to changes in Deutsche Mark/U.S. Dollar exchange rates. Such exchange rate changes may have a direct effect on the market demand for, and thus the price of, the Index Bund.

          The Indenture provides that the Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York. Under present New York law the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to notes in which $2,500,000 or more has been invested. While the Company believes that New York law would be given effect by a state or Federal court sitting outside of New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower (including, in some cases, corporate borrowers). All payments under the Notes (other than the return of principal) could be considered interest for the purpose of state usury laws. The Company has covenanted for the benefit of the Holders of the Notes, to the extent permitted by law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a Holder of the Notes.

     TRADING

          The Notes are listed on the New York Stock Exchange under the symbol "MER DM". It is expected that the secondary market for the Notes will be affected by the creditworthiness of the Company and by a number of other factors. It is possible to view the Notes as the economic equivalent of a debt obligation plus a series of cash settlement options; however, there can be no assurance that the Notes will not trade in the secondary market at a discount from the aggregate value of such economic components, if such economic components were valued and capable of being traded separately.

          The trading values of the Notes may be affected by a number of interrelated factors, including those listed below. The following is the expected effect on the trading value of the Notes of each of the factors listed below. The following discussion of each separate factor generally assumes that all other factors are held constant, although the actual interrelationship between certain of such factors is complex.

               Price of the Index Bund. The trading value of the Notes is expected to depend significantly on the extent to which, if at all, the price of the Index Bund exceeds the Benchmark Price. If, however, Notes are sold at a time when the price of the Index Bund exceeds the Benchmark Price, the sale price may be at a discount from the amount expected to be payable to the beneficial owner if such price were to prevail until the next applicable Determination Date. Furthermore, the price at which a beneficial owner will be able to sell Notes prior to a December Payment Date may be at a discount, which could be substantial, from the principal amount thereof, if, at such time, the price of the Index Bund is below, equal to or not sufficiently above the Benchmark Price.

               Volatility of the Price of the Index Bund. If the volatility of the price of the Index Bund increases, the trading value of the Notes is expected to increase. If the volatility of the price of the Index Bund decreases, the trading value of the Notes is expected to decrease.

               Interest Rates. In general, if U.S. interest rates increase, the value of the Notes is expected to decrease. If U.S. interest rates decrease, the value of the Notes is generally expected to increase. In addition, German interest rates will affect the price of the Index Bund. In general, if German interest rates increase, the Index Bund price, and therefore the value of the Notes, is expected to decrease. If German interest rates decrease, the Index Bund price, and therefore the value of the Notes, is expected to increase.

               Time Remaining to December Payment Dates. The Notes may trade at a value above that which may be inferred from the level of interest rates and the price of the Index Bund. This difference will reflect a "time premium" due to expectations concerning the price of the Index Bund during the period prior to each December Payment Date. As the time remaining to each December Payment Date decreases, however, this time premium may decrease, thus decreasing the trading value of the Notes.

               Time Remaining to Maturity. As the number of remaining December Payment Dates decreases, the value of the remaining rights to receive payments based on the price of the Index Bund in excess of the Minimum Annual Payment Rate will decrease, thus decreasing the value of the Notes. Furthermore, as the time to the Maturity Date decreases, the value of the fixed payments (i.e., payments at the Minimum Annual Payment Rate and the payment of the principal amount at the maturity of the Notes) is expected to increase, thus increasing the value of the Notes. In addition, as the time to maturity decreases, the remaining term to maturity of the Index Bund will decrease. In general, a given change in German interest rates will generally affect German debt instruments with shorter maturities less than those with longer maturities.

     OTHER CONSIDERATIONS

          It is suggested that prospective investors who consider purchasing the Notes should reach an investment decision only after carefully considering the suitability of the Notes in the light of their particular circumstances.

          Investors should also consider the tax consequences of investing in the Notes and should consult their tax advisors.


                              DESCRIPTION OF NOTES

     GENERAL

       The Notes were issued as a series of Senior Debt Securities under the Senior Indenture, dated as of April 1, 1983, as amended and restated, which is more fully described below. The Notes will mature, and the principal of the Notes will be repayable at par, on December 31, 1998.

       The Notes are not subject to redemption prior to the Maturity Date by the Company or at the option of any Holder. Upon the occurrence of an Event of Default with respect to the Notes, however, Holders of the Notes or the Senior Debt Trustee may accelerate the maturity of the Notes, as described under "Description of Notes-Events of Default and Acceleration" and "Other Terms-Events of Default" in this Prospectus.

       The Notes were issued in denominations of $1,000 and integral multiples thereof.

     SEMIANNUAL PAYMENTS

       The Company will make semiannual payments on the Notes each June 30 and December 31 ("June Payment Dates" and "December Payment Dates", respectively) commencing June 30, 1993, as described below, to the persons in whose names the Notes are registered on the next preceding June 29 or December 30, except as provided below. Notwithstanding the foregoing, if it is known three Business Days prior to December 31 that December 31 will not be a Business Day, the amount payable by the Company with respect to such December Payment Date will be made on the Business Day immediately preceding such December 31 to the persons in whose names the Notes are registered on the second Business Day immediately preceding such December 31 and the amount so paid will equal an amount as if interest had accrued through December 31.

       For each calendar year, the Company will pay interest on the Notes at a rate per annum equal to the sum of (i) the Minimum Annual Payment Rate (3%), and (ii) the Supplemental Annual Payment Rate. The "Supplemental Annual Payment Rate" equals the amount, if any, by which the price (expressed as a percentage) of the Index Bund, determined as described below (the "Index Bund Price"), as of the applicable Determination Date exceeds 100.95% (the "Benchmark Price") as determined by the Calculation Agent. In no event, however, will the payments on the Notes in any calendar year be at a rate less than the Minimum Annual Payment Rate. For each $1,000 principal amount of the Notes, the Company will pay $15 of the total amount payable for each calendar year on the June Payment Date, and will pay the balance of the annual interest amount due on the Notes for such year on the December Payment Date. The amount payable on the June Payment Date in 1993 will equal $15 per $1,000 principal amount prorated based on the ratio of the number of days from and including the original issuance date of the Notes to but excluding such June Payment Date, computed on the basis of a year consisting of 360 days of twelve 30-day months, divided by
     180. The amount payable on the December Payment Date in 1993 will be at a rate equal to the Minimum Annual Payment Rate applied to the period from the June Payment Date to the December Payment Date ($15 per $1,000 principal amount) plus the Supplemental Annual Payment Rate calculated as described above prorated by 309/360 (the ratio of the number of days from and including the original issuance date of the Notes to and including December 31, 1993, computed on the basis of a year consisting of 360 days of twelve 30-day months, divided by 360).

       State Street Bank and Trust Company will be the calculation agent (the "Calculation Agent") with respect to the Notes. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Company and the Holders of the Notes. All percentages resulting from any calculation on the Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).


       If the Index Bund Price applicable to a December Payment Date does not exceed the Benchmark Price, Holders of the Notes will receive payments which reflect only the Minimum Annual Payment Rate payable with respect to the Notes for the calendar year containing such December Payment Date, even if the price of the Index Bund at some point since the preceding Determination Date or issue date, as the case may be, exceeded the Benchmark Price.

       The following table shows the total pretax annual payment rate on the Notes in any year assuming various Index Bund Prices for the Index Bund on any Determination Date and the Benchmark Price of 100.95%.


                 HYPOTHETICAL GLOBLS TOTAL ANNUAL PAYMENT RATE

      HYPOTHETICAL INDEX                               HYPOTHETICAL TOTAL ANNUAL
       BUND PRICE ON THE             BENCHMARK             GLOBLS PAYMENT
      DETERMINATION DATE               PRICE                  RATE (1)
     --------------------    --------------------      ------------------------
       less than 100.95%              100.95%                 3.00%(2)
            100.95%                   100.95%                 3.00%(2)
            101.95%                   100.95%                 4.00%
            102.95%                   100.95%                 5.00%
            103.95%                   100.95%                 6.00%
            104.95%                   100.95%                 7.00%
            105.95%                   100.95%                 8.00%
            106.95%                   100.95%                 9.00%
            107.95%                   100.95%                10.00%
            108.95%                   100.95%                11.00%
            109.95%                   100.95%                12.00%
            110.95%                   100.95%                13.00%
            111.95%                   100.95%                14.00%
            112.95%                   100.95%                15.00%
            113.95%                   100.95%                16.00%
                                      ------                 -----

- ------------------
(1) The payments due on the Notes in 1993 will be prorated based on the number of days the Notes were issued and outstanding during 1993, as discussed more fully herein.
(2) Minimum Annual Payment Rate of 3% per annum ($30 per $1,000 principal amount of Notes).

     INDEX BUND PRICE

       The Index Bund Price is the arithmetic mean of the bid prices, expressed as a percentage of the principal amount, as of 9:30 A.M. New York City time on the applicable Determination Date, of three leading dealers in Bundesanleihen selected by the Calculation Agent. The "Determination Date" means the seventh scheduled NYSE Business Day prior to the applicable December Payment Date. If three such bid prices are not available on such seventh scheduled NYSE Business Day, the Determination Date will be the sixth scheduled NYSE Business Day preceding the applicable December Payment Date. If the Calculation Agent cannot obtain three bid prices from leading dealers for Bundesanleihen on the sixth scheduled NYSE Business Day preceding the applicable December Payment Date, then the Index Bund Price will equal the official price expressed as a percentage reported by the Frankfurt Stock Exchange for the Index Bund as a result of the official price fixing on the Frankfurt Stock Exchange on such sixth scheduled NYSE Business Day preceding the applicable December Payment Date. If no official price is fixed on the Frankfurt Stock Exchange on such sixth scheduled NYSE Business Day, then the Index Bund Price will equal the bid price determined by the Calculation Agent on such sixth scheduled NYSE Business Day based on then current market conditions, including the last price at which the Index Bund was offered or sold. The bid prices solicited by the Calculation Agent will be for an amount that is representative of a single transaction in the market at the applicable time and will not include accrued but unpaid interest on the Index Bund. "NYSE Business Day" means a day on which the New York Stock Exchange is open for trading and the Calculation Agent will determine which days are scheduled NYSE Business Days.

     HYPOTHETICAL PAYMENTS

       The following table shows the approximate required yield-to-maturity of the Index Bund on each anticipated Determination Date in order to generate various total pretax annual payment rates for the Notes in each year assuming the Benchmark Price of 100.95%. The table contained under "The German Bond Market and the Index Bund" sets forth historical yields-to-maturity of German government bonds with specified maturities since 1977. Yields on the Index Bund are expressed on an annual yield-to-maturity basis. The yields-to-maturity and total pretax annual payment rates shown below are for illustrative purposes only and are not intended to predict either the future price levels of the Index Bund or actual payments on the Notes.

                           ANNUAL DETERMINATION DATES
                           --------------------------

    TOTAL PRETAX
      ANNUAL
 PAYMENT RATE(1)(3)       1993(2)      1994   1995   1996   1997   1998
- -------------------   ---------------  -----  -----  -----  -----  -----

     3.00%                    6.98%    6.97%  6.95%  6.92%  6.89%  6.84%
     4.00%                    6.83%    6.80%  6.76%  6.72%  6.65%  6.55%
     5.00%                    6.68%    6.64%  6.58%  6.51%  6.41%  6.26%
     6.00%                    6.53%    6.47%  6.41%  6.31%  6.18%  5.98%
     7.00%                    6.38%    6.32%  6.23%  6.11%  5.95%  5.70%
     8.00%                    6.24%    6.16%  6.05%  5.91%  5.72%  5.42%
     9.00%                    6.10%    6.00%  5.88%  5.72%  5.49%  5.15%
    10.00%                    5.96%    5.85%  5.71%  5.53%  5.27%  4.87%
    11.00%                    5.82%    5.70%  5.54%  5.34%  5.04%  4.61%
    12.00%                    5.68%    5.55%  5.38%  5.15%  4.83%  4.34%
    13.00%                    5.54%    5.40%  5.21%  4.96%  4.61%  4.08%
    14.00%                    5.41%    5.25%  5.05%  4.78%  4.40%  3.82%
    15.00%                    5.28%    5.11%  4.89%  4.60%  4.19%  3.57%
    16.00%                    5.15%    4.96%  4.73%  4.42%  3.98%  3.32%
                              ----     ----   ----   ----   ----   ----

- --------------------
(1) Total pretax annual payment rate includes the Minimum Annual Payment Rate plus the Supplemental Annual Payment Rate in each year.
(2) Payments on the Notes for 1993 will be prorated as discussed herein.
(3) As of February 12, 1993, the yield-to-maturity on German government bonds with approximate maturities indicated below were approximately the following:



                         CORRESPONDING
      APPROXIMATE        DETERMINATION  YIELD TO
       MATURITY              DATE       MATURITY
      -----------        -------------  ---------
       9 years           December 1993      7.01%
       8 years           December 1994      6.94%
       7 years           December 1995      6.91%
       6 years           December 1996      6.63%
       5 years           December 1997      6.61%
       4 years           December 1998      6.66%

       A potential investor should review the historical performance of the Index Bund. The historical performance of the Index Bund should not be taken as an indication of future performance, and no assurance can be given that the Index Bund will increase sufficiently to cause the benificial owners of the Notes to receive an amount in excess of principal and the Minmum Annual Payment Rate at the maturity of the Notes or the Minimum Annual Payment Rate in any prior year.

     EVENTS OF DEFAULT AND ACCELERATION

        In case an Event of Default with respect to any Notes shall have occurred and be continuing, the amount payable to a Holder of a Note upon any acceleration permitted by the Notes, will equal: (i) the principal amount thereof, plus (ii) an additional amount calculated as though the date of early repayment were a December Payment Date and prorated through such date of early repayment in the same manner as the amount payable on the December 1993 payment date was prorated. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the Holder of a Note may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Note plus an additional amount, if any, of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Notes.

     NOTE DEPOSITORY

       Upon issuance, all Notes will be represented by one or more fully registered global securities (the "Global Securities"). Each such Global Security will be deposited with, or on behalf of, The Depository Trust Company, as Securities Depository, registered in the name of the Securities Depository or a nominee thereof. Unless and until it is exchanged in whole or in part for Securities in definitive form, no Global Security may be transferred except as a whole by the Securities Depository to a nominee of such Securities Depository or by a nominee of such Securities Depository to such Securities Depository or another nominee of such Securities Depository or by such Securities Depository or any such nominee to a successor of such Securities Depository or a nominee of such successor.

       The Securities Depository has advised the Company as follows: The Securities Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Securities Depository was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. The Securities Depository's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The Securities Depository is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. The Underwriter (as hereinafter defined) is a Participant. Access to the Securities Depository book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

       Purchases of Notes must be made by or through Participants, which will receive a credit on the records of the Securities Depository. The ownership interest of each actual purchaser of each Note ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Securities Depository of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Securities Depository (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Securities.

       So long as the Securities Depository, or its nominee, is the registered owner of a Global Security, the Securities Depository or its nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, Beneficial Owners in a Global Security will not be entitled to have the Notes represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive registered form and will not be considered the owners or Holders thereof under the Senior Indenture. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of the Securities Depository and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, the Securities Depository would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the Securities Depository to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

       Payment of the principal of, and amounts payable on any June Payment Date or December Payment Date with respect to, Notes registered in the name of the Securities Depository or its nominee will be made to the Securities Depository or its nominee, as the case may be, as the Holder of the Global Securities representing such Notes. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Securities Depository, upon receipt of any payment of principal or amounts payable on any June Payment Date or December Payment Date in respect of a Global Security, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of the Securities Depository. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

       If (x) the Securities Depository is at any time unwilling or unable to continue as Securities Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Securities shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, the Global Securities will be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples thereof. Such definitive Notes shall be registered in such name or names as the Securities Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Securities Depository from Participants with respect to ownership of beneficial interests in such Global Securities.


                   THE GERMAN BOND MARKET AND THE INDEX BUND

       The Deutsche Mark-denominated fixed income market is the third largest in the world, exceeded in size only by those of the U.S. Dollar and Japanese Yen. As of the end of September 1992, the total nominal amount of Deutsche Mark-denominated fixed income debt outstanding was over DM 1.889 trillion (or U.S. $1.18 trillion assuming an exchange rate of DM/U.S. $1.60) (Source: Bundesbank). Bundesanleihen ("Bunds") are debt securities issued by the Federal Republic of Germany and are backed by its full faith and credit. Bunds account for approximately 75% of the debt of the Federal Republic of Germany and approximately 30% of all fixed income debt denominated in Deutsche Marks as of the end of September 1992. Bundesanleihen are principally traded in the over-the-counter market in Germany and are also listed on eight exchanges in Germany, including the Frankfurt Exchange.

       The Index Bund was originally issued on December 29, 1992 and is not redeemable prior to its stated maturity. Because the Index Bund had a maturity of ten years when it was originally issued, the time remaining to such maturity will necessarily decline over time. As the time remaining to maturity declines on the Index Bund, the Index Bund price will be affected.


                                  OTHER TERMS

     GENERAL

       The Senior Debt Securities have been and are to be issued under an Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Notes. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

       The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

       The Senior Indenture provides that the Senior Indenture and the Securities will be governed by and construed in accordance with the laws of the State of New York.

       The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

       The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Securities Exchange Act of 1934, as amended, and under rules of certain exchanges and other regulatory bodies.

     LIMITATIONS UPON LIENS

       The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

     LIMITATION ON DISPOSITION OF VOTING STOCK OF, AND MERGER AND SALE OF ASSETS BY, MLPF&S

       The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

     MERGER AND CONSOLIDATION

       The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

     MODIFICATION AND WAIVER

       Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity; (c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amended Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

     EVENTS OF DEFAULT

       Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture; (e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt

     Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

       The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

       The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.


                                    EXPERTS

       The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1992 Annual Report on Form 10-K and Current Report on Form 8-K dated March 9, 1994, and incorporated by reference in this Prospectus have been audited by Deloitte & Touche, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for (i) each of the five years in the period ended December 25, 1992 included in the 1992 Annual Report to Stockholders of the Company and (ii) each of the five years in the period ended December 31, 1993 included in the Current Report on Form 8-K dated March 9, 1994 of the Company, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche, as set forth in their reports incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been included or incorporated herein by reference in reliance upon such reports of Deloitte & Touche given upon their authority as experts in accounting and auditing.

       With respect to unaudited interim financial information for the periods included in any of the Quarterly Reports on Form 10-Q which may be incorporated herein by reference, Deloitte & Touche have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in any such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the
     review procedures applied.   Deloitte & Touche are not subject to the
     liability provisions of Section 11 of the Act for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



                             SUBJECT TO COMPLETION
                         ISSUE DATE:  March 11, 1994


PROSPECTUS
- ----------

                           MERRILL LYNCH & CO., INC.
            CURRENCY PROTECTED NOTES ("CPNS") DUE DECEMBER 31, 1998

       On July 7, 1993, Merrill Lynch & Co., Inc. (the "Company") issued $25,000,000 of Currency Protected Notes ("CPNs") due December 31, 1998 (the "Notes") in denominations of $1,000 and integral multiples thereof. The Notes will mature and be repayable at 100% of the principal amount thereof on December 31, 1998 (the "Maturity Date"). Interest payments will be payable with respect to the Notes semiannually on June 30 and December 31 of each year, as described below ("June Payment Dates" and "December Payment Dates", respectively and together the "Payment Dates"), commencing December 31, 1993. The Notes are not subject to redemption by the Holders or the Company prior to the Maturity Date.

     The Company will make interest payments on the Notes on each June and December Payment Date for the period from and including the last Payment Date for which interest was paid or the original issue date, as the case may be, to but excluding such Payment Date (each, an "Interest Period") at a per annum rate equal to the sum of (i) the Minimum Payment Rate (3%), and (ii) the Supplemental Payment Rate. The "Supplemental Payment Rate" for an Interest Period will equal
4.5 multiplied by the difference between 6.15% minus the Index Rate (as defined below) as of the applicable Determination Date (generally the seventh scheduled NYSE Business Day prior to the applicable Payment Date). In no event, however, will the payments on the Notes for any period be at a rate less than the Minimum Payment Rate. The "Index Rate" will be the average bankers' acceptance rate in Canadian Dollars for a term of six months, as more fully described herein (the "Canadian BA Rate").

     For information as to the calculation of the amount payable in any calendar year, see "Description of Notes" in this Prospectus. FOR OTHER INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "SPECIAL CONSIDERATIONS" IN THIS PROSPECTUS.

     Ownership of the Notes will be maintained in book-entry form by or through the Securities Depository. Beneficial owners of the Notes will not have the right to receive physical certificates evidencing their ownership except under the limited circumstances described herein.

     The Notes are listed on the New York Stock Exchange under the symbol "MERCN 98".
                                 -------------

    THESE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

                                 -------------

     This Prospectus has been prepared in connection with the Notes and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Notes. MLPF&S may act as principal or agent in such transactions. The Notes may be offered on a national securities exchange in the event the particular issue of Notes has been listed on such exchange, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale.

                                -------------

                              MERRILL LYNCH & CO.

                                -------------

                The date of this Prospectus is _______ __, 1994.

          The Commissioner of Insurance of The State of North Carolina has not approved or disapproved the offering of the Notes made hereby nor has the Commissioner passed upon the accuracy or adequacy of this Prospectus.


     AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington,D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at the prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The Company's Annual Report on Form 10-K for the year ended December 25, 1992, Quarterly Reports on Form 10-Q for the quarters ending March 26, 1993, June 25, 1993 and September 24, 1993, and Current Reports on Form 8-K dated January 25, 1993, January 26, 1993, January 28, 1993, February 1, 1993, February 22, 1993, March 1, 1993, March 19, 1993, April 13, 1993,
     April 15, 1993, April 22, 1993, April 27, 1993, April 29, 1993, June 24,
     1993, June 28, 1993, July 7, 1993, July 13, 1993, July 27, 1993, September
     8, 1993, September 13, 1993, September 23, 1993, October 7, 1993, October 11, 1993, October 15, 1993, October 27, 1993, December 17, 1993, December
     22, 1993, December 27, 1993, December 30, 1993, January 20, 1994, January
     24, 1994, January 27, 1994, February 3, 1994 and March 9, 1994 filed pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference into this Prospectus.

       All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

       THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY (WITHOUT EXHIBITS OTHER THAN EXHIBITS SPECIFICALLY INCORPORATED BY REFERENCE) OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO MR. GREGORY T. RUSSO, SECRETARY, MERRILL LYNCH & CO., INC., 100 CHURCH STREET, 12TH FLOOR, NEW YORK, NEW YORK 10080-6512; TELEPHONE NUMBER (212)602-8435.


       NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF AN OFFER TO BUY FROM, ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                           MERRILL LYNCH & CO., INC.

       Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance and related services worldwide. Its principal subsidiary, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), is one of the largest securities firms in the world. MLPF&S is a broker in securities, options contracts, commodity and financial futures contracts, a distributor of selected insurance products, a dealer in options and in corporate and municipal securities and an investment banking firm. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued by the U.S. Government or agencies thereof or guaranteed or insured by Federal agencies or instrumentalities. Merrill Lynch Capital Services, Inc. and Merrill Lynch Derivative Products, Inc. are the Company's primary derivative subsidiaries which enter into interest rate and currency swaps and other derivative transactions. Merrill Lynch Asset Management, L.P. manages mutual funds and provides investment advisory services. Other subsidiaries provide financial services outside the United States similar to those of MLPF&S and are engaged in such other activities as international banking, lending and providing other investment and financing services. The Company's insurance underwriting and marketing operations consist of the underwriting of life insurance and annuity products through subsidiaries of Merrill Lynch Insurance Group, Inc., and the sale of life insurance and annuities through Merrill Lynch Life Agency Inc. and other life insurance agencies associated with MLPF&S.

       The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212)449-1000.

     RATIO OF EARNINGS TO FIXED CHARGES

             YEAR ENDED LAST FRIDAY IN DECEMBER
                         1989  1990  1991  1992  1993
                         ----  ----  ----  ----  ----

     Ratio of earnings
     to fixed charges    ---   1.1   1.2   1.3   1.4


          For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consists of interest costs and that portion of rentals estimated to be representative of the interest factor. In 1989, fixed charges exceeded pretax earnings before fixed charges by $187,564,000.


                             SPECIAL CONSIDERATIONS


     SEMIANNUAL PAYMENTS

       If the Index Rate applicable to a Payment Date equals or exceeds 6.15%, beneficial owners of the Notes will receive only the Minimum Payment Rate payable with respect to the Notes on such Payment Date, even if the Index Rate at some point since the preceding Determination Date or issue date, as the case may be, was less than 6.15%. The interest rate for any Interest Period generally will be determined seven NYSE Business Days prior to the end of such Interest Period.

       Beneficial owners of the Notes will receive total annual payments on the Notes at a rate equal to at least the Minimum Payment Rate, and will be repaid 100% of the principal amount of the Notes at the Maturity Date. The amount payable on any Payment Date is subject to the conditions described under "Description of Notes-Semiannual Payments". A beneficial owner of the Notes may receive payments with respect to the Notes equal to only the Minimum Payment Rate for each Interest Period at the times specified herein, and such payments are below what the Company would pay as interest as of the date hereof if the Company issued non-callable senior debt securities with a similar maturity as that of the Notes. The return of principal at the Maturity Date and the payment of the Minimum Payment Rate with respect to the Notes are not expected to reflect the full opportunity costs implied by inflation or other factors relating to the time value of money.

       The amount payable on the Notes based on the Index Rate will not produce the same return as any investment in Canadian bankers' acceptances with maturities of six months because, among other reasons, interest and principal payable on the Notes will be in U.S. Dollars while interest and principal payable on such bankers' acceptances are payable in Canadian Dollars and the U.S. Dollar value of such Canadian Dollar payments may increase or decrease depending on the U.S. Dollar/Canadian Dollar exchange rate. Since the principal and interest payments on the Notes will be made in U.S. Dollars, such payments will not be subject to changes in Canadian Dollar/U.S. Dollar exchange rates. Such exchange rate changes may have a direct effect on the market demand for, and thus the price of, such bankers' acceptances.

       The formula used to determine the interest payable with respect to any Payment Date contains a multiple which increases the effect of any change in the applicable Index Rate.

     TRADING

       The Notes are listed on the New York Stock Exchange under the symbol "MERCN 98". It is expected that the secondary market for the Notes will be affected by the creditworthiness of the Company and by a number of other factors. It is possible to view the Notes as the economic equivalent of a debt obligation plus a series of cash settlement options; however, there can be no assurance that the Notes will not trade in the secondary market at a discount from the aggregate value of such economic components, if such economic components were valued and capable of being traded separately.

       The trading values of the Notes may be affected by a number of interrelated factors, including those listed below. The following is the expected effect on the trading value of the Notes of each of the factors listed below. The following discussion of each separate factor generally assumes that all other factors are held constant, although the actual interrelationship between certain of such factors is complex.

       Value of the Index Rate. The trading value of the Notes is expected to depend significantly on the extent to which, if at all, the Index Rate is less than 6.15%. If, however, Notes are sold at a time when the Index Rate is less than 6.15%, the sale price may be at a discount from the amount expected to be payable to the beneficial owner if such price were to prevail until the next applicable Determination Date. Furthermore, the price at which a beneficial owner will be able to sell Notes prior to a Payment Date may be at a discount, which could be substantial, from the principal amount thereof, if, at such time, the price of the Index Rate is above, equal to or not sufficiently below 6.15%.

       Volatility of the Index Rate. If the volatility of the Index Rate increases, the trading value of the Notes is expected to increase. If the volatility of the Index Rate decreases, the trading value of the Notes is expected to decrease.

       Interest Rates. In general, if U.S. interest rates increase, the value of the Notes is expected to decrease. If U.S. interest rates decrease, the value of the Notes is generally expected to increase. In addition, Canadian interest rates will affect the Index Rate. In general, if Canadian interest rates increase, the Index Rate is expected to increase, and therefore the value of the Notes is expected to decrease. If Canadian interest rates decrease, the Index Rate is expected to decrease, and therefore the value of the Notes is expected to increase.

       Time Remaining to Payment Dates. The Notes may trade at a value above that which may be inferred from the level of interest rates and the Index Rate. This difference will reflect a "time premium" due to expectations concerning the value of the Index Rate during the period prior to each Payment Date. As the time remaining to each Payment Date decreases, however, this time premium may decrease, thus decreasing the trading value of the Notes.

       Time Remaining to Maturity Date. As the number of remaining Payment Dates decreases, the value of the remaining rights to receive payments based on the value of the Index Rate will decrease, thus decreasing the value of the Notes. Furthermore, as the time to the Maturity Date decreases, the value of the fixed payments (i.e., the Minimum Annual Payments and the payment of the principal amount at the maturity of the Notes) is expected to increase, thus increasing the value of the Notes.

     OTHER CONSIDERATIONS

       It is suggested that prospective investors who consider purchasing the Notes should reach an investment decision only after carefully considering the suitability of the Notes in the light of their particular circumstances.

       Investors should also consider the tax consequences of investing in the Notes and should consult their tax advisors.


                              DESCRIPTION OF NOTES


     GENERAL

       The Notes were issued as a series of Senior Debt Securities under the Senior Indenture, dated as of April 1, 1983, as amended and restated, which is more fully described below. The Notes will mature, and the principal of the Notes will be repayable at par, on December 31, 1998.

       The Notes are not subject to redemption prior to the Maturity Date by the Company or at the option of any Holder. Upon the occurrence of an Event of Default with respect to the Notes, however, Holders of the Notes or the Senior Debt Trustee may accelerate the maturity of the Notes, as described under "Description of Notes-Events of Default and Acceleration" and "Other Terms-General-Events of Default" in this Prospectus.

       The Notes were issued in denominations of $1,000 and integral multiples thereof.

     SEMIANNUAL PAYMENTS

       The Company will make semiannual payments on the Notes each June 30 and December 31 ("June Payment Dates" and "December Payment Dates", respectively, and together the "Payment Dates") commencing December 31, 1993, as described below, to the persons in whose names the Notes are registered on the next preceding June 29 or December 30, except as provided below. Notwithstanding the foregoing, if it is known three Business Days prior to December 31 that December 31 will not be a Business Day, the amount payable by the Company with respect to such December Payment Date will be made on the Business Day immediately preceding such December 31 to the persons in whose names the Notes are registered on the second Business Day immediately preceding such December 31 and the amount so paid will equal an amount as if interest had accrued through December 31.

       The Company will pay interest on the Notes on each June and December Payment Date for the period since the last Payment Date for which interest was paid or original issue date, as the case may be, to but excluding such Payment Date (each, an "Interest Period") at a rate per annum equal to the sum of (i) the Minimum Payment Rate (3% per annum), and (ii) the Supplemental Payment Rate. The "Supplemental Payment Rate" for an Interest Period will equal 4.5 multiplied by the difference between 6.15% minus the Index Rate as of the Determination Date in such Interest Period. In no event, however, will the payments on the Notes for any period be at a rate less than the Minimum Payment Rate. Interest payable with respect to any Payment Date will be computed on the basis of a year consisting of 360 days of twelve 30-day months.

       State Street Bank and Trust Company will be the calculation agent (the "Calculation Agent") with respect to the Notes. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and the Holders of the Notes. All percentages resulting from any calculation on the Notes will be rounded to the nearest one-hundredth of a percentage point, with five one-thousandth of a percentage point rounded upwards (e.g., 9.875% (or .09875) would be rounded to 9.88% (or .0988)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent with one-half cent being rounded upwards.

       If the Index Rate applicable to a Payment Date is equal to or exceeds 6.15%, beneficial owners of the Notes will receive only the Minimum Payment Rate for the Interest Period preceding such Payment Date, even if the Index Rate at some point since the preceding Determination Date or the original issue date, as the case may be, was less than 6.15%.

       The following table shows the annual payment rate payable on the Notes for any Interest Period assuming various Canadian BA Rates on a Determination Date.


                        HYPOTHETICAL ANNUAL PAYMENT RATE

                   HYPOTHETICAL
                 CANADIAN BA RATE
                      ON THE                         HYPOTHETICAL ANNUAL
                DETERMINATION DATE                      PAYMENT RATE
                ------------------                      -------------
              6.15% or greater ....................        3.00%(1)
              6.00% ...............................        3.68%
              5.75% ...............................        4.80%
              5.50% ...............................        5.93%
              5.25% ...............................        7.05%
              5.00% ...............................        8.18%
              4.75% ...............................        9.30%
              4.50% ...............................       10.43%
              4.25% ...............................       11.55%
              4.00% ...............................       12.68%
              3.75% ...............................       13.80%
              3.50% ...............................       14.93%

     __________
     (1) Minimum Payment Rate of 3% per annum.

       A potential investor should review the historical performance of the Index Rate. The historical performance of the Index Rate should not be taken as an indication of future performance, and no assurance can be given that the Index Rate will increase sufficiently to cause the benificial owners of the Notes to receive an amount in excess of the principal amount and the Minimum Payment Rate at the maturity of the Notes or the Minimum Payment Rate in prior years.

     CANADIAN DOLLAR BANKERS' ACCEPTANCE RATE

        The "Canadian BA Rate" shall be determined for each Determination Date as follows:

          (i) On the relevant Determination Date, the Canadian BA Rate will be determined on the basis of the average bankers' acceptance rate in Canadian Dollars for a term of six months, commencing on the related Determination Date, which appears on the Reuters Screen Page CDOR (as defined below), as of 10:00 A.M. New York City time on such Determination Date or as soon thereafter as rates first appear (but in no event later than 12:00 P.M. New York City time), as determined by the Calculation Agent. If no rate appears by 12:00 P.M. New York City time on a Determination Date with respect to the Canadian bankers' acceptance rates, then the Canadian BA Rate will be determined as specified in clause (ii) below. "Reuters Screen Page CDOR" means the displays designated as Page CDOR on the Reuters Monitor Money Rates Service (or such other page as may replace Page CDOR on that service for the purpose of displaying the Canadian Dollar bankers' acceptance rates of major banks).

          (ii) With respect to a Determination Date on which no rate appears on Reuters Screen Page CDOR as specified in clause (i) above, the Calculation Agent will request each of four major banks in the Toronto interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its quotation for deposits in Canadian Dollars for a period of six months commencing on the related Determination Date to major banks in the Toronto interbank market at approximately 10:00 A.M. New York City time on such Determination Date and in a principal amount that is representative for a single transaction in such market at such time. If at least two such quotations are provided, the Canadian BA Rate determined on such Determination Date will be the arithmetic mean of such quotations. If fewer than two banks so selected by the Calculation Agent are quoting as mentioned in this sentence, the Canadian BA Rate will equal the average quotation for deposits in Canadian Dollars for a period of six months commencing on the related Determination Date of major banks in the Toronto interbank market in a principal amount that is representative for a single transaction in such market at such time as determined by the Calculation Agent.

       The "Determination Date" means the seventh scheduled NYSE Business Day prior to the applicable Payment Date as determined by the Calculation Agent; provided, however, if such day is not a Canadian Business Day, the Determination Date will be the next succeeding scheduled Canadian Business Day. "NYSE Business Day" means a day on which the New York Stock Exchange is open for trading. "Canadian Business Day", as used in this Prospectus with respect to the Notes, means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in Toronto, Canada. The Calculation Agent will determine which days are scheduled NYSE Business Days and Canadian Business Days.

     EVENTS OF DEFAULT AND ACCELERATION

       In case an Event of Default with respect to any Notes shall have occurred and be continuing, the amount payable to a Holder of a Note upon any acceleration permitted by the Notes, will equal: (i) the principal amount thereof, plus (ii) an additional amount calculated as though the date of early repayment were a Payment Date. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the Holder of a Note may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Note plus an additional amount, if any, of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Notes.

     NOTE DEPOSITORY

       Upon issuance, all Notes will be represented by one or more fully registered global securities (the "Global Securities"). Each such Global Security will be deposited with, or on behalf of, The Depository Trust Company, as Securities Depository, registered in the name of the Securities Depository or a nominee thereof. Unless and until it is exchanged in whole or in part for Notes in definitive form, no Global Security may be transferred except as a whole by the Securities Depository to a nominee of such Securities Depository or by a nominee of such Securities Depository to such Securities Depository or another nominee of such Securities Depository or by such Securities Depository or any such nominee to a successor of such Securities Depository or a nominee of such successor.

       The Securities Depository has advised the Company as follows: the Securities Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     The Securities Depository was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. The Securities Depository's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The Securities Depository is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. The Underwriter (as hereinafter defined) is a Participant. Access to the Securities Depository book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

       Purchases of Notes must be made by or through Participants, which will receive a credit on the records of the Securities Depository. The ownership interest of each actual purchaser of each Note ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Securities Depository of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Securities Depository (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Securities.

       So long as the Securities Depository, or its nominee, is the registered owner of a Global Security, the Securities Depository or its nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, Beneficial Owners in a Global Security will not be entitled to have the Notes represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive registered form and will not be considered the owners or Holders thereof under the Senior Indenture. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of the Securities Depository and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, the Securities Depository would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by the Securities Depository to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

       Payment of the principal of, and amounts payable on any June Payment Date or December Payment Date with respect to, Notes registered in the name of the Securities Depository or its nominee will be made to the Securities Depository or its nominee, as the case may be, as the Holder of the Global Securities representing such Notes. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Securities Depository, upon receipt of any payment of principal or amounts payable on any June Payment Date or December Payment Date in respect of a Global Security, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of the Securities Depository. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

       If (x) the Securities Depository is at any time unwilling or unable to continue as Securities Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Securities shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, the Global Securities will be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples thereof. Such definitive Notes shall be registered in such name or names as the Securities Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Securities Depository from Participants with respect to ownership of beneficial interests in such Global Securities.


                     THE CANADIAN BANKERS' ACCEPTANCE RATE

       Bankers' acceptances in Canada are a popular method of raising short-term funding in Canada. Bankers' acceptances represent unconditional written orders from a borrower instructing a bank to pay a certain amount of money on a specified future date. Bankers' acceptances are generally issued in Canadian $100,000 denominations, and are not guaranteed by the Canada Deposit Corporation.

       The market for bankers' acceptances has grown from under 1 billion Canadian Dollars in early 1975 to approximately 22 billion Canadian Dollars in 1993 and is among the most liquid short-term securities markets in Canada.


                                  OTHER TERMS

     GENERAL

       The Senior Debt Securities have been and are to be issued under an Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Notes. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

       The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

       The Senior Indenture provides that the Senior Indenture and the Securities will be governed by and construed in accordance with the laws of the State of New York.

       The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

       The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Securities Exchange Act of 1934, as amended, and under rules of certain exchanges and other regulatory bodies.

     LIMITATIONS UPON LIENS

       The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

     LIMITATION ON DISPOSITION OF VOTING STOCK OF, AND MERGER AND SALE OF ASSETS BY, MLPF&S

       The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

     MERGER AND CONSOLIDATION

       The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

     MODIFICATION AND WAIVER

       Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity; (c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amended Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

     EVENTS OF DEFAULT

       Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture; (e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

       The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

       The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.


                                    EXPERTS

       The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1992 Annual Report on Form 10-K and Current Report on Form 8-K dated March 9, 1994, and incorporated by reference in this Prospectus have been audited by Deloitte & Touche, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for (i) each of the five years in the period ended December 25, 1992 included in the 1992 Annual Report to Stockholders of the Company and (ii) each of the five years in the period ended December 31, 1993 included in the Current Report on Form 8-K dated March 9, 1994 of the Company, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche, as set forth in their reports incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been included or incorporated herein by reference in reliance upon such reports of Deloitte & Touche given upon their authority as experts in accounting and auditing.

       With respect to unaudited interim financial information for the periods included in any of the Quarterly Reports on Form 10-Q which may be incorporated herein by reference, Deloitte & Touche have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in any such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review
     procedures applied.   Deloitte & Touche are not subject to the liability
     provisions of Section 11 of the Act for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                             SUBJECT TO COMPLETION
                         ISSUE DATE:  MARCH 11, 1994
PROSPECTUS
- ----------

                           MERRILL LYNCH & CO., INC.
                SPREAD-ADJUSTED NOTES DUE MAY 15, 1995 ("SPANs")

          Merrill Lynch & Co., Inc. ("ML & Co.") on March 15, 1990 issued $225,000,000 aggregate principal amount of Spread-Adjusted Notes due May 15, 1995 ("SPANs," or the "Notes"). Interest on the Notes is payable semi-annually on May 15 and November 15 of each year, commencing May 15, 1990. Upon issuance, the SPANs accrued interest at the rate which represented a spread of 1.05% over the approximate secondary market yield to maturity of the 8-1/2% United States Treasury Notes due May 15, 1995 (the "Reference UST"). Such approximate yield of the Reference UST was 8.55% (the "Initial UST Yield").

          The interest rate payable on the SPANs (the "Applicable Coupon Rate") will be subject to adjustment on each Interest Payment Date, except at maturity, in an Auction normally conducted on the fifth Business Day next preceding such Interest Payment Date. Participants in an Auction will submit Bids in the form of spreads over the then Quoted Yield of the Reference UST at or above which they will purchase Notes at the Auction Settlement Price (see below), will submit hold orders or will submit sell orders. The "Applicable Spread" will equal the lowest spread bid which is sufficient to clear the Auction. The Applicable Coupon Rate will be reset to the level that, at a purchase price equal to the Auction Settlement Price, yields the sum of the Quoted Yield of the Reference UST and the Applicable Spread.

          The Auction will settle on the next succeeding Interest Payment Date at the Auction Settlement Price calculated from the then current secondary market yield of the Reference UST (the "Quoted Yield") determined as described herein at or about 12:30 P.M., New York City time, on the Auction Date (the "Auction Order Submission Deadline"). The Auction Settlement Price will be set to equal the price of a hypothetical note yielding the Quoted Yield and maturing on the same date as the Reference UST, but accruing interest at the Initial UST Yield. Thus the Auction Settlement Price will generally not equal 100% of principal, but will reflect changes in the secondary market price of the Reference UST.

          The Applicable Spread that results from an Auction will not be greater than the Maximum Applicable Spread, initially 3% (300 basis points), or less than the Minimum Applicable Spread of 0.25% (25 basis points). The Maximum Applicable Spread will increase if, in the future, long-term, senior unsecured debt of ML & Co. is rated below investment grade.

          The Applicable Coupon Rate on the SPANs should not vary substantially in response to fluctuations in the secondary market yield of the Reference UST, but should primarily reflect changes in the credit premium that the market requires for ML & Co.'s long-term debt obligations over United States Treasury securities in general, assuming that such credit premium is below the Maximum Applicable Spread.

          The SPANs are not subject to redemption by ML & Co. prior to maturity. The SPANs are transferable by the Securities Depository in denominations of $100,000 and any integral multiple thereof. Ownership of the Notes is maintained in book-entry form by or through the Securities Depository. Beneficial holders of the Notes do not have the right to receive physical certificates evidencing their ownership except in the limited circumstances provided for herein.

          Orders in an Auction must be placed through a Broker-Dealer who has entered into a Broker-Dealer Agreement with the Auction Agent on behalf of ML & Co. As the Broker-Dealers must adhere to the Auction Procedures described herein, each prospective participant in an Auction should carefully review the Auction Procedures and should particularly note that (i) all Orders must be submitted by Broker-Dealers to the Auction Agent by the Auction Order Submission Deadline, (ii) an Order constitutes an irrevocable commitment to hold, purchase or sell Notes based upon the results of the related Auction, and (iii) the Auction Settlement Price at which purchases and sales are settled will be determined at or about the Auction Order Submission Deadline and will not be announced until thereafter. Under certain circumstances, including placement of insufficient Bids to clear all Sell Orders, holders of SPANs may be unable to sell their Notes in an Auction.

          SPANS ARE NOT SECURED BY THE REFERENCE UST AND ARE NOT GUARANTEED IN ANY WAY BY THE UNITED STATES OR ANY AGENCY OR INSTRUMENTALITY THEREOF.

                              ---------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

                              ---------------

          This Prospectus has been prepared in connection with the Notes and is to be used by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly-owned subsidiary of ML & Co., in connection with offers and sales related to market-making transactions in the Notes. MLPF&S may act as principal or agent in such transactions. Sales will be made at prices related to prevailing prices at the time of sale.

                              ---------------
                         MERRILL LYNCH CAPITAL MARKETS
                              ---------------

               The date of this Prospectus is ________ __, 1994.

               The Commissioner of Insurance of The State of North Carolina has not approved or disapproved the offering of the Notes made hereby nor has the Commissioner passed upon the accuracy or adequacy of this Prospectus.


                             AVAILABLE INFORMATION

               The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington,D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at the prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The Company's Annual Report on Form 10-K for the year ended December 25, 1992, Quarterly Reports on Form 10-Q for the quarters ending March 26, 1993, June 25, 1993 and September 24, 1993, and Current Reports on Form 8-K dated January 25, 1993, January 26, 1993, January 28, 1993, February 1, 1993, February 22, 1993, March 1, 1993, March 19, 1993, April 13, 1993, April 15, 1993, April 22, 1993, April 27, 1993, April 29, 1993,
     June 24, 1993, June 28, 1993, July 7, 1993, July 13, 1993, July 27, 1993,
     September 8, 1993, September 13, 1993, September 23, 1993, October 7, 1993, October 11, 1993, October 15, 1993, October 27, 1993, December 17, 1993,
     December 22, 1993, December 27, 1993, December 30, 1993, January 20, 1994,
     January 24, 1994, January 27, 1994, February 3, 1994 and March 9, 1994 filed pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference into this Prospectus.

               All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY (WITHOUT EXHIBITS OTHER THAN EXHIBITS SPECIFICALLY INCORPORATED BY REFERENCE) OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO MR. GREGORY T. RUSSO, SECRETARY, MERRILL LYNCH & CO., INC., 100 CHURCH STREET, 12TH FLOOR, NEW YORK, NEW YORK 10080-6512; TELEPHONE NUMBER (212)602-8435.

               NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF AN OFFER TO BUY FROM, ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                      MERRILL LYNCH & CO., INC.

               Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance and related services worldwide. Its principal subsidiary, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), is one of the largest securities firms in the world. MLPF&S is a broker in securities, options contracts, commodity and financial futures contracts, a distributor of selected insurance products, a dealer in options and in corporate and municipal securities and an investment banking firm. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued by the U.S. Government or agencies thereof or guaranteed or insured by Federal agencies or instrumentalities. Merrill Lynch Capital Services, Inc. and Merrill Lynch Derivative Products, Inc. are the Company's primary derivative subsidiaries which enter into interest rate and currency swaps and other derivative transactions. Merrill Lynch Asset Management, L.P. manages mutual funds and provides investment advisory services. Other subsidiaries provide financial services outside the United States similar to those of MLPF&S and are engaged in such other activities as international banking, lending and providing other investment and financing services. The Company's insurance underwriting and marketing operations consist of the underwriting of life insurance and annuity products through subsidiaries of Merrill Lynch Insurance Group, Inc., and the sale of life insurance and annuities through Merrill Lynch Life Agency Inc. and other life insurance agencies associated with MLPF&S.

               The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212)449-1000.

     RATIO OF EARNINGS TO FIXED CHARGES

             YEAR ENDED LAST FRIDAY IN DECEMBER
                         1989  1990  1991  1992  1993
                         ----  ----  ----  ----  ----

     Ratio of earnings
     to fixed charges    ---   1.1   1.2   1.3   1.4


          For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consists of interest costs and that portion of rentals estimated to be representative of the interest factor. In 1989, fixed charges exceeded pretax earnings before fixed charges by $187,564,000.


                              DESCRIPTION OF NOTES

          Certain of the capitalized terms used herein are defined in the Glossary that appears at the back of this Prospectus.

          The Notes were issued as a series of Securities under the Indenture, dated as of April 1, 1983, as amended and restated, which is more fully described below under "Other Terms".

          A copy of a description of the Auction Procedures will be made available without charge, on oral or written request, to any Existing Holder of a Note or any participant in an Auction. Requests for such copies should be directed to the Existing Holder's or participant's Broker-Dealer or to the Treasurer, Merrill Lynch & Co., Inc., 225 Liberty St., New York, N.Y. 10080-6107; telephone (212) 236-6113.

     GENERAL

          The Notes bore interest at the rate of 9.60% per annum during the initial Interest Period which ended May 14, 1990, and will bear interest at the Applicable Coupon Rate for each Interest Period thereafter. The Applicable Coupon Rate on the Notes will be reset on each Interest Payment Date, except at maturity, to the rate that, at a purchase price equal to the Auction Settlement Price, yields the sum of the Quoted Yield of the Reference UST and the Applicable Spread. The Applicable Spread will be determined in the Auction immediately preceding each such Interest Payment Date. The Notes will mature on May 15, 1995 and are not redeemable prior to maturity.

          Interest on the Notes will be paid on each May 15 and November 15, commencing May 15, 1990, and at maturity (each an "Interest Payment Date"), to the Persons in whose names the Notes are registered on the preceding May 1 and November 1. If an Interest Payment Date, other than at maturity, would otherwise fall on a day that is not a Business Day, such Interest Payment Date will be the next following day that is a Business Day. "Interest Period" initially meant the period which began on and included March 15, 1990 and ended on and included May 14, 1990, and thereafter, each successive period beginning on and including the day after the last day of the preceding Interest Period and ending on and including the day preceding the next succeeding Interest Payment Date. Interest payable on each Interest Payment Date will include interest accrued from and including the first day of the Interest Period relating to such Interest Payment Date to and including the last day of such Interest Period.

          Except under the circumstances described below under "Securities Depository" or as otherwise required by law, all Notes are represented by three certificates registered in the name of the nominee of the Securities Depository, as defined herein, and no person acquiring a beneficial interest in Notes will be entitled to receive a certificate representing such beneficial interest. As a result, the nominee of the Securities Depository is expected to be the Holder of all Outstanding Notes. Accordingly, each purchaser of a beneficial interest in a Note must rely on
     (i) the procedures of the Securities Depository and, if such purchaser is not a member of the Securities Depository, such purchaser's Agent Member, to receive interest, principal and notices and to exercise rights under the Indenture and (ii) the records of the Securities Depository and, if such purchaser is not a member of the Securities Depository, such purchaser's Agent Member, to evidence its beneficial ownership of Notes. See "Securities Depository" below.

          In addition to serving as the Trustee, Chemical Bank (successor by merger to Manufacturers Hanover Trust Company) serves as the Auction Agent and the Quotation Agent in connection with the Auction Procedures described below. In acting in its capacity as Auction Agent, Chemical Bank will be acting solely as an agent on behalf of ML & Co.

          Except in an Auction, ML & Co. and its subsidiaries have the right (to the extent permitted by applicable law) to purchase or otherwise acquire any Notes, so long as ML & Co. has not defaulted in the payment of any interest on the Notes. Any Notes purchased or otherwise acquired by ML & Co. may not be reissued. Merrill Lynch, Pierce, Fenner & Smith Incorporated, a subsidiary of ML & Co. ("MLPF&S" or, alternatively, the "Lead Broker-Dealer"), may, however, purchase, hold and sell Notes subject to the limitations set forth below under "Broker-Dealers".

     INTEREST

      General

          The Notes will accrue interest, based on their principal amount, for each Interest Period, until maturity, at a rate per annum (the "Applicable Coupon Rate") equal to (i) 9.60% for the initial Interest Period, and (ii) thereafter the rate per annum based on the Applicable Spread determined in the Auction immediately preceding such Interest Period. Interest on the Notes will be computed and paid on the basis of a 360-day year of twelve 30-day months.

          The Applicable Coupon Rate will be determined on each Auction Date as follows:

               (i) The Quoted Price of the Reference UST will be determined by the Quotation Agent at or about the Auction Order Submission Deadline on the Auction Date. The Auction Agent will then calculate the Quoted Yield of the Reference UST, which is the yield to maturity of the Reference UST given the Quoted Price of the Reference UST, using the standard government bond yield formula. Notwithstanding the foregoing, if the Quotation Agent is unable to obtain a sufficient number of quotes from primary U.S. government securities dealers to determine by 3:30 P.M., New York City time, the Quoted Price of the Reference UST, the Quotation Agent shall determine the Quoted Yield of the Reference UST by interpolation between the yields to maturity for the most recent date for which such information is then available, of two United States Treasury securities, (A) one maturing as close as possible to, but not earlier than, the date on which the Notes mature and (B) the other maturing as close as possible to, but not later than, the date on which the Notes mature, in each case as published in the most recent H.15(519). If however, a yield to maturity for United States Treasury securities maturing on the date on which the Notes mature is reported in the most recent H.15(519) at such time, that yield will be used.

            (ii) The Auction Settlement Price will be the price which, when applied to a hypothetical debt instrument having the same interest payment dates and maturity date as the Reference UST, but accruing interest at a stated interest rate equal to the Initial UST Yield, produces the Quoted Yield of the Reference UST as calculated by the Auction Agent on the Auction Date. The Auction Settlement Price will be calculated pursuant to the standard bond price formula which is set forth in Appendix A hereto.

            (iii) The Applicable Spread set in such Auction will be added to the Quoted Yield of the Reference UST to determine the Applicable Yield with respect to the Notes. The Applicable Coupon Rate will be the stated interest rate required to yield the Applicable Yield to the maturity of the Notes based on the Auction Settlement Price. The Applicable Coupon Rate will be calculated pursuant to the formula which is set forth in Appendix A hereto.

          Notwithstanding clause (i) above, the Quoted Yield for the first Auction, scheduled for May 8, 1990 and settling May 15, 1990, was calculated pursuant to the formula captioned "Quoted Yield Formula for Initial Auction" set forth in Appendix A, which is based upon the standard industry government bond yield formula for a bond with a long first coupon. This was done because the first interest payment date for the Reference UST was November 15, 1990, which was more than six months after the issuance date of the Reference UST.

          If the Applicable Spreads do not vary from Auction to Auction, then the Applicable Coupon Rates resulting from such Auctions will vary insubstantially, if at all. If the Auction Settlement Price is above 100% of principal, then the difference between the Applicable Coupon Rate and the Initial UST Yield will slightly exceed the Applicable Spread because the premium price will reduce the effective yield of the absolute difference between the Applicable Coupon Rate and the Initial UST Yield. Conversely, if the Auction Settlement Price is below 100% of principal, then the difference between the Applicable Coupon Rate and the Initial UST Yield will be slightly less than the Applicable Spread because the discount price will increase the effective yield of the absolute difference between the Applicable Coupon Rate and the Initial UST Yield.

          The table below illustrates the sensitivity of the Applicable Coupon Rate to varying combinations of the Quoted Price and the Applicable Spread for the Auction occured November 8, 1990 (the second scheduled Auction):

          AUCTION SETTLEMENT DATE:  November 15, 1990

          REFERENCE UST:  Coupon: 8-1/2%

                       Maturity: May 15, 1995

                       Initial UST Yield: 8.55%

                             APPLICABLE COUPON RATE
                             ----------------------

     REFERENCE UST
     -------------           AUCTION                  APPLICABLE SPREAD
QUOTED            QUOTED     SETTLEMENT               -----------------
PRICE             YIELD        PRICE      0.25%  0.75%  1.00%  1.25%   3.00%
- ------            ------     ----------   ----   ----   ----   ----   -----
109.73264%         6.00%     109.927%     8.81%  9.34%  9.61%  9.87%  11.73%
105.70576%         7.00%     105.896%     8.81%  9.33%  9.59%  9.84%  11.66%
101.85883%         8.00%     102.045%     8.80%  9.31%  9.56%  9.82%  11.59%
100.00000%         8.50%     100.184%     8.80%  9.30%  9.55%  9.80%  11.55%
 99.81642%         8.55%     100.000%     8.80%  9.30%  9.55%  9.80%  11.55%
 96.40619%         9.50%      96.586%     8.79%  9.28%  9.53%  9.77%  11.49%
 92.97065%        10.50%      93.146%     8.79%  9.27%  9.51%  9.75%  11.42%
 88.09704%        12.00%      88.267%     8.78%  9.24%  9.47%  9.71%  11.32%

               As shown above, a change in the Quoted Price of the Reference UST does not significantly change the Applicable Coupon Rate given an Applicable Spread.

               Except for the calculation of the Auction Settlement Price and the Applicable Coupon Rate, all percentages resulting from all calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or
     .0987655)). The results of the calculation of the Auction Settlement Price will be rounded, if necessary, to the nearest one-thousandth of a percentage point, with five ten-thousandths rounded upwards (e.g., 99.8765% (or .998765) being rounded to 99.877% (or .99877)). The results of the calculation of the Applicable Coupon Rate will be rounded, if necessary, to the nearest one-hundredth of a percentage point, with five one-thousandth rounded upwards (e.g., 9.875% (or .09875) being rounded to 9.88% (or .0988)).

      Reference UST

               The Reference UST is the 8-1/2% United States Treasury Note due May 15, 1995. ML & Co. has entered into a Quotation Agent Agreement with Chemical Bank (successor by merger to Manufacturers Hanover Trust Company) (together with any successor quotation agent entering into a similar agreement with ML & Co., the "Quotation Agent"). ML & Co. pays the Quotation Agent compensation for its services under the Quotation Agent Agreement.

               The Quotation Agent will obtain from five primary government securities dealers that are not Broker-Dealers or otherwise affiliated with ML & Co., quotes of bid and asked prices for the Reference UST at or about the Auction Order Submission Deadline on each Auction Date. The quotes will be based on purchases of $5 million principal amount of the Reference UST for settlement on the related Auction Settlement Date. In order to determine the Quoted Price of the Reference UST, the Quotation Agent will
     (i) average the bid and ask quotes of each such dealer, (ii) eliminate the highest and lowest of such averages, and (iii) calculate the mean average of the three remaining such averages (the "Quoted Price"). The Quotation Agent will advise the Auction Agent of the

     Quoted Price of the Reference UST or (if there is no Quoted Price as described under "Interest-General") the Quoted Yield of the Reference UST as soon as practicable after it is determined.

     THE AUCTION

      General

               All Orders placed in an Auction must be placed through a Broker-Dealer. The price of the Notes purchased or sold in an Auction will equal the Auction Settlement Price of the Reference UST with respect to such Auction. The Auction Settlement Date for purchases and sales in an Auction will be the Interest Payment Date next succeeding the Auction Date.

      Auction Agent Agreement

               ML & Co. has entered into an agreement (the "Auction Agent Agreement") with Chemical Bank (successor by merger to Manufacturers Hanover Trust Company) (together with any successor commercial bank, trust company or other financial institution entering into a similar agreement with ML & Co. with respect to the Notes, the "Auction Agent"), which provides, among other things, that the Auction Agent will follow the Auction Procedures for the purpose of determining on each Auction Date the Applicable Spread and the Applicable Coupon Rate on the Notes. ML & Co. pays the Auction Agent compensation for its services under the Auction Agent Agreement.

               The Auction Agent will act solely as agent for ML & Co. in connection with the Auctions. In the absence of bad faith or negligence on its part, the Auction Agent will not be liable for any action taken, suffered or omitted, or for any error of judgment made, by it in the performance of its duties under the Auction Agent Agreement. The Auction Agent will not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining the pertinent facts. Pursuant to the Auction Agent Agreement, ML & Co. is required to indemnify the Auction Agent for certain losses and liabilities incurred by the Auction Agent without negligence or bad faith on its part in connection with the performance of its duties under such agreement.

               The Auction Agent Agreement will terminate as of May 16, 1995. The Auction Agent may also terminate the Auction Agent Agreement upon notice to ML & Co., which termination may be no earlier than 60 days following delivery of such notice. If the Auction Agent resigns, ML & Co. will use its best efforts to enter into an agreement with a successor Auction Agent containing substantially the same terms and conditions as the Auction Agent Agreement. ML & Co. may terminate the Auction Agent Agreement, provided that prior to such termination ML & Co. shall have entered into such an agreement with respect thereto with a successor Auction Agent.

               As used herein, "Existing Holder" means a person who is listed as the holder of a beneficial interest in a Note in the records of the Auction Agent. As evidence of the identities of the Existing Holders, the Auction Agent may rely upon the lists of the Existing Holders that were provided by the Broker-Dealers following the initial offering of the Notes, the results of Auctions and notices from any Existing Holder, the Agent Member of any Existing Holder or the Broker-Dealer of any Existing Holder with respect to such Existing Holder's transfer of a Note to another Person. The Auction Agent will be required to record a transfer of a beneficial interest in a Note from the Existing Holder thereof to another Person only if (i) such transfer is pursuant to an Auction or (ii) the Auction Agent has been notified in writing by such Existing Holder, the Agent Member of such Existing Holder or the Broker-Dealer of such Existing Holder of such transfer.

      Broker-Dealer Agreements

               The Auctions require the participation of one or more broker-dealers. The Auction Agent has entered into agreements with MLPF&S, Kidder, Peabody & Co. Incorporated and Salomon Brothers Inc and may enter into similar agreements (collectively, the "Broker-Dealer Agreements") with one or more other broker-dealers (collectively, the "Broker-Dealers") selected by ML & Co. which provide for the participation of such Broker-

     Dealers in Auctions. MLPF&S is a wholly-owned subsidiary of ML & Co. A Broker-Dealer Agreement may be terminated by the Auction Agent or a Broker-Dealer on five Business Days notice to the other party, provided that the Broker-Dealer Agreement with MLPF&S may not be terminated without the prior written consent of ML & Co., which consent may not be unreasonably withheld. MLPF&S may purchase and sell the Notes between Auctions, but MLPF&S (i) will not be allowed to submit Bids for its own account in Auctions, (ii) must submit Sell Orders for any Notes it beneficially owns on an Auction Date and (iii) may not agree to purchase Notes prior to an Auction Date for settlement after such Auction Date.

     AUCTION PROCEDURES

               The following is a brief summary of the procedures to be used in conducting Auctions. An Auction will be conducted on each Auction Date. This summary is qualified by reference to the Auction Procedures set forth in Appendix B to this Prospectus. The settlement procedures to be used with respect to Auctions are set forth in Appendix C to this Prospectus. The Auction Procedures are similar to the procedures relating to certain issues of preferred stock that use auctions to determine the applicable dividend rate, except, as compared to such issues of preferred stock, the Auction in connection with the Notes will determine the Applicable Spread, and Notes sold pursuant to such an Auction will be sold at the Auction Settlement Price which generally will not equal the principal amount of such Notes.



      Auction Date

               An Auction to determine the Applicable Spread for the Notes for each Interest Period (other than the initial Interest Period) will, subject to the following, be held on the fifth Business Day preceding the first day of such Interest Period. The Lead Broker-Dealer may postpone the Auction one Business Day if, in its sole judgment, there shall have been a material adverse change in the market for the debt securities of ML & Co. and such postponement would materially reduce the possibility that such Auction will fail or that an uncharacteristically high Applicable Spread will result from such Auction. The Lead Broker-Dealer may continue to postpone the Auction, after a similar determination, one Business Day at a time until the second Business Day preceding the Auction Settlement Date, at which time the Auction will occur. The Lead Broker-Dealer will announce to ML & Co., the Auction Agent, the other Broker-Dealers and the Quotation Agent the cancellation of an Auction by 12:00 P.M., New York City time, on the day such Auction was otherwise scheduled to occur. If an Auction is postponed, the Auction Agent will disregard any Orders it received with respect to such Auction on or prior to 12:00 P.M. on the day such Auction was otherwise scheduled to occur and keep such Orders confidential. The date of each Auction is referred to herein as an "Auction Date". If interest payable on the Interest Payment Date next preceding an Auction Date shall not have been paid, or made available for payment, by ML & Co. as of such Auction Date, or if there is no Auction Agent as of such Auction Date, such Auction will be cancelled, there will be no Auction Date with respect to the next succeeding Interest Period and the Applicable Spread for such Interest Period will be the Maximum Applicable Spread.

      Orders by Existing Holders and Potential Holders

               Prior to the Auction Order Submission Deadline on each Auction
     Date:

               (a) each Existing Holder may submit by telephone to a Broker-Dealer one or more Bids, each with respect to a Note or Notes having an aggregate principal amount of $100,000 or integral multiples thereof, a:

                 (i) Hold Order-indicating the principal amount of Notes, if any, that such Existing Holder desires to continue to hold without regard to the Applicable Spread for the next succeeding Interest Period;

                 (ii) Sell Order-indicating the principal amount of Notes, if any, that such Existing Holder offers to sell without regard to the Applicable Spread for the next succeeding Interest Period; and/or

                 (iii) Bid-indicating the principal amount of Notes, if any, that such Existing Holder desires to continue to hold, provided that the Applicable Spread for the next succeeding Interest Period is not less than the spread specified in such Bid by such Existing Holder; and

               (b) Broker-Dealers will contact prospective purchasers of Notes (each a "Potential Holder", such term to also include an Existing Holder with respect to an offer by such Existing Holder to purchase additional Notes) to determine whether such Potential Holders desire to submit Bids indicating the principal amount of Notes which they offer to purchase provided that the Applicable Spread for the next succeeding Interest Period is not less than the spreads specified in such Bids.

          The communication to a Broker-Dealer of the foregoing information is hereinafter referred to as an "Order" and collectively as "Orders". An Existing Holder or a Potential Holder placing an Order is hereinafter referred to as a "Bidder" and collectively as "Bidders".

          In an Auction, an Existing Holder may submit different types of Orders with respect to the aggregate principal amount of Notes then held by such Existing Holder, as well as Bids for additional Notes. For information concerning the priority given to different types of Orders placed by Existing Holders, see "Submission of Orders by Broker-Dealers to Auction Agent" below.

          Any Bid by an Existing Holder specifying a spread higher than the Maximum Applicable Spread will be deemed a Sell Order, and any Bid by a Potential Holder specifying a spread higher than the Maximum Applicable Spread will not be considered. Any Bid by an Existing or Potential Holder specifying a spread below the Minimum Applicable Spread will be deemed a Bid specifying the Minimum Applicable Spread for purposes of the Auction Procedures. See "Determination of Sufficient Clearing Bids, Winning Bid Spread and Applicable Spread" and "Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Notes" below.

          Each Existing Holder and each Potential Holder participating in an Auction will be deemed to have agreed that (i) a Sell Order made by an Existing Holder will constitute an irrevocable offer to sell the Notes subject to such Sell Order at the Auction Settlement Price, (ii) a Bid made by an Existing Holder will also constitute an irrevocable offer to sell the Notes subject to such Bid at the Auction Settlement Price if the Applicable Spread determined in the Auction is less than the spread specified in such Bid, and (iii) a Bid made by a Potential Holder will constitute an irrevocable offer to purchase the aggregate principal amount of Notes specified in such Bid at the Auction Settlement Price if the Applicable Spread determined in the Auction is equal to or greater than the spread specified in such Bid. See "Notification of Results; Settlement" below.

          If one or more Orders covering in the aggregate all of the Notes held by an Existing Holder are not submitted to the Auction Agent prior to the Auction Order Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the Notes held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

          If all Outstanding Notes are subject to Hold Orders, the Applicable Spread for the next Interest Period will equal the Minimum Applicable Spread.

      Minimum and Maximum Applicable Spreads

          The Applicable Spread that results from an Auction will be not less than 0.25% (25 basis points) (the "Minimum Applicable Spread") or greater than the Maximum Applicable Spread, as defined below. "Maximum Applicable Spread", on any Auction Date, shall mean the value determined as set forth below based on the lower of the credit rating or ratings assigned to the long-term, senior unsecured debt of ML & Co. by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Corporation ("S & P") (or if Moody's or S & P or both shall not make such ratings available, the equivalent of either or both of such ratings by a substitute rating agency or two substitute rating agencies selected as provided below or, in the event that only one such rating shall be available, the value will be based on such rating). As of the date hereof, ML & Co.'s long-term, senior unsecured debt is rated A1 and A+ by Moody's and S & P, respectively.



                    CREDIT RATING
          --------------------------------
               MOODY'S          S & P        MAXIMUM APPLICABLE SPREAD
          ---------------  ---------------   -------------------------
          Baa3 or above    BBB- or above         3.0% (300 basis points)
          Ba3 to Ba1       BB- to BB+            5.0% (500 basis points)
          At or below B1   At or below B+        6.5% (650 basis points)

          If either Moody's or S & P shall not make such a rating available, or if neither Moody's nor S & P shall make such a rating available, ML & Co. shall select a nationally recognized statistical rating organization or two nationally recognized statistical rating organizations to act as a substitute rating agency or substitute rating agencies, as the case may be.

      Submission of Orders by Broker-Dealers to Auction Agent

          Prior to 12:30 P.M., New York City time, on each Auction Date, or such other time on the Auction Date as may be specified by the Auction Agent (the "Auction Order Submission Deadline"), each Broker-Dealer will submit to the Auction Agent in writing or by electronic means all Orders obtained by it for the Auction to be conducted on such Auction Date. The Broker-Dealer Agreements will provide that a Broker-Dealer cannot submit a Sell Order if such Broker-Dealer has reason to believe that the person submitting such Sell Order is not the Existing Holder of a sufficient aggregate principal amount of Notes to complete such Sell Order if it is accepted in the Auction.

          If the spread (expressed as a percentage) specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent will round such rate per annum up to the next highest one-thousandth (.001) of 1%.

          If one or more Orders are submitted to the Auction Agent on behalf of an Existing Holder and such Orders cover in the aggregate more than the aggregate principal amount of Notes held by such Existing Holder, such Orders will be considered valid in the following order of priority:

               (i) any Hold Order submitted on behalf of such Existing Holder will be considered valid up to and including the principal amount of Notes held by such Existing Holder; provided that, if more than one Hold Order is submitted on behalf of such Existing Holder and the principal amount of Notes subject to such Hold Orders exceeds the principal amount of Notes held by such Existing Holder, the principal amount of Notes subject to each of such Hold Orders will be reduced pro rata so that such Hold Order in the aggregate will cover exactly the principal amount of Notes held by such Existing Holder;

            (ii) all Bids submitted on behalf of such Existing Holder will be considered valid, in the ascending order of their respective spreads if more than one Bid is submitted on behalf of such Existing Holder, up to and including the excess of the principal amount of Notes held by such Existing Holder over the principal amount of Notes subject to any Hold Order referred to in clause (i) above (and if more than one

          Bid submitted on behalf of such Existing Holder specified the same spread and together they cover more than the remaining principal amount of Notes that can be the subject of valid Bids after application of clause (i) above and of the foregoing portion of this clause (ii) to any Bid or Bids specifying a lower spread or spreads, the principal amount of Notes subject to each of such Bids will be reduced pro rata so that such Bids, in the aggregate, cover exactly such remaining principal amount of Notes); and the principal amount of Notes, if any, subject to Bids not valid under this clause (ii) shall be treated as the subject of a Bid by a Potential Holder; and

            (iii) any Sell Order will be considered valid up to and including the excess of the principal amount of Notes held by such Existing Holder over the sum of the principal amount of Notes subject to Hold Orders referred to in clause (i) above and the principal amount of Notes subject to valid Bids by such Existing Holder referred to in clause (ii) above; provided that, if more than one Sell Order is submitted on behalf of any Existing Holder and the principal amount of Notes subject to such Sell Orders is greater than such excess, the principal amount of Notes subject to each of such Sell Orders will be reduced pro rata so that such Sell Orders, in the aggregate, will cover exactly the principal amount of Notes equal to such excess.

          If more than one Bid is submitted on behalf of any Potential Holder in any Auction, each such Bid will be considered a separate Bid with respect to the principal amount of Notes specified therein.

      Determination of Sufficient Clearing Bids, Winning Bid Spread and Applicable Spread

          Not earlier than the Auction Order Submission Deadline for each Auction, the Auction Agent will assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such "Hold Order", "Bid" or "Sell Order" as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to as a "Submitted Hold Order" a "Submitted Bid" or a "Submitted Sell Order", as the case may be, or as a "Submitted Order") and will determine the excess of the total principal amount of Outstanding Notes over the total of the aggregate principal amount of Notes subject to Submitted Hold Orders (such excess being referred to as the "Available Notes") and whether Sufficient Clearing Bids have been made in such Auction. Sufficient Clearing Bids will have been made if the principal amount of Notes that are the subject of Submitted Bids by Potential Holders specifying spreads equal to or lower than the Maximum Applicable Spread equals or exceeds the principal amount of Notes that are the subject of Submitted Sell Orders (including the principal amount of Notes subject to Bids by Existing Holders specifying spreads higher than the Maximum Applicable Spread).

          If Sufficient Clearing Bids have been made, the Auction Agent will determine the lowest spread specified in the Submitted Bids (the "Winning Bid Spread") which would result in the aggregate principal amount of Notes subject to Submitted Bids specifying such spread or a lower spread being at least equal to the Available Notes. If Sufficient Clearing Bids have been made, the Winning Bid Spread will be the Applicable Spread for the next Interest Period for all Notes.

          If Sufficient Clearing Bids have not been made (other than because all Notes are the subject of Submitted Hold Orders), the Applicable Spread for the next Interest Period for all Notes will be equal to the Maximum Applicable Spread. If Sufficient Clearing Bids have not been made, Existing Holders that have Submitted Sell Orders will not be able to sell in the Auction all, and may not be able to sell any, Notes subject to such Submitted Sell Orders. See "Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Notes."

      Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Notes

          Based on the determinations described under "Determination of Sufficient Clearing Bids, Winning Bid Spread and Applicable Spread" above and subject to the discretion of the Auction Agent to round as described below, Submitted Bids and Submitted Sell Orders will be accepted or rejected in the order of priority set forth in the Auction Procedures with the result that Existing Holders and Potential Holders of Notes will sell, continue to hold and/or purchase Notes as set forth below. Existing Holders that submit or are deemed to have submitted Hold Orders will continue to hold the Notes subject to such Hold Orders.

          If Sufficient Clearing Bids have been made:

               (a) each Existing Holder that placed a Submitted Bid specifying a spread greater than the Winning Bid Spread or that placed a Submitted Sell Order will sell the Notes subject to such Submitted Bid or Submitted Sell Order;

               (b) each Existing Holder that placed a Submitted Bid specifying a spread less than the Winning Bid Spread will continue to hold the Notes subject to such Submitted Bid;

               (c) each Potential Holder that placed a Submitted Bid specifying a spread less than the Winning Bid Spread will purchase the principal amount of Notes subject to such Submitted Bid;

               (d) each Existing Holder that placed a Submitted Bid specifying a spread equal to the Winning Bid Spread will continue to hold the Notes subject to such Submitted Bids, unless the principal amount of Notes subject to all such Submitted Bids of Existing Holders is greater than the excess of the Available Notes over the Notes accounted for in clauses (b) and (c) above, in which event each Existing Holder with such a Submitted Bid will sell a principal amount of Notes determined on a pro rata basis based on the principal amount of Notes subject to all such Submitted Bids specifying a spread equal to the Winning Bid Spread by such Existing Holders; and

               (e) each Potential Holder that placed a Submitted Bid specifying a rate per annum equal to the Winning Bid Spread will purchase any Available Notes not accounted for in clauses (b), (c) or (d) above on a pro rata basis based on the principal amount of Notes subject to all such Submitted Bids of Potential Holders.

          If Sufficient Clearing Bids have not been made (other than because all Notes are the subject of Submitted Hold Orders):

               (a) each Existing Holder that placed a Submitted Bid specifying a spread equal to or less than the Maximum Applicable Spread will continue to hold the Notes subject to such Submitted Bid;

               (b) each Potential Holder that placed a Submitted Bid specifying a spread equal to or less than the Maximum Applicable Spread will purchase the principal amount of Notes subject to such Submitted Bid; and

               (c) each Existing Holder that placed a Submitted Bid specifying a spread greater than the Maximum Applicable Spread or a Submitted Sell Order will sell a principal amount of Notes determined on a pro rata basis based on the principal amount of Notes subject to all such Submitted Bids and Submitted Sell Orders.

          If as a result of the Auction Procedures described above any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a principal amount of Notes that is not equal to $100,000 or an integral multiple thereof on any Auction Date, the Auction Agent will, in such manner as, in its sole discretion, it shall determine, allocate Notes being sold or purchased on such Auction Date so that only Notes in principal amounts of $100,000 or an integral multiple thereof are sold or purchased by each Existing Holder or Potential Holder.

      Notification of Results; Settlement

          Not earlier than 30 minutes after the Auction Order Submission Deadline on an Auction Date or later than 4:00 P.M., New York City time, on such Auction Date, the Auction Agent will advise by telephone each Broker-Dealer who submitted a Bid or Sell Order in an Auction on behalf of a Bidder of the Applicable Spread, the Applicable Coupon Rate and the Auction Settlement Price, and whether such Bid or Sell Order was accepted or rejected. The Lead Broker-Dealer will thereupon publish on one or more widely used electronic market quotation systems (currently The Bloomberg and Telerate) the Applicable Spread, the Applicable Coupon Rate and the Auction Settlement Price for such Auction. Each such Broker-Dealer will advise such Bidder whether such Bid or Sell Order was accepted or rejected, will confirm purchases and sales with each Bidder purchasing or selling Notes as a result of the Auction and will advise each Bidder purchasing or selling Notes to give instructions to its Agent Member of the Securities Depository to pay the purchase price against delivery of such Notes or to deliver such Notes against payment therefor, as appropriate. If an Existing Holder selling Notes as a result of an Auction shall fail to instruct its Agent Member to deliver such Notes, the Broker-Dealer that submitted such Existing Holder's Bid or Sell Order will instruct such Agent Member to deliver such Notes against payment therefor. Each Broker-Dealer that submitted a Hold Order in an Auction on behalf of an Existing Holder will also advise such Existing Holder of the Applicable Spread and Applicable Coupon Rate for the next Interest Period. The Auction Agent will record each transfer of Notes on the record book of Existing Holders to be maintained by the Auction Agent.

          The transactions described above will be executed through the Securities Depository, and the accounts of the respective Agent Members at the Securities Depository will be debited and credited as necessary to effect the purchases and sales of Notes as determined in such Auction on the Auction Settlement Date with respect to such Auction. The "Auction Settlement Date" with respect to an Auction will be the Interest Payment Date next following the date of the Auction. Purchasers will make payment through their Agent Members in next-day funds to the Securities Depository against delivery through their Agent Members; the Securities Depository will make payment in accordance with its normal procedures, which now provide for payment in next-day funds. If the procedures of the Securities Depository applicable to the Notes shall be changed to provide for payment in same-day funds, then purchasers may be required to make payment in same-day funds. If at any time the certificates for Notes are not held by the Securities Depository or its nominee, payment will be made in next-day funds to the Auction Agent against delivery of such certificates. See "Securities Depository" below.

          If any Existing Holder selling Notes in an Auction fails to deliver such Notes, the Broker-Dealer of any person that was to have purchased Notes in such Auction may deliver to such person a principal amount of Notes that is less than the principal amount of Notes that otherwise was to be purchased by such person. In such event, the principal amount of Notes to be so delivered will be determined by such Broker-Dealer. Delivery of such lesser principal amount of Notes will constitute good delivery. Each Broker-Dealer Agreement provides that neither ML & Co. nor the Auction Agent will have responsibility or liability with respect to the failure of a Potential Holder, Existing Holder or their respective Agent Members to deliver Notes or to pay for Notes purchased or sold in an Auction or otherwise.

     BROKER-DEALERS

          On each Auction Settlement Date, the Auction Agent will pay a service charge from funds provided by ML & Co. to each Broker-Dealer at the rate of 0.09375% (0.1875% per annum) calculated on the basis of the aggregate principal amount of Notes placed by such Broker-Dealer at such Auction.
     For the purposes of the preceding sentence, Notes will be deemed placed by a Broker-Dealer if such Notes were (i) the subject of Hold Orders deemed to have been made by Existing Holders and such Notes were acquired by such Existing Holders through such Broker-Dealer or (ii) the subject of the following Orders submitted by such Broker-Dealer: (A) a Submitted Bid of an Existing Holder that resulted in such Existing Holder continuing to hold such Notes as a result of the Auction, (B) a Submitted Bid of a Potential Holder that resulted in such Potential Holder purchasing such Notes as a result of the Auction or (C) a Submitted Hold Order.

          The Broker-Dealer Agreements provide that a Broker-Dealer may submit Orders in Auctions of Notes for its own account, unless ML & Co. notifies all Broker-Dealers that they may no longer do so; provided that Broker-Dealers may continue to submit Hold Orders and Sell Orders. If a Broker-Dealer submits an Order for its own account in any Auction of Notes, it may have knowledge of Orders placed through it in that Auction and therefore have an advantage over other Bidders; such Broker-Dealer would not have knowledge of Orders submitted by other Broker-Dealers in that Auction. Notwithstanding the above, MLPF&S may not submit Bids for its own account in any Auction and will be required to submit Sell Orders for any Notes it beneficially owns on an Auction Date.

     SECURITIES DEPOSITORY

          All Notes are represented by three fully registered global notes (the "Global Notes"). Each such Global Note has been deposited with, or on behalf of, The Depository Trust Company, as Securities Depository, registered in the name of the Securities Depository or a nominee thereof. Unless and until it is exchanged in whole or in part for Notes in definitive form, no Global Note may be transferred except as a whole by the Securities Depository to a nominee of such Securities Depository or by a nominee of such Securities Depository to such Securities Depository or another nominee of such Securities Depository or by such Securities Depository or any such nominee to a successor of such Securities Depository or a nominee of such successor.

          The Securities Depository has advised ML & Co. as follows: The Securities Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Securities Depository was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Securities Depository's participants include securities brokers and dealers (including the Broker-Dealers), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Securities Depository. Access to the Securities Depository book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Securities Depository only through participants.

          Ownership of beneficial interests in the Notes will be limited to persons that have accounts with the Securities Depository ("Agent Members") or persons that may hold interests through Agent Members. The Securities Depository has credited, on its book-entry registration and transfer system, the Agent Members' accounts with the respective principal amounts of the Notes represented by such Global Notes. Ownership of beneficial interests in such Global Note is shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Securities Depository (with respect to interests of Agent Members) and on the records of Agent Members (with respect to interests of persons held through Agent Members). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Notes.

          So long as the Securities Depository, or its nominee, is the registered owner of a Global Note, the Securities Depository or its nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by such Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have the Notes represented by such Global Notes registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or Holders thereof under the Indenture. Accordingly, each Person owning a beneficial interest in a Global Note must rely on the procedures of the Securities Depository and, if such Person is not an Agent Member, on the procedures of the Agent Member through which such Person owns its interest, to exercise any rights of a Holder under the Indenture. ML & Co. understands that under existing industry practices, in the event that ML

     & Co. requests any action of Holders or that an owner of a beneficial interest in such a Global Note desires to give or take any action which a Holder is entitled to give or take under the Indenture, the Securities Depository would authorize the Agent Members holding the relevant beneficial interests to give or take such action, and such Agent Members would authorize beneficial owners owning through such Agent Members to give or take such action or would otherwise act upon the instructions of beneficial owners through them.

          Payment of principal of, and interest on, Notes registered in the name of the Securities Depository or its nominee will be made to the Securities Depository or its nominee, as the case may be, as the Holder of the Global Notes representing such Notes. None of ML & Co., the Trustee or any other agent of ML & Co. or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interest. ML & Co. expects that the Securities Depository, upon receipt of any payment of principal or interest in respect of a Global Note, will credit the accounts of the Agent Members with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as shown on the records of the Securities Depository. ML & Co. also expects that payments by Agent Members to owners of beneficial interests in a Global Note will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Agent Members.

          If (x) the Securities Depository is at any time unwilling or unable to continue as Securities Depository and a successor depository is not appointed by ML & Co. within 60 days, (y) ML & Co. executes and delivers to the Trustee a Company Order to the effect that the Global Notes shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, the Global Notes will be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $100,000 and integral multiples thereof. Such definitive Notes shall be registered in such name or names as the Securities Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Securities Depository from Agent Members with respect to ownership of beneficial interests in such Global Notes.


                                  OTHER TERMS

     GENERAL

          The Senior Debt Securities have been and are to be issued under an Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the [Notes or Securities]. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

          The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

          The Senior Indenture provides that the Senior Indenture and the Securities will be governed by and construed in accordance with the laws of the State of New York.

          The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

          The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Securities Exchange Act of 1934, as amended, and under rules of certain exchanges and other regulatory bodies.

     LIMITATIONS UPON LIENS

          The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

     LIMITATION ON DISPOSITION OF VOTING STOCK OF, AND MERGER AND SALE OF ASSETS BY, MLPF&S

          The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

     MERGER AND CONSOLIDATION

          The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that
     (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

     MODIFICATION AND WAIVER

          Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity; (c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amended Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

     EVENTS OF DEFAULT

          Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series;
     (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture; (e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

          The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

          The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.

                                    EXPERTS

       The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1992 Annual Report on Form 10-K and Current Report on Form 8-K dated March 9, 1994, and incorporated by reference in this Prospectus have been audited by Deloitte & Touche, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for (i) each of the five years in the period ended December 25, 1992 included in the 1992 Annual Report to Stockholders of the Company and (ii) each of the five years in the period ended December 31, 1993 included in the Current Report on Form 8-K dated March 9, 1994 of the Company, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche, as set forth in their reports incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been included or incorporated herein by reference in reliance upon such reports of Deloitte & Touche given upon their authority as experts in accounting and auditing.

          With respect to unaudited interim financial information for the periods included in any of the Quarterly Reports on Form 10-Q which may be incorporated herein by reference, Deloitte & Touche have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in any such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the
     review procedures applied.   Deloitte & Touche are not subject to the
     liability provisions of Section 11 of the Act for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                                    GLOSSARY

          "Agent Member" shall mean a member of the Securities Depository that acts on behalf of an Existing Holder.

          "Applicable Coupon Rate" shall mean, for the initial Interest Period, 9.60% per annum, and for each subsequent Interest Period the interest rate payable on the Notes which is reset on each Interest Payment Date, except at maturity, to the level that, at a purchase price equal to the Auction Settlement Price, yields the sum of the Quoted Yield of the Reference UST and the Applicable Spread.

          "Applicable Spread", with respect to any Interest Period, shall mean
     (i) if Sufficient Clearing Bids have been made in the Auction immediately prior thereto, the Winning Bid Spread, (ii) if Sufficient Clearing Bids have not been so made, the Maximum Applicable Spread, or (iii) if all the Outstanding Notes are the subject of Submitted Hold Orders, the Minimum Applicable Spread.

          "Applicable Yield" shall mean the total of the Applicable Spread and the Quoted Yield of the Reference UST.

          "Auction" shall mean the periodic operation of the Auction Procedures with respect to the Notes.

          "Auction Agent" shall initially mean Chemical Bank (successor by merger to Manufacturers Hanover Trust Company) and thereafter any successor bank or trust company or other entity entering into an Auction Agent Agreement with ML & Co. with respect to the Notes.

          "Auction Date" shall mean the fifth Business Day preceding the first day of an Interest Period; provided, however, the Lead Broker-Dealer may postpone the Auction one Business Day if, in its sole judgment, there shall have been a material adverse change in the market for the debt securities of ML & Co. and such postponement would materially reduce the possibility that such Auction will fail or that an uncharacteristically high Applicable Spread will result from such Auction. The Lead Broker-Dealer may continue to postpone the Auction, after a similar determination, one Business Day at a time until the second Business Day preceding the Auction Settlement Date, at which time the Auction will occur.

          "Auction Order Submission Deadline" shall mean at or about 12:30 P.M., New York City time, on any Auction Date or such other time on any Auction Date as may be specified by the Auction Agent from time to time as the time by which each Broker-Dealer must submit to the Auction Agent in writing all Orders obtained by it for the Auction to be conducted on such Auction Date.

          "Auction Procedures" shall mean the procedures specified in Appendix B hereto.

          "Auction Settlement Date" shall mean the Interest Payment Date next following the Auction Date.

          "Auction Settlement Price" shall mean the price which, when applied to a hypothetical debt instrument having the same coupon dates and maturity date as the Reference UST, but accruing interest at the Initial UST Yield, produces the Quoted Yield of the Reference UST as quoted on the Auction Date. The Auction Settlement Price will be calculated pursuant to the standard bond price formula which is set forth in Appendix A hereto.

          "Available Notes" shall have the meaning specified in Section 4(i) of Appendix B to this Prospectus.

          "Bid" shall have the meaning specified in Section 2(i) of Appendix B to this Prospectus.

          "Bidder" shall have the meaning specified in Section 2(i) of Appendix B to this Prospectus.

          "Broker-Dealer" shall have the meaning set forth in this Prospectus.

          "Broker-Dealer Agreement" means the agreement between a Broker-Dealer and the Auction Agent acting on behalf of ML & Co.

          "Business Day" shall mean any day, other than a Saturday or a Sunday, on which banks in The City of New York are not required or authorized by law to close and on which trading in United States government securities occurs among primary United States government securities dealers in The City of New York.

          "Existing Holder" shall mean a Person who is listed as the holder of a beneficial interest in a Note in the records of the Auction Agent.

          "H.15(519)" shall mean "Statistical Release H.15(519), Selected Interest Rates" published by the Board of Governors of the Federal Reserve System, or any successor publication of such board.

          "Hold Order" shall have the meaning specified in Section 2(i) of Appendix B to this Prospectus.

          "Holder" shall have the meaning specified in the Indenture.

          "Initial UST Yield" shall mean 8.55%.

          "Interest Payment Date" shall mean each May 15 and November 15, commencing May 15, 1990 and ending at maturity; provided, however, that if an Interest Payment Date, other than at maturity, would otherwise fall on a day that is not a Business Day, such Interest Payment Date shall be the following day that is a Business Day.

          "Interest Period" shall mean the period which began on and included March 15, 1990 and ends on and includes May 14, 1990, and thereafter, each successive period beginning on and including the day after the last day of the preceding Interest Period and ending on and including the day preceding the next succeeding Interest Payment Date.

          "Lead Broker-Dealer" shall mean Merrill Lynch, Pierce, Fenner & Smith Incorporated.

          "Maximum Applicable Spread" shall mean 3% (300 basis points) so long as the long-term, senior unsecured debt of ML & Co. is rated in one of the four highest general rating categories of Moody's Investors Service, Inc. and Standard & Poor's Corporation (or such substitute rating agencies) and will increase if the long-term, senior unsecured debt of ML & Co. is not so rated, all as more fully described in this Prospectus.

          "Minimum Applicable Spread" shall mean 0.25% (25 basis points).

          "Notes" shall mean the Spread-Adjusted Notes due May 15, 1995 of ML & Co.

          "Order" shall have the meaning specified in Section 2(i) of Appendix B to this Prospectus.

          "Outstanding" shall have the meaning specified in the Indenture.

          "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Potential Holder" shall mean a prospective purchaser of Notes that submits a Bid on an Existing Holder that submits a Bid to purchase Notes not then beneficially owned by such Existing Holder.

          "Quotation Agent" shall initially mean Manufacturers Hanover Trust Company and thereafter any successor quotation agent entering into a Quotation Agent Agreement with ML & Co.

          "Quoted Price" of the Reference UST shall be determined at or about the Auction Order Submission Deadline and have the meaning set forth in this Prospectus.

          "Quoted Yield" of the Reference UST shall mean the yield to maturity of the Reference UST expressed as a percentage, based on the Quoted Price of the Reference UST, calculated as described in this Prospectus.

          "Reference UST" shall mean the 8-1/2% United States Treasury Notes due May 15, 1995.

          "Securities Depository" shall initially mean The Depository Trust Company and thereafter any successor securities depository selected by ML & Co. that agrees to follow the procedures required to be followed by the Securities Depository in connection with the Notes.

          "Sell Order" shall have the meaning specified in Section 2(i) of Appendix B to this Prospectus.

          "Submitted Bid" shall have the meaning specified in Section 4(i) of Appendix B to this Prospectus.

          "Submitted Hold Order" shall have the meaning specified in Section 4(i) of Appendix B to this Prospectus.

          "Submitted Order" shall have the meaning specified in Section 4(i) of Appendix B to this Prospectus.

          "Submitted Sell Order" shall have the meaning specified in Section 4(i) of Appendix B to this Prospectus.

          "Sufficient Clearing Bids" shall have the meaning specified in Section 4(i) of Appendix B to this Prospectus.

          "United States Treasury securities" shall mean obligations issued by the United States of America and backed by the full faith and credit of the United States of America.

          "Winning Bid Spread" shall have the meaning specified in Section 4(i) of Appendix B to this Prospectus.

                                                                      APPENDIX A

AUCTION      The Auction Settlement Price will be calculated pursuant to the
SETTLEMENT   standard bond price formula shown below:
PRICE


                                              100%        N      I/2
              Auction Settlement Price =  ----------- +  SUM  ----------
                                          (1+Y/2)/N/     i=1  (1+Y/2)/i/

                                                      [        1      ]
                                                      [1 - ---------- ] X I/2
                                          100%        [    (1+Y/2)/N/ ]
                                       = ---------  + -----------------------
                                         (1+Y/2)/N/          Y/2



                where

                    I =  Initial UST Yield, expressed as a percent

                    Y = Quoted Yield of the Reference UST, expressed as a decimal

                    N = Number of Interest Payment Dates succeeding the Auction Date, minus one


APPLICABLE    The Applicable Coupon Rate will be calculated pursuant to the
COUPON RATE   following equation:


                         100%         N       C/2
                  P = ------------ + SUM  ------------
                      (1 + A/2)/N/   i=1  (1 + A/2)/i/


          Solving for C:


                           [        100%      ]          A/2
                  C =  2 x [ P - ------------ ] X  ------------------
                           [     (1 + A/2)/N/ ]    [         1      ]
                                                   [1 - ------------]
                                                   [    (1 + A/2)/N/]


                where

                    P =  Auction Settlement Price

                    C =  Applicable Coupon Rate, expressed as a percent

                    A =  Applicable Yield, expressed as a decimal

                    N = Number of Interest Payment Dates succeeding the Auction Date, minus one

QUOTED YIELD    The Quoted Yield for the Auction scheduled to occur on May 8,
                1990 will be
FORMULA FOR     calculated using the following formula, given the Quoted Price as determined
INITIAL AUCTION by the Quotation Agent as described under "Interest-Reference
                UST":


P=[[1/(1+Y/2)]x[0.085/Yx(1-1/(1+Y/2)/8/)+1.0425/(1+Y/2)/9/+0.06011]-0.01761]x100

                 where
                    Y = Quoted Yield expressed as a decimal

                    P = Quoted Price

                                                                      APPENDIX B

                               AUCTION PROCEDURES

          The following procedures are set forth in the Global Notes, and are incorporated by reference in the Auction Agent Agreement and each Broker-Dealer Agreement. Nothing contained in this Appendix B constitutes a representation by ML & Co. that in each Auction each party referred to herein will actually perform the procedures described herein to be performed by such party.

     Section 1.  CERTAIN DEFINITIONS.   Unless the context otherwise requires,
     capitalized terms used in this Appendix B shall have the meanings assigned to them in the Glossary included as a part of this Prospectus.

     Section 2.  ORDERS BY EXISTING HOLDERS AND POTENTIAL HOLDERS.

          (i)  Prior to the Auction Order Submission Deadline on each Auction
     Date:

               (A) each Existing Holder may submit by telephone to a Broker-Dealer, provided the principal amounts specified are multiples of $100,000, information as to:

                    (1) the principal amount of Outstanding Notes, if any, held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Applicable Spread for the next succeeding Interest Period;

                    (2) the principal amount of Outstanding Notes, if any, held by such Existing Holder which such Existing Holder desires to continue to hold, provided that the Applicable Spread for the next succeeding Interest Period shall not be less than the spread specified by such Existing Holder; and/or

                    (3) the principal amount of Outstanding Notes, if any, held by such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Spread; and

               (B) each Broker-Dealer shall contact Potential Holders, including Persons that are not Existing Holders, to determine the principal amount of Notes, if any, which each such Potential Holder offers to purchase, provided that the Applicable Spread for the next succeeding Interest Period shall not be less than the spread specified by such Potential Holder.

          For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (A) or (B) of this Section 2(i) is hereinafter referred to as an "Order" and each Existing Holder and each Potential Holder placing an Order as hereinafter referred to as a "Bidder"; an Order containing the information referred to in clause (A)(1) of this
     Section 2(i) is hereinafter referred to as a "Hold Order"; an Order containing the information referred to in clause (A)(2) or (B) of this
     Section 2(i) is hereinafter referred to as a "Bid"; and an Order containing the information referred to in clause (A)(3) of this Section 2(i) is hereinafter referred to as a "Sell Order". Any Bid specifying a spread which is less than the Minimum Applicable Spread shall be deemed to be a Bid specifying a spread equal to the Minimum Applicable Spread for purposes of these Auction Procedures.

          (ii)(A) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:

               (1) the principal amount of Outstanding Notes specified in such Bid if the Applicable Spread determined on such Auction Date shall be less than the spread specified in such Bid; or

               (2) such principal amount or a lesser principal amount of Outstanding Notes to be determined as set forth in Section 5(i)(D) if the Applicable Spread determined on such Auction Date shall be equal to the spread specified therein; or

               (3) such principal amount or a lesser principal amount of Outstanding Notes to be determined as set forth in Section 5(ii)(C) if the spread therein shall be higher than the Maximum Applicable Spread and Sufficient Clearing Bids do not exist.

          (B) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

               (1) the principal amount of Outstanding Notes specified in such Sell Order; or

               (2) such principal amount or a lesser principal amount of Outstanding Notes to be determined as set forth in Section 5(ii)(C) if Sufficient Clearing Bids do not exist.

          (C) A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

               (1) the principal amount of Outstanding Notes specified in such Bid if the Applicable Spread determined on such Auction Date shall be greater than the spread specified in such Bid; or

               (2) such principal amount or a lesser principal amount of Outstanding Notes to be determined as set forth in Section 5(i)(E) if the Applicable Spread determined on such Auction Date shall be equal to the spread specified therein.

     Section 3.  SUBMISSION OF ORDERS BY BROKER-DEALERS TO AUCTION AGENT.

          (i) Each Broker-Dealer shall submit in writing or by electronic means to the Auction Agent prior to the Auction Order Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and specifying with respect to each Order:

               (A)  the name of the Bidder placing such Order;

               (B) the aggregate principal amount of Notes that are the subject of such Order;

               (C)  to the extent that such Bidder is an Existing Holder:

                    (1) the principal amount of Notes, if any, subject to any Hold Order placed by such Existing Holder;

                    (2) the principal amount of Notes, if any, subject to any Bid placed by such Existing Holder and the spread specified in such Bid; and

                    (3) the principal amount of Notes, if any, subject to any Sell Order placed by such Existing Holder; and

               (D) to the extent such Bidder is a Potential Holder, the spread specified in such Potential Holder's Bid.

          (ii) If any spread (expressed as a percentage) specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one-thousandth (.001) of 1%.

          (iii) If one or more Orders covering in aggregate all of the Outstanding Notes held by an Existing Holder are not submitted to the Auction Agent prior to the Auction Order Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the principal amount of Outstanding Notes held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

          (iv) If one or more Orders on behalf of an Existing Holder covering in the aggregate more than the principal amount of Outstanding Notes held by such Existing Holder are submitted to the Auction Agent, such Orders shall be considered valid as follows and in the following order or priority:

               (A) any Hold Order submitted on behalf of such Existing Holder shall be considered valid up to and including the principal amount of Outstanding Notes held by such Existing Holder; provided that, if more than one Hold Order is submitted on behalf of such Existing Holder and the principal amount of Notes subject to such Hold Orders exceeds the principal amount of Outstanding Notes held by such Existing Holder, the principal amount of Notes subject to each of such Hold Orders shall be reduced pro rata so that such Hold Orders, in the aggregate, cover exactly the principal amount of Notes held by such Existing Holder;

               (B) all Bids submitted on behalf of such Existing Holder shall be considered valid, in the ascending order of their respective spreads if more than one Bid is submitted on behalf of such Existing Holder, up to and including the excess of the principal amount of Outstanding Notes held by such Existing Holder over the principal amount of Notes subject to any Hold Order referred to in Section 3(iv)(A) above (and, if more than one Bid submitted on behalf of such Existing Holder specified the same spread and together they cover more than the remaining principal amount of Notes that can be the subject of valid Bids after application of Section 3(iv)(A) above and of the foregoing portion of this Section 3(iv)(B) to any Bid or Bids specifying a lower spread or spreads, the principal amount of Notes subject to each of such Bids shall be reduced pro rata so that such Bids, in the aggregate, cover exactly such remaining principal amount of Notes); and the principal amount of Notes, if any, subject to Bids not valid under this Section 3(iv)(B) shall be treated as the subject of a Bid by a Potential Holder; and

               (C) any Sell Order shall be considered valid up to and including the excess of the principal amount of Outstanding Notes held by such Existing Holder over the sum of the principal amount of Notes subject to Hold Orders referred to in Section 3 (iv)(A) and the principal amount of Notes subject to Bids referred to in Section 3(iv)(B); provided that, if more than one Sell Order is submitted on behalf of any Existing Holder and the principal amount of Notes subject to such Sell Orders is greater than such excess, the principal amount of Notes subject to each of such Sell Orders shall be reduced pro rata so that such Sell Orders, in the aggregate, cover exactly the principal amount of Notes equal to such excess.

          (v) If more than one Bid is submitted on behalf of any Potential Holder in any Auction, each such Bid shall be considered a separate Bid with respect to the principal amount of Notes therein specified.

     Section 4. DETERMINATION OF SUFFICIENT CLEARING BIDS, WINNING BID SPREAD AND APPLICABLE SPREAD.

          (i) Not earlier than the Auction Order Submission Deadline on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order", a "Submitted Bid" or a "Submitted Sell Order", as the case may be, or as a "Submitted Order"). After the Auction Order Submission Deadline on each Auction Date, the Auction Agent shall determine:

               (A) the excess of the total principal amount of Outstanding Notes over the total of the aggregate principal amount of Notes that is the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available Notes");

               (B) from the Submitted Orders whether the principal amount of Notes that are the subject of Submitted Bids by Potential Holders specifying one or more spreads equal to or lower than the Maximum Applicable Spread exceeds or is equal to the sum of:

                    (1) the principal amount of Notes that are the subject of Submitted Bids by Existing Holders specifying one or more spreads higher than the Maximum Applicable Spread; and

                    (2) the principal amount of Notes that are subject to Submitted Sell Orders;

          (if such excess or such equality exists (other than because the principal amount of Notes in clause (1) and this clause (2) are each zero because all Notes are the subject of Submitted Hold Orders), such Submitted Bids by Potential Holders being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

               (C) if Sufficient Clearing Bids exist, the lowest spread specified in the Submitted Bids (the "Winning Bid Spread") that if:

                    (1) each Submitted Bid from Existing Holders specifying the Winning Bid Spread and all other Submitted Bids from Existing Holders specifying lower spreads were rejected, thus entitling such Existing Holders to continue to hold the Notes that are the subject of such Submitted Bids, and

                    (2) each Submitted Bid from Potential Holders specifying the Winning Bid Spread and all other Submitted Bids from Potential Holders specifying lower spreads were accepted, thus entitling the Potential Holders to purchase Notes that are the subject of such Submitted Bids, would result in the aggregate principal amount of Notes subject to all Submitted Bids specifying the Winning Bid Spread or a lower spread being at least equal to the Available Notes.

          (ii) Promptly after the Auction Agent has made the determinations pursuant to Section 4(i), the Auction Agent shall advise ML & Co. of the Applicable Spread for the next succeeding Interest Period as follows:

               (A) if Sufficient Clearing Bids exist, that the Applicable Spread for the next succeeding Interest Period shall be equal to the Winning Bid Spread, provided that the Applicable Spread shall not be greater than the Maximum Applicable Spread or less than the Minimum Applicable Spread;

               (B) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding Notes are the subject of Submitted Hold Orders), that the Applicable Spread for the next succeeding Interest Period shall be equal to the Maximum Applicable Spread; or

               (C) if all of the Outstanding Notes are the subject of Submitted Hold Orders, that the Applicable Spread for the next succeeding Interest Period shall be equal to the Minimum Applicable Spread.

     Section 5. ACCEPTANCE AND REJECTION OF SUBMITTED BIDS AND
                      SUBMITTED SELL ORDERS AND ALLOCATION OF NOTES.

          Based on the determinations made pursuant to Section 4(i), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

          (i) If Sufficient Clearing Bids have been made, subject to the provisions of Section 5 (iii) and (iv), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order or priority and all other Submitted Bids shall be rejected:

               (A) The Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any spread that is greater then the Winning Bid Spread shall be accepted, thus requiring each such Existing Holder to sell the principal amount of Notes that are the subject of such Submitted Sell Order or Submitted Bid;

               (B) the Submitted Bid of each of the Existing Holders specifying any spread that is less than the Winning Bid Spread shall be rejected, thus entitling each such Existing Holder to continue to hold the principal amount of Notes that are the subject of such Submitted Bid;

               (C) the Submitted Bid of each of the Potential Holders specifying any spread that is less than the Winning Bid Spread shall be accepted, thus requiring each such Potential Holder to buy the principal amount of Notes that are the subject of such Submitted Bid;

               (D) the Submitted Bid of each of the Existing Holders specifying a spread that is equal to the Winning Bid Spread shall be rejected, thus entitling each such Existing Holder to continue to hold the principal amount of Notes that are the subject of such Submitted Bid, unless the principal amount of Notes subject to all such Submitted Bids shall be greater than the principal amount of Notes ("Remaining Notes") equal to the excess of the Available Notes over the principal amount of Notes subject to Submitted Bids described in
                    Section 5(i)(B) and Section 5(i)(C), in which event the Submitted Bids of each such Existing Holder shall be accepted, and each such Existing Holder shall be required to sell the principal amount of Notes, but only in an amount equal to the difference between (1) the principal amount of Notes then held by such Existing Holder subject to such Submitted Bid and (2) the principal amount of Notes obtained by multiplying (x) the principal amount of Remaining Notes by (y) a fraction the numerator of which shall be the principal amount of Notes held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the principal amount of Notes subject to such Submitted Bids made by all such Existing Holders that specified a spread equal to the Winning Bid Spread; and

               (E) the Submitted Bid of each of the Potential Holders specifying a spread that is equal to the Winning Bid Spread shall be accepted, thus requiring each such Potential Holder to buy the principal amount of Notes that are the subject of such Submitted Bid, but only in an amount equal to the principal amount of Notes obtained by multiplying (x) the difference between the Available Notes and the principal amount of Notes subject to Submitted Bids described in Sections 5(i)(B), 5(i)(C) and 5(i)(D) by (y) a fraction the numerator of which shall be the aggregate principal amount of Notes subject to such Submitted Bid of such Potential Holder and the denominator of which shall be the sum of the principal amount of Notes subject to all such Submitted Bids that specified a spread equal to the Winning Bid Spread.

          (ii) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding Notes are subject to Submitted Hold Orders), subject to the provisions of Section 5(iii), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

               (A) the Submitted Bid of each Existing Holder specifying any spread that is equal to or lower than the Maximum Applicable Spread shall be rejected, thus entitling such Existing Holder to continue to hold the principal amount of Notes that is the subject of such Submitted Bid;

               (B) the Submitted Bid of each Potential Holder specifying any spread that is equal to or lower than the Maximum Applicable Spread shall be accepted, thus requiring such Potential Holder to purchase the principal amount of Notes that is the subject of such Submitted Bid; and

               (C) the Submitted Bids of each Existing Holder specifying any spread that is higher than the Maximum Applicable Spread shall be accepted and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (1) the principal amount of Notes then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (2) the principal amount of Notes obtained by multiplying (x) the difference between the Available Notes and the aggregate principal amount of Notes subject to Submitted Bids described in Section 5(ii)(A) and Section 5(ii)(B) by (y) a fraction the numerator of which shall be the principal amount of Notes held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate principal amount of Notes subject to all such Submitted Bids and Submitted Sell Orders.

          (iii) If, as a result of the procedures described in Section 5(i) or
               Section 5(ii), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a principal amount of Notes that is not equal to $100,000 or an integral multiple thereof on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the principal amount of such Notes to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that the principal amount of such Notes purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be equal to $100,000 or an integral multiple thereof.

          (iv) If, as a result of the procedures described in Section 5(i), any Potential Holder would be entitled or required to purchase the principal amount of Notes that is not equal to $100,000 or an integral multiple thereof on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate Notes for purchase among Potential Holders so that only Notes in principal amounts of $100,000 or an integral multiple thereof are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any Notes on such Auction Date.

          (v) Based upon the results of each Auction, the Auction Agent shall determine, with respect to each Broker-Dealer that submitted Bids or Sell Orders on behalf of Existing Holders or Potential Holders, the principal amount of Notes to be purchased and the principal amount of Notes to be sold by such Potential Holders and Existing Holders and, to the extent that such aggregate principal amount of Notes to be purchased and such aggregate principal amount of Notes to be sold differ, the Auction Agent shall determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Outstanding Notes.

     Section 6.  MISCELLANEOUS

          An Existing Holder (A) may sell, transfer or otherwise dispose of Notes only pursuant to a Bid or Sell Order in accordance with the procedures described in this Appendix B or to or through a Broker-Dealer, provided that in the case of all transfers other than pursuant to Auctions such Existing Holder, its Broker-Dealer or its Agent Member advises the Auction Agent of such transfer and (B) except as described below, shall have the ownership of the Notes held by it maintained in book-entry form by the Securities Depository in the account of its Agent Member, which in turn will maintain records of such Existing Holder's beneficial ownership. Neither ML & Co. nor any affiliate (other than Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of a customer or, with respect to Sell Orders, on its own behalf) shall submit an Order in any Auction. All of the Outstanding Notes shall be represented by one or more certificates registered in the name of the nominee of the Securities Depository except as otherwise provided in the Notes or unless otherwise required by law.

                                                                      APPENDIX C

                             SETTLEMENT PROCEDURES

          The following summary of Settlement Procedures sets forth the procedures expected to be followed in connection with the settlement of each Auction and are incorporated by reference in the Auction Agent Agreement and each Broker-Dealer Agreement. Nothing contained in this Appendix C constitutes a representation by ML & Co. that in each Auction each party referred to herein will actually perform the procedures described herein to be performed by such party. Capitalized terms used but not defined below are defined in the Glossary to this Prospectus.

               (a) On each Auction Date, the Auction Agent shall not earlier than 30 minutes after the Auction Order Submission Deadline on such Action Date and not later than 4:00 P.M., New York City time, on such Auction Date notify by telephone the Broker-Dealers that participated in the Auction held on such Auction Date and submitted an Order on behalf of any Existing Holder or Potential Holder of:

                    (i) the Applicable Spread and Applicable Coupon Rate determined for the next succeeding Interest Period;

                    (ii) the Auction Settlement Price determined for the next Auction Settlement Date;

                    (iii) whether Sufficient Clearing Spreads existed for the determination of the Applicable Spread;

                    (iv) if such Broker-Dealer (a "Seller's Broker-Dealer") submitted a Bid or a Sell Order on behalf of an Existing Holder, the principal amount of Notes to be sold by such Existing Holder;

                    (v) if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Holder, the principal amount of Notes to be purchased by such Potential Holder;

                    (vi) if the aggregate principal amount of Notes to be sold by all Existing Holders on whose behalf such Broker-Dealer submitted a Bid or a Sell Order exceeds the aggregate principal amount of Notes to be purchased by all Potential Holders on whose behalf such Broker-Dealer submitted a bid, the name or names of one or more Buyer's Broker-Dealers (and the name of the Agent Member, if any, of each such Buyer's Broker-Dealer) acting for one or more purchasers of such excess principal amount of Notes and the principal amount of Notes to be purchased from one or more Existing Holders on whose behalf such Broker-Dealer acted by one or more Potential Holders on whose behalf each of such Buyer's Broker-Dealers acted;

                    (vii) if the principal amount of Notes to be purchased by all Potential Holders on whose behalf such Broker-Dealer submitted a Bid exceeds the principal amount of Notes to be sold by all Existing Holders on whose behalf such Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the Agent Member, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess principal amount of Notes and the principal amount of Notes to be sold to one or more Potential Holders on whose behalf such Broker-Dealer acted by one or more Existing Holders on whose behalf each of such Seller's Broker-Dealers acted;

                    (viii) the Auction Order Settlement Date next following the Auction Date; and

                    (ix) the first day on which the Auction Date for the next succeeding Auction can be held.

          (b) On each Auction Date, each Broker-Dealer that submitted an Order on Behalf of any Existing Holder or Potential Holder shall:

                    (i) in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, instruct each Potential Holder on whose behalf such Broker-Dealer submitted a bid that was accepted, in whole or in part, to instruct such Potential Holder's Agent Member to pay to such Broker-Dealer (or its Agent member) through the Securities Depository the amount necessary to purchase the principal amount of Notes to be purchased pursuant to such Bid against receipt of such Notes and advise such Potential Holder of
               (i) the Applicable Spread and Applicable Coupon Rate for the next succeeding Interest Period and (ii) the Auction Settlement Price determined for the next Auction Settlement Date;

                    (ii) in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Existing Holder on whose behalf such Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Existing Holder's Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Securities Depository the principal amount of Notes to be sold pursuant to such Order against payment therefor and advise any such Existing Holder that will continue to hold Notes for the next succeeding Interest Period;

                 (iii) advise each Existing Holder on whose behalf such Broker-Dealer submitted an Order of (i) the Applicable Spread and Applicable Coupon Rate for the next succeeding Interest Period and (ii) the Auction Settlement Price determined for the next Settlement Date;

                 (iv) advise each Existing Holder on whose behalf such Broker-Dealer submitted an Order of the first day on which the next succeeding Auction can be held; and

                    (v) advise each Potential Holder on whose behalf such Broker-Dealer submitted a bid that was accepted, in whole or in part, of the first day on which the next succeeding Auction can be held.

               (c)  On the basis of the information provided to it pursuant to
          (a) above, each Broker-Dealer that submitted a Bid or a Sell Order on behalf of a Potential Holder or an Existing Holder shall, in such manner and at such time or times as in its sole discretion it may determine, allocate any funds received by it pursuant to (b)(i) above and any Notes received by it pursuant to (b)(ii) above among the Potential Holders, if any, on whose behalf such Broker-Dealer submitted Bids, the Existing Holders, if any, on whose behalf such Broker-Dealer submitted Bids that were accepted or Sell Orders, and any Broker-Dealer or Broker-Dealers identified to it by the Auction Agent pursuant to (a)(vi) or (a)(vii) above.

               (d)  On each Auction Date:

                    (i) each Potential Holder and Existing Holder shall instruct its Agent Member as provided in (b)(i) or (ii) above, as the case may be;

                    (ii) each Seller's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) pay through the Securities Depository to the Agent Member of the Existing Holder delivering Notes to such Broker-Dealer pursuant to (b)(ii) above the amount necessary to purchase such Notes against receipt of such Notes, and (B) deliver such Notes through the Securities Depository to a Buyer's Broker-Dealer (or its Agent Member) identified to such Seller's Broker-Dealer pursuant to (a)(vi) above against payment therefor; and

                    (iii) each Buyer's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) pay through the Securities Depository to a

               Seller's Broker-Dealer (or its Agent Member) identified pursuant to (a)(vii) above the amount necessary to purchase the Notes to be purchased pursuant to (b)(i) above against receipt of such Notes, and (B) deliver such Notes through the Securities Depository to the Agent Member of the purchaser thereof against payment therefor.

               (e)  On the Auction Settlement Date next following the Auction
          Date:

                    (i) each Bidder's Agent Member referred to in (d)(i) above shall instruct the Securities Depository to execute the transactions described under (b)(i) or (ii) above, and the Securities Depository shall execute such transactions;

                    (ii) each Seller's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in (d)(ii) above, and the Securities Depository shall execute such transactions; and

                    (iii) each Buyer's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in (d)(iii) above, and the Securities Depository shall execute such transactions.

               (f) If an Existing Holder selling Notes in an Auction fails to deliver such Notes (by authorized book-entry), a Broker-Dealer may deliver to the Potential Holder on behalf of which it submitted a Bid that was accepted a principal amount of Notes that is less than the principal amount of Notes that otherwise was to be purchased by such Potential Holder. In such event, the principal amount of Notes to be so delivered shall be determined solely by such Broker-Dealer. Delivery of such lesser principal amount of Notes shall constitute good delivery. Notwithstanding the foregoing terms of this paragraph
          (f), any delivery or non-delivery of Notes which shall represent any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the provisions of the Auction Agent Agreement and the Broker-Dealer Agreements.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth all expenses in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except the registration fee.

     Registration fee............................................... $2,758,640
     Fees and expenses of accountants...............................    140,000
     Fees and expenses of counsel...................................    800,000
     NASD fee.......................................................     30,500
     Blue Sky and legal investment fees and expenses................     80,000
     Fees and expenses of Trustees and Warrant Agent................    450,000
     Printing expenses..............................................    800,000
     Printing and engraving of Securities...........................      4,500
     Rating agency fees.............................................  1,120,000
     Miscellaneous..................................................     80,000
                                                                     ----------
        Total....................................................... $6,263,640
                                                                     ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

  Article XIII, Section 2 of the Restated Certificate of Incorporation of the Registrant provides in effect that, subject to certain limited exceptions, the Registrant shall indemnify its directors and officers to the extent authorized or permitted by the General Corporation Law of the State of Delaware.

  The Form of Underwriting Agreement filed as Exhibit 1 provides for the indemnification of the Registrant, its controlling persons, its directors and certain of its officers by the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  The directors and officers of the Registrant are insured under policies of insurance maintained by the Registrant, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, the Registrant has entered into contracts with all of its directors providing for indemnification of such persons by the Registrant to the full extent authorized or permitted by law, subject to certain limited exceptions.

ITEM 16. LIST OF EXHIBITS.

  EXHIBIT                                      INCORPORATION BY REFERENCE
  NUMBER           DESCRIPTION                    TO FILINGS INDICATED
  -------          -----------                 --------------------------
 1(a)(i)   --Form of Underwriting        Exhibit 1(a)(i) to Amendment No. 1 to
            Agreement for Debt           Registrant's Registration Statement on
            Securities and Warrants,     Form S-3 (No. 33-54218).
            including forms of Terms
            Agreement and Delayed
            Delivery Contract.
 1(b)      --Form of Distribution        Exhibit 1(b) to Registrant's
            Agreement, including form    Registration Statement on Form S-3
            of Terms Agreement,          (No. 33-51489).
            relating to Medium-Term
            Notes, Series B (a series
            of Senior Debt
            Securities).

 4(a)(i)   --Senior Indenture, dated     Exhibit 99(c) to Registrant's
            as of April 1, 1983, as      Registration Statement on Form 8-A
            amended and restated,        dated July 20, 1992.
            between the Company and
            Chemical Bank (successor
            by merger to Manufacturers
            Hanover Trust Company).
 4(a)(ii)  --Senior Indenture, dated     Exhibit 4 to Registrant's Current
            as of October 1, 1993,       Report on Form 8-K dated October 7,
            between the Company and      1993.
            The Chase Manhattan Bank,
            N.A.
 4(a)(iii) --Form of Subsequent
            Indenture with respect to
            Senior Debt Securities.
 4(a)(iv)  --Form of Subsequent
            Indenture with respect to
            Senior Debt Securities.
 4(b)      --Supplemental Indenture to   Exhibit 99(c) to Registrant's
            the Senior Indenture dated   Registration Statement on Form 8-A
            March 15, 1990 between the   dated July 20, 1992.
            Company and Chemical Bank
            (successor by merger to
            Manufacturers Hanover
            Trust Company).
 4(c)(i)   --Subordinated Indenture,     Exhibit 4(c)(i) to Registrant's
            dated as of August 1,        Registration Statement on Form S-3
            1991, between the Company    (No. 33-42041).
            and Chemical Bank
            (successor by merger to
            Manufacturers Hanover
            Trust Company).
 4(c)(ii)  --Form of Subsequent          Exhibit 4(c)(ii) to Registrant's
            Indentures with respect to   Registration Statement on Form S-3
            Subordinated Debt            (No. 33-42041).
            Securities.
 4(d)      --Form of Floating Rate       Exhibit 4 to Registrant's Current
            Renewable Note (Series A).   Report on Form 8-K dated June 15,
                                         1988.
 4(e)      --Form of 8 3/8% Note due     Exhibit 4(r) to Registrant's
            May 1, 1994.                 Registration Statement on Form S-3
                                         (No. 33-45327).
 4(f)      --Form of 8 1/2% Note due     Exhibit 4(s) to Registrant's
            August 15, 1994.             Registration Statement on Form S-3
                                         (No. 33-35456).
 4(g)      --Form of 7 1/8% Note due     Exhibit 4(t) to Registrant's
            November 1, 1994.            Registration Statement on Form S-3
                                         (No. 33-45327).
 4(h)      --Form of 9 1/4% Note due     Exhibit 4(u) to Registrant's
            November 15, 1994.           Registration Statement on Form S-3
                                         (No. 33-45327).
 4(i)      --Form of 6 3/4% Note due     Exhibit 4 to Registrant's Current
            March 15, 1995.              Report on Form 8-K dated March 17,
                                         1992.

 EXHIBIT                                      INCORPORATION BY REFERENCE
 NUMBER           DESCRIPTION                    TO FILINGS INDICATED
 -------          -----------                 --------------------------
 4(j)    --Form of 8.6% Note due July   Exhibit 4(w) to Registrant's
          8, 1995.                      Registration Statement on Form S-3
                                        (No. 33-45327).
 4(k)    --Form of 5 1/2% Note due      Exhibit 4 to Registrant's Current
          July 28, 1995.                Report on Form 8-K dated July 28,
                                        1992.
 4(l)    --Form of 5 1/4% Note due      Exhibit 4 to Registrant's Current
          October 30, 1995.             Report on Form 8-K dated October 30,
                                        1992.
 4(m)    --Form of 5 7/8% Note due      Exhibit 4 of Registrant's Current
          December 1, 1995.             Report on Form 8-K dated December 1,
                                        1992.
 4(n)    --Form of 4 3/4% Note due      Exhibit (4) to Registrant's Current
          June 24, 1996.                Report on Form 8-K dated June 24,
                                        1993.
 4(o)    --Form of 5% Note due          Exhibit 4 to Registrant's Current
          December 15, 1996.            Report on Form 8-K dated December 22,
                                        1993.
 4(p)    --Form of 7.25% Note due May   Exhibit 4 to Registrant's Current
          15, 1997.                     Report on Form 8-K dated May 21, 1992.
 4(q)    --Form of Market Index         Exhibit 4 to Registrant's Current
          Target-Term Security due      Report on Form 8-K dated July 30,
          August 29, 1997.              1992.
 4(r)    --Form of Stock Market         Exhibit 4 to Registrant's Current
          Annual Reset Term Note due    Report on Form 8-K dated October 29,
          December 31, 1997.            1992.
 4(s)    --Form of 9% Note due May 1,   Exhibit 4(x) to Registrant's
          1998.                         Registration Statement on Form S-3
                                        (No. 33-45327).
 4(t)    --Form of S&P 500 Market       Exhibit 4 to Registrant's Current
          Index Target-Term Security    Report on Form 8-K dated January 28,
          due July 31, 1998.            1993.
 4(u)    --Form of Global               Exhibit 4 to Registrant's Current
          Telecommunications            Report on Form 8-K dated September 13,
          Portfolio Market Index        1993.
          Target-Term Security due
          October 15, 1998.
 4(v)    --Form of Global Bond Linked   Exhibit 4 to Registrant's Current
          Security due December 31,     Report on Form 8-K dated February 22,
          1998.                         1993.
 4(w)    --Form of Currency Protected   Exhibit 4 to Registrant's Current
          Note due December 31, 1998.   Report on Form 8-K dated July 7, 1993.
 4(x)    --Form of 10 3/8% Note due     Exhibit 4(y) to Registrant's
          February 1, 1999.             Registration Statement on Form S-3
                                        (No. 33-45327).
 4(y)    --Form of 7 3/4% Note due      Exhibit 4 to Registrant's Current
          March 1, 1999.                Report on Form 8-K dated March 2,
                                        1992.
 4(z)    --Form of Step-Up Note due     Exhibit 4 to Registrant's Current
          May 4, 1999.                  Report on Form 8-K dated May 4, 1992.
 4(aa)   --Form of Equity               Exhibit 4(ooo) to Amendment No. 1 to
          Participation Security with   Registrant's Registration Statement on
          Minimum Return Protection     Form S-3 (No. 33-54218).
          due June 30, 1999.
 4(bb)   --Form of European Portfolio   Exhibit 4 to Registrant's Current
          Market Index Target-Term      Report on Form 8-K dated December 30,
          Security due June 30, 1999.   1993.
 4(cc)   --Form of 8 1/4% Note due      Exhibit 4(cc) to Registrant's
          November 15, 1999.            Registration Statement on Form S-3
                                        (No. 33-45327).
 4(dd)   --Form of Stock Market         Exhibit 4 to Registrant's Current
          Annual Reset Term Note due    Report on Form 8-K dated April 29,
          December 31, 1999 (Series     1993.
          A).

 EXHIBIT                                      INCORPORATION BY REFERENCE
 NUMBER           DESCRIPTION                    TO FILINGS INDICATED
 -------          -----------                 --------------------------
 4(ee)   --Form of Step-Up Note due     Exhibit 4 to Registrant's Current
          January 26, 2000.             Report on Form 8-K dated January 26,
                                        1993.
 4(ff)   --Form of Japan Index Equity   Exhibit 4 to Registrant's Current
          Participation Security with   Report on Form 8-K dated January 27,
          Minimum Return Protection     1994.
          due January 31, 2000.
 4(gg)   --Form of 8% Note due          Exhibit 4 to Registrant's Current
          February 1, 2002.             Report on Form 8-K dated February 4,
                                        1992.
 4(hh)   --Form of Step-Up Note due     Exhibit 4 to Registrant's Current
          April 30, 2002.               Report on Form 8-K dated April 30,
                                        1992.
 4(ii)   --Form of Step-Up Note due     Exhibit 4 to Registrant's Current
          May 6, 2002.                  Report on Form 8-K dated May 6, 1992.
 4(jj)   --Form of 7 3/8% Note due      Exhibit 4 to Registrant's Current
          August 17, 2002.              Report on Form 8-K dated August 17,
                                        1992.
 4(kk)   --Form of 8.30% Note due       Exhibit 4 to Registrant's Current
          November 1, 2002.             Report on Form 8-K dated May 4, 1992.
 4(ll)   --Form of 6 7/8% Note due      Exhibit 4 to Registrant's Current
          March 1, 2003.                Report on Form 8-K dated March 1,
                                        1993.
 4(mm)   --Form of 7.05% Note due       Exhibit 4 to Registrant's Current
          April 15, 2003.               Report on Form 8-K dated April 15,
                                        1993.
 4(nn)   --Form of 6 1/4% Note due      Exhibit 4 to Registrant's Current
          January 15, 2006.             Report on Form 8-K dated January 20,
                                        1994.
 4(oo)   --Form of 6 3/8% Note due      Exhibit 4 to Registrant's Current
          September 8, 2006.            Report on Form 8-K dated September 8,
                                        1993.
 4(pp)   --Form of 8% Note due June     Exhibit 4 to Registrant's Current
          1, 2007.                      Report on Form 8-K dated June 1, 1992.
 4(qq)   --Form of 7% Note due April    Exhibit 4 to Registrant's Current
          27, 2008.                     Report on Form 8-K dated April 27,
                                        1993.
 4(rr)   --Form of 6 1/4% Note due      Exhibit 4 to Registrant's Current
          October 15, 2008.             Report on Form 8-K dated October 15,
                                        1993.
 4(ss)   --Form of 8.40% Note due       Exhibit 4(z) to Registrant's
          November 1, 2019.             Registration Statement on Form S-3
                                        (No. 33-35456).
 4(tt)   --Form of Fixed Rate Medium-   Exhibit 4(kk) to Registrant's
          Term Note (without            Registration Statement on Form S-3
          redemption provisions).       (No. 33-54218).
 4(uu)   --Form of Fixed Rate Medium-   Exhibit 4(ll) to Registrant's
          Term Note (with redemption    Registration Statement on Form S-3
          provisions).                  (No. 33-54218).
 4(vv)   --Form of Fixed Rate Medium-   Exhibit 4(d) to Registrant's
          Term Note (without            Registration Statement on Form S-3
          redemption provisions,        (No. 33-38879).
          minimum denomination
          $1,000).
 4(ww)   --Form of Fixed Rate Medium-   Exhibit 4(e) to Registrant's
          Term Note (with redemption    Registration Statement on Form S-3
          provisions, minimum           (No. 33-38879).
          denomination $1,000).
 4(xx)   --Form of Fixed Rate Medium-   Exhibit 4(xiii) to Registrant's
          Term Note, Series B.          Quarterly Report on Form 10-Q for the
                                        quarter ended September 24, 1993.
 4(yy)   --Form of Federal Funds Rate   Exhibit 4(oo) to Registrant's
          Medium-Term Note.             Registration Statement on Form S-3
                                        (No. 33-54218).

 EXHIBIT                                       INCORPORATION BY REFERENCE
 NUMBER           DESCRIPTION                     TO FILINGS INDICATED
 -------          -----------                  --------------------------
 4(zz)   --Form of Floating Rate         Exhibit 4(xiv) to Registrant's
          Medium-Term Note, Series B.    Quarterly Report on Form 10-Q for the
                                         quarter ended September 24, 1993.
 4(aaa)  --Form of Commercial Paper      Exhibit 4(qq) to Registrant's
          Rate Medium-Term Note.         Registration Statement on Form S-3
                                         (No. 33-54218).
 4(bbb)  --Form of Commercial Paper      Exhibit 4(i) to Registrant's
          Index Rate Medium-Term Note.   Registration Statement on Form S-3
                                         (File No. 33-38879).
 4(ccc)  --Form of Constant Maturity
          Treasury Rate Indexed
          Medium-Term Note, Series B.
 4(ddd)  --Form of JPY Yield Curve
          Flattening Medium-Term Note,
          Series B.
 4(eee)  --Form of LIBOR Medium-Term     Exhibit 4(pp) to Registrant's
          Note.                          Registration Statement on Form S-3
                                         (No. 33-54218).
 4(fff)  --Form of Multi-Currency
          Medium-Term Note, Series B.
 4(ggg)  --Form of Nine Month            Exhibit 4(ix) to Registrant's
          Renewable Floating Rate        Quarterly Report on Form 10-Q for the
          Medium-Term Note, Series B.    quarter ended September 24, 1993.
 4(hhh)  --Form of Treasury Rate         Exhibit 4(aaa) to Registrant's
          Medium-Term Note.              Registration Statement on Form S-3
                                         (No. 33-54218).
 4(iii)  --Form of Collared LIBOR        Exhibit 4(ww) to Registrant's
          Medium-Term Note due           Registration Statement on Form S-3
          February 14, 2000.             (No. 33-54218).
 4(jjj)  --Form of Inverse Floating      Exhibit 4(vii) to Registrant's
          Rate Medium-Term Note due      Quarterly Report on Form 10-Q for the
          September 15, 1998.            quarter ended September 24, 1993.
 4(kkk)  --Form of Inverse Floating      Exhibit 4(xii) to Registrant's
          Rate Medium-Term Note,         Quarterly Report on Form 10-Q for the
          Series B, due October 19,      quarter ended September 24, 1993.
          1998.
 4(lll)  --Form of Italian Lira
          Principal Linked Medium-Term
          Note, Series B, due February
          3, 1995.
 4(mmm)  --Form of Japanese Yen Swap
          Rate Linked Medium-Term
          Note, Series B.
 4(nnn)  --Form of LIBOR Medium-Term     Exhibit 4(xx) to Registrant's
          Note due August 4, 1997.       Registration Statement on Form S-3
                                         (No. 33-54218).
 4(ooo)  --Form of New Peso-Linked
          Medium-Term Note, Series B,
          due November 10, 1994.
 4(ppp)  --Form of New Peso-Linked
          Medium-Term Note, Series B,
          due February 9, 1995.
 4(qqq)  --Form of One-year Canadian     Exhibit 4(iv) to Registrant's
          Dollar Duration Enhanced       Quarterly Report on Form 10-Q for the
          Medium-Term Note with CAD      quarter ended September 24, 1993.
          Exposure on Gain/Loss due
          August 26, 1994.
 4(rrr)  --Form of Three Year Japanese   Exhibit 4(xv) to Registrant's
          Yen Duration Enhanced          Quarterly Report on Form 10-Q for the
          Medium-Term Note, Series B,    quarter ended September 24, 1993.
          with JPY Exposure on
          Gain/Loss due
          November 1, 1996.

 EXHIBIT                                      INCORPORATION BY REFERENCE
 NUMBER           DESCRIPTION                    TO FILINGS INDICATED
 -------          -----------                 --------------------------
 4(sss)  --Form of Weekly Average       Exhibit 4(x) to Registrant's Quarterly
          Federal Funds Rate Medium-    Report on Form 10-Q for the quarter
          Term Note due April 4,        ended March 26, 1993.
          1994.
 4(ttt)  --Form of Weekly Average       Exhibit 4(eee) to Amendment No. 1 to
          Federal Funds Rate Medium-    Registrant's Registration Statement on
          Term Note due April 27,       Form S-3 (No.33-54218).
          1994.
 4(uuu)  --Form of Weekly Average       Exhibit 4(fff) to Amendment No. 1 to
          Federal Funds Rate Medium-    Registrant's Registration Statement on
          Term Note due April 28,       Form S-3 (No. 33-54218).
          1994.
 4(vvv)  --Form of Step-Up Medium-      Exhibit 4(ggg) to Amendment No. 1 to
          Term Note due May 20, 2008.   Registrant's Registration Statement on
                                        Form S-3 (No. 33-54218).
 4(www)  --Form of Swap Spread Linked   Exhibit 4(hhh) to Amendment No. 1 to
          Medium-Term Note due May      Registrant's Registration Statement on
          20, 1998.                     Form S-3 (No. 33-54218).
 4(xxx)  --Form of Treasury Rate        Exhibit 4(iii) to Amendment No. 1 to
          Medium-Term Note due May      Registrant's Registration Statement on
          27, 1994.                     Form S-3 (No. 33-54218).
 4(yyy)  --Form of Warrant Agreement,   Exhibit 4(aa) to Registrant's
          including form of Warrant     Registration Statement on Form S-3
          Certificate.                  (No. 33-35456).
 4(zzz)  --Form of Currency             Exhibit 4 to Registrant's Registration
          [Put/Call] Warrant            Statement on Form S-3 (No. 33-17965).
          Agreement, including form
          of Global Currency Warrant
          Certificate.
 4(aaaa) --Form of Index Warrant        Exhibit 4(lll) to Amendment No. 1 to
          Agreement, including form     Registrant's Registration Statement on
          of Global Index Warrant       Form S-3 (No. 33-54218).
          Certificate.
 4(bbbb) --Form of Index Warrant        Exhibit 4(mmm) to Amendment No. 1 to
          Trust Indenture, including    Registrant's Registration Statement on
          form of Global Index          Form S-3 (No. 33-54218).
          Warrant Certificate.
 4(cccc) --Form of Currency Warrant     Exhibit 4 to Registrant's Current
          Agreement, including form     Report on Form 8-K dated September 23,
          of Global Currency Warrant    1993.
          Certificate, relating to
          U.S. Dollar/Deutsche Mark
          Put Currency Warrants,
          Expiring March 15, 1995.
 4(dddd) --Form of Index Warrant        Exhibit 4 to Registrant's Current
          Agreement, including form     Report on Form 8-K dated February 3,
          of Global Index Warrant       1994.
          Certificate, relating to
          Constant Maturity U.S.
          Treasury Yield Increase
          Warrants, Expiring August
          25, 1995.
 4(eeee) --Form of Index Warrant        Exhibit 4 to Registrant's Current
          Agreement, including form     Report on Form 8-K dated December 27,
          of Global Index Warrant       1993.
          Certificate, relating to
          AMEX Hong Kong 30 Index
          Call Warrants with Optional
          Reset, Expiring December
          15, 1995.
 5       --Opinion of Brown & Wood.

 EXHIBIT                                     INCORPORATION BY REFERENCE
 NUMBER          DESCRIPTION                    TO FILINGS INDICATED
 -------         -----------                 --------------------------
 12      --Computation of Ratio of
          Earnings to Fixed Charges.
 15      --Letter of Deloitte &
          Touche regarding unaudited
          interim financial
          information.
 23(a)   --Consent of Brown & Wood
          (included as part of
          Exhibit 5).
 23(b)   --Consent of Deloitte &
          Touche.
 24      --Power of Attorney
          (included on page II-9).
 25(a)   --Form T-1 Statement of
          Eligibility and
          Qualification under the
          Trust Indenture Act of
          1939 of Chemical Bank.
 25(b)   --Form T-1 Statement of
          Eligibility and
          Qualification under the
          Trust Indenture Act of
          1939 of The Chase
          Manhattan Bank, N.A.
 99(a)   --Opinion of Deloitte &
          Touche with respect to
          certain financial data
          appearing in the
          Registration Statement.
 99(b)   --Opinion of Deloitte &       Exhibit 28 to Registrant's Annual
          Touche with respect to       Report on Form 10-K for the year ended
          certain summary financial    December 25, 1992 (File No. 1-7182).
          information and selected
          financial data
          incorporated by reference
          in the Registration
          Statement.
 99(c)   --Opinion of Deloitte &       Exhibit 99(a) to Registrant's Current
          Touche with respect to       Report on Form 8-K dated March 9,
          selected financial data      1994.
          incorporated by reference
          in the Registration
          Statement.

ITEM 17. UNDERTAKINGS

  The undersigned registrant hereby undertakes:

  (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

  (2) That, for the purpose of determining any liability under Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the Notes being registered which remain unsold at the termination of the offering.

  (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (d) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York and State of New York on the 11th day of March 1994.

                                          MERRILL LYNCH & CO., INC.

                                                   /s/ Daniel P. Tully
                                          By ..................................
                                                     DANIEL P. TULLY
                                           (President, Chief Executive Officer
                                               and Chairman of the Board)

  Know All Men by These Presents, that each person whose signature appears below constitutes and appoints Daniel P. Tully, Joseph T. Willett and Stephen
L. Hammerman, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to each Registration Statement amended hereby, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 11TH DAY OF MARCH 1994.

             SIGNATURE                                  TITLE

        /s/ Daniel P. Tully                       President, Chief
     .........................                   Executive Officer,
         (DANIEL P. TULLY)                      Chairman of the Board
                                                    and Director

       /s/ Joseph T. Willett                    Senior Vice President
     .........................                 Chief Financial Officer
        (JOSEPH T. WILLETT)                        and Controller

       /s/ William O. Bourke                          Director
     .........................
        (WILLIAM O. BOURKE)

        /s/ Jill K. Conway                            Director
     .........................
         (JILL K. CONWAY)

             SIGNATURE                                  TITLE

     /s/ William J. Crowe, Jr.                        Director
     .........................
      (WILLIAM J. CROWE, JR.)

     /s/ Stephen L. Hammerman                         Director
     .........................
      (STEPHEN L. HAMMERMAN)

       /s/ Robert A. Hanson                           Director
     .........................
        (ROBERT A. HANSON)

     /s/ Earle H. Harbison, Jr.                       Director
     .........................
     (EARLE H. HARBISON, JR.)

       /s/ George B. Harvey                           Director
     .........................
        (GEORGE B. HARVEY)

       /s/ Robert P. Luciano                          Director
     .........................
        (ROBERT P. LUCIANO)

      /s/ John J. Phelan, Jr.                         Director
     .........................
       (JOHN J. PHELAN, JR.)

      /s/ Charles A. Sanders                          Director
     .........................
       (CHARLES A. SANDERS)

       /s/ William L. Weiss                           Director
     .........................
        (WILLIAM L. WEISS)

                                 EXHIBIT INDEX

  EXHIBIT                                      INCORPORATION BY REFERENCE
  NUMBER           DESCRIPTION                    TO FILINGS INDICATED
  -------          -----------                 --------------------------
 1(a)(i)   --Form of Underwriting        Exhibit 1(a)(i) to Amendment No. 1 to
            Agreement for Debt           Registrant's Registration Statement on
            Securities and Warrants,     Form S-3 (No. 33-54218).
            including forms of Terms
            Agreement and Delayed
            Delivery Contract.
 1(b)      --Form of Distribution        Exhibit 1(b) to Registrant's
            Agreement, including form    Registration Statement on Form S-3
            of Terms Agreement,          (No. 33-51489).
            relating to Medium-Term
            Notes, Series B (a series
            of Senior Debt
            Securities).

 4(a)(i)   --Senior Indenture, dated     Exhibit 99(c) to Registrant's
            as of April 1, 1983, as      Registration Statement on Form 8-A
            amended and restated,        dated July 20, 1992.
            between the Company and
            Chemical Bank (successor
            by merger to Manufacturers
            Hanover Trust Company).
 4(a)(ii)  --Senior Indenture, dated     Exhibit 4 to Registrant's Current
            as of October 1, 1993,       Report on Form 8-K dated October 7,
            between the Company and      1993.
            The Chase Manhattan Bank,
            N.A.
 4(a)(iii) --Form of Subsequent
            Indenture with respect to
            Senior Debt Securities.
 4(a)(iv)  --Form of Subsequent
            Indenture with respect to
            Senior Debt Securities.
 4(b)      --Supplemental Indenture to   Exhibit 99(c) to Registrant's
            the Senior Indenture dated   Registration Statement on Form 8-A
            March 15, 1990 between the   dated July 20, 1992.
            Company and Chemical Bank
            (successor by merger to
            Manufacturers Hanover
            Trust Company).
 4(c)(i)   --Subordinated Indenture,     Exhibit 4(c)(i) to Registrant's
            dated as of August 1,        Registration Statement on Form S-3
            1991, between the Company    (No. 33-42041).
            and Chemical Bank
            (successor by merger to
            Manufacturers Hanover
            Trust Company).
 4(c)(ii)  --Form of Subsequent          Exhibit 4(c)(ii) to Registrant's
            Indentures with respect to   Registration Statement on Form S-3
            Subordinated Debt            (No. 33-42041).
            Securities.
 4(d)      --Form of Floating Rate       Exhibit 4 to Registrant's Current
            Renewable Note (Series A).   Report on Form 8-K dated June 15,
                                         1988.
 4(e)      --Form of 8 3/8% Note due     Exhibit 4(r) to Registrant's
            May 1, 1994.                 Registration Statement on Form S-3
                                         (No. 33-45327).
 4(f)      --Form of 8 1/2% Note due     Exhibit 4(s) to Registrant's
            August 15, 1994.             Registration Statement on Form S-3
                                         (No. 33-35456).
 4(g)      --Form of 7 1/8% Note due     Exhibit 4(t) to Registrant's
            November 1, 1994.            Registration Statement on Form S-3
                                         (No. 33-45327).
 4(h)      --Form of 9 1/4% Note due     Exhibit 4(u) to Registrant's
            November 15, 1994.           Registration Statement on Form S-3
                                         (No. 33-45327).
 4(i)      --Form of 6 3/4% Note due     Exhibit 4 to Registrant's Current
            March 15, 1995.              Report on Form 8-K dated March 17,
                                         1992.
 4(j)      --Form of 8.6% Note due       Exhibit 4(w) to Registrant's
            July 8, 1995.                Registration Statement on Form S-3
                                         (No. 33-45327).

 EXHIBIT                                      INCORPORATION BY REFERENCE
 NUMBER           DESCRIPTION                    TO FILINGS INDICATED
 -------          -----------                 --------------------------
 4(k)    --Form of 5 1/2% Note due      Exhibit 4 to Registrant's Current
          July 28, 1995.                Report on Form 8-K dated July 28,
                                        1992.
 4(l)    --Form of 5 1/4% Note due      Exhibit 4 to Registrant's Current
          October 30, 1995.             Report on Form 8-K dated October 30,
                                        1992.
 4(m)    --Form of 5 7/8% Note due      Exhibit 4 of Registrant's Current
          December 1, 1995.             Report on Form 8-K dated December 1,
                                        1992.
 4(n)    --Form of 4 3/4% Note due      Exhibit (4) to Registrant's Current
          June 24, 1996.                Report on Form 8-K dated June 24,
                                        1993.
 4(o)    --Form of 5% Note due          Exhibit 4 to Registrant's Current
          December 15, 1996.            Report on Form 8-K dated December 22,
                                        1993.
 4(p)    --Form of 7.25% Note due May   Exhibit 4 to Registrant's Current
          15, 1997.                     Report on Form 8-K dated May 21, 1992.
 4(q)    --Form of Market Index         Exhibit 4 to Registrant's Current
          Target-Term Security due      Report on Form 8-K dated July 30,
          August 29, 1997.              1992.
 4(r)    --Form of Stock Market         Exhibit 4 to Registrant's Current
          Annual Reset Term Note due    Report on Form 8-K dated October 29,
          December 31, 1997.            1992.
 4(s)    --Form of 9% Note due May 1,   Exhibit 4(x) to Registrant's
          1998.                         Registration Statement on Form S-3
                                        (No. 33-45327).
 4(t)    --Form of S&P 500 Market       Exhibit 4 to Registrant's Current
          Index Target-Term Security    Report on Form 8-K dated January 28,
          due July 31, 1998.            1993.
 4(u)    --Form of Global               Exhibit 4 to Registrant's Current
          Telecommunications            Report on Form 8-K dated September 13,
          Portfolio Market Index        1993.
          Target-Term Security due
          October 15, 1998.
 4(v)    --Form of Global Bond Linked   Exhibit 4 to Registrant's Current
          Security due December 31,     Report on Form 8-K dated February 22,
          1998.                         1993.
 4(w)    --Form of Currency Protected   Exhibit 4 to Registrant's Current
          Note due December 31, 1998.   Report on Form 8-K dated July 7, 1993.
 4(x)    --Form of 10 3/8% Note due     Exhibit 4(y) to Registrant's
          February 1, 1999.             Registration Statement on Form S-3
                                        (No. 33-45327).
 4(y)    --Form of 7 3/4% Note due      Exhibit 4 to Registrant's Current
          March 1, 1999.                Report on Form 8-K dated March 2,
                                        1992.
 4(z)    --Form of Step-Up Note due     Exhibit 4 to Registrant's Current
          May 4, 1999.                  Report on Form 8-K dated May 4, 1992.
 4(aa)   --Form of Equity               Exhibit 4(ooo) to Amendment No. 1 to
          Participation Security with   Registrant's Registration Statement on
          Minimum Return Protection     Form S-3 (No. 33-54218).
          due June 30, 1999.
 4(bb)   --Form of European Portfolio   Exhibit 4 to Registrant's Current
          Market Index Target-Term      Report on Form 8-K dated December 30,
          Security due June 30, 1999.   1993.
 4(cc)   --Form of 8 1/4% Note due      Exhibit 4(cc) to Registrant's
          November 15, 1999.            Registration Statement on Form S-3
                                        (No. 33-45327).
 4(dd)   --Form of Stock Market         Exhibit 4 to Registrant's Current
          Annual Reset Term Note due    Report on Form 8-K dated April 29,
          December 31, 1999 (Series     1993.
          A).
 4(ee)   --Form of Step-Up Note due     Exhibit 4 to Registrant's Current
          January 26, 2000.             Report on Form 8-K dated January 26,
                                        1993.

 EXHIBIT                                      INCORPORATION BY REFERENCE
 NUMBER           DESCRIPTION                    TO FILINGS INDICATED
 -------          -----------                 --------------------------
 4(ff)   --Form of Japan Index Equity   Exhibit 4 to Registrant's Current
          Participation Security with   Report on Form 8-K dated January 27,
          Minimum Return Protection     1994.
          due January 31, 2000.
 4(gg)   --Form of 8% Note due          Exhibit 4 to Registrant's Current
          February 1, 2002.             Report on Form 8-K dated February 4,
                                        1992.
 4(hh)   --Form of Step-Up Note due     Exhibit 4 to Registrant's Current
          April 30, 2002.               Report on Form 8-K dated April 30,
                                        1992.
 4(ii)   --Form of Step-Up Note due     Exhibit 4 to Registrant's Current
          May 6, 2002.                  Report on Form 8-K dated May 6, 1992.
 4(jj)   --Form of 7 3/8% Note due      Exhibit 4 to Registrant's Current
          August 17, 2002.              Report on Form 8-K dated August 17,
                                        1992.
 4(kk)   --Form of 8.30% Note due       Exhibit 4 to Registrant's Current
          November 1, 2002.             Report on Form 8-K dated May 4, 1992.
 4(ll)   --Form of 6 7/8% Note due      Exhibit 4 to Registrant's Current
          March 1, 2003.                Report on Form 8-K dated March 1,
                                        1993.
 4(mm)   --Form of 7.05% Note due       Exhibit 4 to Registrant's Current
          April 15, 2003.               Report on Form 8-K dated April 15,
                                        1993.
 4(nn)   --Form of 6 1/4% Note due      Exhibit 4 to Registrant's Current
          January 15, 2006.             Report on Form 8-K dated January 20,
                                        1994.
 4(oo)   --Form of 6 3/8% Note due      Exhibit 4 to Registrant's Current
          September 8, 2006.            Report on Form 8-K dated September 8,
                                        1993.
 4(pp)   --Form of 8% Note due June     Exhibit 4 to Registrant's Current
          1, 2007.                      Report on Form 8-K dated June 1, 1992.
 4(qq)   --Form of 7% Note due April    Exhibit 4 to Registrant's Current
          27, 2008.                     Report on Form 8-K dated April 27,
                                        1993.
 4(rr)   --Form of 6 1/4% Note due      Exhibit 4 to Registrant's Current
          October 15, 2008.             Report on Form 8-K dated October 15,
                                        1993.
 4(ss)   --Form of 8.40% Note due       Exhibit 4(z) to Registrant's
          November 1, 2019.             Registration Statement on Form S-3
                                        (No. 33-35456).
 4(tt)   --Form of Fixed Rate Medium-   Exhibit 4(kk) to Registrant's
          Term Note (without            Registration Statement on Form S-3
          redemption provisions).       (No. 33-54218).
 4(uu)   --Form of Fixed Rate Medium-   Exhibit 4(ll) to Registrant's
          Term Note (with redemption    Registration Statement on Form S-3
          provisions).                  (No. 33-54218).
 4(vv)   --Form of Fixed Rate Medium-   Exhibit 4(d) to Registrant's
          Term Note (without            Registration Statement on Form S-3
          redemption provisions,        (No. 33-38879).
          minimum denomination
          $1,000).
 4(ww)   --Form of Fixed Rate Medium-   Exhibit 4(e) to Registrant's
          Term Note (with redemption    Registration Statement on Form S-3
          provisions, minimum           (No. 33-38879).
          denomination $1,000).
 4(xx)   --Form of Fixed Rate Medium-   Exhibit 4(xiii) to Registrant's
          Term Note, Series B.          Quarterly Report on Form 10-Q for the
                                        quarter ended September 24, 1993.
 4(yy)   --Form of Federal Funds Rate   Exhibit 4(oo) to Registrant's
          Medium-Term Note.             Registration Statement on Form S-3
                                        (No. 33-54218).

 EXHIBIT                                       INCORPORATION BY REFERENCE
 NUMBER           DESCRIPTION                     TO FILINGS INDICATED
 -------          -----------                  --------------------------
 4(zz)   --Form of Floating Rate         Exhibit 4(xiv) to Registrant's
          Medium-Term Note, Series B.    Quarterly Report on Form 10-Q for the
                                         quarter ended September 24, 1993.
 4(aaa)  --Form of Commercial Paper      Exhibit 4(qq) to Registrant's
          Rate Medium-Term Note.         Registration Statement on Form S-3
                                         (No. 33-54218).
 4(bbb)  --Form of Commercial Paper      Exhibit 4(i) to Registrant's
          Index Rate Medium-Term Note.   Registration Statement on Form S-3
                                         (File No. 33-38879).
 4(ccc)  --Form of Constant Maturity
          Treasury Rate Indexed
          Medium-Term Note, Series B.
 4(ddd)  --Form of JPY Yield Curve
          Flattening Medium-Term Note,
          Series B.
 4(eee)  --Form of LIBOR Medium-Term     Exhibit 4(pp) to Registrant's
          Note.                          Registration Statement on Form S-3
                                         (No. 33-54218).
 4(fff)  --Form of Multi-Currency
          Medium-Term Note, Series B.
 4(ggg)  --Form of Nine Month            Exhibit 4(ix) to Registrant's
          Renewable Floating Rate        Quarterly Report on Form 10-Q for the
          Medium-Term Note, Series B.    quarter ended September 24, 1993.
 4(hhh)  --Form of Treasury Rate         Exhibit 4(aaa) to Registrant's
          Medium-Term Note.              Registration Statement on Form S-3
                                         (No. 33-54218).
 4(iii)  --Form of Collared LIBOR        Exhibit 4(ww) to Registrant's
          Medium-Term Note due           Registration Statement on Form S-3
          February 14, 2000.             (No. 33-54218).
 4(jjj)  --Form of Inverse Floating      Exhibit 4(vii) to Registrant's
          Rate Medium-Term Note due      Quarterly Report on Form 10-Q for the
          September 15, 1998.            quarter ended September 24, 1993.
 4(kkk)  --Form of Inverse Floating      Exhibit 4(xii) to Registrant's
          Rate Medium-Term Note,         Quarterly Report on Form 10-Q for the
          Series B, due October 19,      quarter ended September 24, 1993.
          1998.
 4(lll)  --Form of Italian Lira
          Principal Linked Medium-Term
          Note, Series B, due February
          3, 1995.
 4(mmm)  --Form of Japanese Yen Swap
          Rate Linked Medium-Term
          Note, Series B.
 4(nnn)  --Form of LIBOR Medium-Term     Exhibit 4(xx) to Registrant's
          Note due August 4, 1997.       Registration Statement on Form S-3
                                         (No. 33-54218).
 4(ooo)  --Form of New Peso-Linked
          Medium-Term Note, Series B,
          due November 10, 1994.
 4(ppp)  --Form of New Peso-Linked
          Medium-Term Note, Series B,
          due February 9, 1995.
 4(qqq)  --Form of One-year Canadian     Exhibit 4(iv) to Registrant's
          Dollar Duration Enhanced       Quarterly Report on Form 10-Q for the
          Medium-Term Note with CAD      quarter ended September 24, 1993.
          Exposure on Gain/Loss due
          August 26, 1994.
 4(rrr)  --Form of Three Year Japanese   Exhibit 4(xv) to Registrant's
          Yen Duration Enhanced          Quarterly Report on Form 10-Q for the
          Medium-Term Note, Series B,    quarter ended September 24, 1993.
          with JPY Exposure on
          Gain/Loss due
          November 1, 1996.

 EXHIBIT                                      INCORPORATION BY REFERENCE
 NUMBER           DESCRIPTION                    TO FILINGS INDICATED
 -------          -----------                 --------------------------
 4(sss)  --Form of Weekly Average       Exhibit 4(x) to Registrant's Quarterly
          Federal Funds Rate Medium-    Report on Form 10-Q for the quarter
          Term Note due April 4,        ended March 26, 1993.
          1994.
 4(ttt)  --Form of Weekly Average       Exhibit 4(eee) to Amendment No. 1 to
          Federal Funds Rate Medium-    Registrant's Registration Statement on
          Term Note due April 27,       Form S-3 (No.33-54218).
          1994.
 4(uuu)  --Form of Weekly Average       Exhibit 4(fff) to Amendment No. 1 to
          Federal Funds Rate Medium-    Registrant's Registration Statement on
          Term Note due April 28,       Form S-3 (No. 33-54218).
          1994.
 4(vvv)  --Form of Step-Up Medium-      Exhibit 4(ggg) to Amendment No. 1 to
          Term Note due May 20, 2008.   Registrant's Registration Statement on
                                        Form S-3 (No. 33-54218).
 4(www)  --Form of Swap Spread Linked   Exhibit 4(hhh) to Amendment No. 1 to
          Medium-Term Note due May      Registrant's Registration Statement on
          20, 1998.                     Form S-3 (No. 33-54218).
 4(xxx)  --Form of Treasury Rate        Exhibit 4(iii) to Amendment No. 1 to
          Medium-Term Note due May      Registrant's Registration Statement on
          27, 1994.                     Form S-3 (No. 33-54218).
 4(yyy)  --Form of Warrant Agreement,   Exhibit 4(aa) to Registrant's
          including form of Warrant     Registration Statement on Form S-3
          Certificate.                  (No. 33-35456).
 4(zzz)  --Form of Currency             Exhibit 4 to Registrant's Registration
          [Put/Call] Warrant            Statement on Form S-3 (No. 33-17965).
          Agreement, including form
          of Global Currency Warrant
          Certificate.
 4(aaaa) --Form of Index Warrant        Exhibit 4(lll) to Amendment No. 1 to
          Agreement, including form     Registrant's Registration Statement on
          of Global Index Warrant       Form S-3 (No. 33-54218).
          Certificate.
 4(bbbb) --Form of Index Warrant        Exhibit 4(mmm) to Amendment No. 1 to
          Trust Indenture, including    Registrant's Registration Statement on
          form of Global Index          Form S-3 (No. 33-54218).
          Warrant Certificate.
 4(cccc) --Form of Currency Warrant     Exhibit 4 to Registrant's Current
          Agreement, including form     Report on Form 8-K dated September 23,
          of Global Currency Warrant    1993.
          Certificate, relating to
          U.S. Dollar/Deutsche Mark
          Put Currency Warrants,
          Expiring March 15, 1995.
 4(dddd) --Form of Index Warrant        Exhibit 4 to Registrant's Current
          Agreement, including form     Report on Form 8-K dated February 3,
          of Global Index Warrant       1994.
          Certificate, relating to
          Constant Maturity U.S.
          Treasury Yield Increase
          Warrants, Expiring August
          25, 1995.
 4(eeee) --Form of Index Warrant        Exhibit 4 to Registrant's Current
          Agreement, including form     Report on Form 8-K dated December 27,
          of Global Index Warrant       1993.
          Certificate, relating to
          AMEX Hong Kong 30 Index
          Call Warrants with Optional
          Reset, Expiring December
          15, 1995.
 5       --Opinion of Brown & Wood.

 EXHIBIT                                     INCORPORATION BY REFERENCE
 NUMBER          DESCRIPTION                    TO FILINGS INDICATED
 -------         -----------                 --------------------------
 12      --Computation of Ratio of
          Earnings to Fixed Charges.
 15      --Letter of Deloitte &
          Touche regarding unaudited
          interim financial
          information.
 23(a)   --Consent of Brown & Wood
          (included as part of
          Exhibit 5).
 23(b)   --Consent of Deloitte &
          Touche.
 24      --Power of Attorney
          (included on page II-9).
 25(a)   --Form T-1 Statement of
          Eligibility and
          Qualification under the
          Trust Indenture Act of
          1939 of Chemical Bank.
 25(b)   --Form T-1 Statement of
          Eligibility and
          Qualification under the
          Trust Indenture Act of
          1939 of The Chase
          Manhattan Bank, N.A.
 99(a)   --Opinion of Deloitte &
          Touche with respect to
          certain financial data
          appearing in the
          Registration Statement.
 99(b)   --Opinion of Deloitte &       Exhibit 28 to Registrant's Annual
          Touche with respect to       Report on Form 10-K for the year ended
          certain summary financial    December 25, 1992 (File No. 1-7182).
          information and selected
          financial data
          incorporated by reference
          in the Registration
          Statement.
 99(c)   --Opinion of Deloitte &       Exhibit 99(a) to Registrant's Current
          Touche with respect to       Report on Form 8-K dated March 9,
          selected financial data      1994.
          incorporated by reference
          in the Registration
          Statement.